COLLER PRIVATE CREDIT SECONDARIES
(CollerCredit)

Class I Shares

Class S Shares

Class D Shares

July 1, 2025

Coller Private Credit Secondaries (the “Fund” or “CollerCredit”) is a newly organized Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company with no operating history. Coller Private Market Secondaries Advisors, LLC serves as the Fund’s investment adviser (the “Adviser”) and is responsible for making investment decisions for the Fund’s portfolio.

The Fund’s investment objective is to provide long-term investment returns.

In pursuing its investment objective, the Fund intends to invest primarily in an actively managed portfolio of credit assets. These assets include direct or indirect investments in privately issued instruments related to debt, such as loans, bonds, and debt-related securities (including preferred equity securities). The portfolio may also contain structured credit and equity products, including any debt or equity tranche of collateralized loans, bonds, or other obligations. Additionally, the Fund may invest in equity related to debt, such as warrants or equity tied to a debt instrument (e.g., as compensation alongside interest) or equity resulting from debt (e.g., post-restructuring equity or warrant positions). These investments will focus on (i) senior and subordinated credit strategies or assets, and (ii) performing, opportunistic, distressed, or other special situations related strategies or assets.

The Fund’s investment exposure to credit assets is implemented through a variety of investment types that include: (i) investments in existing or newly formed private funds managed by unaffiliated asset managers (“Portfolio Funds”); (ii) investments in credit assets issued by private companies (“Direct Investments”); and (iii) investments alongside Portfolio Funds in credit assets issued by private companies (“Co-Investments” and, collectively with Portfolio Funds and Direct Investments, “Private Credit Investments”). The Fund’s investments will primarily be acquired through transactions which are privately negotiated with the sponsors of existing Private Credit Investments (i.e., private credit investments acquired from the existing investors of a Portfolio Fund that is restructured by its general partner so that interests in the underlying portfolio can be offered through a new “continuation vehicle,” or (ii) limited partners of a Portfolio Fund that initiate the sale of their stake in the Portfolio Fund, generally to meet liquidity needs or for portfolio rebalancing), either directly from such third-parties or indirectly through special purpose vehicles (“SPVs”) (such transactions, “Secondary Transactions”). The Fund may also make primary commitments to, or investments in, newly formed Private Credit Investments either directly or indirectly through co-investment or SPVs (“Primary Commitments”).

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To manage the liquidity of its investment portfolio, the Fund also invests a portion of its assets in a portfolio of short-term debt securities, money market instruments, cash and/or cash equivalents (“Liquid Assets”).

This prospectus (the “Prospectus”) applies to the offering of three separate classes of common shares of beneficial interest in the Fund (the “Shares”) designated as Class I, Class S and Class D Shares. The Shares will generally be offered on the first Business Day of each month at the net asset value (“NAV”) per Share on that day. For purposes of this Prospectus, a “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York are required by law to be closed. No person who is admitted as a shareholder of the Fund (a “Shareholder”) will have the right to require the Fund to redeem its Shares.

	Per Class I Share	Per Class S Share	Per Class D Share	Total
Public Offering Price(1)	Current NAV	Current NAV	Current NAV	Amount invested at NAV
Sales Load(2)	None	None	None
Proceeds to the Fund	Current NAV	Current NAV	Current NAV	Amount invested at NAV

(1)	Class I Shares, Class S Shares and Class D Shares are or will be continuously offered at a price per share equal to the NAV per share for such class. Each share class will initially be offered at $5 per share. Generally, the stated minimum investment by an investor in the Fund is $1,000,000 with respect to Class I Shares, and $50,000 with respect to Class S Shares and Class D Shares. The minimum additional investment in the Fund is $10,000. The Fund may, in its sole discretion, waive these minimums. Investors subscribing through a given broker/dealer or registered investment adviser may have shares aggregated to meet these minimums, so long as initial investments in the Fund are not less than $1,000,000 with respect to Class I Shares and $50,000 with respect to Class S Shares and Class D Shares, as applicable, and incremental contributions are not less than $10,000.

(2)	No upfront sales load will be paid with respect to Class I Shares, Class S Shares or Class D Shares, however, if you buy Class S Shares or Class D Shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided financial intermediaries limit such charges to a 3.50% cap on NAV for Class S Shares and a 3.50% cap on NAV for Class D Shares. Financial intermediaries will not charge such fees on Class I Shares. Your financial intermediary may impose additional charges when you purchase Shares of the Fund. Please consult your financial intermediary for additional information.

The Adviser has received an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”) that permits the Fund to offer multiple classes of shares. The Fund will offer three separate classes of Shares designated as Class I, Class S and Class D Shares. Each class of Shares is subject to different fees and expenses. The Fund may offer additional classes of Shares in the future.

Simultaneously with the Fund beginning to accept offers to purchase Shares (“Commencement of Operations”), it is intended that C-SCOF Seed Vehicle, L.P. (the “Predecessor Fund”) will reorganize with and transfer substantially all of its assets and liabilities to the Fund (the “Proposed Reorganization”). The Predecessor Fund maintains an investment objective, strategies and investment policies, guidelines and restrictions that are, in all material respects, equivalent to those of the Fund. The Predecessor Fund’s investments, if any, at the time of the Proposed Reorganization will be appropriate for investment by the Fund in light of the Fund’s investment objectives and policies. The Predecessor Fund’s investment adviser is Coller Investment Management Limited, an affiliate of the Adviser.

The Proposed Reorganization is subject to approval by the Fund’s Board of Trustees (the “Board”) and the Predecessor Fund’s general partner. In considering whether to approve the Proposed Reorganization, the Board will consider whether participation in the Proposed Reorganization is in the best interests of the Fund’s existing Shareholders and whether the interests of the Fund’s existing Shareholders will be diluted as a result of the Proposed Reorganization. There is no guarantee that the Proposed Reorganization will be approved or consummated. In the event the Proposed Reorganization is not consummated, the Fund will invest the proceeds from the sale of Shares in accordance with its investment objective and strategies.

An investment in the Fund is speculative with a substantial risk of loss. The Fund and the Adviser do not guarantee any level of return or risk on investments and there can be no assurance that the Fund’s investment objective will be achieved. You should carefully consider these risks together with all of the other information contained in this Prospectus before making a decision to invest in the Fund.

●	The Fund has no operating history.

●	Shares are not listed on any securities exchange, and it is not anticipated that a secondary market for Shares will develop. Shares are subject to limitations on transferability, and liquidity will be provided only through limited repurchase offers. Although the Fund may offer to repurchase Shares from time to time, Shares will not be redeemable at an investor’s option nor will they be exchangeable for shares of any other fund. As a result, an investor may not be able to sell or otherwise liquidate his or her Shares. The Adviser intends to recommend that, in normal market circumstances, the Fund’s Board conducts quarterly repurchase offers of no more than 5% of the Fund’s net assets.

●	The Adviser is entitled to receive incentive compensation on income regardless of any capital losses. In such case, the Fund may be required to pay the Adviser incentive compensation for a fiscal quarter even if there is a decline in the value of the Fund’s portfolio or if the Fund incurs a net loss for that quarter. The Incentive Fee (defined below) payable by the Fund to the Adviser may create an incentive for the Adviser to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement.

●	An investment in the Fund is not suitable for investors who may need the money they invested in a specified timeframe. The frequency and timing of any repurchase offers are subject to the discretion of the Fund’s Board. There can be no assurance that the Fund will conduct repurchase offers in any particular period and Shareholders may be unable to tender Shares for repurchase for an indefinite period of time. See “Transfer of Shares” and “Repurchase of Shares” below.

●	Shares are speculative and involve a high degree of risk, including the risks associated with leverage. See “Risks of Investing in Private Credit Investments” and “Other Investment Risks” below.

●	Shares are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Fund’s Amended and Restated Declaration and Agreement of Trust (the “Declaration of Trust”). See “Transfer Restrictions” below.

●	The amount of distributions that the Fund may pay, if any, is uncertain.

●	The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as offering proceeds, borrowings, and amounts from the Fund’s affiliates that are subject to repayment by investors.

●	The Fund’s distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment. Any capital returned to Shareholders through distributions will be distributed after payment of fees and expenses.

●	A return of capital to Shareholders is a return of a portion of their original investment in the Fund, thereby reducing the tax basis of their investment. As a result from such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of Shares, even if such Shares are sold at a loss relative to the Shareholder’s original investment.

You should rely only on the information contained in this Prospectus and the Fund’s Statement of Additional Information. The Fund has not authorized anyone to provide you with different information. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date shown below. Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this Prospectus, which concisely sets forth information about the Fund, before deciding whether to invest in the Shares and retain it for future reference. A Statement of Additional Information (the “SAI”), dated July 1, 2025, containing additional information about the Fund, has been filed with the SEC and, as amended from time to time, is incorporated by reference in its entirety into this Prospectus. You may request a free copy of the SAI, as well as free copies of the Fund’s Annual and Semi-Annual Reports to Shareholders (“Shareholder Reports”), when available, and other information about the Fund by calling (212) 644-8500, by writing to the Fund at 950 Third Avenue New York, New York 10022 or CC.PrivateWealth@CollerCapital.com, or by visiting www.pwss.collercapital.com. You can get the same information for free from the SEC’s website, https://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

As permitted by regulations adopted by the SEC, paper copies of the Fund’s Shareholder Reports (when available) will not be sent by mail, unless you specifically request paper copies of the Shareholder Reports from the Fund or from your financial intermediary, such as a broker-dealer or a bank. Instead, the Shareholder Reports will be made available on the Fund’s website, free of charge, at www.pwss.collercapital.com, and you will be notified by mail each time a Shareholder Report is posted and provided with a website link to access the Shareholder Report. You may elect to receive Shareholder Reports and other communications from the Fund electronically anytime by contacting your financial intermediary.

You should not construe the contents of this Prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.

This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, a security in any jurisdiction or to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction.

The Fund’s Shares do not represent a deposit or an obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

Paralel Distributors LLC (the “Distributor”) acts as principal underwriter for the Fund’s Shares and serves in that capacity on a reasonable best efforts basis, subject to various conditions. The principal business address of the Distributor is 1700 Broadway, Suite 1850, Denver, CO.

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Summary of Offering Terms

The following information is only a summary and does not contain all of the information that you should consider before investing in Coller Private Credit Secondaries (the “Fund”). You should carefully read the more detailed information appearing elsewhere in this Prospectus, the Statement of Additional Information (the “SAI”) and the Amended and Restated Declaration and Agreement of Trust of the Fund (the “Declaration of Trust”).

The Fund	The Fund is a newly organized Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company with no operating history.

The Fund has received an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”) that permits the Fund to offer multiple classes of common shares of beneficial interest (the “Shares”). The Fund will offer three separate classes of Shares designated as Class I, Class S and Class D Shares. Each class of Shares is subject to different fees and expenses. The Fund may offer additional classes of Shares in the future.

The business operations of the Fund are managed and supervised under the direction of the Fund’s Board of Trustees (the “Board”), subject to the laws of the State of Delaware and the Fund’s Declaration of Trust. The Board is comprised of five trustees, a majority of whom are not “interested persons” (as defined in the 1940 Act) of the Fund (“Independent Trustees”). The Board has overall responsibility for the management and supervision of the business operations of the Fund.

Simultaneously with the Fund beginning to accept offers to purchase Shares (“Commencement of Operations”), it is intended that the Fund Seed Fund, L.P. (the “Predecessor Fund”) will reorganize with and transfer substantially all of its assets and liabilities to the Fund (the “Proposed Reorganization”). The Predecessor Fund maintains an investment objective, strategies and investment policies, guidelines and restrictions that are, in all material respects, equivalent to those of the Fund. The Predecessor Fund’s investments, if any, at the time of the Proposed Reorganization will be appropriate for investment by the Fund in light of the Fund’s investment objectives and policies. The Predecessor Fund’s investment adviser is Coller Investment Management Limited, an affiliate of the Adviser.

The Proposed Reorganization is subject to approval by the Board and the Predecessor Fund’s general partner. In considering whether to approve the Proposed Reorganization, the Board will consider whether participation in the Proposed Reorganization is in the best interests of the Fund’s existing Shareholders and whether the interests of the Fund’s existing Shareholders will be diluted as a result of the Proposed Reorganization. There is no guarantee that the Proposed Reorganization will be approved or consummated. In the event the Proposed Reorganization is not consummated, the Fund will invest the proceeds from the sale of Shares in accordance with its investment objective and strategies.

The Investment Adviser	Coller Private Market Secondaries Advisors, LLC (the “Adviser”), an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), serves as the Fund’s investment adviser. The Adviser is an indirect, wholly owned subsidiary of CICAP Limited, a private limited company registered in England and Wales (“CICAP” and, together with its direct and indirect subsidiaries, “Coller Capital”). The Adviser intends to leverage Coller Capital’s global investment platform in its capacity as investment adviser for the Fund, including its broad-based origination, investment expertise and long-standing counterparty relationships.

Investment Objective and Strategy	The Fund’s investment objective is to provide long-term investment returns.

In pursuing its investment objective, the Fund intends to invest primarily in an actively managed portfolio of credit assets. These assets include direct or indirect investments in privately issued instruments related to debt, such as loans, bonds, and debt-related securities (including preferred equity securities). The portfolio may also contain structured credit and equity products, including any debt or equity tranche of collateralized loans, bonds, or other obligations. Additionally, the Fund may invest in equity related to debt, such as warrants or equity tied to a debt instrument (e.g., as compensation alongside interest) or equity resulting from debt (e.g., post-restructuring equity or warrant positions). These investments will focus on (i) senior and subordinated credit strategies or assets, and (ii) performing, opportunistic, distressed, or other special situations related strategies or assets.

The Fund’s investment exposure to credit assets is implemented through a variety of investment types that include: (i) investments in existing or newly formed private funds managed by unaffiliated asset managers (“Portfolio Funds”); (ii) investments in credit assets issued by private companies (“Direct Investments”); and (iii) investments alongside Portfolio Funds in credit assets issued by private companies (“Co-Investments” and, collectively with Portfolio Funds and Direct Investments, “Private Credit Investments”).

The Fund’s investments will primarily be acquired through transactions which are privately negotiated with the sponsors of, or investors in, existing Private Credit Investments (i.e., private credit investments acquired from the existing investors of a Portfolio Fund that is restructured by its general partner so that interests in the underlying portfolio can be offered through a new “continuation vehicle,” or (ii) limited partners of a Portfolio Fund that initiate the sale of their stake in the Portfolio Fund, generally to meet liquidity needs or for portfolio rebalancing), either directly from such third-parties or indirectly through special purpose vehicles (“SPVs”) (such transactions, “Secondary Transactions”).

The process by which the Fund will acquire investments in Secondary Transactions indirectly using SPVs generally will mirror the process by which the Fund will directly invest in Private Credit Investments, defined below, through the Secondary Transactions. The SPVs serve as vehicles or mediums for holding these investments, and these SPVs generally will be wholly-owned by the Fund. The ultimate ownership and economic interest in the underlying Private Credit Investments will remain with the Fund, and any transfer restrictions or procedures will be outlined in the agreements governing both the SPVs and the underlying Private Credit Investments.

Under normal circumstances, the Fund aims to achieve its investment objective by investing at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in Private Credit Investments acquired through Secondary Transactions. This policy may be changed by the Fund’s Board, upon 60 days’ prior written notice to shareholders of the Fund (“Shareholders”). This test is applied at the time of investment; later percentage changes caused by a change in the value of the Fund’s assets, including as a result in the change in the value of the Fund’s investments or due to the issuance or repurchase of Shares, will not require the Fund to dispose of an investment.

The Fund intends to provide Shareholders with exposure to Private Credit Investments that would otherwise be available only to professional, institutional or other investors with access to private funds. In pursuing its investment objective, the Fund seeks to invests in a portfolio of Private Credit Investments that vary by characteristics such as geography, manager, vintage year, and industry sector. Depending on the specific nature of an investment opportunity, the Adviser may utilize a combination of top-down and bottom-up due diligence processes to evaluate each investment, including, but not limited to, portfolio information, fund and asset reporting of the sponsor, conversations with the sponsor, historical track record evaluation, peer and investor references, relevant third party information including on financial markets, companies and industries, information available across Coller Capital’s platform and other quantitative and qualitative analyses, as available.

The Adviser manages the Fund’s asset allocation and investment decisions with a view toward managing liquidity and maintaining a high level of investment in private markets. The Fund’s asset allocation and number of Private Credit Investments may be based, in part, on anticipated future capital calls and distributions from Private Credit Investments. The Adviser may also take other anticipated cash flows into account, such as those relating to new subscriptions into the Fund, the repurchase of Shares through periodic tenders by Shareholders and any distributions made to Shareholders. To forecast portfolio cash flows, the Adviser utilizes quantitative and qualitative factors, including historical private credit data, actual portfolio observations and qualitative forecasts by the Adviser.

The Fund will invest in debt issued by private companies, which may be rated, or otherwise be considered to exhibit credit risk characteristics, at the time of investment, below investment grade quality (rated Ba/BB or below, or judged to be of comparable quality by the Adviser), an example of which are debt securities commonly referred to as “high yield” or “junk” bonds, and which are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due.

To manage the liquidity of its investment portfolio, the Fund may also invest a portion of its assets in a portfolio of short-term debt securities, money market instruments, cash and/or cash equivalents (“Liquid Assets”). To enhance the Fund’s liquidity, particularly in times of possible net outflows through the repurchase of Shares by periodic tender offers to Shareholders, the Fund may sell certain of its assets. The Fund seeks to hold an amount of Liquid Assets and other liquid investments consistent with prudent liquidity management. During normal market conditions, it is generally not expected that the Fund will hold more than 20% of its net assets in Liquid Assets for extended periods of time. For temporary defensive purposes, liquidity management or in connection with implementing changes in the asset allocation, the Fund may hold a substantially higher amount of Liquid Assets and other liquid investments.

The Fund is permitted to borrow money or issue debt securities in an amount up to 33 1/3% of its total assets in accordance with the 1940 Act. The Fund may establish a credit line to borrow money for a range of purposes, including, but not limited to, the provision of liquidity for capital calls by Portfolio Funds, Direct Investments and Co-Investments, to satisfy tender requests, to manage timing issues in connection with the inflows of additional capital, to cover future capital calls from Private Credit Investments and to otherwise satisfy Fund obligations and manage liquidity with regards to dividend distributions and repurchases. There is no assurance, however, that the Fund will be able to enter into a credit line or that it will be able to repay in a timely fashion any borrowings under such credit line, which may result in the Fund incurring leverage on its Private Credit Investments from time to time.

The Fund may have exposure to companies and funds that are organized or headquartered or have substantial sales or operations outside of the United States, its territories, and possessions, including emerging market countries. The Fund may make investments directly or indirectly through one or more wholly owned subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries”). The Fund may form a Subsidiary in order to pursue its investment objective and strategies in a potentially tax-efficient manner or for the purpose of facilitating its use of permitted borrowings. Except as otherwise provided, references to the Fund’s investments will also refer to any Subsidiary’s investments.

The Fund’s asset allocation and amount of Private Credit Investments may be based, in part, on anticipated future capital calls and distributions from such investments. This may result in the Fund making commitments to Private Credit Investments in an aggregate amount that exceeds the total amounts invested by Shareholders in the Fund at the time of such commitment (i.e., to “over-commit”). To the extent that the Fund engages in an “over-commitment” strategy, the risk associated with the Fund defaulting on a commitment to a Portfolio Fund will increase.

There can be no assurance that the Fund will be able to implement its investment strategy or achieve its investment objectives.

Principal Risk Factors	The following are certain principal risk factors that relate to the operations and terms of the Fund. These considerations should be carefully evaluated before determining whether to invest in the Fund. The Fund’s investment program is speculative and entails substantial risks. In considering participation in the Fund, prospective investors should be aware of certain principal risk factors, including the following:

General Risks of Investing in the Fund

General Investment Risks. There is no assurance that the investments held by the Fund will be profitable, that there will be proceeds from such investments available for distribution to Shareholders, or that the Fund will achieve its investment objective. An investment in the Fund is speculative and involves a high degree of risk.

Market and Economic Risk. Investments made by the Fund may be materially affected by economic and other events that affect markets generally, as well as those that affect particular regions, countries, industries, companies or governments. These events may be sudden and unexpected and could adversely affect the liquidity of the Fund’s investments, which may in turn impact valuation, the Fund’s ability to sell securities, its ability to make new investments and/or its ability to meet repurchases. The risks associated with these developments may be magnified if certain social, political, economic and other conditions and events (such as war, natural disasters, epidemics and pandemics, terrorism, conflicts, social unrest, recessions, inflation, rapid interest rate changes and supply chain disruptions) adversely interrupt the global economy and financial markets. It is difficult to predict when events affecting the U.S. or global financial markets may occur, the effects that such events may have and the duration of those effects (which may last for extended periods). These events may negatively impact broad segments of businesses and populations and have a significant and rapid negative impact on the performance of the Fund’s investments, adversely affect and increase the volatility of the Fund’s Share price and exacerbate pre-existing risks to the Fund.

Lack of Operating History. The Fund is a newly organized, non-diversified, closed-end management investment company with no operating history. While members of the Adviser’s investment personnel who will be active in managing the Fund’s investments have substantial experience in Private Credit Investments, the Fund was recently formed, does not yet have any operating history and has not made any investments.

Conflicts of Interests. An investment in the Fund is subject to a number of actual or potential conflicts of interests. For example, the Adviser faces conflicts of interests when balancing its responsibility to act in the best interests of the Fund, on the one hand, and any benefit, monetary or otherwise, that could result to it or its affiliates from the operation of the Fund, on the other hand. For example, the Adviser may render in the future services to others, including by performing a variety of functions unrelated to the management of the Fund and the selection, acquisition, management and disposition of the Fund’s investments. The officers and employees of the Adviser are not required to devote all or any specific portion of their working time to the affairs of the Fund and actual or potential conflicts of interest arise in allocating management time, services or functions among such clients, including clients that may have the same or similar type of investment strategy as the Fund’s. The Adviser and/or its affiliates also face conflicts of interests in their service as investment adviser to other clients, and, from time to time, make investment decisions that differ from and/or negatively impact those made by the Adviser on behalf of the Fund. In addition, affiliates of the Adviser provide a broad range of services and products to their clients. In certain circumstances, by providing services and products to their clients, these affiliates’ activities will disadvantage or restrict the Fund and/or benefit these affiliates and may result in the Fund forgoing certain investments that it would otherwise make. The Adviser may also acquire material non-public information which would negatively affect the Adviser’s ability to transact in securities for the Fund.

In addition, the Adviser has received an exemptive order from the SEC that permits the Fund to co-invest alongside certain affiliates of the Adviser and certain public or private funds managed by the Adviser and its affiliates in privately negotiated transactions, subject to certain terms and conditions. These co-investment transactions may give rise to conflicts of interests or perceived conflicts of interests among the Fund and the participating affiliates. See “Conflicts of Interests” below.

Management Risk. The Fund is subject to management risk because it is an actively managed investment portfolio. The Adviser will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results. The Fund may be subject to a relatively high level of management risk because the Fund invests in Private Credit Investments. The Fund’s allocation of its investments across Portfolio Funds, Direct Investments, Co-Investments and other Private Credit Investments representing various strategies, geographic regions, asset classes and sectors may vary significantly over time based on the Adviser’s analysis and judgment. It is possible that the Fund will focus on an investment that performs poorly or underperforms other investments under various market conditions.

Dependence on the Adviser and Key Personnel. The Fund does not and will not have any internal management capacity or employees and depends on the experience, diligence, skill and network of business contacts of the investment professionals the Adviser and its affiliates currently employ, or may subsequently retain, to identify, evaluate, negotiate, structure, close, monitor and manage the Fund’s investments. In addition, the Fund cannot assure investors that the Adviser will remain the Fund’s investment adviser. The Fund may not be able to find a suitable replacement within that time, resulting in a disruption in its operations that could adversely affect its financial condition, business and results of operations. This could have a material adverse effect on the Fund’s financial conditions, results of operations and cash flow.

Closed-End Fund Structure; Liquidity Limited to Periodic Repurchases of Shares. An investment in the Fund, unlike an investment in a traditional listed closed-end fund, should be considered illiquid. The Shares are appropriate only for investors who are comfortable with investment in less liquid or illiquid portfolio investments within an illiquid fund. Unlike open-end funds (commonly known as mutual funds), which generally permit redemptions on a daily basis, the Shares will not be redeemable at a Shareholder’s option. Unlike stocks of listed closed-end funds, the Shares are not listed, and are not expected to be listed, for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future.

Risks Related to Repurchases of Shares. Although the Board may, in its sole discretion, cause the Fund to offer to repurchase outstanding Shares at their net asset value (“NAV”) and the Adviser intends to recommend that, in normal market circumstances, the Board conduct quarterly repurchase offers of no more than 5% of the Fund’s net assets, there can be no assurance that the Fund will conduct repurchase offers in any particular period and Shareholders may be unable to tender Shares for repurchase for an indefinite period of time. Offers for repurchases of Shares, if any, may be suspended, postponed or terminated by the Board under certain circumstances.

It is possible that the Fund may be unable to repurchase all of the Shares that a Shareholder tenders due to the illiquidity of the Fund’s investments or if the Shareholders request the Fund to repurchase more Shares than the Fund is then offering to repurchase. In addition, substantial requests for the Fund to repurchase Shares could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Shares.

There will be a substantial period of time between the date as of which Shareholders must submit a request to have their Shares repurchased and the date they can expect to receive payment for their Shares from the Fund. Shareholders whose Shares are accepted for repurchase bear the risk that the Fund’s NAV may fluctuate significantly between the time that they submit their repurchase requests and the date as of which such Shares are valued for purposes of such repurchase. Shareholders will have to decide whether to request that the Fund repurchase their Shares without the benefit of having current information regarding the value of Shares on a date proximate to the date on which Shares are valued by the Fund for purposes of effecting such repurchases. See “Repurchase of Shares.”

Distributions in Kind. The Fund generally expects to distribute cash to the holder of Shares that are repurchased in satisfaction of such repurchase. See “Repurchases of Shares—Periodic Repurchases.” However, there can be no assurance that the Fund will have sufficient cash to pay for Shares that are being repurchased or that it will be able to liquidate investments at favorable prices to pay for repurchased Shares. The Fund has the right to distribute securities as payment for repurchased Shares in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund. In the event that the Fund makes such a distribution of securities, there can be no assurance that any Shareholder would be able to readily dispose of such securities or dispose of them at the value determined by the Adviser.

Confidential Information. The Fund will likely have access to or acquire confidential or material non-public information relating to its investments. The Fund will likely limit the information reported to its investors with respect to such investments.

Restrictions on Transfers. Transfers of Shares may be made only by operation of law pursuant to the death, divorce, insolvency, bankruptcy, or adjudicated incompetence of the Shareholder or with the prior written consent of the Board, which may be withheld in the Board’s sole discretion. Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability.

Non-Diversified Status. The Fund is a “non-diversified” investment company for purposes of the 1940 Act, which means it is not subject to percentage limitations under the 1940 Act on assets that may be invested in the securities of any one issuer. Having a larger percentage of assets in a smaller number of issuers makes a non-diversified fund, like the Fund, more susceptible to the risk that one single event or occurrence can have a significant adverse impact upon the Fund.

Valuation Risk. The Fund is subject to valuation risk, which is the risk that one or more of the securities in which the Fund invests are valued at prices that the Fund is unable to obtain upon sale due to factors such as incomplete data, market instability, human error, or, with respect to securities for which there are no readily available market quotations, the inherent difficulty in determining the fair value of certain types of investments. The Adviser may, but is not required to, use an independent pricing service or prices provided by dealers to value securities at their market value. Because the secondary markets for certain investments may be limited, such instruments may be difficult to value.

A substantial portion of the Fund’s assets are expected to consist of Portfolio Funds, Direct Investments and Co-Investments for which there are no readily available market quotations. The information available in the marketplace for such companies, their securities and the status of their businesses and financial conditions is often extremely limited, outdated and difficult to confirm. Such securities are valued by the Fund at fair value as determined pursuant to policies and procedures approved by the Board.

The value at which the Fund’s investments can be liquidated may differ, sometimes significantly, from the valuations assigned by the Fund. In addition, the timing of liquidations may also affect the values obtained on liquidation. The Fund will invest a significant amount of its assets in Private Credit Investments for which no public market exists. There can be no guarantee that the Fund’s investments could ultimately be realized at the Fund’s valuation of such investments.

The Fund’s NAV is a critical component in several operational matters including computation of the Advisory Fee (as defined below) and the ongoing distribution and shareholder servicing fee (the “Distribution and Servicing Fee”), and determination of the price at which the Shares will be offered and at which a repurchase offer will be made. Consequently, variance in the valuation of the Fund’s investments will impact, positively or negatively, the fees and expenses Shareholders will pay, the price a Shareholder will receive in connection with a repurchase offer and the number of Shares an investor will receive upon investing in the Fund.

Amounts and Frequency of Distributions. The Fund expects to pay distributions out of assets legally available for distribution from time to time, at the sole discretion of the Board, and otherwise in a manner to comply with the distribution requirements necessary for the Fund to qualify to be treated as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). See “Distributions.” Nevertheless, the Fund cannot assure Shareholders that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or year-to-year increases in cash distributions. All distributions will depend on the Fund’s earnings, its net investment income, its financial condition, and such other factors as the Board may deem relevant from time to time.

Access to Investor Data. The Adviser, the auditors, the custodian and the other service providers to the Fund may receive and have access to personal data relating to Shareholders, including information contained in a prospective investor’s subscription documents and arising from a Shareholder’s business relationship with the Fund and/or the Adviser. Such information may be stored, modified, processed or used in any other way, subject to applicable laws, by the Adviser and by the Fund’s other service providers and their agents, delegates, sub-delegates and certain third parties in any country in which such person conducts business. Subject to applicable law, Shareholders may have rights in respect of their personal data, including a right to access and rectification of their personal data and may in some circumstances have a right to object to the processing of their personal data.

Allocation of Investment Opportunities. The Adviser and its affiliates are investment advisers to various clients for whom they make Private Credit Investments of the same type as the Fund. The Adviser and its affiliates also may agree to act as investment adviser to additional clients that make Private Credit Investments of the same type as the Fund. In addition, the Adviser will be permitted to organize other pooled investment vehicles with principal investment objectives similar to, or different from, those of the Fund. It is possible that a particular investment opportunity would be a suitable investment for the Fund and such clients or pooled investment vehicles. See “Conflicts of Interests” below.

Incentive Fee Risk. The Adviser is entitled to receive incentive compensation on income regardless of any capital losses. In such case, the Fund may be required to pay the Adviser incentive compensation for a fiscal quarter even if there is a decline in the value of the Fund’s portfolio or if the Fund incurs a net loss for that quarter. The Incentive Fee (defined below) payable by the Fund to the Adviser may create an incentive for the Adviser to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the Incentive Fee payable to the Adviser is determined may encourage the Adviser to use leverage to increase the return on the Fund’s investments.

Risks of Investing in Private Credit Investments

Risks of Private Credit Strategies. The Fund’s investment portfolio will include Portfolio Funds, Direct Investments and Co-Investments, which will hold securities issued primarily by private companies. Operating results for private companies in a specified period may be difficult to determine. Such investments involve a high degree of business and financial risk that can result in substantial losses.

Risks Associated with Private Credit Investments The Fund may invest in debt securities and other yield-oriented investments issued by private companies acquired in privately negotiated transactions and/or in connection with a restructuring transaction. Private credit strategies involve a variety of debt investing, which is subject to a high degree of financial risk. Private credit investments may be adversely affected by tax, legislative, regulatory, credit, political or government changes, interest rate increases and the financial conditions of issuers, which may pose significant credit risks (i.e., the risk that an issuer of a security will fail to pay principal and interest in a timely manner, reducing the associated total return) that result in issuer default.

Credit Risk. Credit risk is the risk that one or more fixed-income securities in the Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer of the security experiences a decline in its financial status. Credit risk is increased when a portfolio security is downgraded or the perceived creditworthiness of the issuer deteriorates. To the extent the Fund invests in below investment grade securities, it will be exposed to a greater amount of credit risk than a fund that only invests in investment grade securities. In addition, to the extent the Fund uses credit derivatives, such use will expose it to additional risk in the event that the bonds underlying the derivatives default. The degree of credit risk depends on the issuer’s financial condition and on the terms of the securities.

Risks Associated with Direct Investments in Private Companies. Private companies are generally not subject to reporting requirements of the SEC or other securities regulators, are not required to maintain their accounting records in accordance with generally accepted accounting principles, and are not required to maintain effective internal controls over financial reporting. As a result, there is risk that the Fund may invest on the basis of incomplete or inaccurate information, which may adversely affect the Fund’s investment performance. Private companies in which the Fund may invest, including Direct Investments, also may have limited financial resources, shorter operating histories, more asset concentration risk, narrower product lines and smaller market shares than larger businesses, which tend to render such private companies more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. These companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. In addition, investments in private companies, including Direct Investments, generally are through restricted securities that are not traded in public markets and subject to substantial holding periods. There can be no assurance that the Fund will be able to realize the value of such investments in a timely manner.

Competition for Access to Private Credit Investment Opportunities. There can be no assurance that the Adviser will be able to secure interests on behalf of the Fund in all of the investment opportunities that it identifies for the Fund, or that the size of the interests available to the Fund will be as large as the Adviser would desire.

In addition, certain provisions of the 1940 Act prohibit the Fund from engaging in transactions with the Adviser and its affiliates; however, unregistered funds also managed by the Adviser are not prohibited from the same transactions. The 1940 Act also imposes significant limits on co-investments with affiliates of the Fund. The Adviser has received an exemptive order from the SEC that permits the Fund to engage in certain privately negotiated investments alongside its affiliates. The exemptive order contains certain conditions that may limit or restrict the Fund’s ability to participate in such negotiated investments or may require that the Fund participate in such negotiated investments to a lesser extent than the Adviser would desire. An inability to receive the desired allocation to potential investments may affect the Fund’s ability to achieve the desired investment returns.

Portfolio Fund Risks. Portfolio Fund interests are expected to be illiquid, have restricted marketability and may take considerable time and/or be costly to realize. Although the Adviser will seek to receive detailed information from each Portfolio Fund regarding its business strategy and any performance history, in most cases the Adviser will have little or no means of independently verifying this information. In addition, Portfolio Funds may have little or no near-term cash flow available to distribute to investors, including the Fund.

Portfolio Fund interests are ordinarily valued based upon valuations provided by the fund sponsor or manager of a Portfolio Fund (a “Portfolio Fund Manager”), which may be received on a delayed basis. Certain securities in which the Portfolio Funds invest may not have a readily ascertainable market price and are fair valued by a Portfolio Fund Manager. The Adviser will review and perform due diligence on the valuation procedures used by each Portfolio Fund Manager and monitor the returns provided by the Portfolio Funds. However, neither the Adviser nor the Board is able to confirm the accuracy of valuations provided by Portfolio Fund Managers.

The Fund will pay asset-based fees, and, in most cases, will be subject to performance-based fees in respect of its interests in Portfolio Funds. Such fees and performance-based compensation are in addition to the Advisory Fee (as defined below). In addition, performance-based fees charged by Portfolio Fund Managers may create incentives for the Portfolio Fund Managers to make risky investments, and may be payable by the Fund to a Portfolio Fund Manager based on a Portfolio Fund’s positive returns even if the Fund’s overall returns are negative. Moreover, a Shareholder in the Fund will indirectly bear a proportionate share of the fees and expenses of the Portfolio Funds, in addition to its proportionate share of the expenses of the Fund.

Portfolio Funds’ Underlying Investments. The investments made by the Portfolio Funds will generally be highly illiquid and difficult to value. The Fund will not obtain or seek to obtain any control over the management of any portfolio company in which any Portfolio Fund may invest. The success of each investment made by a Portfolio Fund will largely depend on the ability and success of the portfolio companies’ management in addition to economic and market factors.

Risks Associated with Secondary Transactions. The Fund will acquire interests in Private Credit Investments through Secondary Transactions with existing investors in such investments (and not from the issuers of such investments). As the Fund will not be acquiring such interests directly from the issuer in such instances, the Fund generally will have to accept that it will hold a non-controlling interest and it is generally not expected that the Fund will have the opportunity to participate in structuring and/or negotiate the terms of the underlying interests being acquired, other than the purchase price, or other special rights or privileges, including the ability to determine the terms under which such investments will be made. For example, the Fund may become a limited partner in a partnership that is controlled by the general partner or manager of the Portfolio Fund offering a Co-Investment, on a co-investor basis, to the Fund. In this event, the Fund would have less control over the investment and may be adversely affected by actions taken by such general partner or manager with respect to the portfolio company and the Fund’s investment in it. There can be no assurance as to the number of investment opportunities that will be presented to the Fund.

There is significant competition for existing interests in Private Credit Investments. No assurance can be given that the Fund will be able to identify existing interests in Private Credit Investments that satisfy the Fund’s investment objective or, if the Fund is successful in identifying such interests, that the Fund will be permitted to acquire, or to acquire the amounts desired, in such interests through Secondary Transactions.

Regulatory Changes Affecting Private Credit Funds. The legal, tax and regulatory environment for private credit funds is evolving, and it is possible that any future changes may have a materially adverse effect on the ability of Portfolio Funds to pursue their investment strategies. Any regulatory changes that adversely affect a Portfolio Fund’s ability to implement its investment strategies could have a material adverse impact on the Portfolio Fund’s performance, and thus on the Fund’s performance.

In-Kind Distributions from Portfolio Funds. The Fund may receive in-kind distributions of securities from Portfolio Funds. There can be no assurance that securities distributed in kind by Portfolio Funds to the Fund will be readily marketable or saleable, and the Fund may be required to hold such securities for an indefinite period and/or may incur additional expense in connection with any disposition of such securities.

Co-Investments Risks. The Fund’s investment portfolio will include Co-Investments, which are investments in the debt of private companies alongside Portfolio Funds, either directly or indirectly via special purpose vehicles. There can be no assurance that the Fund will be given Co-Investments opportunities, or that any specific Co-Investment offered to the Fund would be appropriate or attractive to the Fund in the Adviser’s judgment. Due diligence will be conducted on Co-Investments opportunities; however, the Adviser may not have the ability to conduct the same level of due diligence applied to other investments and may not have access to the same level of information provided to the private equity fund alongside which it is investing. In addition, the Adviser may have little to no opportunities to negotiate the terms of such Co-Investments. The Fund’s ability to dispose of Co-Investments may be severely limited.

Many entities compete with the Fund in pursuing Co-Investments. Many of these entities are not subject to the regulatory restrictions that the 1940 Act imposes on the Fund. As a result of this competition and regulatory restrictions, the Fund may not be able to pursue attractive Co-Investments opportunities from time to time.

In addition, there is significant competition for Co-Investments. No assurance can be given that the Fund will be able to identify Co-Investments that satisfy the Fund’s investment objective or, if the Fund is successful in identifying such opportunities, that the Fund will be permitted to acquire, or to acquire the amounts desired, in such investments.

Loans to Private Companies. The Fund will invest in loans to private and middle market companies, including:

● First and Second Lien Senior Secured Loans. The Fund may invest in a first or second lien financing where different lenders have liens on the same collateral. Pursuant to an intercreditor agreement, the two lender groups agree that the first lien lenders have a senior priority lien and therefore recover first on the value of the collateral. There may be little or no collateral for the second lien holders.

● Mezzanine Securities. Mezzanine securities generally are rated below investment grade and frequently are unrated and present many of the same risks as senior loans, second lien loans and non-investment grade bonds. However, unlike senior loans and second lien loans, mezzanine securities are not a senior or secondary secured obligation of the related borrower. They typically are the most subordinated debt obligation in an issuer’s capital structure. Mezzanine securities also may often be unsecured. Mezzanine securities therefore are subject to the additional risk that the cash flow of the related borrower and the property securing the loan may be insufficient to repay the scheduled after giving effect to any senior obligations of the related borrower.

● Subordinated Debt. The Fund may invest in a subordinated debt financing where there are two separate groups of lenders. The junior lenders contractually subordinate their loans and agree not to receive payment on their loans until the senior debt is repaid. There may be little or no collateral left for the subordinated debt holders after the senior debt is paid.

● Senior Loan Risk. The Fund may invest in senior floating rate and fixed rate loans or debt (“Senior Loans”). Senior Loans typically hold the most senior position in the capital structure of the issuing entity, are typically secured with specific collateral and typically have a claim on the assets and/or stock of the borrower that is senior to that held by subordinated debt holders and stockholders of the borrower. The Fund’s investments in Senior Loans are typically below investment grade and are considered speculative because of the credit risk of their issuer. The risks associated with Senior Loans are similar to the risks of below investment grade fixed income securities, although Senior Loans are typically senior and secured in contrast to other below investment grade fixed income securities, which are often subordinated and unsecured. Senior Loans’ higher standing has historically resulted in generally higher recoveries in the event of a corporate reorganization. In addition, because their interest payments are typically adjusted for changes in short-term interest rates, investments in Senior Loans generally have less interest rate risk than other below investment grade fixed income securities, which may have fixed interest rates.

● Unitranche Debt. The Fund may invest in unitranche financing. This is a unique debt structure that involves a single layer of senior secured debt, without a separate subordinated debt financing. Unitranche financing combines multiple debt tranches into a single financing. Unitranche structures are growing more complicated and some provide for multiple tranches of term loans and a revolving loan facility, and even multiple, separate unitranche facilities. In some unitranche deals with multiple tranches of term loans, the tranches represent the first out and last out tranches and include separate pricing for the tranches on the face of the credit agreement. The “first out” tranche may take some or all of the collateral leaving little or none for the other tranches.

Investments in such loans to private and middle market companies involve a number of risks:

● these companies may have limited financial resources and limited access to additional financing, which may increase the risk of their defaulting on their obligations, leaving creditors such as the Fund dependent on any guarantees or collateral they may have obtained;

● these companies frequently have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

● there may not be much information publicly available about these companies, and such information may not be reliable; and

● these companies are more likely to depend on the leadership and management talents and efforts of a small group of persons; as a result, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on these companies’ ability to meet their obligations.

Below Investment Grade Securities Risk. The Fund may invest in securities that are rated, or otherwise be considered to exhibit credit risk characteristics, at the time of investment, below investment grade quality (rated Ba/BB or below, or judged to be of comparable quality by the Adviser), an example of which are debt securities commonly referred to as “high yield” or “junk” bonds and which are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due. The value of high yield, lower quality bonds is affected by the creditworthiness of the issuers of the securities and by general economic and specific industry conditions. Issuers of high yield bonds are not perceived to be as strong financially as those with higher credit ratings. These issuers are more vulnerable to financial setbacks and recession than more creditworthy issuers, which may impair their ability to make interest and principal payments. Lower grade securities may be particularly susceptible to economic downturns. It is likely that an economic recession could severely disrupt the market for such securities and may have an adverse impact on the value of such securities. In addition, it is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities.

Other Investment Risks

Risks of Holding Cash, Money Market Instruments and Other Short-Term Investments. The Fund will, at times, including for temporary defensive purposes in times of adverse or unstable market, economic or political conditions, hold assets in cash, money market instruments and other short-term investments that may be inconsistent with its principal investment strategies, which may hurt the Fund’s performance. The Fund may also hold these types of securities as interim investments pending the investment of proceeds from the sale of its Shares or the sale of its portfolio securities or to meet anticipated repurchases of its Shares. These positions may also subject the Fund to additional risks and costs.

Non-U.S. Investments Risk. The Fund, either directly through Co-Investments or indirectly through Portfolio Funds, may invest in companies that are organized or headquartered or have substantial sales or operations outside of the United States, its territories, and possessions. Such investments may be subject to certain additional risk due to, among other things, potentially unsettled points of applicable governing law, the risks associated with fluctuating currency exchange rates, capital repatriation regulations (as such regulations may be given effect during the term of the Fund or client portfolio), and the application of complex U.S. and non-U.S. tax rules to cross-border investments. The foregoing factors may increase transaction costs and adversely affect the value of the Fund’s Private Credit Investments.

Foreign Currency Risk. The Fund may invest in or have exposure to securities denominated in, quoted in, or inherently exposed to currencies other than the U.S. dollar. Changes in foreign currency exchange rates may affect the value of securities held by the Fund and the unrealized appreciation or depreciation of investments. Currencies of certain countries may be volatile and therefore may affect the value of securities denominated in such currencies, which means that the Fund’s NAV could decline as a result of changes in the exchange rates between foreign currencies and the U.S. dollar. The Adviser may, but is not required to, elect for the Fund to seek to protect itself from changes in currency exchange rates through hedging transactions depending on market conditions. In certain cases, the Fund may not have sufficient information about the underlying currency exposure of Portfolio Funds to undertake currency hedging. In addition, certain countries, particularly emerging market countries, may impose foreign currency exchange controls or other restrictions on the transferability, repatriation or convertibility of currency. The Fund may seek to hedge against interest rate and currency exchange rate fluctuations and credit risk by using structured financial instruments such as futures, options, swaps and forward contracts, subject to the requirements of the 1940 Act. See “Risks Related to Hedging and Derivative Transaction” below.

Investments in Emerging Markets Risk. The Fund, either directly through Co-Investments or indirectly through Portfolio Funds, may invest in companies that are organized or headquartered or have substantial sales or operations in so-called “emerging markets” (or lesser developed countries, including countries that may be considered “frontier” markets). Such investments are particularly speculative and entail all of the risks of investing in non-U.S. securities but to a heightened degree. “Emerging market” countries generally include every nation in the world except developed countries, that is, the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. Investments in the securities of issuers domiciled in countries with emerging capital markets involve certain additional risks that do not generally apply to investments in securities of issuers in more developed capital markets, such as (i) low or non-existent trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets; (ii) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments; (iii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. Governmental laws or restrictions applicable to such investments; (iv) national policies that may limit the Fund’s investment opportunities such as restrictions on investment in issuers or industries deemed sensitive to national interests; and (v) the lack or relatively early development of legal structures governing private and foreign investments and private property such as less stringent requirements regarding accounting, auditing, financial reporting and record keeping. Moreover, there is no bankruptcy proceeding by which defaulted sovereign debt may be collected in whole or in part. In addition, the Fund is limited in its ability to exercise its legal rights or enforce a counterparty’s legal obligations in certain jurisdictions outside of the United States.

Leverage Utilized by the Fund. The Fund may borrow money in connection with its investment activities, to satisfy repurchase requests from Shareholders and to otherwise provide the Fund with liquidity. Specifically, the Fund may borrow money through a credit facility or other arrangements to fund investments in Private Credit Investments up to the limits prescribed by the 1940 Act. The Fund may also borrow money through a credit facility or other arrangements to manage timing issues in connection with the acquisition of its investments (e.g., to provide the Fund with temporary liquidity to acquire investments in Private Credit Investments in advance of the Fund’s receipt of proceeds from the realization of other Private Credit Investments or additional sales of Shares).

The Fund will be subject to additional risks. For information about those risks, see “Other Investment Risks” under the “Risks” section starting on page 39 of the Prospectus.

Distributor	Paralel Distributors LLC, acts as distributor for the Shares (the “Distributor”) and serves in that capacity on a reasonable best efforts basis, subject to various conditions.

The Distributor may retain additional selling agents or other financial intermediaries to place Shares in the Fund. Such selling agents or other financial intermediaries may impose terms and conditions on Shareholder accounts and investments in the Fund that are in addition to the terms and conditions set forth in this Prospectus.

Share Classes; Minimum Investments	The Fund has received an exemptive order from the SEC that permits the Fund to offer multiple classes of Shares. The Fund will offer three separate classes of Shares designated as Class I, Class S and Class D Shares. Each class of Shares has differing characteristics, particularly in terms of the Distribution and Servicing Fee that each class may be charged. The Fund may offer additional classes of Shares in the future.

The minimum initial investment in the Fund by any investor is $1,000,000 with respect to Class I Shares and $50,000 with respect to Class S Shares and Class D Shares, as applicable. The minimum additional investment in the Fund by any investor is $10,000, except for additional purchases pursuant to the dividend reinvestment plan. Investors subscribing through a given broker/dealer or registered investment adviser may have shares aggregated to meet these minimums, so long as initial investments in the Fund are not less than $1,000,000 with respect to Class I Shares or $50,000 with respect to Class S Shares and Class D Shares, as applicable, and incremental contributions are not less than $10,000.

The Fund, in its sole discretion, may waive these minimums, including for trustees of the Fund and employees of Coller Capital and its affiliates (“Coller Capital Employees”) and vehicles controlled by such employees. Investors subscribing through a given broker/dealer or registered investment adviser may have shares aggregated to meet these minimums, so long as denominations are not less than $10,000. The stated minimum investment for Class I shares may be reduced for certain investors as described under “Purchasing Shares.”

Shares are not listed on any securities exchange, and it is not anticipated that a secondary market for Shares will develop. Shares are subject to limitations on transferability, and liquidity will be provided only through limited repurchase offers.

Eligible Investors	Shares are being offered to investors that are U.S. persons for U.S. federal income tax purposes. In addition, the Fund may offer Shares to non-U.S. persons subject to appropriate diligence by the Adviser and in compliance with applicable law. The qualifications required to invest in the Fund will appear in subscription documents that must be completed by each prospective investor.
Each prospective investor in the Fund should obtain the advice of his, her or its own legal, accounting, tax and other advisers in reviewing documents pertaining to an investment in the Fund, including, but not limited to, this Prospectus, the SAI and the Declaration of Trust before deciding to invest in the Fund.
Purchasing Shares	Shares will generally be offered for purchase as of the first Business Day of each calendar month (the “Offering Date”) at the NAV per Share on that date except that Shares may be offered more or less frequently as determined by the Board in its sole discretion. For purposes of this Prospectus, a “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York are required by law to be closed. Fractions of Shares will be issued to one one-hundredth of a Share.
Although no upfront sales load will be paid with respect to Class I Shares, Class S Shares or Class D Shares, if you buy Class S Shares or Class D Shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided financial intermediaries limit such charges to a 3.50% cap on NAV for Class S Shares and a 3.50% cap on NAV for Class D Shares.
Funds received from prospective investors will be placed in an account with State Street Bank and Trust Company, the Fund’s transfer agent. The balance in the account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor. Prospective investors whose subscriptions to purchase Shares are accepted by the Fund will become shareholders by being admitted as Shareholders.

A prospective investor must submit a completed subscription document at least five Business Days before the Offering Date (the “Acceptance Date”). Subscriptions are generally subject to the receipt of cleared funds on or prior to the Acceptance Date set by the Fund and notified to prospective investors. An investor who submits a completed subscription document after the Acceptance Date but before the Offering Date will have the acceptance of its investment in the Fund delayed until the following month, and any cleared funds associated with subscriptions would be held in a non-interest bearing escrow account with State Street Bank and Trust Company, the fund’s transfer agent. An existing Shareholder generally may subscribe for additional Shares by completing an additional subscription agreement by the Acceptance Date and funding such amount by the deadline. The Fund reserves the right to accept or reject, in its sole discretion, any request to purchase Shares at any time. The Fund also reserves the right to suspend or terminate offerings of Shares at any time. Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned promptly to the prospective investor without the deduction of any fees or expenses.

Prospective investors who purchase Shares through financial intermediaries will be subject to the procedures of those intermediaries through which they purchase Shares, which may include charges, investment minimums, cut-off times and other restrictions in addition to, or different from, those listed herein. Prospective investors purchasing Shares of the Fund through financial intermediaries should acquaint themselves with their financial intermediary’s procedures and should read this Prospectus in conjunction with any materials and information provided by their financial intermediary.

Distributions	The Fund intends to make distributions on an annual basis in aggregate amounts representing substantially all of the Fund’s investment company taxable income (including realized short-term capital gains), if any, earned during the year. Distributions may also include net capital gains, if any.

Because the Fund intends to qualify annually as a RIC under the Code, the Fund intends to distribute at least 90% of its investment company taxable income to its Shareholders. Nevertheless, there can be no assurance that the Fund will pay distributions to Shareholders at any particular rate. Each year, a statement on Internal Revenue Service (“IRS”) Form 1099-DIV identifying the amount and character (e.g., as ordinary dividend income, qualified dividend income or long-term capital gain) of the Fund’s distributions will be reported to Shareholders by their financial intermediary. See “Taxes, RIC Status” below and “Material U.S. Federal Income Tax Considerations.”

Dividend Reinvestment Plan	The Fund will operate under a dividend reinvestment plan (the “DRIP”) administered by the Administrator (as defined below). Pursuant to the DRIP, the Fund’s income dividends or capital gains or other distributions, net of any applicable U.S. withholding tax, are reinvested in the same class of Shares of the Fund.

Shareholders automatically participate in the DRIP, unless and until an election is made to withdraw from the DRIP on behalf of such participating Shareholder. A Shareholder who does not wish to have distributions automatically reinvested may terminate participation in the DRIP at any time by written instructions to that effect to State Street Transfer Agency, 1776 Heritage Drive, North Quincy, MA 02171, Mailstop: JAB321. Shareholders who elect not to participate in the DRIP will receive all distributions in cash paid to the Shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee). Such written instructions must be received by the Administrator 30 days prior to the record date of the distribution or the Shareholder will receive such distribution in Shares through the DRIP. Under the DRIP, the Fund’s distributions to Shareholders are reinvested in full and fractional Shares.

No Redemption; Restrictions on Transfer	No Shareholder will have the right to require the Fund to redeem Shares. With very limited exceptions, Shares are not transferable, and liquidity for investments in Shares may be provided only through periodic offers by the Fund to repurchase Shares from Shareholders. See “Repurchase of Shares.”

Repurchase of Shares

To provide a limited degree of liquidity to Shareholders, at the sole discretion of the Board, the Fund may from time to time offer to repurchase Shares pursuant to written tenders by Shareholders.

The Adviser anticipates recommending to the Board that, under normal market circumstances, the Fund conduct repurchase offers of no more than 5% of the Fund’s net assets on a quarterly basis. The Adviser currently expects to recommend to the Board that the Fund conduct its first repurchase offer following the third full quarter of Fund operations (or such earlier or later date as the Board may determine).

Any repurchases of Shares will be made at such times and on such terms as may be determined by the Board from time to time in its sole discretion. In determining whether the Fund should offer to repurchase Shares from Shareholders of the Fund pursuant to repurchase requests, the Board may consider, among other things, the recommendation of the Adviser as well as a variety of other operational, business and economic factors. The Fund may repurchase less than the full amount that Shareholders request to be repurchased.

The Board may under certain circumstances elect to postpone, suspend or terminate an offer to repurchase Shares.

A Shareholder who tenders some but not all of its Shares for repurchase will be required to maintain a minimum account balance of $10,000. Such minimum ownership requirement may be waived by the Fund, in its sole discretion. If such requirement is not waived by the Fund, it may redeem all of the Shareholder’s Shares. To the extent a Shareholder seeks to tender all of the Shares they own and the Fund repurchases less than the full amount of Shares that the Shareholder requests to have repurchased, the Shareholder may maintain a balance of Shares of less than $10,000 following such Share repurchase.

A 2.00% early repurchase fee may be charged by the Fund with respect to any repurchase of Shares from a Shareholder at any time prior to the day immediately preceding the one-year anniversary of the Shareholder’s purchase of the Shares. Shares tendered for repurchase will be treated as having been repurchased on a “first in-first out” basis. An early repurchase fee payable by a Shareholder may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund. See “Repurchase of Shares.”

Expenses and Reimbursement	The Fund will bear its own operating expenses (including, without limitation, its ongoing offering expenses). A more detailed discussion of the Fund’s expenses can be found below under “Advisory Fee,” “Administrator” and “Distribution and Servicing Fee.”

The Fund will bear its organizational and initial offering costs in connection with this offering. The Fund’s initial offering costs, whether borne by the Adviser or the Fund, are being capitalized and amortized over the 12-month period beginning at the Commencement of Operations. The Fund’s organizational costs are expensed as incurred.

Pursuant to an expense limitation agreement (the “Expense Limitation Agreement”), the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund, if required to ensure that certain annual operating expenses (excluding the Advisory Fee (as defined below) and any Distribution and Servicing Fee, interest, taxes, brokerage commissions, acquired fund fees and expenses, dividend and interest expenses relating to short sales, borrowing costs, merger or reorganization expenses, shareholder meetings expenses, litigation expenses, expenses associated with the acquisition and disposition of investments (including interest and structuring costs for borrowings and line(s) of credit) and extraordinary expenses, if any; collectively, the “Excluded Expenses”) do not exceed 0.75% per annum (excluding Excluded Expenses) of the Fund’s average monthly net assets of each class of Shares. With respect to each class of Shares, the Fund agrees to repay the Adviser any fees waived under the Expense Limitation Agreement or any other expenses the Adviser reimburses in excess of the Expense Limitation Agreement for such class of Shares, provided the repayments do not cause the Fund’s Other Expenses for that class of Shares to exceed the expense limitation in place at the time the fees were waived and/or the expenses were reimbursed, or the expense limitation in place at the time the Fund repays the Adviser, whichever is lower. Any such repayments must be made within three years after the month in which the Adviser incurred the expense. The Expense Limitation Agreement will have a term ending one year from the date the Fund commences operations, and the Adviser may extend the term for a period of one year on an annual basis. The Adviser may not terminate the Expense Limitation Agreement during its initial one-year term.

Advisory Fee	In consideration of the advisory services provided by the Adviser, the Fund pays the Adviser a monthly fee at an annual rate of 1.00% based on the greater of (i) the Fund’s NAV and (ii) the Fund’s NAV less cash and cash equivalents plus the total of all commitments made by the Fund that have not yet been drawn for investment (the “Advisory Fee”). The Advisory Fee will be computed as of the last day of each month, and will be due and payable quarterly in arrears within five Business Days after the completion of the NAV computation for each quarter. In no event will the Advisory Fee exceed 2.00% as a percentage of the Fund’s NAV. For the purposes of calculating the Advisory Fee, a “commitment” is defined as a contractual obligation to acquire an interest in, or provide the total commitment amount over time to, a Portfolio Fund, when called by the Portfolio Fund. During any given fiscal year, the basis for the Advisory Fee could be larger than the Fund’s NAV due to unfunded commitments to invest in Private Credit Investments. Investors are advised that the actual amount of unfunded commitments will be disclosed in the Fund’s published financial statements.

For purposes of determining the Advisory Fee payable to the Adviser for any quarter, the Fund’s net asset will be calculated monthly prior to the inclusion of any amounts of the Advisory Fee or Incentive Fee (defined below) payable to the Adviser or to any purchases or repurchases of Shares of the Fund or any distributions by the Fund for that month, including, without limitation, the Advisory Fee and Incentive Fee payable to the Adviser. The Advisory Fee is paid to the Adviser quarterly out of the Fund’s assets, and therefore decreases the net profits or increases the net losses of the Fund.

The services of all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser. The Fund bears all other costs and expenses of its operations and transactions as set forth in its Investment Advisory Agreement with the Adviser (the “Investment Advisory Agreement”).

In addition to the fees and expenses to be paid by the Fund under the Investment Advisory Agreement, the Adviser and its affiliates will be entitled to reimbursement by the Fund of the Adviser’s and its affiliates’ cost of providing the Fund with certain non-advisory services. If persons associated with the Adviser or any of its affiliates, including persons who are officers of the Fund, provide accounting, legal, clerical, compliance or administrative and similar oversight services to the Fund at the request of the Fund, the Fund will reimburse the Adviser and its affiliates for their costs in providing such accounting, legal, clerical, compliance or administrative and similar oversight services to the Fund (which costs may include an allocation of overhead including rent and the allocable portion of the salaries and benefits of the relevant persons and their respective staffs, including travel expenses), using a methodology for determining costs approved by the Board. In addition, the Fund will bear its allocable portion of certain operating expenses as described in the Investment Advisory Agreement, as determined by the Adviser in its reasonable discretion, in a manner that is fair and equitable over time and in such other manner as may be required by applicable law or by the Investment Advisory Agreement. See “Investment Advisory Agreement—Investment Advisory Agreement and Reimbursement Arrangements.”

The Adviser has contractually agreed to reduce its Advisory Fee to an annual rate of 0.50% until the six-month anniversary of the Fund’s Commencement of Operations (the “Advisory Fee Waiver Agreement”). The reduction of the Advisory Fee under the Advisory Fee Waiver Agreement is not subject to recoupment by the Adviser under the Expense Limitation Agreement.

Incentive Fee

In addition to the Advisory Fee, the Adviser will be entitled to receive an incentive fee equal to 12.50% of the Fund’s pre-incentive fee net investment income for each calendar quarter subject to a 5.0% annualized hurdle rate, with a 100% catch up (the “Incentive Fee”). “Pre-incentive fee net investment income” means interest income, dividend income, income generated from original issue discounts, payment-in-kind income, and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from Private Credit Investments) earned or accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (excluding the Incentive Fee and any distribution and/or shareholder servicing fees). Pre-incentive fee net investment income does not include any component of capital gains or capital appreciation. The Adviser is not entitled to any incentive fee based on the capital gains or capital appreciation of the Fund or its investments. See “Investment Advisory Agreement.”

Distribution and Servicing Fee

Class S and Class D Shares are subject to an ongoing distribution and shareholder servicing fee (the “Distribution and Servicing Fee”) to compensate financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of Shareholders who own Class S or Class D Shares of the Fund. Although the Fund is not an open-end investment company, it will comply with the terms of Rule 12b-1 as a condition of the SEC exemptive relief, which permits the Fund to have, among other things, a multi-class structure and Distribution and Servicing Fees. Accordingly, the Fund has adopted a distribution and servicing plan for its Class S Shares and Class D Shares (the “Distribution and Servicing Plan”) and pays the Distribution and Servicing Fee with respect to its Class S and Class D Shares. The Distribution and Servicing Plan operates in a manner consistent with Rule 12b-1 under the 1940 Act.

Class S Shares and Class D Shares pay a Distribution and Servicing Fee to the Distributor at an annual rate of 0.85% and 0.25%, respectively, based on the net assets of the Fund attributable to such class (i.e., a proportionate share of the Fund’s aggregate net assets). For purposes of determining the Distribution and Servicing Fee, NAV will be calculated prior to any reduction for any fees and expenses, including, without limitation, the Distribution and Servicing Fee payable.

Class I Shares are not subject to a Distribution and Servicing Fee.

The Adviser, or its affiliates, may pay additional compensation out of its own resources (i.e., not the Fund assets) to certain selling agents or financial intermediaries in connection with the sale of the Shares. The additional compensation may differ among brokers or dealers in amount or in the method of calculation. Payments of additional compensation may be fixed dollar amounts or, based on the aggregate value of outstanding Shares held by Shareholders introduced by the broker or dealer, or determined in some other manner. Receiving additional compensation by a selling broker or dealer may create actual or potential conflicts of interest between an investor and its broker or dealer recommending the Fund over other potential investments.

Administrator	The Fund has retained State Street Bank and Trust Company (the “Administrator”) to provide it with certain administrative services, including fund administration, fund accounting and transfer agency services. The Fund compensates the Administrator for these services and reimburses the Administrator for certain out-of-pocket expenses (the “Administration Fee”). The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. See “Administration and Accounting Services.”

Transfer Restrictions	A Shareholder may assign, transfer, sell, encumber, pledge or otherwise dispose of (each, a “transfer”) Shares only (i) by operation of law pursuant to the death, divorce, insolvency, bankruptcy, or adjudicated incompetence of the Shareholder; or (ii) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances).

Notice of a proposed transfer of Shares must be accompanied by properly completed transfer information documents in respect of the proposed transferee and must include evidence satisfactory to the Board that the proposed transferee, at the time of the transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. Each transferring Shareholder and transferee may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.

Unlisted Closed-End Structure; Limited Liquidity	Shares are not listed on any securities exchange, and it is not anticipated that a secondary market for Shares will develop. In addition, Shares are subject to limitations on transferability and liquidity will be provided only through limited repurchase offers described below. An investment in the Fund is suitable only for Shareholders who can bear the risks associated with the limited liquidity of the Shares and should be viewed as a long-term investment. See “General Risks of Investing in the Fund—Closed-End Fund Structure; Liquidity Limited to Periodic Repurchases of Shares.”

Taxes; RIC Status	The Fund intends to elect to be treated as a RIC for U.S. federal income tax purposes, and it further intends and expects each year to qualify as a RIC for U.S. federal income tax purposes. As such, the Fund generally will qualify for a dividends paid deduction and not be subject to U.S. federal corporate income tax on its investment company taxable income and net capital gains that it distributes each year. It is anticipated that the Fund will principally recognize qualified dividend income and therefore dividends paid to Shareholders in respect of such income generally will be taxable to Shareholders at the reduced rates of U.S. federal income tax that are applicable to individuals for “qualified dividends” and long-term capital gains. Distributions paid by the Fund to Shareholders will generally be taxable at ordinary income tax rates except to the extent that such distribution are either attributable to “qualified dividend income” received by the Fund or long-term capital gain recognized by the Fund.

In addition, because the Fund intends to qualify as a RIC, it is expected to have certain attributes that are not generally found in traditional unregistered private equity fund of funds. These include providing simpler tax reports to Shareholders on Form 1099-DIV and the avoidance of unrelated business taxable income for benefit plan investors and other investors that are exempt from payments of U.S. federal income tax.

For a discussion of certain tax risks and considerations relating to an investment in the Fund, see “Material U.S. Federal Income Tax Considerations.”

Prospective investors should consult their own tax advisers with respect to the specific U.S. federal, state, local, U.S. and non-U.S. tax consequences, including applicable tax reporting requirements.

Tax Reports	The Fund will distribute to its Shareholders (through such Shareholders’ financial intermediary), after the end of each calendar year, IRS Forms 1099-DIV detailing the amounts includible in such Shareholder’s taxable income for such year as ordinary dividend income, qualified dividend income and long-term capital gains. Dividends and other taxable distributions are taxable to the Fund’s Shareholders even if they are reinvested in additional Shares pursuant to the DRIP.

Reports to Shareholders	The Fund will provide Shareholders with an audited annual report and an unaudited semi-annual report within 60 days after the close of the reporting period for which the report is being made, or as otherwise required by 1940 Act. Shareholders will also receive quarterly commentary regarding the Fund’s operations and investments.

Fiscal and Tax Year	The Fund’s fiscal year is the 12-month period ending on March 31. The Fund’s taxable year is the 12-month period ending on September 30.

Term	The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the Declaration of Trust.

Custodian and Transfer Agent	State Street Bank and Trust Company serves as the Fund’s custodian and transfer agent.

ERISA	Investors subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or section 4975 of the Code, including employee benefit plans and individual retirement accounts, may purchase Shares. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” subject to the fiduciary responsibility and prohibited transaction rules of Title I of ERISA or Section 4975 of the Code. Thus, the Adviser will not be a “fiduciary” within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any “benefit plan investor” (within the meaning of ERISA) that becomes a Shareholder, by reason of the Adviser’s authority with respect to the Fund. For a discussion of certain risks and considerations relating to an investment in the Fund, see “Certain ERISA Considerations” in this Prospectus and in the Statement of Additional Information. Potential investors should consult their legal advisers regarding the consequences under ERISA and Section 4975 of the Code of an investment in the Fund.

Summary of Fees and Expenses

The fee table below is intended to assist Shareholders in understanding the various costs and expenses that the Fund expects to incur, and that Shareholders can expect to bear, by investing in the Fund. This fee table is based on the estimated expenses of the Fund for the fiscal year ending March 31 and assumes that the Fund has net assets of $500 million as of such date. The Fund’s actual expenses may vary from the estimated expenses shown in the table below.

Shareholder Transaction Expenses (fees paid directly from your investment)	Class I Shares	Class S Shares	Class D Shares
Maximum Sales Load (as a percentage of purchase amount)(1)	None	None	None
Maximum Early Repurchase Fee (as a percentage of repurchased amount)(2)	2.00%	2.00%	2.00%

Estimated Annual Operating Expenses (as a percentage of net assets attributable to Shares)	Class I Shares	Class S Shares	Class D Shares
Advisory Fee(3)	1.00%	1.00%	1.00%
Incentive Fee(4)	----%	----%	----%
Other Expenses (5) (6)	0.75%	0.75%	0.75%
Distribution and Servicing Fee	0.00%	0.85%	0.25%
Acquired Fund Fees and Expenses(7)	1.11%	1.11%	1.11%
Interest Payments on Borrowed Funds(8)	0.37%	0.37%	0.37%
Total Annual Expenses	3.23%	4.08%	3.48%

(1)	No upfront sales load will be paid with respect to Class I Shares, Class S Shares or Class D Shares, however, if you buy Class S Shares or Class D Shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided selling agents limit such charges to a 3.50% cap on net asset value (NAV) for Class S Shares and a 3.50% cap on NAV for Class D Shares. Financial intermediaries will not charge such fees on Class I Shares. Please consult your financial intermediary for additional information.

(2)	A 2.00% early repurchase fee payable to the Fund may be charged with respect to the repurchase of Shares at any time prior to the day immediately preceding the one-year anniversary of a Shareholder’s purchase of the Shares (on a “first in – first out” basis). An early repurchase fee payable by a Shareholder may be waived in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner that will not discriminate unfairly against any Shareholder. The early repurchase fee will be retained by the Fund for the benefit of the remaining Shareholders.

(3)	In consideration of the advisory services provided by the Adviser, the Fund pays the Adviser a monthly Advisory Fee at an annual rate of 1.00% based on the greater of (i) the Fund’s NAV and (ii) the Fund’s NAV less cash and cash equivalents plus the total of all commitments made by the Fund that have not yet been drawn for investment. The Advisory Fee will be computed as of the last day of each month and will be due and payable quarterly in arrears within five Business Days after the completion of the NAV computation for each quarter. For the purposes of calculating the Advisory Fee, a “commitment” is defined as a contractual obligation to acquire an interest in, or provide the total commitment amount over time to, a Portfolio Fund, when called by the Portfolio Fund. During any given fiscal year, the basis for the Advisory Fee could be larger than the Fund’s NAV due to unfunded commitments to invest in Private Credit Investments. Nevertheless, the Adviser has agreed that in no event will the Advisory Fee exceed 2.00% as a percentage of the Fund’s NAV. Investors are advised that the actual amount of unfunded commitments will be disclosed in the Fund’s published financial statements. Pursuant to the Advisory Fee Waiver Agreement, the Adviser has contractually agreed to reduce its Advisory Fee to an annual rate of 0.50% until the six-month anniversary of the Fund’s Commencement of Operations. The reduction of the Advisory Fee under the Advisory Fee Waiver Agreement is not subject to recoupment by the Adviser under the Expense Limitation Agreement.

(4)	In addition to the Advisory Fee, the Adviser will be entitled to receive an incentive fee equal to 12.50% of the Fund’s pre-incentive fee net investment income for each calendar quarter subject to a 5.00% annualized hurdle rate, with a 100% catch up (the “Incentive Fee”). “Pre-incentive fee net investment income” means interest income, dividend income, income generated from original issue discounts, payment-in-kind income, and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from Private Credit Investments) earned or accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (excluding the Incentive Fee and any distribution and/or shareholder servicing fees). Pre-incentive fee net investment income does not include any component of capital gains or capital appreciation. The Adviser is not entitled to any incentive fee based on the capital gains or capital appreciation of the Fund or its investments. The Fund may have investment income that could result in the Fund paying an incentive fee in the first year of its investment operations.

(5)	The Other Expenses include, among other things, professional fees and other expenses that the Fund will bear, including initial and ongoing offering costs and fees and expenses of the Administrator, transfer agent and custodian. The Other Expenses are based on estimated amounts for the fiscal year ending March 31, 2026.

(6)	Pursuant to the Expense Limitation Agreement, the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund, if required to ensure that certain annual operating expenses (excluding the Advisory Fee, Incentive Fee, any Distribution and Servicing Fee, interest, taxes, brokerage commissions, acquired fund fees and expenses, dividend and interest expenses relating to short sales, borrowing costs, merger or reorganization expenses, shareholder meetings expenses, litigation expenses, expenses associated with the acquisition and disposition of investments (including interest and structuring costs for borrowings and line(s) of credit) and extraordinary expenses, if any; collectively, the “Excluded Expenses”) do not exceed 0.75% per annum (excluding Excluded Expenses) of the Fund’s average monthly net assets of each class of Shares. With respect to each class of Shares, the Fund agrees to repay the Adviser any fees waived under the Expense Limitation Agreement or any Other Expenses the Adviser reimburses in excess of the Expense Limitation Agreement for such class of Shares, provided the repayments do not cause the Fund’s Other Expenses for that class of Shares to exceed the expense limitation in place at the time the fees were waived and/or the expenses were reimbursed, or the expense limitation in place at the time the Fund repays the Adviser, whichever is lower. Any such repayments must be made within three years after the month in which the Adviser incurred the expense. The Expense Limitation Agreement will have a term ending one year from the date the Fund commences operations, and the Adviser may extend the term for a period of one year on an annual basis. The Adviser may not terminate the Expense Limitation Agreement during its initial one-year term.

(7)	The Acquired Fund Fees and Expenses include the fees and expenses of the Portfolio Funds in which the Fund intends to invest. Some or all of the Portfolio Funds in which the Fund intends to invest generally charge asset-based management fees. The managers of the Portfolio Funds may also receive performance-based compensation if the Portfolio Funds achieve certain profit levels, generally in the form of “carried interest” allocations of profits from the Portfolio Funds, which effectively will reduce the investment returns of the Portfolio Funds. The Portfolio Funds in which the Fund intends to invest generally charge a management fee of 1.00% to 2.50%, and generally charge between 20% and 30% of net profits as a carried interest allocation, subject to a clawback. The Acquired Fund Fees and Expenses reflects operating expenses of the Portfolio Funds (i.e., management fees, administration fees and professional and other direct, fixed fees and expenses of the Portfolio Funds) and does not reflect any performance-based fees or allocations paid by the Portfolio Funds that are calculated solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in-kind. As such, fees and allocations for a particular period may be unrelated to the cost of investing in the Portfolio Funds. The Acquired Fund Fees and Expenses are based on estimated amounts for the fiscal year ending March 31, 2026.

(8)	These expenses represent estimated interest payments the Fund expects to incur in connection with a credit facility for the fiscal year ending March 31, 2026.

The purpose of the table above and the examples below is to assist prospective investors in understanding the various costs and expenses Shareholders will bear.

The following examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The examples assume that all distributions are reinvested at NAV and that the percentage amounts listed under Annual Expenses remain the same (except that the examples incorporate the fee waiver and expense reimbursement arrangements from the Expense Limitation Agreement for only the one-year example and the first year of the three-, five- and ten-year examples). The assumption in the hypothetical example of a 5% annual return is required by regulation of the SEC and applicable to all registered investment companies. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Fund.

Example 1

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 Class I Shares investment, assuming a 5% annual return:	$33	$100	$169	$353
You would pay the following expenses on a $1,000 Class S Shares investment, assuming a 5% annual return:	$41	$124	$209	$427
You would pay the following expenses on a $1,000 Class D Shares investment, assuming a 5% annual return:	$35	$107	$181	$376

Example 2

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000,000 Class I Shares investment, assuming a 5% annual return:	$32,586	$99,498	$168,800	$353,077
You would pay the following expenses on a $50,000 Class S Shares investment, assuming a 5% annual return:	$2,049	$6,205	$10,437	$21,363
You would pay the following expenses on a $50,000 Class D Shares investment, assuming a 5% annual return:	$1,753	$5,340	$9,037	$18,781

The examples above are based on the annual fees and expenses set forth on the table above. They should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown, and the Fund’s actual rate of return may be greater or less than the hypothetical 5.0% return assumed in the examples. A greater rate of return than that used in the examples would increase the dollar amount of the asset-based fees paid by the Fund.

The Fund

The Fund is a newly organized Delaware statutory trust formed on July 30, 2024 and is registered under the 1940 Act as a closed-end, non-diversified, management investment company. The Fund has no operating history. The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the Declaration of Trust.

Simultaneously with the Fund beginning to accept offers to purchase Shares, it is intended that the Fund Seed Fund, L.P. (the “Predecessor Fund”) will reorganize with and transfer substantially all of its assets and liabilities to the Fund. The Predecessor Fund maintains an investment objective, strategies and investment policies, guidelines and restrictions that are, in all material respects, equivalent to those of the Fund. The Predecessor Fund’s investments, if any, at the time of the Proposed Reorganization will be appropriate for investment by the Fund in light of the Fund’s investment objectives and policies. The Predecessor Fund’s investment adviser is Coller Investment Management Limited, an affiliate of the Adviser.

The Proposed Reorganization is subject to approval by the Fund’s Board of Trustees and the Predecessor Fund’s general partner. In considering whether to approve the Proposed Reorganization, the Board will consider whether participation in the Proposed Reorganization is in the best interests of the Fund’s existing Shareholders and whether the interests of the Fund’s existing Shareholders will be diluted as a result of the Proposed Reorganization. There is no guarantee that the Proposed Reorganization will be approved or consummated. In the event the Proposed Reorganization is not consummated, the Fund will invest the proceeds from the sale of Shares in accordance with its investment objective and strategies.

Investment advisory services are provided to the Fund by the Adviser pursuant to the Investment Advisory Agreement. Responsibility for monitoring and overseeing the Fund’s investment program and its management and operation is vested in the Board.

Additional information about the Fund’s investments will be available in the Fund’s Annual and Semi-Annual Reports when they are prepared.

Use of Proceeds

The proceeds from the sale of Shares of the Fund, not including the amount of the Fund’s fees and expenses (including, without limitation, offering expenses), will be invested by the Fund in accordance with the Fund’s investment objective and strategies as soon as practicable after receipt of such proceeds. It is currently anticipated that the proceeds from the sale of Shares will be invested, as appropriate, in investment opportunities in accordance with the Fund’s investment objective and strategies within one to three months after receipt of such proceeds, which may be delayed up to an additional three months depending on market conditions and the availability of suitable investments. Such proceeds will be invested together with any interest earned in the Fund’s account with the Fund’s custodian. See “Purchasing Shares.” Delays in investing the Fund’s assets may occur (i) because of the time typically required to complete transactions in Private Credit Investments (which may be considerable), (ii) because certain Portfolio Funds selected by the Adviser may provide infrequent opportunities to purchase their securities, and/or (iii) because of the time required for Portfolio Fund Managers to invest the amounts committed by the Fund. Accordingly, during these periods of delay, the Fund may not achieve its investment objective or be able to fully pursue its investment strategies and policies.

Pending the investment of the proceeds pursuant to the Fund’s investment objective and policies, the Fund may invest a portion of the proceeds of the offering, which may be a substantial portion, in short-term debt securities, money market instruments, cash and/or cash equivalents. In addition, the Fund may maintain a portion of the proceeds of the continuous offering in cash to meet operational needs. The Fund may not achieve its investment objective, or otherwise fully satisfy its investment policies, during such periods in which the Fund’s assets are not able to be substantially invested in accordance with its investment strategies.

Investment Objective and Strategy

The Fund’s investment objective is to provide long-term investment returns. The Fund’s investment objective and strategies are non-fundamental and may be changed without Shareholder approval. For a complete description of the Fund’s fundamental policies, see “Fundamental Policies” and “Other Fundamental Policies” in the SAI. The Fund and the Adviser do not guarantee any level of return or risk on investments and there can be no assurance that the Fund’s investment objective will be achieved or that the Fund’s investment program will be successful.

In pursuing its investment objective, the Fund intends to gain exposure to private credit and other assets primarily by investing, either directly or indirectly in privately negotiated credit investments, including through: (i) investments in existing or newly formed private funds managed by unaffiliated asset managers; (ii) investments in credit assets issued by private companies; and (iii) investments alongside Portfolio Funds in credit assets issued by private companies.

The Fund’s investments will primarily be acquired through transactions which are privately negotiated with the sponsors of, or investors in, existing Private Credit Investments (i.e., private credit investments acquired from the existing investors of a Portfolio Fund that is restructured by its general partner so that interests in the underlying portfolio can be offered through a new “continuation vehicle,” or (ii) limited partners of a Portfolio Fund that initiate the sale of their stake in the Portfolio Fund, generally to meet liquidity needs or for portfolio rebalancing), either directly from such third-parties or indirectly through SPVs (such transactions, “Secondary Transactions”). The Fund may also make primary commitments to, or investments in, newly formed Private Credit Investments either directly or indirectly through direct investment, co-investment or SPVs (“Primary Commitments”).

The process by which the Fund will acquire investments in Secondary Transactions indirectly using SPVs generally will mirror the process by which the Fund will directly invest in Private Credit Investments through the Secondary Transactions. The SPVs serve as vehicles or mediums for holding these investments, and these SPVs generally will be wholly-owned by the Fund. The ultimate ownership and economic interest in the underlying Private Credit Investments will remain with the Fund, and any transfer restrictions or procedures will be outlined in the agreements governing both the SPVs and the underlying Private Credit Investments.

Under normal circumstances, the Fund invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in Private Credit Investments acquired through Secondary Transactions. This test is applied at the time of investment; later percentage changes caused by a change in the value of the Fund’s assets, including as a result in the change in the value of the Fund’s investments or due to the issuance or repurchase of Shares, will not require the Fund to dispose of an investment. The 80% policy may be changed by the Fund’s Board, upon 60 days’ prior written notice to Shareholders.

The Adviser manages the Fund’s asset allocation and investment decisions with a view toward managing liquidity and maintaining a high level of investment in private markets. The Fund’s asset allocation and number of Private Credit Investments may be based, in part, on anticipated future capital calls and distributions from Private Credit Investments. The Adviser may also take other anticipated cash flows into account, such as those relating to new subscriptions into the Fund, the repurchase of Shares through periodic tenders by Shareholders and any distributions made to Shareholders. To forecast portfolio cash flows, the Adviser utilizes quantitative and qualitative factors, including historical private credit data, actual portfolio observations and qualitative forecasts by the Adviser.

The Fund may establish a credit line to borrow money for a range of purposes, including to provide liquidity for capital calls by Portfolio Funds, to satisfy tender requests, to manage timing issues in connection with the inflows of additional capital and the acquisition of Fund investments and to otherwise satisfy Fund obligations. There is no assurance, however, that the Fund will be able to enter into a credit line or that it will be able to repay in a timely fashion any borrowings under such credit line, which may result in the Fund incurring leverage on its Private Credit Investments from time to time. The Fund is permitted to borrow money or issue debt securities in an amount up to 33 1/3% of its total assets in accordance with the 1940 Act. The Board may modify the borrowing policies of the Fund, including the purposes for which borrowings may be made, and the length of time that the Fund may hold portfolio securities purchased with borrowed money. The rights of any lenders to the Fund to receive payments of interest or repayments of principal will be senior to those of the Shareholders and the terms of any borrowings may contain provisions that limit certain activities of the Fund. The Fund also may borrow money from banks or other lenders for temporary purposes in an amount not to exceed 5% of the Fund’s assets. Such temporary borrowings are not subject to the asset coverage requirements discussed above.

The Fund may have exposure to companies and funds that are organized or headquartered or have substantial sales or operations outside of the United States, its territories, and possessions, including emerging market countries. The Fund will invest in debt issued by private companies, which may be rated, or otherwise be considered to exhibit credit risk characteristics, at the time of investment, below investment grade quality (rated Ba/BB or below, or judged to be of comparable quality by the Adviser), an example of which would be debt securities commonly referred to as “high yield” or “junk” bonds and which are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due. The Fund may invest in warrants or other equity securities of borrowers and may receive non-cash income features, including payment in kind (“PIK”) interest and original issue discount (“OID”). The Fund may make investments at different levels of a borrower’s capital structure or otherwise in different classes of a borrower’s securities, to the extent permitted by law.

To manage the liquidity of its investment portfolio, the Fund also invests a portion of its assets in a portfolio of Liquid Assets. To enhance the Fund’s liquidity, particularly in times of possible net outflows through the repurchase of Shares by periodic tender offers to Shareholders, the Fund may sell certain of its assets. The Fund seeks to hold an amount of Liquid Assets and other liquid investments consistent with prudent liquidity management. During normal market conditions, it is generally not expected that the Fund will hold more than 20% of its net assets in Liquid Assets for extended periods of time. For temporary defensive purposes, liquidity management or in connection with implementing changes in the asset allocation, the Fund may hold a substantially higher amount of Liquid Assets and other liquid investments.

The Fund may make investments directly or indirectly through one or more wholly-owned Subsidiaries. The Fund may form a Subsidiary in order to pursue its investment objective and strategies in a potentially tax-efficient manner or for the purpose of facilitating its use of permitted borrowings. Except as otherwise provided, references to the Fund’s investments also will refer to any Subsidiary’s investments. In determining which investments should be bought and sold for a Subsidiary, the Adviser will treat the assets of the Subsidiary as if the assets were held directly by the Fund. The financial statements of each Subsidiary will be consolidated with those of the Fund. The typical process by which the Fund will invest in Private Credit Investments acquired through Secondary Transactions using a Subsidiary involves the Fund (i) establishing a Subsidiary that enters into a commitment to acquire interests in a Portfolio Fund and (ii) contributing cash to the Subsidiary to finance the capital commitment made to the Portfolio Fund. The Fund would retain full ownership of all the outstanding equity interests of the Subsidiary and, accordingly, full ownership of the interests in the Portfolio Fund.

If the Fund uses one or more Subsidiaries to make investments, they will bear their respective organizational and operating fees, costs, expenses and liabilities and, as a result, the Fund will indirectly bear these fees, costs, expenses and liabilities. As the Subsidiaries are wholly owned, they have the same investment strategies as the Fund. In addition, the Subsidiaries are consolidated subsidiaries of the Fund, and the Fund complies with the provisions of the 1940 Act governing capital structure and leverage on an aggregate basis with the Subsidiaries. The Adviser serves as investment adviser to each Subsidiary. The Subsidiaries comply with the provisions relating to affiliated transactions and custody of the 1940 Act. State Street Bank and Trust Company serves as the custodian to the Subsidiaries. The Fund does not intend to create or acquire primary control of any entity which engages in investment activities in securities or other assets other than entities wholly owned by the Fund.

The Fund is intended to provide Shareholders with exposure to Private Credit Investments that would otherwise be available only to professional, institutional or other investors with access to private funds. The Adviser will seek to construct a portfolio with exposure across different global geographies, managers, vintage year exposures, and industry sectors. In the view of the Adviser, it is critical to have a team that has long standing relationships with private credit sponsors, investors, intermediaries and advisers across the market, and a due diligence process to identify risks and opportunities, and price investment opportunities in Private Credit Investments successfully. Depending on the specific nature of an investment opportunity, the Adviser may utilize a combination of top-down and bottom-up due diligence processes to evaluate each investment, including, but not limited to, portfolio, fund and asset reporting of the sponsor, conversations with the sponsor, historical track record evaluation, peer and investor references, relevant third party information including on financial markets, companies and industries, information available across Coller Capital’s platform and other quantitative and qualitative analyses, as available.

While this Prospectus contains generalized discussions about the Adviser’s current expectations with respect to the make-up of the portfolio of the Fund, many factors may contribute to changes in emphasis in the construction of the portfolio, including changes in market or economic conditions or regulations as they affect various industries and sectors and changes in the political or social situations in particular jurisdictions. The Adviser may modify the implementation of the Fund’s investment strategies, portfolio allocations, investment processes and investment techniques based on market conditions, changes in personnel, or as the Adviser otherwise deems appropriate.

Private Credit Strategies

The Fund is intended to provide Shareholders with exposure to Private Credit Investments (including Portfolio Funds, Direct Investments and Co-Investments) that would otherwise be available only to qualifying institutional or other investors with access to private funds or investments.

Private Credit Types and Situations

The Fund will invest or otherwise build exposure to private credit strategies, directly or indirectly, through Private Credit Investments, including, but not limited to, the types of credit assets and lending situations outlined below.

●	First and Second Lien Senior Secured Loans. First or second lien financing of usually private, and often middle market, companies where different lenders have liens on the same collateral. Pursuant to an intercreditor agreement, the two lender groups agree that the first lien lenders have a senior priority lien and therefore recover first on the value of the collateral. Such loans are typically below investment grade and are considered speculative because of the credit risk of their issuer.

●	Mezzanine Securities. Mezzanine debt of usually private, and often middle market, companies. Mezzanine securities are subordinated debt obligations in an issuer’s capital structure and may often be unsecured. Such debt instruments are typically below investment grade and are considered speculative because of the credit risk of their issuer.

●	Subordinated Debt. Subordinated debt of usually private, and often middle market, companies. Junior lenders contractually subordinate their loans and agree not to receive payment on their loans until the senior debt is repaid. Such debt instruments are typically below investment grade and are considered speculative because of the credit risk of their issuer.

●	Unitranche Debt. Unitranche debt of usually private, and often middle market, companies. Unitranche debt involves a single layer of senior secured debt, without a separate subordinated debt financing. Unitranche financing combines multiple debt tranches into a single financing. Such debt instruments are typically below investment grade and are considered speculative because of the credit risk of their issuer.

●	Unsecured Debt. Unsecured debt of usually private, and often middle market, companies. Unsecured debt is not secured by collateral. In the event of lenders unsecured lenders rank behind secured debt with regards to the recovery of their claim from collateralized assets. Such debt instruments are typically below investment grade and are considered speculative because of the credit risk of their issuer.

Equity or Equity-like Instruments

Private Credit Investments may include preferred or common equity, warrants and other securities either in connection with or related to debt instruments or as standalone investments.

Private Credit Investments encompass a wide range of private credit strategies that the Fund may be exposed to or invested in, directly and indirectly, across a diverse array of credit and related instruments, that are exposed to a broad spectrum of underlying types of companies, investment strategies, lending situations as well as to other, non-corporate assets, including, but not limited to, the credit instruments and situations outlined below.

●	Buyout and Growth Equity Strategies. Private Credit Investments may provide debt capital to private companies in support of buyout and growth strategies such as acquisition transactions (including management buyouts, management buy-ins, leveraged buyouts and consolidations), refinancings and recapitalizations; investments in business growth, fundamental value creation or strategic business improvements; or provide capital to financially or operationally troubled companies. Buyout and growth transactions may involve existing private businesses, “non-core” divisions of larger companies or divisional spin-outs, public companies that are being taken private, operationally or financially distressed turnarounds, and strategic restructurings. The Fund’s Private Credit Investments are expected to include a significant allocation to investments in smaller and mid-market transactions.

●	Special Situations/Other Private Asset Strategies. Private Credit Investments may provide debt capital to a broad range of borrower types and lending situations including infrastructure investments, real estate, consumer debt and distressed debt/turnarounds.

Investment Acquisition Strategies

The Fund’s investment exposure to Private Credit Investments (including Portfolio Funds, Direct Investments and Co-Investments) is expected to be implemented primarily through Secondary Transactions and may include to a lesser extent Primary Commitments.

Secondary Transactions

The Adviser’s objectives in advising the Fund to complete Private Credit Investments through Secondary Transactions will usually, either solely or in combination, be to (i) achieve attractive risk-adjusted returns, (ii) generate liquidity sooner than Primary Commitments, and (iii) mitigate certain risks associated with investing in ‘blind pools,’ as the Adviser will typically have certain information relating to all or a portion of the underlying portfolio or company at the time it commits to a Secondary Transaction. The Adviser’s approach to Secondary Transactions is to proactively source opportunities from its network of fund sponsors, investors and intermediaries, but only pursue those investments where the Adviser has a sufficiently high degree of conviction that the investments will provide a return consistent with the Fund’s investment objective.

With respect to the transfer of an investment in a Secondary Transaction, as a closing condition, the buyer and seller in a secondary transaction involving the sale of a limited partner interest in an underlying private fund (or in certain circumstances, an SPV) must obtain the consent of the general partner of the private fund to such transfer. This consent, which involves the underlying private fund’s general partner, the selling limited partner and the buyer, is the agreement that effectuates the transfer of the limited partnership interest from the seller to the buyer.

Primary Commitments

Identifying and gaining access to suitable private credit sponsors and building an appropriately diversified portfolio are essential elements to generating attractive investment returns. The Adviser may also advise the Fund to make Primary Commitments to Private Credit Investments, generally where a Portfolio Fund has already invested and/or reserved for investment a significant portion of its capital (“Seasoned Primary Fund Investments”). Such investments through Primary Commitments may be made strategically for the purpose of, among other potential benefits, maintaining relationships with managers of primary funds and receiving information in respect of, and qualifying as permitted transferees in purchases of interests in, such Portfolio Funds or other funds of such managers or general partners. The selection process for Seasoned Primary Fund Investments combines the Adviser’s process for Secondary Transactions with the Adviser’s primary fund due diligence process.

Types of Private Credit Investments

In pursuing the Fund’s investment objective, the Adviser will invest in Private Credit Investments, including Portfolio Funds, Direct Investments and Co-Investments, in each case acquired through Secondary Transactions or Primary Commitments. The Fund’s allocation among these types of investments may vary from time to time, especially during the Fund’s initial period of investment operations.

Portfolio Funds

The Adviser seeks to identify and acquire interests in Portfolio Funds managed by unaffiliated asset managers through Secondary Transactions or Primary Commitments. The Adviser intends to use its and its affiliates’ extensive portfolios of investments in Portfolio Funds and business relationships with partnership sponsors in order to afford the Adviser key information in assessing the value of Portfolio Funds and the acquisition thereof on behalf of the Fund. The Adviser will seek to develop its analysis of Portfolio Funds using its detailed knowledge of many private credit funds, as well as its relationships with sponsors and intermediaries, and its experience in acquiring such investments through privately negotiated transactions.

Co-Investments and Direct Investments

The Adviser seeks to identify Co-Investments and Direct Investments that it believes could provide attractive risk-adjusted returns.

The Adviser is flexible in its approach and intends to actively search for Co-Investments and Direct Investments across a number of potential sources, leveraging its own and Coller Capital’s experience and relationships with sponsors of investment funds including detailed knowledge of many private credit funds, sponsors, investment firms, financial institutions, private companies, existing investors in such companies, current and former employees of such companies, and Coller Capital’s global network.

Opportunities for Direct Investments and Co-Investments are available for the Fund to participate in alongside vehicles (including Portfolio Funds) managed by third-party sponsors, including private credit sponsors, investment firms or financial institutions.

Coller Capital and its affiliates, including the Adviser, have developed strong reputations due to a combination of factors, including industry and credit-specific knowledge, the immediate availability of capital, their ability to perform due diligence and make a positive or negative investment decision in a timely fashion, and their ongoing involvement with fund sponsors and managers.

The Adviser will seek to select investments that it believes will provide attractive risk-adjusted rates of return, through its extensive due diligence of underlying private credit and other assets, discussed in detail below. In addition, the Adviser’s and its affiliates’ extensive portfolios of investments in private credit funds and global network of business relationships affords the Adviser access to key information in assessing the relative merits of private credit investments.

Liquid Assets

The Fund intends to invest a portion of its assets in a portfolio of liquid investments, including, but not limited to, investments in short-term debt securities, money market instruments, cash and/or cash equivalents, investment grade fixed-income securities as well as below investment grade fixed-income securities that are expected to focus on floating rate senior secured loans issued by U.S. and foreign corporations, partnerships and other business entities, including private market backed companies. The Fund considers debt securities to be below investment grade if, at the time of investment, they are rated below the four highest categories by at least one independent credit rating agency or, if unrated, are determined by the Adviser to be of comparable quality. Such debt securities are commonly referred to as “high yield” or “junk” and are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due.

There can be no assurance that the Fund will be able to implement its investment strategy or achieve its investment objective.

Coller Capital and Adviser History and Experience

The Adviser, an indirect wholly owned subsidiary of CICAP, the parent company of the Coller Capital group, leverages Coller Capital’s global investment platform, investment expertise and professionals and deep, long-standing counterparty relationships in its capacity as investment adviser for the Fund. In rendering investment advisory services to the Fund, the Adviser uses the portfolio management, research and other resources of Coller Capital Limited, a foreign (non-U.S.) affiliate of the Adviser and wholly owned subsidiary of CICAP that is not registered under the 1940 Act, and may provide services to the Fund through this “participating affiliate” arrangement, as that term is used in relief granted by the staff of the SEC allowing U.S. registered investment advisers to use portfolio management or research resources of advisory affiliates subject to the regulatory supervision of the registered investment adviser. The Adviser believes the Fund presents investors with an attractive and differentiated investment proposition based on the following characteristics and capabilities of Coller Capital’s global investment platform and organization:

●	30+ year track record in private asset secondaries with strong and consistent investment performance across economic cycles – Coller Capital has been a wholly dedicated secondary player since 1990, producing consistently strong investment returns across several market cycles.

●	15+ year track record in private credit secondaries with a market leading presence – Coller Capital has been an active investor in credit secondaries since 2007, with deep expertise across the credit spectrum and deploying over $5bn into the asset class. Coller Capital is widely seen as one of the leaders and pioneers of the credit secondaries market.

●	Dedicated credit secondaries capital and team – Since 2021, Coller Capital has been investing dedicated credit secondaries capital through three active vehicles across the credit spectrum. Coller Capital has a team of 10 investment professionals dedicated to private credit secondaries with deep expertise in credit investing and credit secondaries.

●	A global investment platform, with broad-based origination, investment expertise and execution speed – Coller Capital has a global team of approximately 300 people working from six offices in London, New York, Luxembourg, Zurich, Melbourne, Hong Kong, Beijing and Seoul. This includes 75 investment professionals dedicated to originating and completing transactions in the secondary market. Origination and investment expertise are broadly spread across the team. Coller Capital’s investment team comprises a broad range of different nationalities, providing it with locally expert private markets secondary specialists across many geographies. The Adviser sees several powerful advantages in leveraging the diversity of the Coller Capital investment platform: relationships with prospective counterparties and intermediaries globally; deep coverage of local markets; an appreciation of the cultural differences and market practices in cross-border transactions; and a wide variety of skills, experience and perspectives.

●	Deep, long-standing counterparty relationships – For many years, Coller Capital has used its large, global team to forge strong, lasting relationships all over the globe. These relationships not only provide many opportunities for less competitive transactions, but they also continue to result in serial transactions with asset management teams worldwide.

●	A market-leading ability to deliver liquidity solutions for large, challenging and/or complex situations – In Coller Capital’s experience, there is typically a direct relationship between the difficulty counterparties face in finding a workable liquidity solution and their willingness to be flexible on pricing and term. Coller Capital has therefore developed the ability to craft liquidity solutions in even the most challenging situations.

●	Strength and experience across all types of Secondary Transactions – The market for secondaries has continued to grow and diversify, as a widening range of investors – both limited and general partners – have sponsored transactions and the array of transaction/asset types has also evolved. While secondaries sponsored by limited partners have traditionally represented the largest part of the secondaries market, secondary transactions sponsored by general partners have grown significantly in volume over the last five years. As a pioneer of private markets secondary investments with more than 30 years of experience, Coller Capital has developed deep expertise across a broad array of Secondary Transactions including in respect of LP-led, GP-led and Direct Investments.

●	Consistently strong returns – Since its founding in 1990, Coller Capital has generated consistently strong returns for investors across economic cycles and in different market conditions. Coller Capital has achieved this through:

Proactive origination of opportunities with alpha potential

Coller Capital originates and executes Secondary Transactions from across the credit secondary market – from limited partnership interests to portfolios of direct holdings in private credit and other assets – providing investors with exposure to diversified portfolios of Private Credit Investments.

The Adviser seeks to continue to build on Coller Capital’s strengths – one of the most established brands in the secondary market built over three decades; a truly global platform; a broad and deep pool of talent; an innovative, entrepreneurial culture; a disciplined investment process with dedicated risk-management and execution capabilities; and a market leader in private credit secondaries. The Adviser believes these abilities allow Coller Capital to be a market leader in sourcing, analyzing and executing Secondary Transactions.

The Adviser prefers to leverage Coller Capital’s large investment team and long-standing relationships to source less competitive transactions. However, due to Coller Capital’s size, track record, and reputation, it also encounters a significant number of intermediary-driven transactions. These transactions involve opportunities brought to market by intermediaries, such as brokers or advisors, who facilitate deals between buyers and sellers. The Fund selectively invests in these opportunities, typically preferring to engage where the deal aligns well with its existing portfolio and avoiding situations where there are numerous competing buyers.

These opportunities often arise from counterparties with specific strategic goals or other strong incentives to transact, but who face substantial challenges in reaching a solution. These challenges may include tax, legal, accounting, regulatory, structural issues, or the need to align multiple, often conflicting, interests. In some cases, there may be disparate asset pools or tight constraints on timelines or resources—each situation presents unique obstacles. The Adviser focuses on creating highly customized solutions designed to address these complex challenges. These tailored solutions may involve simplifying complicated structures, providing comprehensive rather than partial remedies, or presenting innovative approaches to solving strategic problems. Such solutions are intended to add significant non-financial value to counterparties. The expenses related to these customized solutions will be typically borne by the Fund.

The Adviser executes its origination strategy by leveraging Coller Capital’s secondary investment professionals. This not only allows the Adviser to analyze a large number of potential investments, but also permits the investment team to be working on multiple opportunities simultaneously, whilst resourcing complex transactions appropriately which are more resource intensive. The overall result of this approach allows the Adviser to maintain selectivity and reduce the opportunity cost of rejecting an investment at the Fund’s investment committee (the “Investment Committee”).

The Adviser believes that secondary private credit funds such as the Fund can present an opportunity to earn returns in excess of those available from primary private credit fund commitments without materially increasing risk. The ‘day one’ returns available from discounts give a secondary fund the potential to ‘lock in’ accretive returns when a commitment to a private credit fund is acquired, with the secondary fund thereafter benefiting from the same yield as the Portfolio Fund’s primary investors.

Secondary funds are able to acquire seasoned assets selectively, ‘pricing in’ developments in the underlying assets of Portfolio Funds to the point of acquisition. In the Adviser’s view, this reduces the risk of adverse developments compared to primary fund commitments. By ‘recycling’ early realisations of principal, the Fund will also aim to build attractive returns for its investors beyond those earned by primary investors in its Portfolio Funds.

Sourcing Investments

Origination activities for the Fund will be undertaken across Coller Capital’s broader platform and coordinated by Coller Capital’s credit team, with an active coverage process in place for key sellers, key credit general partners and intermediary relationships. In addition, the Fund will benefit from the resources of Coller Capital’s global platform of over 275 people dedicated to sourcing, analysing and completing secondary investments, and supporting the operations of the funds Coller Capital manages. All investment professionals are expected to be active in originating investment opportunities across the funds that Coller Capital managers, including the Fund.

Coller Capital has made significant investments into building and developing its investment team, which is one of the largest teams in the industry dedicated to private assets secondaries. Adviser expects that the breadth and depth of these resources will bring several distinctive strengths to the Fund’s origination capabilities:

◾	Deep, long-standing counterparty relationships – Strong relationships with private credit and equity investors, managers and intermediaries gained through over 34 years of experience in private equity secondaries and 16 years in credit secondaries;

◾	A market-leading ability to deliver liquidity solutions in challenging and complex situations – The ability to craft liquidity solutions in even the most challenging situations, and to offer the Fund’s counterparties significant non-financial value;

◾	Full coverage of transaction types – The expertise to invest across all transaction types in the secondary market, having been a pioneer of many of them, ranging from conventional secondaries to highly bespoke liquidity solutions;

◾	Specialist private credit team – We believe we have the largest and most experienced dedicated specialist team with strong credit expertise and broad networks across the private credit fund universe – in many cases gained through prior roles on the direct credit buy-side or in investment banks. This is supplemented by a broader resource pool of professionals available to assist in assessment and execution of large transactions;

◾	Truly global reach – Diversity of nationalities, backgrounds and skills within Coller Capital, enabling Coller Capital to source, win and execute investments across the globe.

◾	Execution capacity – The ability to pursue and execute several large complex investment opportunities simultaneously.

Given the current, relatively early stage of development of the secondary private credit market, Coller Capital believes that active sourcing of relationship-led opportunities will form the cornerstone of deal flow generation for the Fund. Coller Capital’s track record in relationship-led sourcing and its deep network of private credit market participants are expected to be significant sources of competitive advantage for the Fund. As many private equity general partners also operate interwoven credit businesses, Coller Capital’s deal sourcing activities for other investment vehicles advised by Coller Capital (the “Other Coller Vehicles”) are also expected to be a meaningful source of opportunities for the Fund.

While the Adviser expects to proactively originate the majority of the Fund’s investments, given the scale of Coller Capital’s long investment activity in private credit secondaries – with over $6.1 billion deployed across 50 transactions – the Adviser also expects to see a substantial portion of the intermediary-led transactions brought to market. Coller Capital has longstanding relationships with key intermediaries in the market and enjoys a strong reputation as a buyer. However, the Adviser expects to engage selectively on these opportunities, focusing on those where Coller Capital has specific asset-level conviction or insights and/or where Coller Capital is well positioned in terms of transaction’s dynamics.

Portfolio Due Diligence

The Adviser uses a range of resources to identify and source the availability of promising Private Credit Investments. The Adviser’s investment approach is based on the extensive research conducted by research professionals.

●	Investments in Portfolio Funds through Secondary Transactions. For opportunities to acquire Portfolio Funds through Secondary Transactions, the Adviser analyses and assesses the relevant portfolio of private credit and/or other asset(s), and reviews the relevant fund sponsor or sponsors and or management team to assess their ability to successfully invest uncommitted capital and/or build and/or protect value with the existing investment(s) and/or asset(s). The Adviser will seek to analyze opportunities to acquire Portfolio Funds through Secondary Transactions using its detailed knowledge of many private credit funds, as well as its relationships with sponsors and intermediaries. In addition to providing a source of investment opportunities, the Adviser’s extensive portfolios of investments in Portfolio Funds and business relationships with partnership sponsors are expected to afford the Adviser access to key information in evaluating the value of Secondary Transactions on behalf of the Fund.

●	Investments in Portfolio Funds through Primary Commitments. For Private Credit Investments through Primary Commitments, the Adviser’s due diligence may include meeting with management and investment teams and conducting analysis of a Portfolio Fund’s investment process, past transactions and the overall segment of the market the fund and fund sponsor operate in. Through this process, the Adviser seeks to acquire an understanding of the investment philosophy of the fund sponsor, the discipline with which the philosophy is implemented, and the dynamics of the sponsor’s organization in order to evaluate the sponsor’s ability to generate sustainable deal flow and attractive risk-adjusted returns. Specific factors reviewed where appropriate may include the background of key individuals, market standing of sponsor, deal flow, performance track record, organizational capabilities of the fund sponsor such as restructuring capabilities to protecting the downside of investments, and investment strategy. Additionally, the Adviser also examines general factors which have the potential to affect private credit investments, such as economic environment, political environment, cultural/social issues, legal/regulatory system, taxes, and financial markets.

●	Co-Investments and Direct Investments. Throughout the due diligence process, the Adviser and Coller Capital will consult with both internal and external resources to seek to develop a comprehensive understanding of an investment. With respect to underlying private credit and/or other assets, such diligence may include an assessment of the fundamental economic and financial outlook for a private credit investment and its underlying source of cash flows as well as legal and structural considerations of the credit. The Adviser leverages Coller Capital’s global resources as well as the research and analysis performed by the sponsor of a transaction to develop an understanding of key aspects of a private credit asset including financial, commercial and legal analysis and, where applicable, sponsoring firm and individual lead partner’s experience/track record.

Dynamic portfolio construction for optimal diversification

The CIO Office of Coller Capital (the “CIO Office”), is responsible for proposing the Fund’s strategic and portfolio construction priorities to the Adviser’s strategic investment committee (the “Strategic Investment Committee”). The Strategic Investment Committee meets on a quarterly basis, or ad hoc as required, to approve the risk-return framework for different types of investments, which forms the backbone of the investment strategy recommended to the Investment Committee (as defined below). The Strategic Investment Committee takes into account the existing portfolio composition (asset diversification, company geography, company sector, currency, etc.) and current macroeconomic and market conditions. The Adviser sources and evaluates a broad range of secondary investment opportunities, varying greatly by geography, industry sector, asset maturity, investment strategy, vintage, currency, and complexity. The risk profile of each investment opportunity is assessed, and the potential investment is then priced, according to the Fund’s risk-return framework and the Fund’s portfolio construction priorities at the time. Each individual investment is reviewed through the lens of the Fund’s portfolio and its fit and pricing assessed accordingly. The Adviser believes this approach ensures that the portfolio is comprised of complementary assets whilst aiming to minimize risk to the overall return of the Fund through managing asset correlation and concentration. Responsiveness to market dynamics, differences in relative value and changing risk parameters require a flexible approach to portfolio construction. This in turn maximizes the Fund’s investment opportunities, exploits divergent conditions in different areas of the market, and aids sound risk management.

Coller Capital monitors each active investment, plus the overall portfolio of completed investments within each of the Fund and Other Coller Vehicles. The tracking framework for a specific investment will vary based on the nature of the assets and the terms of the transaction, with at least two investment professionals assigned oversight responsibility. Investments in limited partnership or other fund interests are typically monitored through regular direct interaction with the relevant general partner, as well as the aggregation and evaluation of the quarterly information provided by that general partner.

More active oversight is applied to more concentrated portfolios, entailing a more detailed discussion of portfolio company and/or credit performance and general partner dynamics. These discussions generally occur on a more regular basis than those on more diversified limited partner positions and include members of Coller Capital’s credit team along with members of the CIO Office, Coller Capital’s execution team, and Coller Capital’s finance teams.

To embed active oversight in Coller Capital’s operations, Coller Capital has established the Post-Investment Governance and Intervention Committee (“PIGI”), which meets on a regular basis to review in detail Other Coller Vehicles’ and, after the Fund’s investment operations, the Fund’s completed investments. Members of PIGI for Credit investments comprise the Head of Coller Capital’s credit secondaries team, CIO of Coller Credit Secondaries, Partners from the CIO Office and Coller Capital’s Chief Financial Officer. PIGI operates independently of any transaction team and is designed to challenge performance, assess actions of underlying managers, and determine the reasonableness of expected returns. PIGI is charged with recommending preventative or corrective actions directly to Coller Capital’s Credit Investment Committee, which will then determine any action to be taken with regard to the investment in question. The CIO Office ensures that any specific issues are understood and if there is a lesson to be learned, that our analytical and evaluation process is amended to take account of this.

All information received from underlying managers in the course of Coller Capital’s portfolio monitoring is entered into Visual Magic Fund Management, Coller Capital’s in-house application for managing and monitoring investments. When a transaction is being discussed at PIGI, the transaction team responsible for following an investment will prepare a detailed deck for PIGI showing, among other things, the original expectations for debt, revenues, EBITDA, and how underlying credits and companies are currently tracking. They will present this deck to the PIGI committee. Each investment is regularly scrutinized on a detailed basis and action taken where necessary and possible. Additionally, granular portfolio monitoring and performance management have given Coller Capital a clear understanding of the drivers of historical performance. Coller Capital believes that an important element of successful innovation is the ability to learn from mistakes and incorporate lessons into Coller Capital’s investment strategy and operations.

ESG Due Diligence

While secondaries investing by its nature is at least one step removed from the operations of underlying portfolio companies, the Adviser seeks to use its influence with asset managers to encourage best environmental, social and governance (“ESG”) practices wherever possible.

As part of its investment process, the Adviser incorporates financially material ESG factors amongst other factors in its investment decisions with the goals of managing risk and assessing the attractiveness of the opportunity. For each new investment opportunity, the Fund’s investment team and Coller Capital’s ESG function consider proprietary ESG due diligence checklists, undertake a bespoke analysis and take a view regarding the material ESG risks associated with the investment opportunity. A tailored ESG comment is provided in all recommendations to the Investment Committee and a verbal commentary is also delivered. The bespoke ESG analysis is centered around a desktop review of ESG data sourced from ESG vendors utilized by the Adviser and/or Coller Capital (e.g., RepRisk) and the policies of each GP, including whether they are signatories of the United Nations-supported (“UN”) Principles for Responsible Investment and have ESG policies, as well as any related implementation and monitoring frameworks therefor. The Adviser also takes into consideration the recommendations of the Taskforce on Climate- related Financial Disclosures and the UN’s Sustainable Development Goals. These topics and considerations are incorporated into the investment decision process and the ongoing monitoring and management of investments but are not solely determinative of investment decisions. Socially responsible norms differ by country and region and there are different industry standards relating to the development and application of sustainability and/or ESG factors, which may make it difficult for investors to compare the Fund’s principal investment strategies with the investment strategies of other funds that incorporate financially material ESG factors into their investment process. The Fund may invest in companies that do not reflect the beliefs and values of any particular investor.

ESG data provided by ESG vendors may not be accurate or comparable and in some cases may be unavailable for a particular investment opportunity. ESG integration is not a separate or stand-alone investment strategy of the Fund and does not change the Fund’s investment objective, exclude specific types of companies or investments or constrain the Fund’s investable universe. The Adviser’s assessments related to ESG factors may not be conclusive and investments that may be negatively impacted by such factors may be purchased and retained by the Fund while the Fund may divest or not invest in investments that may be positively impacted by such factors.

Risks

AN INVESTMENT IN THE FUND INVOLVES A HIGH DEGREE OF RISK AND THEREFORE SHOULD ONLY BE UNDERTAKEN BY INVESTORS WHOSE FINANCIAL RESOURCES ARE SUFFICIENT TO ENABLE THEM TO ASSUME THESE RISKS AND TO BEAR THE LOSS OF ALL OR PART OF THEIR INVESTMENT. THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY, BUT ARE NOT MEANT TO BE AN EXHAUSTIVE LISTING OF ALL OF THE POTENTIAL RISKS ASSOCIATED WITH AN INVESTMENT IN THE FUND. INVESTORS SHOULD CONSULT WITH THEIR OWN FINANCIAL, LEGAL, INVESTMENT AND TAX ADVISERS PRIOR TO INVESTING IN THE FUND.

Investment in the Fund is suitable only for those persons who have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of their proposed investment, who can afford to bear the economic risk of their investment, who are able to withstand a total loss of their investment and who have no need for liquidity in their investment and no need to dispose of their Shares to satisfy current financial needs and contingencies or existing or contemplated undertakings or indebtedness. Potential investors with questions as to the suitability of an investment in the Fund should consult their professional advisers to assist them in making their own legal, tax, accounting and financial evaluation of the merits and risks of investment in the Fund in light of their own circumstances and financial condition.

The Fund’s investment program is speculative and entails substantial risks. In considering participation in the Fund, prospective investors should be aware of certain risk factors, which include the following:

General Risks of Investing in the Fund

General Investment Risks

There is no assurance that the investments held by the Fund will be profitable, that there will be proceeds from such investments available for distribution to Shareholders, or that the Fund will achieve its investment objective. An investment in the Fund is speculative and involves a high degree of risk. Fund performance may be volatile and a Shareholder could incur a total or substantial loss of its investment. There can be no assurance that projected or targeted returns for the Fund will be achieved.

Market and Economic Risk

Investments made by the Fund may be materially affected by market, economic and political conditions in the United States and in the non-U.S. jurisdictions in which its investments operate, including factors affecting interest rates, the availability of credit, currency exchange rates and trade barriers. These factors are outside the control of the Adviser and could adversely affect the liquidity and value of the Fund’s investments and reduce the ability of the Fund to make new investments.

Lack of Operating History

The Fund is a newly organized, non-diversified, closed-end management investment company with no operating history. While members of the Adviser who will be active in managing the Fund’s investments have substantial experience in Private Credit Investments, the Fund was recently formed, does not yet have any operating history and has not made any investments.

Conflicts of Interests

An investment in the Fund is subject to a number of actual or potential conflicts of interests. For example, the Adviser provides services to the Fund for which the Fund compensates it. As a result, the Adviser faces conflicts of interests when balancing its responsibility to act in the best interests of the Fund, on the one hand, and any benefit, monetary or otherwise, that could result to it or its affiliates from the operation of the Fund, on the other hand. For example, the Adviser may render in the future services to others, including by performing a variety of functions unrelated to the management of the Fund and the selection, acquisition, management and disposition of the Fund’s investments. The officers and employees of the Adviser are not required to devote all or any specific portion of their working time to the affairs of the Fund and actual or potential conflicts of interest arise in allocating management time, services or functions among such clients, including clients that may have the same or similar type of investment strategy as the Fund’s. The Adviser and/or its affiliates also face conflicts of interests in their service as investment adviser to other clients, and, from time to time, make investment decisions that differ from and/or negatively impact those made by the Adviser on behalf of the Fund. In addition, affiliates of the Adviser provide a broad range of services and products to their clients. In certain circumstances, by providing services and products to their clients, these affiliates’ activities will disadvantage or restrict the Fund and/or benefit these affiliates and may result in the Fund forgoing certain investments that it would otherwise make. The Adviser may also acquire material non-public information which would negatively affect the Adviser’s ability to transact in securities for the Fund.

In addition, the Adviser has received an exemptive order from the SEC that permits the Fund to co-invest alongside certain affiliates of the Adviser and certain public or private funds managed by the Adviser and its affiliates in privately negotiated transactions, subject to certain terms and conditions. These co-investment transactions may give rise to conflicts of interests or perceived conflicts of interests among the Fund and the participating affiliates. See “Conflicts of Interests” below.

Management Risk

The Fund is subject to management risk because it is an actively managed investment portfolio. The Fund’s ability to achieve its investment objective depends upon the Adviser’s skill in determining the Fund’s allocation of its assets and in selecting the best mix of investments. There is a risk that the Adviser’s evaluation and assumptions regarding asset classes or investments may be incorrect in view of actual market conditions. The Adviser will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results. The Fund may be subject to a relatively high level of management risk because the Fund invests in Private Credit Investments, which are highly specialized instruments that require investment techniques and risk analyses different from those associated with investing in public equities and bonds. The Fund’s allocation of its investments across Portfolio Funds, Co-Investments, Direct Investments and other Private Credit Investments representing various strategies, geographic regions, asset classes and sectors may vary significantly over time based on the Adviser’s analysis and judgment. As a result, the particular risks most relevant to an investment in the Fund, as well as the overall risk profile of the Fund’s portfolio, may vary over time. It is possible that the Fund will focus on an investment that performs poorly or underperforms other investments under various market conditions.

Dependence on the Adviser and Key Personnel

The Fund does not and will not have any internal management capacity or employees and depends on the experience, diligence, skill and network of business contacts of the investment professionals the Adviser and its affiliates currently employ, or may subsequently retain, to identify, evaluate, negotiate, structure, close, monitor and manage the Fund’s investments. The Adviser will evaluate, negotiate, structure, close and monitor the Fund’s investments in accordance with the terms of the Investment Advisory Agreement. The Fund’s future success will depend to a significant extent on the continued service and coordination of the senior investment professionals. The departure of any key personnel, including the Investment Committee members, portfolio managers, or of a significant number of the investment professionals of the Adviser, could have a material adverse effect on the Fund’s business, financial condition or results of operations. The Fund can offer no assurance that the investment professionals, resources, relationships and expertise of Coller Capital will be available for every transaction.

In addition, the Fund cannot assure investors that the Adviser will remain the Fund’s investment adviser. The Fund may not be able to find a suitable replacement within that time, resulting in a disruption in its operations that could adversely affect its financial condition, business and results of operations. This could have a material adverse effect on the Fund’s financial conditions, results of operations and cash flow.

Closed-End Fund Structure; Liquidity Limited to Periodic Repurchases of Shares

The Fund is designed primarily for long-term investors. An investment in the Fund, unlike an investment in a traditional listed closed-end fund, should be considered illiquid. The Shares are appropriate only for investors who are comfortable with investment in less liquid or illiquid investments within an illiquid fund. An investment in the Shares is not suitable for investors who need access to the money they invest. Unlike open-end funds (commonly known as mutual funds), which generally permit redemptions on a daily basis, the Shares will not be redeemable at a Shareholder’s option. Unlike stocks of listed closed-end funds, the Shares are not listed, and are not expected to be listed, for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future. The Fund’s Private Credit Investments will be illiquid and typically cannot be transferred or redeemed for a substantial period of time. The Shares are designed for long-term investors, and the Fund should not be treated as a trading vehicle.

Incentive Fee Risk

The Investment Advisory Agreement entitles the Adviser to receive incentive compensation on income regardless of any capital losses. In such case, the Fund may be required to pay the Adviser incentive compensation for a fiscal quarter even if there is a decline in the value of the Fund’s portfolio or if the Fund incurs a net loss for that quarter. The Incentive Fee payable by the Fund to the Adviser may create an incentive for it to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the Incentive Fee payable to the Adviser is determined may encourage it to use leverage to increase the return on the Fund’s investments. Any Incentive Fee payable by the Fund that relates to its net investment income may be computed and paid on income that may include interest that has been accrued but not yet received. If an investment defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the Incentive Fee will become uncollectible.

The Adviser is not under any obligation to reimburse the Fund for any part of the Incentive Fee it received that was based on accrued income that the Fund never received as a result of a default by an entity on the obligation that resulted in the accrual of such income, and such circumstances would result in the Fund’s paying an Incentive Fee on income it never received. This could result in higher investment losses, particularly during economic downturns.

Risks related to Repurchases of Shares

Although the Board may, in its sole discretion, cause the Fund to offer to repurchase outstanding Shares at their NAV and the Adviser intends to recommend that, in normal market circumstances, the Board conduct quarterly repurchase offers of no more than 5% of the Fund’s net assets. Shares are considerably less liquid than shares of funds that trade on a stock exchange, or shares of open-end registered investment companies. It is possible that the Fund may be unable to repurchase all of the Shares that a Shareholder tenders due to the illiquidity of the Fund investments or if the Shareholders request the Fund to repurchase more Shares than the Fund is then offering to repurchase. In addition, substantial requests for the Fund to repurchase Shares could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Shares.

There can be no assurance that the Fund will conduct repurchase offers in any particular period and Shareholders may be unable to tender Shares for repurchase for an indefinite period of time. The Adviser currently expects to recommend to the Board that the Fund conducts its first repurchase offer following the third full quarter of Fund operations (or such earlier or later date as the Board may determine).

There will be a substantial period of time between the date as of which Shareholders must submit a request to have their Shares repurchased and the date they can expect to receive payment for their Shares from the Fund. Shareholders whose Shares are accepted for repurchase bear the risk that the Fund’s NAV may fluctuate significantly between the time that they submit their repurchase requests and the date as of which such Shares are valued for purposes of such repurchase. Shareholders will have to decide whether to request that the Fund repurchase their Shares without the benefit of having current information regarding the value of Shares on a date proximate to the date on which Shares are valued by the Fund for purposes of effecting such repurchases. See “Repurchase of Shares.”

Offers for repurchases of Shares, if any, may be suspended, postponed or terminated by the Board under certain circumstances. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of Shares and the underlying investments of the Fund. Additionally, because Shares are not listed on any securities exchange, the Fund is not required, and does not intend, to hold annual meetings of its Shareholders unless called for under the provisions of 1940 Act.

Distributions in Kind

The Fund generally expects to distribute cash to the holder of Shares that are repurchased in satisfaction of such repurchase. See “Repurchases of Shares—Periodic Repurchases.” However, there can be no assurance that the Fund will have sufficient cash to pay for Shares that are being repurchased or that it will be able to liquidate investments at favorable prices to pay for repurchased Shares. The Fund has the right to distribute securities as payment for repurchased Shares in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund. For example, it is possible that the Fund may receive securities from a Portfolio Fund that are illiquid or difficult to value. In such circumstances, the Adviser would seek to dispose of these securities in a manner that is in the best interests of the Fund, which may include a distribution in kind to Shareholders. In the event that the Fund makes such a distribution of securities, there can be no assurance that any Shareholder would be able to readily dispose of such securities or dispose of them at the value determined by the Adviser.

Confidential Information

The Fund will likely have access to or acquire confidential or material non-public information relating to its investments. The Fund will likely limit the information reported to its investors with respect to such investments. The Adviser may from time to time come into possession of information about certain markets and investments, some of which is material, non-public or confidential information of particular issuers or the securities of such issuers, which, at times, will limit the Adviser’s ability to dispose of or retain or increase interests in investments held by the Fund or acquire certain investments on behalf of the Fund until the information has been publicly disclosed or is no longer deemed material.

Restrictions on Transfers

Transfers of Shares may be made only by operation of law pursuant to the death, divorce, insolvency, bankruptcy, or adjudicated incompetence of the Shareholder or with the prior written consent of the Board, which may be withheld in the Board’s sole discretion. Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability.

Non-Diversified Status

The Fund is a “non-diversified” investment company for purposes of the 1940 Act, which means it is not subject to percentage limitations under the 1940 Act on assets that may be invested in the securities of any one issuer. Having a larger percentage of assets in a smaller number of issuers makes a non-diversified fund, like the Fund, more susceptible to the risk that one single event or occurrence can have a significant adverse impact upon the Fund.

Valuation Risk

The Fund is subject to valuation risk, which is the risk that one or more of the securities in which the Fund invests are valued at prices that the Fund is unable to obtain upon sale due to factors such as incomplete data, market instability, human error, or, with respect to securities for which there are no readily available market quotations, the inherent difficulty in determining the fair value of certain types of investments. The Adviser may, but is not required to, use an independent pricing service or prices provided by dealers to value securities at their market value. Because the secondary markets for certain investments may be limited, such instruments may be difficult to value.

A substantial portion of the Fund’s assets are expected to consist of Portfolio Funds and Co-Investments for which there are no readily available market quotations. The information available in the marketplace for such companies, their securities and the status of their businesses and financial conditions is often extremely limited, outdated and difficult to confirm. Such securities are valued by the Fund at fair value as determined pursuant to policies and procedures approved by the Board. In determining fair value, the Adviser is required to consider all appropriate factors relevant to value and all indicators of value available to the Fund. The determination of fair value necessarily involves judgment in evaluating this information in order to determine the price that the Fund might reasonably expect to receive for the security upon its current sale. The most relevant information may often be provided by the issuer of the securities. Given the nature, timeliness, amount and reliability of information provided by the issuer, fair valuations may become more difficult and uncertain as such information is unavailable or becomes outdated.

The value at which the Fund’s investments can be liquidated may differ, sometimes significantly, from the valuations assigned by the Fund. In addition, the timing of liquidations may also affect the values obtained on liquidation. The Fund will invest a significant amount of its assets in Private Credit Investments for which no public market exists. There can be no guarantee that the Fund’s investments could ultimately be realized at the Fund’s valuation of such investments. In addition, the Fund’s compliance with the asset diversification tests under the Code depends on the fair market values of the Fund’s assets, and, accordingly, a challenge to the valuations ascribed by the Fund could affect its ability to comply with those tests or require it to pay penalty taxes in order to cure a violation thereof.

The Fund’s NAV is a critical component in several operational matters including computation of the Advisory Fee, the Incentive Fee and the Distribution and Servicing Fee, and determination of the price at which the Shares will be offered and at which a repurchase offer will be made. Consequently, variance in the valuation of the Fund’s investments will impact, positively or negatively, the fees and expenses Shareholders will pay, the price a Shareholder will receive in connection with a repurchase offer and the number of Shares an investor will receive upon investing in the Fund. It is expected that the Fund will accept purchases of Shares as of the first Business Day of each month. The number of Shares a Shareholder will receive will be based on the Fund’s most recent NAV, which will be calculated for the last Business Day of the preceding month (i.e., one Business Day prior to date on which the Fund will accept purchases). For more information regarding the Fund’s subscription process, see “Purchasing Shares.”

The Adviser generally expects to receive information for the Fund’s investments in Private Credit Investments, including Portfolio Funds, Direct Investments and Co-Investments, on which it will base the Fund’s NAV only as of each calendar quarter end and on a significant delay. The Adviser generally does not expect to receive updated information intra quarter for such investments. As a result, the Fund’s NAV for periods other than calendar quarter end will likely be based on information from the prior quarter. The Fund may need to liquidate certain investments, including its investments in Private Credit Investments, in order to repurchase Shares in connection with a repurchase offer. A subsequent decrease in the valuation of the Fund’s investments after a repurchase offer could potentially disadvantage remaining Shareholders to the benefit of Shareholders whose Shares were accepted for repurchase. Alternatively, a subsequent increase in the valuation of the Fund’s investments could potentially disadvantage Shareholders whose Shares were accepted for repurchase to the benefit of remaining Shareholders. Similarly, a subsequent decrease in the valuation of the Fund’s investments after a subscription could potentially disadvantage subscribing investors to the benefit of pre-existing Shareholders, and a subsequent increase in the valuation of the Fund’s investments after a subscription could potentially disadvantage pre-existing Shareholders to the benefit of subscribing investors. For more information regarding the Fund’s calculation of its NAV, see “Net Asset Valuation.”

Amounts and Frequency of Distributions

The amounts of distributions that the Fund may pay are uncertain. The Fund expects to pay distributions out of assets legally available for distribution from time to time, at the sole discretion of the Board, and otherwise in a manner to comply with Subchapter M of the Code. See “Distributions.” Nevertheless, the Fund cannot assure Shareholders that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or year-to-year increases in cash distributions. The Fund’s ability to pay distributions may be adversely affected by the impact of the risks described in this Prospectus. All distributions will depend on the Fund’s earnings, its net investment income, its financial condition, and such other factors as the Board may deem relevant from time to time.

Effect of Additional Subscriptions

The Fund intends to accept additional subscriptions for Shares, and such subscriptions will dilute the voting interests of existing Shareholders in the Fund. Additional subscriptions will also dilute the indirect interests of existing Shareholders in the Fund investments prior to such purchases, which could have an adverse impact on the existing Shareholders’ interests in the Fund if subsequent Fund investments underperform the prior investments.

Access to Investor Data

The Adviser, the auditors, the custodian and the other service providers to the Fund may receive and have access to personal data relating to Shareholders, including information contained in a prospective investor’s subscription documents and arising from a Shareholder’s business relationship with the Fund and/or the Adviser. Such information may be stored, modified, processed or used in any other way, subject to applicable laws, by the Adviser and by the Fund’s other service providers and their agents, delegates, sub-delegates and certain third parties in any country in which such person conducts business. Subject to applicable law, Shareholders may have rights in respect of their personal data, including a right to access and rectification of their personal data and may in some circumstances have a right to object to the processing of their personal data.

Allocation of Investment Opportunities

The Adviser and its affiliates are investment advisers to various clients for whom they make Private Credit Investments of the same type as the Fund. The Adviser and its affiliates also may agree to act as investment adviser to additional clients that make Private Credit Investments of the same type as the Fund. In addition, the Adviser will be permitted to organize other pooled investment vehicles with principal investment objectives similar to, or different from, those of the Fund. It is possible that a particular investment opportunity would be a suitable investment for the Fund and such clients or pooled investment vehicles.

The Adviser has received an exemptive order from the SEC that permits the Fund to co-invest alongside the Adviser’s affiliates in privately negotiated transactions. Subject to the conditions specified in the exemptive order, the Fund is permitted to co-invest with those affiliates in certain negotiated investment opportunities, including investments originated and directly negotiated by the Adviser. If investment opportunities are allocated among the Fund and Other Coller Vehicles, the Fund may not be able to structure its investment portfolio in the manner desired. See “Conflicts of Interests” below.

Risks of Investing in Private Credit Investments

Risks of Private Credit Strategies

The Fund’s investment portfolio will include Portfolio Funds, Direct Investments and Co-Investments, which will typically hold securities issued primarily by private companies. Operating results for private companies in a specified period may be difficult to determine. Such investments involve a high degree of business and financial risk that can result in substantial losses.

Private Credit Investment Risks

The Fund may invest in the debt securities and other yield-oriented investments issued by private companies acquired in privately negotiated transactions, through Secondary Transactions with existing investors in such investments and not from the issuers of such investments and/or in connection with a restructuring transaction. Private credit strategies involve a variety of debt investing, which is subject to a high degree of financial risk. Private credit investments may be adversely affected by tax, legislative, regulatory, credit, political or government changes, interest rate increases and the financial conditions of issuers, which may pose significant credit risks (i.e., the risk that an issuer of a security will fail to pay principal and interest in a timely manner, reducing the associated total return) that result in issuer default. Typically, Private Credit Investments are in restricted securities that are not traded in public markets and subject to substantial holding periods, so that the Fund may not be able to resell some of its holdings for extended periods, which may be several years. The Fund’s investments are also subject to the risks associated with investing in private securities. Investments in private securities are illiquid, can be subject to various restrictions on resale, and there can be no assurance that the Fund will be able to realize the value of such investments in a timely manner. Additionally, Private Credit Investments can range in credit quality depending on security-specific factors, including total leverage, amount of leverage senior to the security in question, variability in the issuer’s cash flows, the size of the issuer, the quality of assets securing debt and the degree to which such assets cover the subject company’s debt obligations.

Investments in debt securities and loans issued by privately held companies can be less liquid or illiquid and subject to various restrictions on resale. Private Credit Investments can range in credit quality depending on security-specific factors, including total leverage, amount of leverage senior to the security in question, variability in the issuer’s cash flows, the size of the issuer, the quality of assets securing debt and the degree to which such assets cover the portfolio company’s debt obligations. The companies in which Portfolio Funds invest may be leveraged, often as a result of leveraged buyouts or other recapitalization transactions, and often will not be rated by national credit rating agencies.

Risks Associated with Direct Investments in Private Companies

Private companies are generally not subject to reporting requirements of the SEC or other securities regulators, are not required to maintain their accounting records in accordance with generally accepted accounting principles, and are not required to maintain effective internal controls over financial reporting. As a result, the Adviser may not have timely or accurate information about the business, financial condition and results of operations of the private companies in which the Fund invests. There is risk that the Fund may invest on the basis of incomplete or inaccurate information, which may adversely affect the Fund’s investment performance. Private companies in which the Fund may invest, including Direct Investments, may have limited financial resources, shorter operating histories, more asset concentration risk, narrower product lines and smaller market shares than larger businesses, which tend to render such private companies more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. These companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. These companies may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

Typically, investments in private companies, including Direct Investments, are through restricted securities that are not traded in public markets and subject to substantial holding periods, so that the Fund may not be able to resell some of its holdings for extended periods, which may be several years. There can be no assurance that the Fund will be able to realize the value of private company investments in a timely manner.

Risks of Private Credit Investments

Investments made in connection with acquisition transactions are subject to a variety of special risks, including the risk that the acquiring company has paid too much for the acquired business, the risk of unforeseen liabilities, the risks associated with new or unproven management or new business strategies and the risk that the acquired business will not be successfully integrated with existing businesses or produce the expected synergies.

●	Senior Secured Loans. The Fund or its Private Credit Investments may invest directly or indirectly in a variety of different types of structured equity and debt, including senior secured loans. When the Fund or its Private Credit Investments acquire a senior secured loan in respect of an underlying issuer, they will generally take or benefit from a security interest in the available assets of such underlying issuer, including the equity interests of its subsidiaries, which should help mitigate the risk that the Fund or such Private Credit Investment will not be repaid. However, there is a risk that the collateral securing the Fund’s or the relevant Private Credit Investment’s loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise, and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the relevant underlying issuer to raise additional capital. In some circumstances, the Fund’s or such Private Credit Investment’s security interest could be subordinated to claims of other creditors. In addition, deterioration in such underlying issuer’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Consequently, the fact that a loan is secured does not guarantee that the Fund or such Private Credit Investment will receive principal and interest payments according to the loan’s terms, or at all, or that the Fund or such Private Credit Investment will be able to collect on the loan should it be forced to enforce its remedies.

●	Second Lien, or Other Subordinated Loans or Debt. The Fund or its Private Credit Investments may invest directly or indirectly in second lien or other subordinated loans. In the event of a loss of value of the assets that collateralize the loans, the subordinate portions of the loans may suffer a loss prior to the more senior portions suffering a loss. If an underlying issuer defaults and lacks sufficient assets to satisfy the Fund’s or the relevant Private Credit Investment’s loan, the Fund or such Private Credit Investment may suffer a loss of principal or interest. If an underlying issuer declares bankruptcy, the Fund or the relevant Private Credit Investment may not have full recourse to the assets of the underlying issuer, or the assets of the underlying issuer may not be sufficient to satisfy the loan. In addition, certain of the Fund’s or its Private Credit Investments’ loans may be subordinate to other debt of underlying issuers. As a result, if an underlying issuer defaults on the Fund’s or a Private Credit Investment’s loan or on debt senior to the Fund’s or such Private Credit Investment’s loan, or in the event of the bankruptcy of an underlying issuer, the Fund’s or such Private Credit Investment’s loan will be satisfied only after all senior debt is paid in full. Any ability to amend the terms of the Fund’s or such Private Credit Investment’s loans, assign the Fund’s or such Private Credit Investment’s loans, accept prepayments, exercise the Fund’s or such Private Credit Investment’s remedies (through “standstill periods”) and control decisions made in bankruptcy proceedings relating to underlying issuers may be limited by intercreditor arrangements if debt senior to that Fund’s or such Private Credit Investment’s loans exists.

●	Unsecured Loans or Debt. The Fund or its Private Credit Investments may invest directly or indirectly in unsecured loans which are not secured by collateral. In the event of default on an unsecured loan, any first priority lien holder has first claim on the underlying issuer’s assets constituting its collateral. It is possible that no collateral value would remain for an unsecured holder, resulting in a loss to the Fund or its relevant Private Credit Investments, which in turn would negatively impact returns to the Fund. Because unsecured loans are lower in priority of payment to secured loans, they are subject to the additional risk that the cash flow of the underlying issuer may be insufficient to meet scheduled payments after giving effect to the secured obligations of the underlying issuer. Unsecured loans generally have greater price volatility than secured loans and may be less liquid.

●	Unrated Debt Obligations. The Fund or its Private Credit Investments may invest directly or indirectly in credit assets that are not rated by a recognized credit rating agency. Such investments may be subject to greater risk of loss of principal and interest than higher-rated debt obligations or debt obligations which rank behind other outstanding investments of the underlying issuer, all or a significant portion of which, may be secured on substantially all of that underlying issuer’s assets. The Fund or its Private Credit Investments may also invest in credit assets which are not protected by financial covenants or limitations on additional indebtedness. In addition, evaluating credit risk for credit assets involves uncertainty because credit rating agencies throughout the world have different standards, making comparison across countries difficult. Any of these factors could have a material adverse effect on the performance of the Fund or its Private Credit Investments.

●	Covenant-Lite Loans. The Fund or its Private Credit Investments may invest directly or indirectly in “covenant-lite” loans, which contain limited, if any, financial covenants. Generally, such loans either do not require the underlying issuer to maintain debt service or other financial ratios or do not contain common restrictions on the ability of the underlying issuer to change significantly its operations or to enter into other significant transactions that could affect its ability to repay such loans. As a result, the Fund’s exposure to different risks may be increased, including with respect to liquidity, price volatility and ability to restructure loans, than is the case with loans that have such requirements and restrictions.

●	Payment In Kind (“PIK”) Interest. To the extent that the Fund invests in loans with a PIK interest component and the accretion of PIK interest constitutes a portion of the Fund’s income, the Fund will be exposed to risks associated with the requirement to include such non-cash income in taxable and accounting income prior to receipt of cash, including the following: (i) loans with a PIK interest component may have higher interest rates that reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans; (ii) loans with a PIK interest component may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral; (iii) the deferral of PIK interest increases the loan-to-value ratio, which is a fundamental measure of loan risk; (iv) even if the accounting conditions for PIK interest accrual are met, the borrower could still default when the borrower’s actual payment is due at the maturity of the loan; (v) an election to defer PIK interest payments by adding them to the principal on such instruments increases our future investment income which increases our net assets and, as such, increases the Adviser’s future base management fees which, thus, increases the Adviser’s future income incentive fees at a compounding rate, and (vi) market prices of PIK instruments and other zero-coupon instruments are affected to a greater extent by interest rate changes, and may be more volatile than instruments that pay interest periodically in cash. While PIK instruments are usually less volatile than zero-coupon debt instruments, PIK instruments are generally more volatile than cash pay securities.

Competition for Access to Private Credit Investments Opportunities

The Adviser and its affiliates seek to maintain excellent relationships with Portfolio Fund Managers with which they have previously invested. However, because of the number of investors seeking to gain access to the top performing investment funds, direct investments, and other vehicles through Secondary Transactions, there can be no assurance that the Adviser will be able to secure interests on behalf of the Fund in all of the investment opportunities that it identifies for the Fund, or that the size of the interests available to the Fund will be as large as the Adviser would desire. Moreover, as a registered investment company, the Fund will be required to make certain public disclosures and regulatory filings regarding its operations, financial status, portfolio holdings, etc. While these filings are designed to enhance investor protections, Portfolio Fund Managers and certain private companies may view such filings as contrary to their business interests and deny access to the Fund; but may permit other, non-registered funds or accounts, managed by the Adviser or its affiliates, to invest. As a result, the Fund may not be invested in certain Co-Investments or Portfolio Funds that are held by other unregistered funds or accounts managed by the Adviser or its affiliates, even though those investments would be consistent with the Fund’s investment objective.

In addition, certain provisions of the 1940 Act prohibit the Fund from engaging in transactions with the Adviser and its affiliates; however, unregistered funds also managed by the Adviser are not prohibited from the same transactions. The 1940 Act also imposes significant limits on co-investments with affiliates of the Fund. The Adviser has received an exemptive order from the SEC that permits the Fund to engage in certain privately negotiated investments alongside its affiliates. However, the exemptive order contains certain conditions that may limit or restrict the Fund’s ability to participate in such negotiated investments or may require that the Fund participate in such negotiated investments to a lesser extent than the Adviser would desire. An inability to receive the desired allocation to potential investments may affect the Fund’s ability to achieve the desired investment returns.

Portfolio Fund Risks

The Fund’s investments in Portfolio Funds are subject to a number of risks. Portfolio Fund interests are expected to be illiquid, their marketability may be restricted and the realization of investments from them may take considerable time and/or be costly. Some of the Portfolio Funds in which the Fund invests may have only limited operating histories. Although the Adviser will seek to receive detailed information from each Portfolio Fund regarding its business strategy and any performance history, in most cases the Adviser will have little or no means of independently verifying this information. In addition, Portfolio Funds may have little or no near-term cash flow available to distribute to investors, including the Fund. Due to the pattern of cash flows in Portfolio Funds and the illiquid nature of their investments, investors typically will see negative returns in the early stages of Portfolio Funds. Then as investments are able to realize liquidity events, such as a sale or initial public offering, positive returns will be realized if the Portfolio Fund’s investments are successful.

Portfolio Fund interests are ordinarily valued based upon valuations provided by the Portfolio Fund Managers, which may be received on a delayed basis. Certain securities in which the Portfolio Funds invest may not have a readily ascertainable market price and are fair valued by the Portfolio Fund Managers. A Portfolio Fund Manager may face a conflict of interest in valuing such securities because their values may have an impact on the Portfolio Fund Manager’s compensation. The Adviser will review and perform due diligence on the valuation procedures and monitor the returns provided by the Portfolio Funds. However, neither the Adviser nor the Board can confirm the accuracy of valuations provided by Portfolio Fund Managers. Inaccurate valuations provided by Portfolio Funds could materially adversely affect the value of Shares.

The Fund will pay asset-based fees, and, in most cases, will be subject to performance-based fees in respect of its interests in Portfolio Funds. Such fees and performance-based compensation are in addition to the Advisory Fee. In addition, performance-based fees charged by Portfolio Fund Managers may create incentives for the Portfolio Fund Managers to make risky investments, and may be payable by the Fund to a Portfolio Fund Manager based on a Portfolio Fund’s positive returns even if the Fund’s overall returns are negative.

Moreover, a Shareholder in the Fund will indirectly bear a proportionate share of the fees and expenses of the Portfolio Funds, in addition to its proportionate share of the expenses of the Fund. Thus, a Shareholder in the Fund may be subject to higher operating expenses than if the Shareholder invested in the Portfolio Funds directly. In addition, because of the deduction of the fees payable by the Fund to the Adviser and other expenses payable directly by the Fund from amounts distributed to the Fund by the Portfolio Funds, the returns to a Shareholder in the Fund will be lower than the returns to a direct investor in the Portfolio Funds. Fees and expenses of the Fund and the Portfolio Funds will generally be paid regardless of whether the Fund or Portfolio Funds produce positive investment returns. Shareholders could avoid the additional level of fees and expenses of the Fund by investing directly with the Portfolio Funds, although access to many Portfolio Funds may be limited or unavailable, particularly as a secondary investment, and may not be permitted for investors who do not meet the substantial minimum net worth and other criteria for direct investment in Portfolio Funds.

There is a risk that the Fund may be precluded from acquiring an interest in certain Portfolio Funds due to regulatory implications under the 1940 Act or other laws, rules and regulations or may be limited in the amount it can invest in voting securities of Portfolio Funds. The Adviser also may refrain from including a Portfolio Fund in the Fund’s portfolio in order to address adverse regulatory implications that would arise under the 1940 Act for the Fund if such an investment was made. In addition, the SEC has adopted Rule 18f-4 under the 1940 Act, which, among other things, may impact the ability of the Fund to enter into unfunded commitment agreements, such as a capital commitment to a Portfolio Fund or as part of a Co-Investment. In addition, the Fund’s ability to invest may be affected by considerations under other laws, rules or regulations. Such regulatory restrictions, including those arising under the 1940 Act, may cause the Fund to invest in different Portfolio Funds or Co-Investments than other clients of the Adviser.

If the Fund fails to satisfy any capital call by a Portfolio Fund in a timely manner, it will typically be subject to significant penalties, including the complete forfeiture of the Fund’s investment in the Portfolio Fund. Any failure by the Fund to make timely capital contributions may impair the ability of the Fund to pursue its investment program, cause the Fund to be subject to certain penalties from the Portfolio Funds or otherwise impair the value of the Fund’s investments.

The governing documents of a Portfolio Fund generally are expected to include provisions that would enable the fund sponsor, the manager, or a majority in interest (or higher percentage) of a Portfolio Fund’s limited partners or members, under certain circumstances, to terminate the Portfolio Fund prior to the end of its stated term. Early termination of a Portfolio Fund in which the Fund is invested may result in the Fund having distributed to it a portfolio of immature and illiquid securities, or the Fund’s inability to invest all of its capital as anticipated, either of which could have a material adverse effect on the performance of the Fund.

Although the Fund will be an investor in a Portfolio Fund, Shareholders will not themselves be equity holders of that Portfolio Fund and will not be entitled to enforce any rights directly against the Portfolio Fund or the Portfolio Fund Manager or assert claims directly against any Portfolio Funds, the Portfolio Fund Managers or their respective affiliates. Shareholders will have no right to receive the information issued by the Portfolio Funds that may be available to the Fund as an investor in the Portfolio Funds. In addition, Portfolio Funds generally are not registered as investment companies under the 1940 Act; therefore, the Fund, as an investor in Portfolio Funds, will not have the benefit of the protections afforded by 1940 Act. Portfolio Fund Managers may not be registered as investment advisers under the Advisers Act, in which case the Fund, as an investor in Portfolio Funds managed by such Portfolio Fund Managers, will not have the benefit of certain of the protections afforded by the Advisers Act.

Undrawn commitments to Portfolio Funds generally are not immediately invested. Instead, committed amounts are drawn down by Portfolio Funds and invested over time, as underlying investments are identified—a process that may take a period of several years, with limited ability to predict with precision the timing and amount of each Portfolio Fund’s drawdowns. During this period, investments made early in a Portfolio Fund’s life are often realized (generating distributions) even before the committed capital has been fully drawn. In addition, many Portfolio Funds do not draw down 100% of committed capital, and historic trends and practices can inform the Adviser as to when it can expect to no longer need to fund capital calls for a particular Portfolio Fund. Accordingly, the Adviser may make investments and commitments based, in part, on anticipated future capital calls and distributions from Portfolio Funds. This may result in the Fund making commitments to Portfolio Funds in an aggregate amount that exceeds the total amounts invested by Shareholders in the Fund at the time of such commitment (i.e., to “over-commit”). To the extent that the Fund engages in an “over-commitment” strategy, the risk associated with the Fund defaulting on a commitment to a Portfolio Fund will increase. The Fund will maintain cash, cash equivalents, borrowings or other liquid assets in sufficient amounts, in the Adviser’s judgment, to satisfy capital calls from Portfolio Funds.

Portfolio Funds’ Underlying Investments

The investments made by the Portfolio Funds will entail a high degree of risk and in most cases be highly illiquid and difficult to value. Unless and until those investments are sold or mature into marketable securities, they will remain illiquid. As a general matter, companies in which the Portfolio Fund invests may face intense competition, including competition from companies with far greater financial resources; more extensive research, development, technological, marketing and other capabilities; and a larger number of qualified managerial and technical personnel.

A Portfolio Fund Manager may focus on a particular industry or sector, which may subject the Portfolio Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of industries. Likewise, a Portfolio Fund Manager may focus on a particular country or geographic region, which may subject the Portfolio Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of geographic regions. In addition, Portfolio Funds may establish positions in different geographic regions or industries that, depending on market conditions, could experience offsetting returns.

The Fund will not obtain or seek to obtain any control over the management of any portfolio company in which any Portfolio Fund may invest. The success of each investment made by a Portfolio Fund will largely depend on the ability and success of the management of the portfolio companies in addition to economic and market factors.

Risks Associated with Secondary Transactions

The Fund will acquire interests in Private Credit Investments through Secondary Transactions with existing investors in such investments (and not from the issuers of such investments). In such instances, as the Fund will not be acquiring such interests directly from the issuer, the Fund generally will have to accept that it will hold a non-controlling interest and it is generally not expected that the Fund will have the opportunity to participate in structuring and/or negotiate the terms of the underlying interests being acquired, other than the purchase price, or other special rights or privileges, including the ability to determine the terms under which such investments will be made. There can be no assurance as to the number of investment opportunities that will be presented to the Fund.

In addition, valuation of investments in Private Credit Investments acquired through Secondary Transactions may be difficult, as there generally will be no established market for such investments or for the privately-held portfolio companies in which such Portfolio Funds may own securities. Moreover, the purchase price of such Portfolio Funds generally will be subject to negotiation with the sellers of the interests and there is no assurance that the Fund will be able to purchase interests at attractive discounts to NAV, or at all. The overall performance of the Fund will depend in large part on the acquisition price paid by the Fund for its investment in Private Credit Investments acquired through Secondary Transactions, the structure of such acquisitions and the overall success of the Portfolio Fund.

There is significant competition for existing interests in Private Credit Investments. Many institutional investors, including fund-of-funds entities, as well as existing investors of Portfolio Funds may seek to purchase interests in the same Portfolio Fund, Direct Investment or Co-Investment which the Fund may also seek to purchase. Over the past several years, an increasing number of investment funds that acquire interests in portfolio funds and co-investments through Secondary Transactions and other capital pools targeted at the secondaries sector have been formed, and additional capital will likely be directed at this sector in the future. Other investment funds and other institutions currently in existence or organized in the future may adopt the Fund’s strategy wholly or in part and compete with the Fund. Some of these funds and institutions may have greater access to investment opportunities and greater ability to complete investments than the Fund, or may have different return criteria than the Fund, any of which could afford them a competitive advantage. Higher valuations and increased liquidity and return of capital in the Private Credit Investments market may result in fewer attractive investment opportunities being available for the Fund. Regulatory changes affecting large financial institutions and other potential sellers of investments in the market have been another important aspect of overall conditions in this market, and the future pace and direction of such changes may adversely impact the availability of opportunities to funds such as the Fund. While the market as a whole is widely expected to grow, competition from other market participants will limit the number, and possibly the range, of investment opportunities available to the Fund. In addition, increasing competition may have unfavorable implications for the pricing and other terms of potential investments. Although the Adviser and/or its affiliates have been successful in sourcing suitable investments in the past, the Fund may be unable to find a sufficient number of attractive opportunities to implement its investment strategy or achieve its investment objectives.

In addition, some Portfolio Fund Managers have become more selective by adopting policies or practices that exclude certain types of investors, such as fund-of-funds. These Portfolio Fund Managers also may be partial to Portfolio Funds interests being purchased by existing investors of their Portfolio Funds. In addition, some secondary opportunities may be conducted pursuant to a specified methodology (such as a right of first refusal granted to existing investors or a so-called “Dutch auction,” where the price of the investment is lowered until a bidder bids and that first bidder purchases the investment, thereby limiting a bidder’s ability to compete for price) which can restrict the availability of those opportunities for the Fund. No assurance can be given that the Fund will be able to identify existing interests in Private Credit Investments that satisfy the Fund’s investment objective or, if the Fund is successful in identifying such interests, that the Fund will be permitted to acquire, or to acquire in the amounts desired, such interests through Secondary Transactions.

At times, the Fund may have the opportunity to acquire a portfolio of Portfolio Fund interests from a seller, on an “all or nothing” basis. In some such cases, certain of the Portfolio Fund interests may be less attractive than others, and certain of the Portfolio Fund Managers may be more familiar to the Adviser than others or may be more experienced or highly regarded than others. In such cases, it may not be possible for the Fund to carve out from such purchases those Portfolio Funds and/or Co-Investments which the Adviser considers (for commercial, tax legal or other reasons) less attractive.

In the cases where the Fund acquires an interest in a Portfolio Fund through a Secondary Transaction, the Fund may acquire contingent liabilities of the seller of such interest. More specifically, where the seller has received distributions from the Portfolio Fund and, subsequently, that Portfolio Fund recalls one or more of these distributions, the Fund (as the purchaser of the interest to which such distributions are attributable and not the seller) may be obligated to return the monies equivalent to such distribution to the Portfolio Fund. While the Fund may, in turn, make a claim against the seller for any such monies so paid, there can be no assurances that the Fund would prevail on such claim.

Regulatory Changes Affecting Private Credit Funds

Legal, tax and regulatory changes could occur that may adversely affect or impact the Fund at any time. The legal, tax and regulatory environment for private credit funds is evolving, and changes in the regulation and market perception of such funds, including changes to existing laws and regulations and increased criticism of the private credit and alternative asset industry by regulators and politicians and market commentators, may materially adversely affect the ability of Portfolio Funds to pursue their investment strategies. In recent years, market disruptions and the dramatic increase in capital allocated to alternative investment strategies have led to increased governmental, regulatory and self-regulatory scrutiny of the private credit and alternative investment fund industry in general, and certain legislation proposing greater regulation of the private market and alternative investment fund management industry periodically is being and may in the future be considered or acted upon by governmental or self-regulatory bodies of both U.S. and in non-U.S. jurisdictions. It is impossible to predict what, if any, changes might be made in the future to the regulations affecting: private credit funds generally; the Portfolio Funds; the Portfolio Fund Managers; the markets in which they operate and invest; and/or the counterparties with which they do business. It is also impossible to predict what the effect of any such legislative or regulatory changes might be. Any regulatory changes that adversely affect a Portfolio Fund’s ability to implement its investment strategies could have a material adverse impact on the Portfolio Fund’s performance, and thus on the Fund’s performance.

In-Kind Distributions from Portfolio Funds

The Fund may receive in-kind distributions of securities from Portfolio Funds. There can be no assurance that securities distributed in kind by Portfolio Funds to the Fund will be readily marketable or saleable, and the Fund may be required to hold such securities for an indefinite period and/or may incur additional expense in connection with any disposition of such securities.

Co-Investments Risks

The Fund’s investment portfolio will include Co-Investments. The Fund’s ability to realize a profit on such Co-Investments will be particularly reliant on the expertise of the lead investor in the transaction. Many entities compete with the Fund in pursuing Co-Investments. Accordingly, there can be no assurance that the Fund will be given Co-Investments opportunities, or that any specific Co-Investment offered to the Fund would be appropriate or attractive to the Fund in the Adviser’s judgment. The market for Co-Investments opportunities is competitive and may be limited, and the Co-Investments opportunities to which the Fund wishes to allocate assets may not be available at any given time. Competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of, or different structures for, private investments than the Fund. Furthermore, many competitors are not subject to the regulatory restrictions that the 1940 Act imposes on the Fund. As a result of this competition and regulatory restrictions, the Fund may not be able to pursue attractive Co-Investments opportunities from time to time.

In addition, due diligence will be conducted on Co-Investments opportunities; however, the Adviser may not have the ability to conduct the same level of due diligence applied to other investments. In addition, the Adviser may have little to no opportunities to negotiate the terms of such Co-Investments. The Fund generally will rely on the Portfolio Fund Manager or sponsor offering such Co-Investments opportunity to perform most of the due diligence on the relevant portfolio company and to negotiate terms of the Co-Investment.

The Fund’s ability to dispose of Co-Investments may be severely limited, both by the fact that the securities are expected to be unregistered and illiquid and by contractual restrictions that may limit, preclude or require certain approvals for the Fund to sell such investment. Co-Investments may be heavily negotiated and, therefore, the Fund may incur additional legal and transaction costs in connection therewith.

Risks Associated with Direct Investing Alongside Other Parties

Direct investing alongside one or more other parties in an investment (i.e., as a co-investor) involves risks that may not be present in investments made by lead or sponsoring private credit investors, including the possibilities that (i) another investor’s interests or the interests of the manager of the vehicle through which such investor is making a co-investment are inconsistent with those of the Fund or (ii) another investor or the manager of the vehicle through which such investor is making a co-investment may be able to take actions contrary to the Fund’s investment policies or may become bankrupt or otherwise default on its obligation.

In addition, in order to take advantage of Co-Investments opportunities as a co-investor, the Fund generally will have to accept that it will hold a non-controlling interest, for example, by becoming a limited partner in a partnership that is controlled by the general partner or manager of the private market fund offering the Co-Investment, on a co-investor basis, to the Fund. In this event, the Fund would have less control over the investment and may be adversely affected by actions taken by such general partner or manager with respect to the portfolio company and the Fund’s investment in it. The Fund may not have the opportunity to participate in structuring investments or to determine the terms under which such investments will be made.

In addition, the Fund may in certain circumstances be liable for the actions of its third-party co-venturers. Co-Investments made with third parties in joint ventures or other entities also may involve carried interests and/or other fees payable to such third party partners or co-venturers. There can be no assurance that appropriate minority shareholder rights will be available to the Fund or that such rights will provide sufficient protection to the Fund’s interests.

Loans to Private Companies. The Fund will invest in loans to private and middle market companies, including:

●	Mezzanine Securities. The Fund may invest directly or indirectly in mezzanine loans. Structurally, mezzanine loans usually rank subordinate in priority of payment to senior debt, such as senior bank debt, and are often unsecured. However, mezzanine loans rank senior to common and preferred equity in a borrower’s capital structure. Mezzanine debt is often used in leveraged buyout and real estate finance transactions. Typically, mezzanine loans have elements of both debt and equity instruments, offering the fixed returns in the form of interest payments associated with senior debt, while providing lenders an opportunity to participate in the capital appreciation of a borrower, if any, through an equity interest. This equity interest typically takes the form of warrants. Due to their higher risk profile and often less restrictive covenants as compared to senior loans, mezzanine loans generally earn a higher return than senior secured loans. Mezzanine investments are usually unsecured and subordinate to other obligations of the issuer.

●	First and Second Lien Senior Secured Loans. The Fund may invest directly or indirectly in first or second lien financings where different lenders have liens on the same collateral. Pursuant to an intercreditor agreement, the two lender groups agree that the first lien lenders have a senior priority lien and therefore recover first on the value of the collateral. There may be little or no collateral for the second lien holders.

●	Second Lien Loans Risk. The Fund may invest directly or indirectly in second lien or other subordinated or unsecured floating rate and fixed rate loans or debt (“Second Lien Loans”). Second Lien Loans generally are subject to similar risks as those associated with investments in Senior Loans. Because Second Lien Loans are subordinated or unsecured and thus lower in priority of payment to Senior Loans, they are subject to the additional risk that the cash flow of the borrower and property securing the loan or debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior secured obligations of the borrower. This risk is generally higher for subordinated unsecured loans or debt, which are not backed by a security interest in any specific collateral. Second Lien Loans generally have greater price volatility than Senior Loans and may be less liquid. Second Lien Loans share the same risks as other below investment grade securities.

●	Subordinated Debt. The Fund may invest directly or indirectly in a subordinated debt financing where there are two separate groups of lenders. The junior lenders contractually subordinate their loans and agree not to receive payment on their loans until the senior debt is repaid. There may be little or no collateral left for the subordinated debt holders after the senior debt is paid.

●	Senior Loan Risk. The Fund may invest directly or indirectly in senior floating rate and fixed rate loans or debt (“Senior Loans”). Senior Loans typically hold the most senior position in the capital structure of the issuing entity, are typically secured with specific collateral and typically have a claim on the assets and/or stock of the borrower that is senior to that held by subordinated debt holders and stockholders of the borrower.

The Fund’s investments in Senior Loans are typically below investment grade and are considered speculative because of the credit risk of their issuer. The risks associated with Senior Loans are similar to the risks of below investment grade fixed income securities, although Senior Loans are typically senior and secured in contrast to other below investment grade fixed income securities, which are often subordinated and unsecured. Senior Loans’ higher standing has historically resulted in generally higher recoveries in the event of a corporate reorganization. In addition, because their interest payments are typically adjusted for changes in short-term interest rates, investments in Senior Loans generally have less interest rate risk than other below investment grade fixed income securities, which may have fixed interest rates.

There is less readily available, reliable information about most Senior Loans than is the case for many other types of securities. In addition, there is no minimum rating or other independent evaluation of a borrower or its securities limiting the Fund’s investments, and the Adviser relies primarily on its own evaluation of a borrower’s credit quality rather than on any available independent sources. As a result, the Fund is particularly dependent on the analytical ability of the Adviser.

The Fund may invest directly or indirectly in Senior Loans rated below investment grade, which are considered speculative because of the credit risk of their issuers. Such companies are more likely to default on their payments of interest and principal owed to the Fund, and such defaults could reduce the Fund’s NAV and income distributions. An economic downturn generally leads to a higher non-payment rate and a Senior Loan may lose significant value before a default occurs. Moreover, any specific collateral used to secure a Senior Loan may decline in value or become illiquid, which would adversely affect the Senior Loan’s value.

No active trading market may exist for certain Senior Loans, which may impair the ability of the Fund to realize full value in the event of the need to sell a Senior Loan and may make it difficult to value Senior Loans. Adverse market conditions may impair the liquidity of some actively traded Senior Loans, meaning that the Fund may not be able to sell them quickly at a fair price. To the extent that a secondary market does exist for certain Senior Loans, the market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. Illiquid investments are also difficult to value.

Although the Senior Loans in which the Fund may invest generally will be secured by specific collateral, there can be no assurances that liquidation of such collateral would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal or that such collateral could be readily liquidated. In the event of the bankruptcy of a borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a Senior Loan. If the terms of a Senior Loan do not require the borrower to pledge additional collateral in the event of a decline in the value of the already pledged collateral, the Fund will be exposed to the risk that the value of the collateral will not at all times equal or exceed the amount of the borrower’s obligations under the Senior Loans. To the extent that a Senior Loan is collateralized by stock in the borrower or its subsidiaries, such stock may lose all of its value in the event of the bankruptcy of the borrower. Uncollateralized Senior Loans involve a greater risk of loss. Some Senior Loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the Senior Loans to presently existing or future indebtedness of the borrower or take other action detrimental to lenders, including the Fund. Such court action could under certain circumstances include invalidation of Senior Loans.

Senior Loans are subject to legislative risk. If legislation or state or federal regulations impose additional requirements or restrictions on the ability of financial institutions to make loans, the availability of Senior Loans for investment by the Fund may be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain borrowers. This would increase the risk of default. If legislation or federal or state regulations require financial institutions to increase their capital requirements this may cause financial institutions to dispose of Senior Loans that are considered highly levered transactions. Such sales could result in prices that, in the opinion of the Adviser, do not represent fair value. If the Fund attempts to sell a Senior Loan at a time when a financial institution is engaging in such a sale, the price the Fund could receive for the Senior Loan may be adversely affected.

The Fund may acquire Senior Loan assignments or participations. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the purchaser’s rights can be more restricted than those of the assigning institution, and, in any event, the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral. A participation typically results in a contractual relationship only with the institution participating out the interest, not with the borrower. In purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement against the borrower and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will be exposed to the credit risk of both the borrower and the institution selling the participation.

The Fund’s investments in Senior Loans may be subject to lender liability risk. Lender liability refers to a variety of legal theories generally founded on the premise that a lender has violated a duty of good faith, commercial reasonableness and fair dealing or a similar duty owed to the borrower, or has assumed an excessive degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of its investments, the Fund may be subject to allegations of lender liability. In addition, under common law principles that in some cases form the basis for lender liability claims, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors.

●	Unitranche Debt. The Fund may invest directly or indirectly in unitranche financing. This is a unique debt structure that involves a single layer of senior secured debt, without a separate subordinated debt financing. Unitranche financing combines multiple debt tranches into a single financing. Unlike the traditional senior/subordinated debt structures, a unitranche financing has a single credit agreement and security agreement, signed by all of the lenders and the borrower. In a classic unitranche structure, the single credit agreement provides for a single tranche of term loans with the borrower paying a single interest rate to all lenders. The interest rate is a “blended” rate which is often higher than, or about the same as, the interest rate of traditional senior debt, but lower than the interest rate for traditional second lien or subordinated debt. Unitranche structures are growing more complicated and some provide for multiple tranches of term loans and a revolving loan facility, and even multiple, separate unitranche facilities. In some unitranche deals with multiple tranches of term loans, the tranches represent the first out and last out tranches and include separate pricing for the tranches on the face of the credit agreement. Some of these multi-tranche deals also provide for voting rules by tranche on the face of the credit agreement. In a classic unitranche structure, pricing and voting arrangements among the lenders are dealt with in the AAL. The “first out” tranche may take some or all of the collateral leaving little or none for the other tranches.

Investments in such loans to private and middle market companies involve a number of risks:

●	these companies may have limited financial resources and limited access to additional financing, which may increase the risk of their defaulting on their obligations, leaving creditors such as the Fund dependent on any guarantees or collateral they may have obtained;

●	these companies frequently have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

●	there may not be much information publicly available about these companies, and such information may not be reliable; and

●	these companies are more likely to depend on the leadership and management talents and efforts of a small group of persons; as a result, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on these companies’ ability to meet their obligations.

Fixed-Income Securities Risks

Fixed-income securities in which the Fund may invest are generally subject to the following risks:

Interest Rate Risk. The market value of bonds and other fixed-income securities changes in response to interest rate changes and other factors. Interest rate risk is the risk that prices of bonds and other fixed-income securities will increase as interest rates fall and decrease as interest rates rise. There is a risk that interest rates will rise, which will likely drive down prices of bonds and other fixed-income securities. The magnitude of these fluctuations in the market price of bonds and other fixed-income securities is generally greater for those securities with longer maturities. Fluctuations in the market price of the Fund’s investments will not affect interest income derived from instruments already owned by the Fund, but will be reflected in the Fund’s NAV. The Fund may lose money if short-term or long-term interest rates rise sharply in a manner not anticipated by the Adviser. Moreover, because rates on certain floating rate debt securities typically reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause some fluctuations in the NAV of the Fund to the extent that it invests in floating rate debt securities.

The Fund may invest directly or indirectly in variable and floating rate debt instruments, which generally are less sensitive to interest rate changes than longer duration fixed rate instruments, but may decline in value in response to rising interest rates if, for example, the rates at which they pay interest do not rise as much, or as quickly, as market interest rates in general. Conversely, variable and floating rate instruments generally will not increase in value if interest rates decline. To the extent the Fund holds variable or floating rate instruments, a decrease in market interest rates will adversely affect the income received from such securities, which may adversely affect the NAV of the Fund’s Shares.

Issuer and Spread Risk. The value of fixed-income securities may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage, reduced demand for the issuer’s goods and services, historical and prospective earnings of the issuer and the value of the assets of the issuer. In addition, wider credit spreads and decreasing market values typically represent a deterioration of a debt security’s credit soundness and a perceived greater likelihood of risk or default by the issuer.

Credit Risk. Credit risk is the risk that one or more fixed-income securities in the Fund’s portfolio will decline in price or fail to pay interest or principal when due because the issuer of the security experiences a decline in its financial status. Credit risk is increased when a portfolio security is downgraded or the perceived creditworthiness of the issuer deteriorates. To the extent the Fund invests in below investment grade securities, it will be exposed to a greater amount of credit risk than a fund that only invests in investment grade securities. In addition, to the extent the Fund uses credit derivatives, such use will expose it to additional risk in the event that the bonds underlying the derivatives default. The degree of credit risk depends on the issuer’s financial condition and on the terms of the securities.

Prepayment or “Call” Risk. During periods of declining interest rates, borrowers may exercise their option to prepay principal earlier than scheduled. For fixed rate securities, such payments often occur during periods of declining interest rates, forcing the Fund to reinvest in lower yielding securities, resulting in a possible decline in the Fund’s income and distributions to Shareholders. This is known as prepayment or “call” risk. Below investment grade securities frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met (i.e., “call protection”). For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Fund, prepayment risk may be increased.

Reinvestment Risk. Reinvestment risk is the risk that income from the Fund’s portfolio will decline if the Fund invests the proceeds from matured, traded or called fixed-income securities at market interest rates that are below the Fund portfolio’s current earnings rate.

Duration and Maturity Risk. The Fund has no set policy regarding the duration or maturity of the fixed-income securities it may hold. In general, the longer the duration of any fixed-income securities in the Fund’s portfolio, the more exposure the Fund will have to the interest rate risks described above. The Adviser may seek to adjust the portfolio’s duration or maturity based on its assessment of current and projected market conditions and any other factors that the Adviser deems relevant. There can be no assurance that the Adviser’s assessment of current and projected market conditions will be correct or that any strategy to adjust the portfolio’s duration or maturity will be successful at any given time.

Other Investment Risks

Risks of Holding Cash, Money Market Instruments and Other Short-Term Investments

The Fund will, at times, including for temporary defensive purposes in times of adverse or unstable market, economic or political conditions, hold assets in cash, money market instruments and other short-term investments that may be inconsistent with its principal investment strategies and that may hurt the Fund’s performance. The Fund may also hold these types of securities as interim investments pending the investment of proceeds from the sale of its Shares or the sale of its portfolio securities or to meet anticipated repurchases of its Shares. These positions may also subject the Fund to additional risks and costs.

Non-U.S. Investments Risk

The Fund, either directly through Co-Investments or indirectly through Portfolio Funds, may invest in companies that are organized or headquartered or have substantial sales or operations outside of the United States, its territories, and possessions. Such investments may be subject to certain additional risk due to, among other things, potentially unsettled points of applicable governing law, the risks associated with fluctuating currency exchange rates, capital repatriation regulations (as such regulations may be given effect during the term of the Fund or client portfolio), and the application of complex U.S. and non-U.S. tax rules to cross-border investments. The foregoing factors may increase transaction costs and adversely affect the value of the Fund’s Private Credit Investments.

Additional risks of non-U.S. investments include but are not limited to: (i) economic dislocations in the host country; (ii) less publicly available information; (iii) less well-developed regulatory institutions; (iv) greater difficulty of enforcing legal rights in a non-U.S. jurisdiction, (v) economic, social and political risks, including potential exchange control regulations and restrictions on foreign investment and repatriation of capital, the risks of political, economic or social instability and the possibility of expropriation or confiscatory taxation, (vi) greater volatility, (vii) higher transaction and custody costs and (viii) the possible imposition of foreign taxes on income and gains recognized with respect to such securities. Moreover, non-U.S. portfolio investments and companies may not be subject to uniform accounting, auditing and financial reporting standards, practices and disclosure requirements comparable to those that apply to U.S. portfolio investments and companies. In addition, laws and regulations of foreign countries may impose restrictions that would not exist in the United States and may require financing and structuring alternatives that differ significantly from those customarily used in the United States. The growing interconnectivity of global economies and financial markets has increased the probability that adverse developments and conditions in one country or region will affect the stability of economies and financial markets in other countries or regions. No assurance can be given that a change in political or economic climate, or particular legal or regulatory risks, including changes in regulations regarding foreign ownership of assets or repatriation of funds or changes in taxation might not adversely affect an investment by the Fund.

In addition, certain foreign markets may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, organizations, companies, entities and/or individuals, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain sectors or industries. In addition, a foreign government may limit or cause delay in the convertibility or repatriation of its currency which would adversely affect the U.S. dollar value and/or liquidity of investments denominated in that currency.

Economic sanctions or other similar measures may be, and have been, imposed against certain countries, organizations, companies, entities and/or individuals. Economic sanctions and other similar measures could, among other things, effectively restrict or eliminate the Fund’s ability to purchase or sell securities, negatively impact the value or liquidity of the Fund’s investments, significantly delay or prevent the settlement of the Fund’s securities transactions, force the Fund to sell or otherwise dispose of investments at inopportune times or prices, or impair the Fund’s ability to meet its investment objective or invest in accordance with its investment strategies.

Investments in Emerging Markets Risk

The Fund, either directly through Co-Investments or indirectly through Portfolio Funds, may invest in companies that are organized or headquartered or have substantial sales or operations in so-called “emerging markets” (or lesser developed countries, including countries that may be considered “frontier” markets). Such investments are particularly speculative and entail all of the risks of investing in non-U.S. securities but to a heightened degree. “Emerging market” countries generally include every nation in the world except developed countries, that is, the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. Investments in the securities of issuers domiciled in countries with emerging capital markets involve certain additional risks that do not generally apply to investments in securities of issuers in more developed capital markets, such as (i) low or non-existent trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets; (ii) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments; (iii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. Governmental laws or restrictions applicable to such investments; (iv) national policies that may limit the Fund’s investment opportunities such as restrictions on investment in issuers or industries deemed sensitive to national interests; and (v) the lack or relatively early development of legal structures governing private and foreign investments and private property such as less stringent requirements regarding accounting, auditing, financial reporting and record keeping. Moreover, there is no bankruptcy proceeding by which defaulted sovereign debt may be collected in whole or in part. In addition, the Fund is limited in its ability to exercise its legal rights or enforce a counterparty’s legal obligations in certain jurisdictions outside of the United States.

Foreign investment in certain emerging market countries may be restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment in certain emerging market issuers and increase the costs and expenses of the Fund. Certain emerging market countries require governmental approval prior to investments by foreign persons in a particular issuer, limit the amount of investment by foreign persons in a particular issuer, limit the investment by foreign persons only to a specific class of securities of an issuer that may have less advantageous rights than the classes available for purchase by a domiciliary of the countries and/or impose additional taxes on foreign investors.

Emerging markets are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the U.S., such as price to earnings ratios, may not apply to certain small markets. Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. In certain countries with emerging capital markets, reporting standards vary widely.

Many emerging markets have histories of political instability and abrupt changes in policies and these countries may lack the social, political and economic stability characteristic of more developed countries. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries, including expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that the Fund could lose the entire value of its investments in the affected market. Some countries have pervasiveness of corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. National policies that may limit the Fund’s investment opportunities include restrictions on investment in issuers or industries deemed sensitive to national interests. In such a dynamic environment, there can be no assurances that any or all of these capital markets will continue to present viable investment opportunities for the Fund.

Emerging markets may also have differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. Governmental laws or restrictions applicable to such investments. Sometimes, they may lack or be in the relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because the Fund will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost.

The Fund would absorb any loss resulting from such registration problems and may have no successful claim for compensation. In addition, communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.

Foreign Currency Risk

The Fund may invest in or have exposure to securities denominated in, quoted in, or inherently exposed to currencies other than the U.S. dollar. Changes in foreign currency exchange rates may affect the value of securities held by the Fund and the unrealized appreciation or depreciation of investments. Currencies of certain countries may be volatile and therefore may affect the value of securities denominated in such currencies, which means that the Fund’s NAV could decline as a result of changes in the exchange rates between foreign currencies and the U.S. dollar. The Adviser may, but is not required to, elect for the Fund to seek to protect itself from changes in currency exchange rates through hedging transactions depending on market conditions. In certain cases, the Fund may not have sufficient information about the underlying currency exposure of Portfolio Funds to undertake currency hedging. In addition, certain countries, particularly emerging market countries, may impose foreign currency exchange controls or other restrictions on the transferability, repatriation or convertibility of currency.

Below Investment Grade Securities Risk

The Fund may invest in securities that are rated, at the time of investment, below investment grade quality (rated Ba/BB or below, or judged to be of comparable quality by the Adviser), which are commonly referred to as “high yield” or “junk” bonds and are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due. The value of high yield, lower quality bonds is affected by the creditworthiness of the issuers of the securities and by general economic and specific industry conditions. Issuers of high yield bonds are not perceived to be as strong financially as those with higher credit ratings. These issuers are more vulnerable to financial setbacks and recession than more creditworthy issuers, which may impair their ability to make interest and principal payments. Lower grade securities may be particularly susceptible to economic downturns. It is likely that an economic recession could severely disrupt the market for such securities and may have an adverse impact on the value of such securities. In addition, it is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities.

Lower grade securities, though often high yielding, are characterized by high risk. They may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated securities. The secondary market for lower grade securities may be less liquid than that for higher rated securities. Adverse conditions could make it difficult at times for the Fund to sell certain securities or could result in lower prices than those used in calculating the Fund’s NAV. Because of the substantial risks associated with investments in lower grade securities, you could lose money on your investment in the Fund, both in the short-term and the long-term.

The prices of fixed-income securities generally are inversely related to interest rate changes; however, below investment grade securities historically have been somewhat less sensitive to interest rate changes than higher quality securities of comparable maturity because credit quality is also a significant factor in the valuation of lower grade securities. On the other hand, an increased rate environment results in increased borrowing costs generally, which may impair the credit quality of low-grade issuers and thus have a more significant effect on the value of some lower grade securities. In addition, the current low rate environment has expanded the historic universe of buyers of lower grade securities as traditional investment grade oriented investors have been forced to accept more risk in order to maintain income. As rates rise, these recent entrants to the low-grade securities market may exit the market and reduce demand for lower grade securities, potentially resulting in greater price volatility.

In recent years, there has been a broad trend of weaker or less restrictive covenant protections in the high yield market. Among other things, under such weaker or less restrictive covenants, borrowers might be able to exercise more flexibility with respect to certain activities than borrowers who are subject to stronger or more protective covenants. For example, borrowers might be able to incur more debt, including secured debt, return more capital to shareholders, remove or reduce assets that are designated as collateral securing high yield securities, increase the claims against assets that are permitted against collateral securing high yield securities or otherwise manage their business in ways that could impact creditors negatively. In addition, certain privately held borrowers might be permitted to file less frequent, less detailed or less timely financial reporting or other information, which could negatively impact the value of the high yield securities issued by such borrowers. Each of these factors might negatively impact the high yield securities held by the Fund.

The ratings of Moody’s Investors Service, Inc., S&P Global Inc., Fitch Ratings and other rating agencies represent their opinions as to the quality of the obligations which they undertake to rate. Ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Although these ratings may be an initial criterion for selection of Private Credit Investments, the Adviser also will independently evaluate these securities and the ability of the issuers of such securities to pay interest and principal. To the extent that the Fund invests in lower grade securities that have not been rated by a rating agency, the Fund’s ability to achieve its investment objective will be more dependent on the Adviser’s credit analysis than would be the case when the Fund invests in rated securities.

The Fund may invest in securities rated in the lower rating categories (rated as low as D, or unrated but judged to be of comparable quality by the Adviser). For these securities, the risks associated with below investment grade instruments are more pronounced.

Leverage Utilized by the Fund

The Fund may borrow money in connection with its investment activities, to satisfy repurchase requests from Shareholders and to otherwise provide the Fund with liquidity. Specifically, the Fund may borrow money through a credit facility or other arrangements to fund investments in Private Credit Investments up to the limits prescribed by the 1940 Act. The Fund may also borrow money through a credit facility or other arrangements to manage timing issues in connection with the acquisition of its investments (e.g., to provide the Fund with temporary liquidity to acquire investments in Private Credit Investments in advance of the Fund’s receipt of proceeds from the realization of other Private Credit Investments or additional sales of Shares).

The use of leverage is speculative and involves certain risks. Although leverage will increase the Fund’s investment return if the Fund’s interest in a Private Credit Investment purchased with borrowed funds earns a greater return than the interest expense the Fund pays for the use of those funds, leverage magnifies the Fund’s exposure to declines in the value of one or more underlying reference assets or creates investment risk with respect to a larger pool of assets than the Fund would otherwise have and may be considered a speculative technique. The value of an investment in the Fund will be more volatile, and other risks tend to be compounded if and to the extent the Fund borrows or uses derivatives or other investments that have embedded leverage. The use of leverage will decrease the return on the Fund if the Fund fails to earn as much on its investment purchased with borrowed funds as it pays for the use of those funds. The use of leverage will in this way magnify the volatility of changes in the value of an investment in the Fund, especially in times of a “credit crunch” or during general market turmoil. The Fund may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate. In addition, a lender to the Fund may terminate or refuse to renew any credit facility into which the Fund has entered. If the Fund is unable to access additional credit, it may be forced to sell its interests in investment funds at inopportune times, which may further depress the Fund’s returns.

The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness. This requirement means that the value of the investment company’s total indebtedness may not exceed one third of the value of its total assets (including the indebtedness). The 1940 Act also requires that dividends may not be declared if this asset coverage requirement is breached. The Fund’s borrowings will at all times be subject to the 1940 Act’s asset coverage requirement.

Transition from LIBOR Risk

Although The London Interbank Offered Rate (“LIBOR”) is no longer published as of June 30, 2023, LIBOR and other inter-bank lending rates and indices (together with LIBOR, the “IBORs”) are the subject of ongoing national and international regulatory reform. Most, but not all, LIBOR settings are now transitioned to alternative near risk-free rates (“RFRs”).

It is expected that the financing arrangements entered into by the Fund will therefore likely reference an RFR as the applicable interest rate. The RFRs are conceptually and operationally different from LIBOR. For example, overnight rate RFRs may only be determinable on a ‘backward’ looking basis and therefore are only known at the end of an interest period, whereas LIBOR is a ‘forward’ looking rate. Moreover, certain RFRs (such as Secured Overnight Financing Rate or “SOFR” for U.S. dollar debt) are not well established in the market, and all RFRs remain novel in comparison to LIBOR. There consequently remains some uncertainty as to what the economic, accounting, commercial, tax and legal implications of the use of RFRs will be and how they will perform over significant time periods, particularly as market participants are still becoming accustomed to the use of such benchmarks. As a result, it is possible that the use of RFRs may have an adverse effect on the Fund and therefore investors. For example, the efficacy of the financing arrangements entered into by the Fund may be less than expected or desired, which could reduce the returns available to investors. Prospective investors should be aware that the Fund is likely to bear higher costs and expenses in relation to LIBOR discontinuation and the use of RFRs. Given the relative novelty of the use of RFRs in financial markets (as discussed in further detail above), the exact impact of the use of the RFRs remains to be seen. All of the aforementioned may adversely affect the Fund’s investments (including their volatility, value and liquidity) and, as a result, its performance and/or NAV.

Decision-Making Authority Risk

Shareholders have no authority to make decisions or to exercise business discretion on behalf of the Fund, except as set forth in the Fund’s governing documents. The authority for all such decisions is generally delegated to the Board, which in turn, has delegated the day-to-day management of the Fund’s investment activities to the Adviser, subject to oversight by the Board.

Recent Markets Fluctuations and Changes

General fluctuations in the market prices of securities may affect the value of the Fund’s investments. Instability in the securities markets also may increase the risks inherent in the Fund’s investments. Stresses associated with the 2008 financial crisis in the United States and global economies peaked approximately a decade ago, but periods of unusually high volatility in the financial markets and restrictive credit conditions, sometimes limited to a particular sector or a geography, continue to recur. Some countries, including the United States, have adopted and/or are considering the adoption of more protectionist trade policies, a move away from the tighter financial industry regulations that followed the financial crisis, and/or substantially reducing corporate taxes. The exact shape of these policies is still being considered, but the equity and debt markets may react strongly to expectations of change, which could increase volatility, especially if the market’s expectations are not borne out. A rise in protectionist trade policies, and the possibility of changes to some international trade agreements, could affect the economies of many nations in ways that cannot necessarily be foreseen at the present time. In addition, geopolitical and other risks, including environmental and public health, may add to instability in world economies and markets generally. Economies and financial markets throughout the world are becoming increasingly interconnected. As a result, whether or not the Fund invests in securities of issuers located in or with significant exposure to countries experiencing economic, political and/or financial difficulties, the value and liquidity of the Fund’s investments may be negatively affected by such events.

The U.S. and other developed economies have recently experienced much higher than normal inflation rates, which have had, and may continue to have (if such conditions persist for longer than expected), negative effects on economies and financial markets, particularly in emerging economies. For example, if Portfolio Funds in which the Fund invests are unable to increase their revenue in times of higher inflation, their profitability may be adversely affected. In an attempt to stabilize inflation, countries may impose wage and price controls or otherwise intervene in the economy. Governmental and central bank efforts to curb inflation often have negative effects on the level of economic activity. As most central banks are currently engaged in a sustained effort to reduce inflation, it is possible that interest rates will continue to rise (or will remain at higher levels for longer) in various economies where the Fund operates, which in conjunction with intensified caution over bank lending in light of the recent events in the banking sector, could lead to further tightening of financing conditions and increased pressure on corporate funding costs. It is likely that profit margins will come under pressure as underlying companies find it more difficult to pass on higher costs of financing, which may lead to increased default rates.

Uncertainty caused by recent bank failures – and general concern regarding the financial health and outlook for other financial institutions, including smaller or regional banks – could have an overall negative effect on banking systems and financial markets generally. The recent developments (including other difficulties currently facing the market, such as higher interest rates and inflation, war in Europe and the energy crisis, the continue reverberations and costs from COVID-19, and geopolitical tensions) may also have other implications for broader economic and monetary policy, including interest rate policy. It is possible that pressure from the markets and regulators may now make banks less likely to risk new lending, which could restrict credit to underlying companies for new purchases or investments in new businesses. If credit is seen to tighten because of fears over banks, central banks may choose to slow down their recent interest rate increases aimed at fighting inflation, or to stop the increases at a lower level than they otherwise would have, causing the outcomes described in the section below.

Public Health Risks

A pandemic, epidemic or other public health crisis, or the threat thereof, may occur from time to time, which could adversely impact the Fund or its investments. Many countries have experienced outbreaks of infectious illnesses in recent decades, including swine flu, avian influenza, Ebola, SARS and COVID-19. The COVID-19 pandemic resulted and may in the future result in numerous deaths and the imposition of both local and more widespread quarantine and other measures and restrictions, border closures and other travel restrictions, causing social unrest and commercial disruption on a global scale. The COVID-19 pandemic had a material adverse impact on local economies in affected jurisdictions and also on the global economy, as cross-border commercial activity and market sentiment were adversely affected by the pandemic and by government and other measures seeking to contain its spread. It is possible that the COVID-19 pandemic will cause additional severe disruptions in the future.

In addition to these general effects, the operations of the Fund and the Adviser could be adversely impacted by pandemics, epidemics or other public health crises, including through the reinstatement of any quarantine measures, business closures and suspensions, travel restrictions and health issues impacting personnel of the Adviser and service providers to the Fund. Disruptions to commercial activity relating to the imposition of quarantines, social distancing measures or travel restrictions (or more generally, a failure of containment efforts), as well as the impact of any public health emergency on overall supply and demand, supply chains, economic markets, goods and services, investor liquidity, consumer confidence and spending levels, and levels of economic activity, could adversely impact the Fund or its investments. Any such events or effects, which are highly uncertain and unpredictable, could materially and adversely affect the Fund’s ability to implement its investment strategy or achieve its investment objectives, and could result in significant losses to the Fund.

Market Disruption and Geopolitical Risk

The occurrence of events similar to those in recent years, such as localized wars, instability, new and ongoing epidemics and pandemics of infectious diseases and other global health events, natural/environmental disasters, terrorist attacks in the U.S. and around the world, social and political discord, debt crises, the events in the banking sector described above, sovereign debt downgrades, increasingly strained relations between the United States and a number of foreign countries, new and continued political unrest in various countries, the exit or potential exit of one or more countries from the European Union (“EU”), continued changes in the balance of political power among and within the branches of the U.S. government, government shutdowns and other factors, may result in market volatility, may have long term effects on the U.S. and worldwide financial markets, and may cause further economic uncertainties in the U.S. and worldwide.

In addition, the level of investment opportunities may decline from the Adviser’s current expectations, making fewer investment opportunities available to the Fund (although, during a time of challenging market conditions, it is possible there could be opportunities to take larger positions in the transactions that do occur). Another possible consequence of a constrained market is that the Fund may take a longer than anticipated period to invest capital, as a result of which, at least for some period of time, the Fund may be more concentrated in a limited number of investments than expected. Consequently, during this period, the returns realized by the Fund (and thus the Shareholders) may be substantially adversely affected by the unfavorable performance of a small number of these investments.

Furthermore, market conditions may unfavorably impact the Fund’s ability to secure leverage on terms as favorable as more established borrowers in the market, or to obtain any leverage on commercially feasible terms. To the extent that the Fund is able to secure financing for investments, increases in interest rates or in the risk spread demanded by financing sources would make the partial financing of investments with indebtedness more expensive and could limit the Fund’s ability to structure and consummate its investments. Although the Adviser believes that the continued unfolding of the credit cycle will result in attractive investment opportunities, it may not be able to manage the timing of the Fund’s investments in the most advantageous manner, which could result in depreciation in values. The Fund’s investment strategy and the availability of opportunities relies in part on the continuation of certain trends and conditions observed in the financial markets and in some cases the improvement of such conditions.

United Kingdom Exit from the European Union

The United Kingdom (“UK”) ceased to be a member of the EU on January 31, 2020, an event commonly referred to as “Brexit”. The UK left the EU Customs Union and Single Market on December 31, 2020 following the end of the transitional period agreed between the UK and EU. On January 1, 2021, a free trade agreement agreed between the UK and EU (the “FTA”) came into force. Despite the FTA being agreed there is still uncertainty concerning many aspects of the UK’s legal and economic relationship with the EU, including in relation to the provision of cross-border services, and this could cause a period of instability and market volatility, and may adversely impact business and cross-border trade between the EU and the UK. In particular, UK regulated firms in the financial sector may be adversely affected following the transition period because the FTA does not provide for continued access by UK firms to the EU single market. In time, the UK may obtain a recognition of equivalence from the EU in certain financial sectors which would enable varying degrees of access to the EU market, however this is not certain. The many and varied potential effects on UK businesses of the consequences of leaving the single market and customs union are currently unclear and may remain so for a considerable period. Furthermore, given the size and global significance of the UK’s economy, there is likely to be a great deal of uncertainty about the effect of the FTA on the day-to-day operations of those businesses that either engage in the trade of goods or provision of services within the EU. This may contribute to currency fluctuations or have other adverse effects on international markets, international trade and other cross-border cooperation arrangements. It is not possible to ascertain the precise impact that Brexit and the new trading relationship under the FTA may have but any such impact could may have an adverse effect on the UK, the EU and wider global economy and also on the ability of the Fund and its investments to execute their respective strategies and to achieve attractive returns.

Global Developments and their Impact on Asian Economies

Many countries in Asia are heavily dependent upon international trade, and the United States and Europe remain important export markets for many economies in the region. Consequently, countries in the region may be adversely impacted by economic and political developments in other parts of the world, particularly in the case of significant contractions and weakening in demand in primary export markets or enactment of trade barriers by key trading partners. The global financial crisis in 2009 caused significant dislocations, illiquidity and volatility in the wider global credit and financial markets, including markets in Asia. While the volatility of global financial markets has largely subsided, there are rising political tensions within the region and globally, leaders in the United States and several European nations have risen to power on protectionist economic policies, and there are growing doubts about the future of global free trade. There can be no certainty that economies in the region may not be impacted by future shocks to the global economy. Further, the U.S. presidential administration and certain members of the U.S. congress have previously expressed and continue to actively express support for renegotiating international trade agreements and imposing a “border tax adjustment.” In addition, both the United States and China are currently engaged in sometimes hostile negotiations regarding their intentional trade arrangements, and the each side has engaged or threaten to engage in an escalation of domestic protective measures such as tariff. Commonly referred to as a “trade war”, the ongoing negotiations between the United States and China has led to significant uncertainty and volatility in the financial markets. As of the date of this Prospectus, the future of the relationship between the United States and China is uncertain, and the failure of those countries to resolve their current disputes could have materially adverse effects on the global economy. This, and/or future downturns in the global economy, significant introductions of barriers to trade or even bilateral trade frictions between the region’s major trading partners and the United States or countries representing key export markets in Europe could adversely affect the financial performance of an underlying fund’s investment and such underlying fund could lose both invested capital in and anticipated profits from the affected investments.

Cyber Security Risk

As the use of technology has become more prevalent in the course of business, the Fund has become more susceptible to operational and financial risks associated with cyber security, including: theft, loss, misuse, improper release, corruption and destruction of, or unauthorized access to, confidential or highly restricted data relating to the Fund and its investors; and compromises or failures to systems, networks, devices and applications relating to the operations of the Fund and its service providers. Cyber security risks may result in financial losses to the Fund and its investors; the inability of the Fund to transact business with its investors; delays or mistakes in the calculation of the financial data or other materials provided to investors; the inability to process transactions with investors or other parties; violations of privacy and other laws; regulatory fines, penalties and reputational damage; and compliance and remediation costs, legal fees and other expenses. The Fund’s service providers (including, but not limited to, its investment adviser, administrator, transfer agent, and custodian or their agents), financial intermediaries, entities in which the Fund invests and parties with which the Fund engages in portfolio or other transactions also may be adversely impacted by cyber security risks in their own businesses, which could result in losses to the Fund or its investors. While measures have been developed which are designed to reduce the risks associated with cyber security, there is no guarantee that those measures will be effective, particularly since the Fund does not directly control the cyber security defenses or plans of their service providers, financial intermediaries and companies in which they invest or with which they do business.

Tax Considerations for the Fund

The Fund intends to qualify and elect to be treated as a RIC under Subchapter M of the Code. As such, the Fund must satisfy, among other requirements, certain ongoing asset diversification, source-of-income and annual distribution requirements. If the Fund fails to qualify as a RIC it will become subject to corporate-level income tax, and the resulting corporate taxes could substantially reduce the Fund’s net assets, the amount of income available for distributions to Shareholders, the amount of distributions and the amount of funds available for new investments. Such a failure would have a material adverse effect on the Fund and the Shareholders. See “Material U.S. Federal Income Tax Considerations.”

Each of the aforementioned ongoing requirements for qualification of the Fund as a RIC requires that the Adviser obtain information from or about the underlying investments in which the Fund is invested. Portfolio Funds and Portfolio Fund Managers may not provide information sufficient to ensure that the Fund qualifies as a RIC under the Code. If the Fund does not receive sufficient information from Portfolio Funds or Portfolio Fund Managers, the Fund risks failing to satisfy the Subchapter M qualification tests and/or incurring an excise tax on undistributed income.

Additionally, for federal income tax purposes, the Fund may be required to recognize taxable income in circumstances in which it does not receive a corresponding payment in cash. For example, if the Fund holds debt obligations that are treated under applicable tax rules as having OID (such as zero coupon securities, debt instruments with pay-in-kind interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), it must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. The Fund may also have to include in income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock, or we may engage in transactions, including debt modifications or exchanges, that require it to recognize income without the corresponding receipt of cash. We anticipate that a portion of our income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash. Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our Shareholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount.

If, before the end of any quarter of its taxable year, the Fund believes that it may fail the Diversification Tests or the Annual Distribution Requirement (as defined below in “Material U.S. Federal Income Tax Considerations—Qualification and Taxation as a Regulated Investment Company”), the Fund may seek to take certain actions to avert such a failure. However, the action frequently taken by RICs to avert such a failure, the disposition of non-diversified assets, may be difficult to pursue because of the limited liquidity of the Fund’s investments. While relevant tax provisions afford a RIC a 30-day period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified assets, the constraints on the Fund’s ability to effect a sale of an investment may limit the Fund’s use of this cure period. In certain cases, the Fund may be afforded a longer cure period under applicable savings provisions, but the Fund may be subject to a penalty tax in connection with its use of those savings provisions. If the Fund fails to satisfy the Diversification Tests or other RIC requirements, the Fund may fail to qualify as a RIC under the Code. If the Fund fails to qualify as a RIC, it would become subject to a corporate-level U.S. federal income tax (and any applicable U.S. state and local taxes) and distributions to the Shareholders generally would be treated as corporate dividends. See “Material U.S. Federal Income Tax Considerations — Failure to Qualify as a Regulated Investment Company.” In addition, the Fund is required each December to make certain “excise tax” calculations based on income and gain information that must be obtained from the Portfolio Funds or Portfolio Fund Managers. If the Fund does not receive sufficient information from the Portfolio Funds or Portfolio Fund Managers, it risks failing to satisfy the Subchapter M qualification tests and/or incurring an excise tax on undistributed income (in addition to the corporate income tax). The Fund may, however, attempt to avoid such outcomes by paying a distribution that is or is considered to be in excess of its current and accumulated earnings and profits for the relevant period (i.e., a return of capital).

In order to comply with the RIC rules or for other reasons, the Fund may structure its investments in a way that could increase the taxes imposed thereon or in respect thereof. For example, the Fund may elect to hold such investments through a U.S. or non-U.S. corporation (or other entity treated as such for U.S. tax purposes), and the Fund would indirectly bear any U.S. or non-U.S. taxes imposed on such corporation. The Fund may also be unable to make investments that it would otherwise determine to make as a result of the desire to qualify for the RIC rules.

In addition, the Fund may directly or indirectly invest in Portfolio Funds located outside the United States. Such Portfolio Funds may be subject to withholding taxes and other taxes in such jurisdictions with respect to their investments. In general, a U.S. person will not be able to claim a foreign tax credit or deduction for foreign taxes paid by the Fund. Further, adverse United States tax consequences can be associated with certain foreign investments, including potential United States withholding taxes on foreign investment entities with respect to their United States investments and potential adverse tax consequences associated with investments in any foreign corporations that are characterized for U.S. federal income tax purposes as “controlled foreign corporations” or “passive foreign investment companies.”

The Fund may retain some income and capital gains in the future, including for purposes of providing the Fund with additional liquidity, which amounts would be subject to the 4% U.S. federal excise tax to the extent they exceed the Excise Tax Distribution Requirement (as defined below), in addition to the corporate income tax. In that event, the Fund will be liable for the tax on the amount by which the Fund does not meet the foregoing distribution requirement. See “Material U.S. Federal Income Tax Considerations—Qualification and Taxation as a Regulated Investment Company.”

Withholding Risk Applicable to Secondaries Funds

Unless an applicable non-foreign affidavit is furnished or other exception applies, if any portion of gain, if any, on a disposition of an interest in a partnership would be treated as effectively connected with the conduct of a U.S. trade or business, the transferee of such interest is required to withhold 10% of the amount realized on such disposition from a foreign transferor (and the Portfolio Fund would be required to withhold from future distributions to the transferee if the transferee fails to properly withhold). The Fund may have a withholding obligation with respect to interests the Fund purchases in Portfolio Funds from foreign sellers. This withholding requirement may reduce the number of foreign sellers willing to sell interests in prospective Portfolio Funds and therefore reduce the number of investment opportunities available to the Fund. Additionally, if the Fund does not properly withhold from such foreign sellers, the Portfolio Fund would be required to withhold on future distributions to the Fund, which would negatively impact the Fund’s returns.

Risks Related to Hedging and Derivative Transactions

The Fund may invest in certain securities, such as swaps, derivatives, hedges or foreign currency forward contracts, among others, which may be subject to special and complex federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deduction, (ii) convert tax-advantaged, long-term capital gains and qualified dividend income into higher taxed short-term capital gain or ordinary income, (iii) increase ordinary income distributions, (iv) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (v) cause the Fund to recognize income or gain without a corresponding receipt of cash, (vi) adversely affect the timing as to when a purchase or sale of stock or securities is deemed to occur, (vii) adversely alter the characterization of certain complex financial transactions, and (viii) for which the federal income tax treatment may not be clear or may be subject to re-characterization by the IRS.

Tax Laws Subject to Change

It is possible that the current U.S. federal, state, local, or foreign income tax treatment accorded an investment in the Fund will be modified by legislative, administrative, or judicial action in the future, possibly with retroactive effect. The nature of additional changes in U.S. federal or non-U.S. income tax law, if any, cannot be determined prior to enactment of any new tax legislation. However, such legislation could significantly alter the tax consequences and decrease the after tax rate of return of an investment in the Fund. Potential investors, therefore, should seek, and must rely on, the advice of their own tax advisers with respect to the possible impact on their investments of recent legislation, as well as any future proposed tax legislation or administrative or judicial action.

Risks of Investments Generating Non-Cash Taxable Income.

Certain of the Fund’s investments will require the Fund to recognize taxable income in a tax year in excess of the cash generated on those investments during that year. In particular, the Fund expects to invest in loans and other debt instruments that will be treated as having “market discount” and/or OID for U.S. federal income tax purposes. The required recognition of OID for U.S. federal income tax purposes may have a negative impact on liquidity, as it represents a non-cash component of the Fund’s investment company taxable income that may require cash distributions to Shareholders in order to qualify for and maintain our tax treatment as a RIC. Because the Fund may be required to recognize income in respect of these investments before, or without receiving, cash representing such income, the Fund may have difficulty satisfying the annual distribution requirements applicable to RICs and avoiding Fund-level U.S. federal income and/or excise taxes. Accordingly, the Fund may be required to sell assets, including at potentially disadvantageous times or prices, raise additional debt or equity capital, make taxable distributions of Shares or debt securities, or reduce new investments, to obtain the cash needed to make these income distributions. If the Fund liquidates assets to raise cash, the Fund may realize additional gain or loss on such liquidations. In the event the Fund realizes additional net capital gains from such liquidation transactions, Shareholders may receive larger capital gain distributions than they would in the absence of such transactions. Instruments that are treated as having OID for U.S. federal income tax purposes may have unreliable valuations because their continuing accruals require judgments about the collectability of the deferred payments and the value of any collateral. Loans that are treated as having OID generally represent a significantly higher credit risk than coupon loans. Accruals on such instruments may create uncertainty about the source of Fund distributions to Shareholders. OID creates the risk of non-refundable cash payments to the Adviser based on accruals that may never be realized. In addition, the deferral of payment-in-kind interest also reduces a loan’s loan-to-value ratio at a compounding rate.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses

Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. The Fund’s Declaration of Trust provides that the trustees will not be liable to the Fund or Shareholders for monetary damages for breach of fiduciary duty as a trustee to the extent permitted by Delaware law. The Fund’s Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, the Fund will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Pursuant to the Declaration of Trust and subject to certain exceptions described therein, the Fund will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former trustee or officer of the Fund and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a trustee or officer of the Fund and at the request of the Fund, serves or has served as a trustee, officer, partner or trustee of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (each such person, an “Indemnitee”), in each case to the extent permitted by Delaware law. Notwithstanding the foregoing, the Fund will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

The Fund will not indemnify an Indemnitee against any liability or loss suffered by such Indemnitee unless (i) the Fund determines in good faith that the course of conduct that caused the loss or liability was in the best interest of the Fund, (ii) the Indemnitee was acting on behalf of or performing services for the Fund, (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the party seeking indemnification is a trustee (other than an Independent Trustee), officer, employee, controlling person or agent of the Fund, or (B) gross negligence or willful misconduct, in the case that the party seeking indemnification is an Independent Trustee, and (iv) such indemnification or agreement to hold harmless is recoverable only out of assets of the Fund and not from the Shareholders.

In addition, the Declaration of Trust permits the Fund to advance reasonable expenses to an Indemnitee, and we will do so in advance of final disposition of a proceeding (i) if the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund, (ii) the legal proceeding was initiated by a third party who is not a Shareholder or, if by a Shareholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (iii) upon the Fund’s receipt of (A) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Fund and (B) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the Fund, together with the applicable legal rate of interest thereon, if it is ultimately determined that the standard of conduct was not met

Regulatory Scrutiny and Reporting

The Fund and the Adviser may be subject to increased scrutiny by government regulators, investigators, auditors and law enforcement officials regarding the identities and sources of funds of investors. In that connection, in the future the Fund may become subject to additional obligations that may affect its investment program, the manner in which it operates and, reporting requirements regarding its investments and investors. Each Shareholder will be required to provide to the Fund such information as may be required to enable the Fund to comply with all applicable legal or regulatory requirements, and each Shareholder will be required to acknowledge and agree that the Fund may disclose such information to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file such reports with such authorities as may be required by applicable law or regulation.

Reasonable Best-Efforts Nature of this Offering

This offering is being made on a reasonable best efforts basis, whereby the Distributor is only required to use its reasonable best efforts to sell the Shares and neither it nor any selling agent has a firm commitment or obligation to purchase any of the Shares. To the extent that less than the maximum number of Shares is subscribed for, the opportunity for the allocation of the Fund’s investments among various issuers and industries may be decreased, and the returns achieved on those investments may be reduced as a result of allocating all of the Fund’s expenses over a smaller capital base. As a result, the Fund may be unable to achieve its investment objective and a Shareholder could lose some or all of the value of his, her or its investment in the Shares.

Quantitative Analysis Risk

Investments based on quantitative analysis are subject to risks arising from the assumptions, factors, and models used in the analysis. The performance of a portfolio may deviate from market trends due to several factors, including the model’s underlying assumptions, the weighting of individual factors, and changes in historical trends that may no longer be relevant. Additionally, quantitative models may fail to account for certain market variables or may rely on inaccurate or incomplete data inputs, leading to flawed conclusions. Even small errors in data, model design, or assumptions can result in materially incorrect outputs. As a result, the performance of investments driven by quantitative analysis may not align with expectations, potentially leading to a decline in the value of the portfolio. These risks are inherent in the use of quantitative methods and cannot be entirely mitigated.

Conflicts of Interests

The Adviser is accountable to the Fund as a fiduciary and, consequently, must operate the Fund prudently, in good faith and in the interest of and for the benefit of Shareholders. As discussed below, prospective investors should be aware of actual or potential conflicts of interests before investing. By purchasing Shares, each Shareholder will be deemed to have acknowledged the existence of such actual and potential conflicts of interests and to have waived any claim with respect to the existence of such actual and potential conflicts of interests.

Compensation Arrangements. The Adviser will receive substantial fees from the Fund in return for its services, and these fees could influence the advice provided by the Adviser. Among other matters, the compensation arrangements could affect the Adviser’s judgment with respect to its role in the valuation of the Fund’s investments, the extent of the Adviser’s commitment strategy and offerings of equity by the Fund, which allow the Adviser to earn increased Advisory Fees. Moreover, the Adviser and its affiliates have relationships (both involving and not involving the Fund, and including without limitation placement, brokerage, advisory and board relationships) with distributors, consultants and others who recommend, or engage in transactions with or for, the Fund. Such distributors, consultants and other parties may receive compensation from the Adviser and its affiliates or the Fund in connection with such relationships. As a result of these relationships, distributors, consultants and other parties have conflicts that create incentives for them to promote the Fund.

Management of Similar Accounts. Certain of the Fund’s executive officers and trustees, and the employees of the Adviser or its affiliates, serve or may serve as officers, trustees or principals of entities that operate in the same or a related line of business as the Fund or of other funds advised by the Adviser or its affiliates (“Other Managed Funds”). As a result, they have obligations to investors in those entities, the fulfilment of which might not be in the best interests of the Fund or its Shareholders. Moreover, notwithstanding any differences in principal investment objectives between the Fund and the Other Managed Funds, such other funds, including potential new pooled investment vehicles or managed accounts not yet established (whether managed or sponsored by affiliates or the Adviser), have, and may from time to time have, overlapping investment objectives with the Fund and, accordingly, invest in, whether principally or secondarily, asset classes similar to those targeted by the Fund. To the extent the Other Managed Funds have overlapping investment objectives, the scope of opportunities otherwise available to the Fund may be adversely affected and/or reduced. Additionally, certain employees of the Adviser and their management face conflicts in their time management and commitments as well as in the allocation of investment opportunities to other Coller Capital funds. Certain Other Managed Funds may provide for higher management or incentive fees or greater expense reimbursements or overhead allocations, all of which may incentivize the Adviser to allocate more time and/or personnel to such Other Managed Funds.

Transactions with Other Managed Funds, the Adviser and its Affiliates. The 1940 Act imposes significant limits on co-investment with affiliates of the Fund. The Adviser has received an exemptive order from the SEC that permits the Fund to co-invest alongside the Adviser’s affiliates in privately negotiated transactions. Subject to the conditions specified in the exemptive order, the Fund is permitted to co-invest with those affiliates in certain negotiated investment opportunities, including investments originated and directly negotiated by the Adviser. These co-investment transactions may give rise to actual or perceived conflicts of interests among the Fund and the participating affiliates. The exemptive order also contains certain conditions that may limit or restrict the Fund’s ability to participate in an investment or may require that the Fund participate in an investment to a lesser extent that the Adviser would desire. The inability to receive the desired allocation to potential investments under the exemptive order, may affect the Fund’s ability to implement its investment strategy or achieve its investment objectives.

If investment opportunities are allocated among the Fund and Other Managed Funds, the Fund may not be able to structure its investment portfolio in the manner desired.

The Fund may invest in Portfolio Funds in which the Adviser and/or its affiliates has an investment, and the Adviser and/or its affiliates may invest in Portfolio Funds in which the Fund has made an investment. From time to time, the Fund and Other Managed Funds may make investments at different levels of an issuer’s capital structure or otherwise in different classes of an issuer’s securities. Such investments inherently give rise to conflicts of interests or perceived conflicts of interests between or among the various classes of securities that may be held by such entities. The Adviser has adopted procedures governing the co-investment in securities acquired in private placements with certain clients of the Adviser.

Adviser Affiliates May Engage in Adverse Activities. The Fund may invest in Portfolio Funds or Primary Commitments that have relationships with affiliates of the Adviser or Other Managed Funds or clients of the Adviser or its affiliates. Such affiliates may take actions that are detrimental to the interests of the Fund in such Portfolio Funds or portfolio companies.

The Adviser, its affiliates and their clients may pursue or enforce rights with respect to an issuer in which the Fund has invested, and those activities may have an adverse effect on the Fund. As a result, prices, availability, liquidity and terms of the Fund’s investments may be negatively impacted by the activities of the Adviser and its affiliates or their clients, and transactions for the Fund may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.

By reason of the various activities of the Adviser and its affiliates, the Adviser and such affiliates may acquire confidential or material non-public information or otherwise be restricted from purchasing certain potential Fund investments that otherwise might have been purchased or be restricted from selling certain Fund investments that might otherwise have been sold at the time.

Investment Opportunities May Be Allocated to Other Managed Funds. Affiliates of the Adviser, including the Adviser’s or its affiliates’ Other Managed Funds or other clients, may be interested in some of the same investment opportunities as the Adviser. Other Managed Funds may be interested in some of the same investment opportunities as the Fund. Accordingly, Other Managed Funds may make an investment that would otherwise be appropriate for the Fund. As among the Fund and the Adviser’s or its affiliates’ Other Managed Funds or other clients, investment opportunities presented to the Adviser will be allocated in a fair and equitable manner among the Adviser’s or its affiliates’ existing clients, taking into consideration the investment objectives and terms of such clients and any legal, tax or regulatory considerations specific to such clients, and in accordance with Coller Capital’s Framework for Investment Allocations (the “Investment Allocation Framework”). Opportunities that are suitable for more than one of the Adviser’s or its affiliates’ Other Managed Funds, including the Fund, or other clients, the aggregate amount of which exceeds the available size of the relevant investment opportunity, will be allocated between or among such clients, on a pro rata basis, based on the relative sizes of the initial recommendations by the relevant investment committee(s) of the Adviser, subject to any legal, tax and/or regulatory considerations of each client. In addition, the Fund and Other Managed Funds may make strategic investments in primary funds sponsored by third-party managers or general partners through Primary Commitments for the purpose of, among other things, ensuring that the Fund and Other Managed Funds receive information in respect of, and qualify as permitted transferees in secondary purchases of interests in, the same or other funds of such managers or general partners. There can be no assurance that the Fund will benefit directly from its primary fund investments made by it through Primary Commitments; rather, all funds managed by the Adviser or its affiliates (i.e., the Fund and Other Managed Funds) generally benefit from such strategic investments. The Investment Allocation Framework contains general parameters for determining whether the Fund and/or an Other Managed Fund should make a particular primary fund investment.

Conflicts of Interests at the Portfolio Fund Level. Each Portfolio Fund may become involved in activities in which there is an actual or potential conflict between the interests of Portfolio Fund investors, like the Fund, and the Portfolio Fund’s management. Typically, Portfolio Funds will have investor committees with some degree of oversight over, and an advisory role in respect of, actual and potential conflicts, although there can be no assurance that any such committee, or any other arrangements put in place by a Portfolio Fund to manage any actual or potential conflicts, will be effective.

Conflicts Associated with Fee Arrangements with Portfolio Funds. In certain cases, the Adviser or its affiliates may enter into arrangements with a Portfolio Fund manager under which the Portfolio Fund manager agrees to rebate a portion of its management fee or make other fee payments in connection with an investment in the Portfolio Fund by other accounts managed or sponsored by the Adviser or its affiliates. To the extent any such rebates or payments relate to the Fund’s investment in a Portfolio Fund, the Fund will receive the economic benefit of such rebate or payment. However, to the extent the Adviser, in its sole discretion, determines that such an arrangement is not permissible or appropriate for the Fund, Other Managed Funds may nonetheless participate in the rebate or repayment. Affiliates of the Adviser may receive and retain these payments with respect to other investment vehicles in consideration of, or to defray the cost of, services provided by such affiliates. The receipt of such payments by affiliates of the Adviser could incentivize the Adviser to participate in Portfolio Funds whose managers agree to make such payments or could enhance the likelihood that Portfolio Fund managers will agree to make such payments.

Portfolio Fund Valuation May be Affected by Compensation Arrangements. If a Portfolio Fund calculates its compensation on the value of the Portfolio Fund’s assets, the Portfolio Fund’s manager may exercise discretion in assigning values to the Portfolio Fund’s investments. These factors can create a conflict of interest because the value assigned to an investment may affect the advisory fee at the Portfolio Fund level. If there is a difference in the advisory fee required to be paid, the Portfolio Fund’s documents generally do not require the Portfolio Fund’s manager to return past advisory fees, although claw-back provisions in a Portfolio Fund’s documents may permit the recovery of excess carried interest distributions.

Payments to Financial Intermediaries. The Adviser or Distributor may also compensate, from its own resources, third-party securities dealers, other industry professionals and any affiliates thereof (“financial intermediaries”) in connection with the distribution of Shares in the Fund or for their ongoing servicing of Shares acquired by their clients. Such compensation may take various forms, including a fixed fee, a fee determined by a formula that takes into account the amount of client assets invested in the Fund, the timing of investment or the overall NAV of the Fund, or a fee determined in some other method by negotiation between the Adviser and such financial intermediaries. Financial intermediaries may also charge investors, at the financial intermediaries’ discretion, a placement fee based on the purchase price of Fund Shares purchased by the investor. As a result of the various payments that financial intermediaries may receive from investors and the Adviser, the amount of compensation that a financial intermediary may receive in connection with the sale of Shares of in the Fund may be greater than the compensation it may receive for the distribution of other investment products. This difference in compensation may create an incentive for a financial intermediary to recommend the Fund over another investment product.

Proxy Voting. The Adviser has adopted policies and procedures designed to prevent conflicts of interests from influencing proxy voting decisions made on behalf of advisory clients, including the Fund, and to help ensure that such decisions are made in accordance with its fiduciary obligations to clients. Nevertheless, notwithstanding such proxy voting policies and procedures, actual proxy voting decisions may have the effect of favoring the interests of other clients, provided the Adviser believes such voting decisions to be in accordance with its fiduciary obligations.

Management of the Fund

Board of Trustees

The Role of the Board

The Board is responsible for the overall management of the Fund, including supervision of the duties performed by the Adviser. As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the Fund, primarily the Adviser, have responsibility for the day-to-day management and operation of the Fund. The Board does not have responsibility for the day-to-day management of the Fund, and its oversight role does not make the Board a guarantor of the Fund’s investments or activities. The Board has appointed various individuals of the Adviser as officers of the Fund with responsibility to monitor and report to the Board on the Fund’s operations. In conducting its oversight, the Board will receive regular reports from these officers and from other senior officers of the Adviser regarding the Fund’s operations.

Board Structure and Committees

As required by the 1940 Act, a majority of the Fund’s trustees are Independent Trustees and are not affiliated with the Adviser. The Board has established two standing committees: an Audit Committee and a Governance Committee.

The Board has formed an Audit Committee composed of all of the Independent Trustees, the functions of which are: (i) to oversee the Fund’s accounting and financial reporting policies and practices, its internal controls and, as the Audit Committee may deem necessary or appropriate, the internal controls of certain of the Fund’s service providers; (ii) to oversee the quality and objectivity of the Fund’s financial statements and the independent audit of those statements; (iii) to assist the Board in selecting the Fund’s independent registered public accounting firm, to directly supervise the compensation and performance of such independent registered public accountants and generally to act as a liaison between the independent registered public accountants and the Board; and (iv) to review and, as appropriate, approve in advance non-audit services provided by such independent registered public accountants to the Fund, the Adviser, and, in certain cases, other affiliates of the Fund.

The Board has formed a Governance Committee composed of all of the Independent Trustees, whose function, subject to the oversight of the Board, is to select and nominate persons for elections or appointment by the Board as trustees of the Fund. The Governance Committee will act in accordance with the Fund’s governance committee charter.

Board Oversight of Risk Management

As part of its oversight function, the Board will receive and review various reports relating to risk management. Because risk management is a broad concept comprised of many different elements (including, among other things, investment risk, valuation risk, credit risk, compliance and regulatory risk, business continuity risk and operational risk), Board oversight of different types of risks is handled in different ways. For example, the full Board could receive and review reports from senior personnel of the Adviser (including senior compliance, financial reporting and investment personnel) or their affiliates regarding various types of risks, such as operational, compliance and investment risk, and how they are being managed. The Audit Committee may participate in the oversight of risk management in certain areas, including meeting with the Fund’s financial officers and with the Fund’s independent public auditors to discuss, among other things, annual audits of the Fund’s financial statements and the auditor’s report thereon and the auditor’s annual report on internal control.

Board of Trustees and Officers

Any vacancy on the Board may be filled by the remaining trustees, except to the extent the 1940 Act requires the election of trustees by Shareholders. The Fund’s officers are appointed by the trustees and oversee the management of the day-to-day operations of the Fund under the supervision of the Board. All of the officers of the Fund, except the Fund’s chief compliance officer, are directors, officers or employees of the Adviser or its affiliates. Certain of the trustees and officers of the Fund may also be directors and officers of any other investment companies from time to time managed or advised by the Adviser. To the extent allowed by applicable law, including the 1940 Act, the Declaration of Trust indemnifies the trustees and officers for all costs, liabilities and expenses that they may experience as a result of their service as such.

The name and business address of the trustees and officers of the Fund and their principal occupations and other affiliations during the past five years are set forth under “Management of the Fund” in the SAI.

Portfolio Management

Adviser

Coller Private Market Secondaries Adviser, LLC, 950 Third Avenue, New York, New York 10022, serves as the investment adviser to the Fund. The Adviser is registered as an investment adviser under the Advisers Act, and is a wholly owned subsidiary of Coller Private Market Secondaries Holdings, LLC, which is a wholly owned subsidiary of CICAP Limited, the parent company of the Coller Capital group.

Investment Committee

The Fund’s Investment Committee is responsible for the approval of the Fund’s Private Credit Investment decisions, its portfolio management and for setting its portfolio management strategy.

The Investment Committee is comprised of three senior investment professionals from within Coller Capital’s investment team with combined secondaries experience of more than 30 years. The Investment Committee members bring invaluable experience and expertise in investment analysis, portfolio management and construction. The Investment Committee operates on a majority vote basis.

The Investment Committee is supported by the CIO Office and Coller Capital’s investment team, which includes more than 70 investment professionals based in London, New York and Hong Kong.

Portfolio Managers

Steven Stolk, Partner, Co-Head of Investment and Head of CIO Office, joined Coller Capital in 2013. As Co-Head of Investment and Deputy CIO, Mr. Stolk has joint responsibility for Coller Capital’s investment team and investment process globally. He is based in Coller Capital’s London office and chairs the Investment Committee. Prior to joining Coller Capital in 2013, Mr. Stolk was a Partner at Plane Tree Capital, where he focused on clean energy investments in Latin America. Previously, he was an Associate at ABN AMRO. Mr. Stolk has a BA (Hons) in International Relations and Diplomatic History from the University of Pennsylvania and an MBA from London Business School.

Michael Schad, Partner, Head of Coller Credit Secondaries, As Head of Coller Credit Secondaries, Michael is responsible for the growth and development of Coller Credit Secondaries, beyond his day-to-day origination activity. He is based in the firm’s London office. Prior to joining Coller Capital in 2005, Michael worked in the investment banking divisions of Deutsche Bank and Credit Suisse First Boston in London. Michael has a BA (Hons) in International Business Studies from the European Business School, London and an MSc in Finance from the London Business School.

Ed Goldstein, Partner, Chief Investment Officer of Coller Credit Secondaries, Ed is Chief Investment Officer for Coller Credit Secondaries, beyond his day-to-day origination activity, and is based in the firm’s New York office. Prior to joining Coller Capital in 2009, Ed was a Managing Director at GSO Capital Partners’ London and New York offices where he had responsibility for debt origination. He has also worked at Credit Suisse as a Director of its Investment Banking division. Ed has a BS in Economics from the University of Pennsylvania and an MBA from the University of Chicago.

Jake Elmhirst, Partner, Head of Coller Capital Private Wealth Secondaries Solutions, joined Coller Capital in 2022. Mr. Elmhirst is one of the voting members on the Investment Committee and is based in the firm’s London office. Prior to joining Coller Capital in April 2022, Mr. Elmhirst spent 25 years at UBS where he led the Private Markets effort within UBS Global Wealth Management, based in London. Prior to that Mr. Elmhirst co-founded and co-led the Private Funds Group within UBS Investment Bank, based in New York. He previously worked at Freshfields in London where he qualified as a solicitor working in the Tax Team with a focus on collective investment schemes. Mr. Elmhirst has a degree in law (LLB) from the University of Bristol.

The SAI provides additional information about the Fund’s primary portfolio manager’s compensation, other accounts managed by him and his ownership of any Shares of the Fund.

Investment Advisory Agreement

The Adviser, subject to supervision by the Board, provides certain investment advisory, management and administrative services to the Fund pursuant to an Investment Advisory Agreement between the Fund and the Adviser.

Advisory Fee

In consideration of the advisory services provided by the Adviser, the Fund pays the Adviser a monthly Advisory Fee at an annual rate of 1.00% based on the greater of (i) the Fund’s NAV and (ii) the Fund’s NAV less cash and cash equivalents plus the total of all commitments made by the Fund that have not yet been drawn for investment. For purposes of calculating the Advisory Fee, a commitment is defined as a contractual obligation to acquire an interest in, or provide the total commitment amount over time to, a Portfolio Fund, when called by the Portfolio Fund. During any given fiscal year, the basis for the Advisory Fee could be larger than the Fund’s NAV due to unfunded commitments to invest in Private Credit Investments. Nevertheless, the Adviser has agreed that in no event will the Advisory Fee exceed 2.00% as a percentage of the Fund’s NAV. Investors are advised that the actual amount of unfunded commitments will be disclosed in the Fund’s published financial statements. The Advisory Fee will be computed as of the last day of each month, and will be due and payable quarterly in arrears within five Business Days after the completion of the NAV computation for each quarter. The Advisory Fee is paid to the Adviser out of the Fund’s assets, and therefore decreases the net profits or increases the net losses of the Fund.

Purchased Shares are incorporated into the beginning of month NAV and included in the computation of the Advisory Fee payable. Share repurchases are included in the computation of the Advisory Fee payable through the valuation date as described in “Repurchase of Shares.” The Advisory Fee is paid to the Adviser out of the Fund’s assets, and therefore decreases the net profits or increases the net losses of the Fund.

Incentive Fee

The Adviser will be entitled to receive an Incentive Fee equal to 12.50% of the Fund’s pre-incentive fee net investment income for each calendar quarter, subject to a 5.0% annualized hurdle rate, with a 100% catch-up. “Pre-incentive fee net investment income” means interest income, dividend income, income generated from original issue discounts, payment-in-kind income, and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from Private Credit Investments) earned or accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (excluding the Incentive Fee and any distribution and/or Shareholder servicing fees). Pre-incentive fee net investment income does not include any component of capital gains or capital appreciation. The Adviser is not entitled to any incentive fee based on the capital gains or capital appreciation of the Fund or its investments.

The calculation of the Incentive Fee for each calendar quarter is as follows:

●	No Incentive Fee is payable to the Adviser if the Fund’s pre-incentive fee net investment income, expressed as a percentage of the Fund’s NAV in respect of the relevant calendar quarter, does not exceed the quarterly hurdle rate of 1.25% (5.0% annualized);
●	100% of the portion of the Fund’s pre-incentive fee net investment income that exceeds the hurdle rate but is less than 1.43% (the “catch-up”) is payable to the Adviser if the Fund’s pre-incentive fee net investment income, expressed as a percentage of the Fund’s NAV in respect of the relevant quarter, exceeds the hurdle rate but is less than 1.43% (5.72% annualized). The “catch-up” provision is intended to provide the Adviser with an incentive fee of approximately 12.50% of the Fund’s pre-incentive fee net investment income when the Fund’s net investment income exceeds 1.43% in any calendar quarter; and

●	12.50% of the portion of the Fund’s pre-incentive fee net investment income attributable to the applicable share class that exceeds the “catch-up” is payable to the Adviser if the Fund’s pre-incentive fee net investment income, expressed as a percentage of the Fund’s NAV in respect of the relevant quarter exceeds 1.43% (5.72% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 12.50% of all the Fund’s pre-incentive fee net investment income thereafter is allocated to the Adviser.

Pre-Incentive Fee Net Investment Income

(expressed as a percentage of the value of net assets per quarter)

0%	1.25%	1.43%
►

0%	100%	12.50%

(no incentive fee paid)	(100 of net profits between hurdle rate and catch-up paid)	(12.50% of net profits)

Percentage of each Class’s Pre-Incentive Fee Net Investment Income

Allocated to Quarterly Incentive Fee

These calculations will be appropriately prorated for any period of less than three months.

Example – Incentive Fee on Pre-Incentive Fee Net Investment Income for Each Calendar Quarter

Scenarios expressed as a percentage of average Net Assets	Scenario 1	Scenario 2	Scenario 3
Pre-incentive fee net investment income	1.00%	1.35%	2.00%
Catch up incentive fee (maximum of 0.18%)	0.00%	0.10%	0.18%
Split incentive fee (12.50% above 1.43%)	0.00%	0.00%	0.07%
Net Investment income	1.00%	1.25%	1.75%

●	Scenario 1 –Incentive Fee on Income
o	Pre-incentive fee net investment income does not exceed the 1.25% hurdle rate; therefore there is no catch up or split incentive fee on pre-incentive fee net investment income.
●	Scenario 2 –Incentive Fee on Income
o	Pre-incentive fee net investment income falls between the 1.25% hurdle rate and the catch up of 1.43%; therefore the incentive fee on pre-incentive fee net investment income is 100% of the pre-incentive fee above the 1.25% hurdle return.
●	Scenario 3 –Incentive Fee on Income
o	Pre-incentive fee net investment income exceeds the 1.25% hurdle and the 1.43% catch up provision. Therefore the catch up provision is fully satisfied by the 0.18% of pre-incentive fee net investment income above the 1.25% hurdle rate and there is a 12.50% incentive fee on pre-incentive fee net investment income above the 1.43% “catch up.” This provides an incentive fee, which represents 12.50% of pre-incentive fee net investment income.

Investment Advisory Agreement and Reimbursement Arrangements

The services of all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory and management services in respect of the Fund, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser. The Fund bears all other costs and expenses of its operations and transactions as set forth in the Investment Advisory Agreement.

In addition to the fees and expenses to be paid by the Fund under the Investment Advisory Agreement, the Adviser and its affiliates will be entitled to reimbursement by the Fund of the Adviser’s and its affiliates’ cost of providing the Fund with certain non-advisory services. If persons associated with the Adviser or any of its affiliates, including persons who are officers of the Fund, provide accounting, legal, clerical, compliance or administrative and similar oversight services to the Fund at the request of the Fund, the Fund will reimburse the Adviser and its affiliates for their costs in providing such accounting, legal, clerical, compliance or administrative and similar oversight services to the Fund (which costs may include an allocation of overhead including rent and the allocable portion of the salaries and benefits of the relevant persons and their respective staffs, including travel expenses), using a methodology for determining costs approved by the Board. If the Adviser or its affiliates seek reimbursements of such costs, such action may cause the Fund’s expenses to be higher than the expenses shown herein, perhaps by a material amount. The Adviser may, in its sole discretion, waive or not seek reimbursement for accounting, legal, clerical or administrative services to the Fund. In addition, the Fund will bear its allocable portion of certain operating expenses as described in the Investment Advisory Agreement, as determined by the Adviser in its reasonable discretion, in a manner that is fair and equitable over time and in such other manner as may be required by applicable law or by the Investment Advisory Agreement. Under the Investment Advisory Agreement such operating expenses may include, subject only to limitation under the 1940 Act or other applicable statute or regulation, the Fund’s allocable share of costs and expenses related to the operation, administration, management and business, including investment activities and liquidation of the Fund and any Fund subsidiaries.

Operating Expenses may be incurred at any time prior to or during the life of the Fund or any Fund subsidiaries and shall include, unless deemed an Adviser expense under Subsection (b), all fees, costs, expenses, taxes, expected tax liabilities, liabilities and obligations:

1.	charged by employees, delegates, independent agents, lawyers, accountants, appraisers, consultants, intermediaries, valuers, lenders, banks, administrators, custodians, depositaries, auditors, brokers, finders, investment professionals, financial advisers and/or other financial institutions, and/or other service providers or advisers (in each case, not being members of CICAP Limited, the parent company of the Coller Capital Group (the “Coller Group”) the Coller Group or a director, officer, associate, partner, employee or consultant of any member of the Coller Group that is a natural person (the “Coller Executives”) unless engaged at arm’s length terms) that are appointed by the Board, the Adviser or any of their respective affiliates in respect of the Fund or any Fund subsidiaries;

2.	incurred by the Fund, its subsidiaries or the Adviser or any of their respective affiliates, in each case in relation to the operation, administration, termination, winding-up or liquidation of the Fund or a Fund subsidiary, including software and data licensing, subscription and related costs, travel expenses (including but not limited to transportation, lodging, and meals) and expenses and all fees, costs, expenses and liabilities incurred in connection with:

a.	any borrowings, other indebtedness or undertakings incurred or made in accordance with the Declaration of Trust and the Registration Statement or relating to hedging arrangements entered into in accordance with the Declaration of Trust and the Registration Statement;

b.	the appointment or use of any custodian and/or depositary in relation to the safeguarding, administering and/or holding (or similar) of assets of the Fund or a Fund subsidiary and/or the performance of any functions of a custodian and/or depositary contemplated by the 1940 Act or any national laws or regulations in any jurisdiction;

c.	the Adviser’s or any of their respective affiliates’ compliance with disclosure, reporting and other similar obligations pursuant to the Declaration of Trust or the Registration Statement governing the Fund or its subsidiaries or under the 1940 Act or other applicable law or any national laws or regulations in any jurisdiction and/or incurred in connection with the Fund’s or a Fund subsidiary’s legal and regulatory compliance with U.S. federal, state, local, non-U.S. or other laws and regulations;

d.	tax proceedings involving the Fund or a Fund subsidiary, including the filing of tax returns and tax refund claims and any other tax filings (including but not limited to any U.S. Schedule K-1 (Form 1065) tax form), in connection with any tax audit, investigation, settlement or review of the Fund and any Fund subsidiary or in relation to compliance with any applicable tax reporting requirements;

e.	compliance with applicable laws and regulations, including, for the avoidance of doubt, any anti-money laundering, anti-terrorist financing or anti-tax evasion laws and regulations, and the operation, administration, termination, winding-up or liquidation of the Fund or any Fund subsidiary;

f.	fees, costs and expenses incurred in connection with any interpretation of, amendments, restatements or other modifications to, and compliance with the Registration Statement, the Declaration of Trust any other constituent or related documents of the Fund or any of the Fund subsidiaries, including the solicitation of any required shareholder vote and costs of preparation of proxy solicitation materials or preparation of other materials in connection with compliance (or monitoring compliance) with such documents;

3.	incurred in relation to shareholder meetings; meetings of the Fund’s Board (including but not limited to the fees, costs and expenses of any legal counsel or other advisors retained by, or at the direction or for the benefit of, the Board and the production and distribution of the reports and accounts in accordance with the Declaration of Trust and the Registration Statement and any other valuations (including valuation costs and/or valuation support services) or certifications required pursuant to the Registration Statement or by law or regulation, including the fees of the independent registered public accounting firm in connection therewith and any external valuer or auditor of valuations appointed in connection with applicable law and/or regulation and any other information or reporting requirements imposed in respect of the Fund or any Fund subsidiaries by applicable law or regulations;

4.	charged by employees, delegates, independent agents, lawyers, accountants, appraisers, consultants, intermediaries, valuers, lenders, banks, administrators, custodians, depositaries, auditors, brokers, finders, investment professionals and financial advisers and/or other financial institutions and other service providers or advisers (in each case, not being members of the Coller Group or Coller Executives unless engaged on arm’s length terms) appointed by the Adviser or any of their respective affiliates in relation to investments or proposed investments by the Fund or a Fund subsidiary, whether in respect of the identification, due diligence, selection, bidding process, structuring, negotiation, acquisition, syndication, currency conversion (in the event of an investment denominated in a currency other than the U.S. Dollar), monitoring, holding or disposition thereof and whether incurred directly or indirectly (including through any intermediate holding vehicles), in each case, to the extent that such fees, costs, expenses and liabilities are not borne by a third party, together with the Fund’s pro-rata share of any transaction-related fees or costs incurred in respect of unconsummated investments, including, where applicable, in relation to any prospective syndication or co-investment transactions;

5.	non-advisory-related expenses incurred in relation to investments or proposed investments by the Fund or any Fund subsidiary;

6.	incurred in relation to all fees or other charges levied by any governmental agency or regulatory body against the Fund or any Fund subsidiary in connection with its investments, proposed investments, reporting requirements or otherwise;

7.	incurred in relation to any:

a.	indemnity or liability insurance (or its equivalent) taken out by or in respect of any member of the Coller Group to the extent that such indemnity or liability insurance relates to the affairs of the Fund or any Fund subsidiary; and

b.	directors’ and officers’ liability insurance taken out by or in respect of any member of the Coller Group, (including in respect of any person who may be nominated to the Board, advisory board or similar body of a Portfolio Fund or intermediate holding vehicle by theAdviser or any other member of the Coller Group), to the extent that such directors’ and officers’ liability insurance relates to the affairs of any the Fund or a Fund subsidiary,

8.	incurred (whether directly or indirectly, including through any intermediate holding vehicles) by or on behalf of the Fund or a Fund subsidiary in connection with any litigation, arbitration, investigation and other proceedings and, if applicable, the settlement thereof, provided that in circumstances where an Indemnified Party is not entitled to exculpation and indemnification with respect to any claim, liability, costs, damages or expenses, then the Fund will not bear any fees, costs, expenses or liabilities relating thereto;

9.	incurred in respect of establishing, operating, managing and winding-up direct and indirect investment holding and investment structures (including any intermediate holding vehicles) in various jurisdictions in connection with the Fund’s or any Fund subsidiary’s conduct of any of its investment activities, in each case to the extent not borne by the relevant Portfolio Fund or, with respect to direct investments in credit assets issued by a private company, the relevant private company; or

10.	incurred by the Fund or on behalf of the Fund by the Adviser or the Coller Group or their affiliates in relation to the salaries, benefits, overhead and other similar expenses associated with the hiring, onboarding or retention of certain personnel employed by or otherwise associated with service providers of the Fund (including but not limited to law firms or accounting firms engaged on behalf of the Fund), to provide professional services directly to the Fund as part of a secondment, internship, employee share or similar arrangement.

To the extent paid by the Adviser, or any member of the Coller Group (or any of their affiliates), as the case may be, Operating Expenses shall be reimbursed by the Fund or any Fund subsidiary. Such reimbursement will be made in accordance with the Expense Limitation Agreement

The Investment Advisory Agreement was initially approved by the Board (including a majority of the Independent Trustees) at a meeting held on March 4, 2025. The Investment Advisory Agreement is terminable without penalty, on 60 days’ prior written notice: by a majority vote of the entire Board; by vote of a majority (as defined by the 1940 Act) of the outstanding voting securities of the Fund; or by the Adviser. After the initial term of two years, the Investment Advisory Agreement may continue in effect from year to year if such continuance is approved annually by either the Board or the vote of a majority (as defined by the 1940 Act) of the outstanding voting securities of the Fund, provided in either event the continuance is also approved by a majority of the Independent Trustees by vote cast in person (or as otherwise permitted by the SEC) at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder.

The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties to the Fund, the Adviser, its directors, officers or employees and its affiliates, successors or other legal representatives will not be liable to the Fund for any error of judgment, for any mistake of law or for any act or omission by such person or any sub-adviser in connection with the performance of services to the Fund. The Investment Advisory Agreement also provides that the Fund will indemnify, to the extent permitted by law, the Adviser and its directors, officers or employees and their respective affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which such person may be liable which arise in connection with the performance of services to the Fund, provided the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its duties to the Fund.

Pursuant to the Expense Limitation Agreement with the Fund, the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund, if required to ensure that certain annual operating expenses (excluding the Advisory Fee, Incentive Fee and any Distribution and Servicing Fee, interest, taxes, brokerage commissions, acquired fund fees and expenses, dividend and interest expenses relating to short sales, borrowing costs, merger or reorganization expenses, Shareholder meetings expenses, litigation expenses, expenses associated with the acquisition and disposition of investments (including interest and structuring costs for borrowings and line(s) of credit) and extraordinary expenses, if any; collectively, the “Excluded Expenses”) do not exceed 0.75% per annum (excluding Excluded Expenses) of the Fund’s average monthly net assets of each class of the Fund’s Shares. With respect to each class of Shares, the Fund agrees to repay the Adviser any fees waived under the Expense Limitation Agreement or any Other Expenses the Adviser reimburses in excess of the Expense Limitation Agreement for such class of Shares, provided the repayments do not cause the Fund’s Other Expenses for that class of Shares to exceed the expense limitation in place at the time the fees were waived and/or the expenses were reimbursed, or the expense limitation in place at the time the Fund repays the Adviser, whichever is lower. Any such repayments must be made within three years after the month in which the Adviser incurred the expense. The Expense Limitation Agreement will have a term ending one year from the date the Fund commences operations, and the Adviser may extend the term for a period of one year on an annual basis. The Adviser may not terminate the Expense Limitation Agreement during its initial one-year term.

The Fund is incurring organizational and initial offering costs of approximately $1 million. The Adviser has agreed to advance those costs to the Fund. Such costs incurred by the Adviser are subject to recoupment by the Adviser in accordance with the Expense Limitation Agreement over a period of three years.

A discussion regarding the Board’s basis for its approval of the Investment Advisory Agreement will be available in the Fund’s Annual Report to Shareholders for the period ending March 31, 2026.

Net Asset Valuation

The Fund will calculate the NAV of each class of Shares as of the close of business on the last Business Day of each calendar month and in connection with the Fund’s offer to purchase Shares, on each date that Shares are to be repurchased, as of the date of any distribution and at such other times as the Board may determine (each, a “Determination Date”). In determining its NAV, the Fund will value its investments as of the relevant Determination Date. The NAV of the Fund will equal, unless otherwise noted, the value of the total assets of the Fund (including the NAV of each class of Shares, including interest accrued but not yet received), less all of its liabilities (including accrued fees and expenses, dividends payable and any borrowings of the Fund), each determined as of the relevant Determination Date. The NAV of Class I Shares, Class S Shares and Class D Shares will be calculated separately based on the fees and expenses applicable to each class. It is expected that the NAV of Class I Shares, Class S Shares and Class D Shares will vary over time as a result of the differing fees and expenses applicable to each class.

The Board has approved procedures pursuant to which the Fund will value its investments. The Board has designated the Adviser to perform these fair value determinations relating to the value of such investments, in accordance with such procedures and Rule 2a-5 under the 1940 Act. The value of the Fund’s assets will be based on information reasonably available at the time the valuation is made and that the Adviser believes to be reliable. The Adviser generally will value the Fund’s investments in accordance with Certification Topic ASC 820 of the Financial Accounting Standards Board (“ASC 820”).

Private Credit Investments

The Adviser generally will value the Fund’s investments in Portfolio Funds and certain Direct Investments and Co-Investments as a “practical expedient” in accordance with ASC 820. Generally, the valuation of interests in Portfolio Funds represents the Fund’s proportionate share of the net assets of a Portfolio Fund as reported by the Portfolio Fund Managers. Similarly, many Direct Investments and Co-Investments are generally valued based on the valuation information provided by the lead or sponsoring private investors. In general, it is anticipated that such valuation information will generally not be available until 60 days or more after each quarter-end, especially pending receipt of audited financial information. Therefore, the most recently provided valuation information about these Co-Investments, Direct Investments and Portfolio Funds for purposes of calculating the Fund’s monthly NAV may be adjusted by the Adviser pursuant to the Fund’s valuation procedures to estimate the fair value, on a monthly basis, of the interests in such Portfolio Funds, Direct Investments and Co-Investments, as described below. To the extent the Adviser is either unable to utilize the practical expedient under ASC 820, or where the Adviser determines that use of the practical expedient is not appropriate as it will not result in a price that represents the current value of an investment, the Adviser will make a fair value determination in accordance with the valuation procedures.

Prior to investing in any Portfolio Fund, the Adviser conducts due diligence reviews of the valuation methodologies utilized by the Portfolio Fund, which generally shall be based upon readily observable market values when available, and otherwise utilize principles of fair value that are reasonably consistent with those used by the Fund for valuing its own investments. Subsequent to investment in a Portfolio Fund, the Adviser will monitor the valuation methodologies used by each Portfolio Fund for appropriateness and perform back-testing analysis on a periodic basis in light of the Fund’s obligation to fair value its assets under the Investment Company Act and pursuant to U.S. generally accepted accounting practices (as applicable) for investment companies and will assess the overall reasonableness of the information provided by such Portfolio Fund. In making a fair valuation determination, the Adviser will consider whether it is appropriate, in light of all relevant circumstances, to value such the most recent reported value by the Portfolio Fund or lead or sponsoring private investors or whether to adjust such NAV to reflect a premium or discount (adjusted NAV). The Adviser makes assumptions that are based on market conditions existing at the Determination Date. Key inputs and assumptions include, but are not limited to, reported NAVs, capital calls, distributions, significant market dislocations and significant subsequent events.

Prospective investors should be aware that there can be no assurance that the valuation of interests in Portfolio Funds, Direct Investments or Co-Investments as determined under the procedures described above will in all cases be accurate, especially to the extent the Fund and the Adviser do not generally have access to all necessary financial and other information relating to the Portfolio Funds, Direct Investments or Co-Investments to determine independently the NAV of the Fund’s interests in those Portfolio Funds, Direct Investments or Co-Investments. The results of the Adviser’s fair valuation of securities whose market value is not readily ascertainable will be based upon the Adviser’s assessment of the fair value of such securities and their issuers on the recommendation of the Adviser and, therefore, are the result of the Board’s interpretation. Any new information that becomes known to the Fund after calculating its NAV will not be used to retroactively adjust the price of a security or the previously determined NAV.

Investments valued at fair value by the Adviser will be subject to a new valuation determination in connection with the next monthly valuation of the Fund. The Adviser will periodically review its valuation determinations with the Fund’s auditor and respond to any inquiries by such auditor regarding the Adviser’s valuation methodologies.

Liquid Assets

Securities for which market quotations are readily available are generally valued at their current market value.

Shares of open-end investment companies, including money market funds, are valued at their respective NAVs. Fixed income securities are valued using prices supplied by an approved independent third party or affiliated pricing services or broker/dealers. In validating market quotations, the Adviser considers different factors such as the source and the nature of the quotation in order to determine whether the quotation represents fair value. The Adviser makes use of reputable financial information providers in order to obtain the relevant quotations.

Securities traded on one or more of the U.S. national securities exchanges, the Nasdaq Stock Market or any foreign stock exchange will be valued based on their respective market price.

If the equity or credit security is traded infrequently a few days each month and the Adviser believes such price no longer represents the fair market value, the Adviser may elect to value the security at fair value pursuant to the procedures adopted by the Board.

Private Credit Investments and Other Fair Value Considerations

On a monthly basis, for Private Credit Investments for which no market quotations are available (other than interests in Portfolio Funds and certain Direct Investments and Co-Investments, as described above) and for which independent appraisals of current value can readily be obtained, valuations will be based on such appraisals. Otherwise, the fair value of the investment will be determined by the Adviser taking into account various factors, as relevant, as provided for in the Fund’s valuation procedures, which may include:(i) duration, yield, fundamental analytical data, the Treasury yield curve, credit quality, (ii) market comparable statistics and public trading multiples discounted for illiquidity, minority ownership and/or other factors for investments with similar characteristics; (iii) market clearing transaction activity; (iv) pending sales and potential exit transactions, including (a) any sales price in a letter of intent, offer letter or term sheet, (b) the company’s total enterprise price or (c) information from an investment bank during an initial public offering; (v) discounted cash flow analysis, (vi) liquidation analysis (cost approach) or (vii) any other information, factor or set of factors that may affect the valuation of the Fund’s investment as determined by the Adviser. Additionally, the values of the Fund’s direct credit investments are adjusted monthly based on the estimated total return that the asset will generate during the current quarter. At the end of the quarter, each direct credit’s value is adjusted based on the actual income and appreciation or depreciation realized by such credit when its quarterly valuations and income are reported. This information is updated as soon as the information becomes available. The Adviser may also utilize independent third party valuations if such valuations are deemed reliable.

Prospective investors should be aware that fair value represents a good faith approximation of the value of an asset or liability. The fair value of one or more assets or liabilities may not, in retrospect, be the price at which those assets or liabilities could have been sold during the period in which the particular fair values were used in determining the Fund’s NAV. As a result, the Fund’s issuance (including through dividend or distribution reinvestment) or repurchase of Shares through repurchase offers at NAV at a time when it owns investments that are valued at fair value may have the effect of diluting or increasing the economic interest of existing Shareholders.

Eligible Investors

Shares are generally being offered only to investors that are U.S. persons for U.S. federal income tax purposes. The qualifications required to invest in the Fund will appear in subscription documents that must be completed by each prospective investor.

Each prospective investor in the Fund should obtain the advice of his, her or its own legal, accounting, tax and other advisers in reviewing documents pertaining to an investment in the Fund, including, but not limited to, this Prospectus and the Declaration of Trust, before deciding to invest in the Fund.

Plan of Distribution

Distributor

Paralel Distributors, with its principal place of business at 1700 Broadway, Suite 1850, Denver, CO, acts as the distributor of the Fund’s Shares, pursuant to a Distribution Agreement (the “Distribution Agreement”), on a reasonable best efforts basis, subject to various conditions. Neither the Distributor nor any other party is obligated to purchase any Shares from the Fund. There is no minimum aggregate number of Shares required to be purchased. Pursuant to the Distribution Agreement, the Distributor pays its own costs and expenses connected with the offering of Shares. The Distribution Agreement also provides that the Fund will indemnify the Distributor and its affiliates and certain other persons against certain liabilities.

After the initial term of two years, the Distribution Agreement will continue in effect with respect to the Fund for successive one-year periods, provided each such continuance is specifically approved by a majority of the entire Board cast in person at a meeting called for that purpose or by a majority of the outstanding voting securities of the Fund and, in either case, also by a majority of the Independent Trustees.

The Distributor may retain additional selling agents or other financial intermediaries to place Shares. Such selling agents or other financial intermediaries may impose terms and conditions on investor accounts and investments in the Fund that are in addition to the terms and conditions set forth in this Prospectus. See “Purchasing Shares.”

The Adviser and its affiliates may pay additional compensation out of its own resources (i.e., not Fund assets) to certain selling agents or financial intermediaries in connection with the sale of Shares. The additional compensation may differ among selling agents or financial intermediaries in amount or in the amount of calculation. Payments of additional compensation may be fixed dollar amounts or, based on the aggregate value of outstanding Shares held by Shareholders introduced by the broker or dealer, or determined in some other manner. Payments may be one-time payments or may be ongoing payments. As a result of the various payments that financial intermediaries may receive from the Adviser or its affiliates, the amount of compensation that a financial intermediary may receive in connection with the sale of Shares may be greater than the compensation it may receive for the distribution of other investment products. The receipt of the additional compensation by a selling broker or dealer may create actual or potential conflicts of interests between an investor and its broker or dealer who is recommending the Fund over other potential investments.

The Distributor has not and will not make any recommendation regarding, and will not monitor, any investment and will not present an investment strategy or product to an investor or a prospective investor that is a retail customer. A retail customer is any natural person, or the legal representative of such person, who receives a recommendation of any securities transaction or investment strategy involving securities from a broker-dealer and uses the recommendation primarily for personal, family, or household purposes. Furthermore, the Distributor does not collect the information necessary to determine, and the Distributor does not engage in a determination regarding, whether an investment in the strategy or product is in the best interests of, or is suitable for, any prospective investor. You should exercise your own judgment and consult with your own investment professional to determine whether it is advisable for you to invest in Shares of the Fund. Please note that the Distributor will not provide the kinds of financial services that you might expect from another financial intermediary, such as overseeing any brokerage or similar account. For financial advice relating to an investment the Shares, contact your own investment professional.

The Distributor will not sell Shares directly to retail customers (as defined above) or have a relationship with you (including if you exit a relationship with a participating broker-dealer or other intermediary), and you should consult with your participating broker-dealer or your investment professional as to the suitability to you of an investment in the Shares. Before making your investment decision, please consult with your investment professional regarding your account type and the classes of common stock you may be eligible to purchase.

Distribution and Servicing Plan

The Fund has adopted a Distribution and Servicing Plan for its Class S Shares and Class D Shares to pay to the Distributor a Distribution and Servicing Fee to compensate financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of Shareholders who own such Shares. These activities include marketing and other activities primarily intended to result in the sale of Class S Shares and Class D Shares and activities related to administration and servicing of Class S or Class D accounts. The Distribution and Servicing Plan operates in a manner consistent with Rule 12b-1 under the 1940 Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 12b-1, as required by its exemptive relief, permitting the Fund to, among other things, issue multiple classes of Shares.

Under the Distribution Plan, Class S and Class D Shares pay a Distribution and Servicing Fee to the Distributor at an annual rate of 0.85% and 0.25%, respectively, based on the net assets of the Fund attributable to such class (i.e., a proportionate share of the Fund’s aggregate net assets). The Distribution and Servicing Fee is paid out of the relevant class’s assets and decreases the net profits or increases the net losses of the Fund solely with respect to such class. Because the Distribution and Servicing Fee is paid out of the Fund’s assets on an on-going basis, over time these fees will increase the cost of a Shareholder’s investment and may cost the Shareholder more than paying other types of sales charges, if applicable.

Class I Shares are not subject to any Distribution and Servicing Fee and do not bear any expenses associated therewith.

Purchasing Shares

The following section provides basic information about how to purchase Shares of the Fund. The Distributor acts as the distributor of the Shares of the Fund on a reasonable best efforts basis, subject to various conditions, pursuant to the terms of the Distribution Agreement. The Distributor is not obligated to sell any specific number of Shares of the Fund. The Shares will be continuously offered through the Distributor. Prospective investors who purchase Shares through financial intermediaries will be subject to the procedures of those intermediaries through which they purchase Shares, which may include charges, investment minimums, cut-off times and other restrictions in addition to, or different from, those listed herein. Information concerning any charges or services will be provided to customers by the financial intermediary through which they purchase Shares. Prospective investors purchasing Shares of the Fund through financial intermediaries should acquaint themselves with their financial intermediary’s procedures and should read this Prospectus in conjunction with any materials and information provided by their financial intermediary.

General Purchase Terms

The minimum initial investment in the Fund by any investor is $1,000,000 with respect to Class I Shares and $50,000 with respect to Class S Shares and Class D Shares, as applicable. The minimum additional investment in the Fund by any investor is $10,000, except for additional purchases pursuant to the dividend reinvestment plan. Investors subscribing through a broker/dealer or registered investment adviser may have shares aggregated to meet these minimums, so long as initial investments in the Fund are not less than $1,000,000 with respect to Class I Shares and $50,000 with respect to Class S or Class D Shares, as applicable, and incremental contributions are not less than $10,000.

The Fund may, in its sole discretion, waive these minimums, including for trustees of the Fund and employees of Coller Capital and its affiliates (“Coller Capital Employees”) and vehicles controlled by such employees.

All Shares are sold at the public offering price, which is the NAV of a Class I Share, Class S Share or Class D Share, as applicable.

Shares will generally be offered for purchase as of the first Business Day of each calendar month (the “Offering Date”), except that Shares may be offered more or less frequently as determined by the Board in its sole discretion. For purposes of this Prospectus, a “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York are required by law to be closed. Except as otherwise permitted by the Board, initial and subsequent purchases of Shares will be payable in United States dollars.

Each initial or subsequent purchase of Shares will be payable in one installment which will generally be due three Business Days prior to the date of the proposed acceptance of the purchase set by the Fund, which is expected to be the last day of each calendar month, where funds are remitted by wire transfer.

A prospective investor is required to review, complete, and execute a subscription document. The subscription document is designed to provide the Fund with important information about the prospective investor. A prospective investor must submit a completed subscription document at least five Business Days before the Offering Date. Subscriptions are generally subject to the receipt of cleared funds on or prior to the Acceptance Date set by the Fund and notified to prospective investors. An investor who submits a completed subscription document after the Acceptance Date but before the Offering Date will have the acceptance of its investment in the Fund delayed until the following month and any cleared funds associated with subscriptions would be held in a non-interest bearing escrow account with State Street Bank and Trust Company, the Fund’s transfer agent. The Fund reserves the right to accept or reject, in its sole discretion, any request to purchase Shares at any time. The Fund also reserves the right to suspend or terminate offerings of Shares at any time. Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned promptly to the prospective investor without the deduction of any fees or expenses. Although the Fund may, in its sole discretion, elect to accept a subscription prior to receipt of cleared funds, a prospective investor will not become a Shareholder until cleared funds have been received. In the event that cleared funds and/or a properly completed subscription document are not received from a prospective investor prior to the cut-off dates pertaining to a particular offering, the Fund may hold the relevant funds and subscription document for processing in the next offering.

Funds received from prospective investors will be placed in an account with the Fund’s transfer agent. The balance in the account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor.

Prospective investors whose subscriptions to purchase Shares are accepted by the Fund will become Shareholders by being admitted as Shareholders. An existing Shareholder generally may subscribe for additional Shares by completing an additional subscription agreement by the Acceptance Date and funding such amount by the deadline.

Share Class Considerations

When selecting a Share class, you should consider the following:

●	which Share classes are available to you;

●	how much you intend to invest;

●	how long you expect to own the Shares; and

●	total costs and expenses associated with a particular Share class.

Each investor’s financial considerations are different. You should speak with your financial Adviser to help you decide which class of Shares of the Fund is best for you. Not all financial intermediaries offer all classes of Shares. In addition, financial intermediaries may vary the actual sale charged, if applicable, as well as impose additional fees and charges on each class of Shares. If your financial intermediary offers more than one class of Shares, you should carefully consider which class of Shares to purchase.

Class I Shares

Class I Shares are sold at the prevailing NAV per Class I Share. Financial intermediaries may not charge you transaction-based fees when you buy Class I Shares. Class I Shares are not subject to a Distribution and Servicing Fee.

Class I Shares are available for purchase only (i) through fee-based programs, also known as wrap accounts, that provide access to Class I Shares, (ii) by institutional accounts as defined by FINRA Rule 4512(c), (iii) through bank-sponsored collective trusts and bank-sponsored common trusts, (iv) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (v) through certain financial intermediaries that are not otherwise registered with or as a broker dealer and that direct clients to trade with a broker dealer that offers Class I Shares, (vi) through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law that are also registered with or as a broker dealer, whose broker dealer does not receive any compensation from the Fund or from the Distributor, (vii) by the Fund’s officers and trustees and their immediate family members, as well as officers and Coller Capital Employees and their immediate family members, (viii) by participating broker dealers and their affiliates, including their officers, directors, employees, and registered representatives, as well as the immediate family members of such persons, as defined by FINRA Rule 5130, and (ix) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of Shares of the Fund you may be eligible to purchase.

Class S Shares

Class S Shares are sold at the prevailing NAV per Class S Share. If you buy Class S Shares through certain financial intermediaries, they may charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided the financial intermediaries limit such fees to a 3.50% cap on NAV for Class S Shares. Class S Shares are subject to a Distribution and Servicing Fee at an annual rate of 0.85% of the net assets of the Fund attributable to Class S Shares.

Eligibility to receive a Distribution and Servicing Fee is conditioned on a broker providing the following ongoing services with respect to the Class S Shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive a Distribution and Servicing Fee due to failure to provide these services, the Distribution and Servicing Fees that the broker would have otherwise been eligible to receive will be waived. The Distribution and Servicing Fees are ongoing fees that are not paid at the time of purchase.

Class S Shares are generally available for purchase only (i) through fee-based programs, also known as wrap accounts, that provide access to Class S Shares, (ii) through participating broker dealers that have alternative fee arrangements with their clients to provide access to Class S shares, (iii) through investment advisers that are registered under the Investment Advisers Act of 1940 or applicable state law and direct clients to trade with a broker dealer that offers Class S Shares and (iv) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers.

Class D Shares

Class D Shares are sold at the prevailing NAV per Class D Share. If you buy Class D Shares through certain financial intermediaries, they may charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided the financial intermediaries limit such fees to a 3.50% cap on NAV for Class D Shares. Class D Shares are subject to a Distribution and Servicing Fee at an annual rate of 0.25% of the net assets of the Fund attributable to Class D Shares.

Eligibility to receive a Distribution and Servicing Fee is conditioned on a broker providing the following ongoing services with respect to the Class D Shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive a Distribution and Servicing Fee due to failure to provide these services, the Distribution and Servicing Fees that the broker would have otherwise been eligible to receive will be waived. The Distribution and Servicing Fees are ongoing fees that are not paid at the time of purchase.

Class D Shares are available to any eligible investor through brokerage and transactional-based accounts.

If you are eligible to purchase all three classes of Shares, then you should consider that Class I Shares have no upfront sales charges and no Distribution and Servicing Fees. Such expenses are applicable to Class S and Class D Shares and will reduce the NAV or distributions of the other share classes. If you are eligible to purchase Class S and Class D Shares but not Class I Shares, then you should consider that Class S Shares have lower annual Distribution and Servicing Fees. Investors should also inquire with their broker dealer or financial representative about what additional fees may be charged with respect to the Share class under consideration or with respect to the type of account in which the Shares will be held.

Closed-End Fund Structure; No Right of Redemption

The Fund is a non-diversified, closed-end management investment company with no operating history. Closed-end funds differ from open-end funds in that closed-end funds do not redeem their shares at the request of an investor. No Shareholder has the right to require the Fund to redeem his, her or its Shares. No public market for the Shares exists, and none is expected to develop in the future. As a result, Shareholders may not be able to liquidate their investment other than through repurchases of Shares by the Fund, as described below. Accordingly, Shareholders should expect that they may not have access to the funds they invested in the Fund for an indefinite period of time.

Transfer Restrictions

No person will become a substituted Shareholder without the consent of the Board, which consent may be withheld in its sole discretion. Shares held by Shareholders may be transferred only: (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Shareholder; or (ii) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances).

In order to transfer Shares, the transferring Shareholder must deliver, in writing, an executed instrument of transfer, together with evidence of the genuineness of the transfer to the Board. The admission of any transferee as a Shareholder will be effective upon the execution and delivery by, or on behalf of, the transferee of a properly completed subscription document in respect of the proposed transferee and acceptance by the Board. In connection with any request to transfer Shares, the Fund may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request. Each transferring Shareholder may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.

Any transferee acquiring Shares by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Shareholder, will be entitled to the allocations and distributions allocable to the Shares so acquired, to transfer the Shares in accordance with the terms of the Declaration of Trust and to tender the Shares for repurchase by the Fund, but will not be entitled to the other rights of a Shareholder unless and until the transferee becomes a substituted Shareholder as specified in the Declaration of Trust. If a Shareholder transfers Shares with the approval of the Board, the Fund will as promptly as practicable take all necessary actions so that each transferee or successor to whom the Shares are transferred is admitted to the Fund as a Shareholder.

By subscribing for Shares, each Shareholder agrees to indemnify and hold harmless the Fund, the Board, the Adviser, and each other Shareholder, and any affiliate of the foregoing and any of their employees, officers or directors against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Shareholder in violation of the Declaration of Trust or any misrepresentation made by that Shareholder in connection with any such transfer.

Repurchase of Shares

At the sole discretion of the Board, the Fund may from time to time provide Shareholders with a limited degree of liquidity by offering to repurchase Shares pursuant to written tenders by Shareholders. Repurchase offers, if any, will be made to all holders of Shares.

The Adviser currently expects to recommend to the Board that, under normal market circumstances, the Fund conduct repurchase offers in respect of no more than 5% of the Fund’s net assets on a quarterly basis. The Adviser currently expects to recommend to the Board that the Fund conducts its first repurchase offer following the third full quarter of Fund operations (or such earlier or later date as the Board may determine). However, in any given quarter, the Fund may or may not conduct a repurchase offer. In determining whether the Fund should offer to repurchase Shares, the Board will consider the recommendations of the Adviser as to the timing of such an offer, as well as a variety of operational, business, and economic factors. Each repurchase offer would be made and Shareholders would be notified in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the 1940 Act, either by publication or mailing or both.

Following the commencement of an offer to repurchase Shares, the Fund may suspend, postpone or terminate such offer in certain circumstances upon the determination of a majority of the Board that such suspension, postponement or termination is advisable for the Fund and its Shareholders, including, without limitation, circumstances as a result of which it is not reasonably practicable for the Fund to dispose of its investments or to determine its net asset value, and other unusual circumstances. In the event of termination, however, the Fund may terminate an offer only upon the occurrence of conditions as specified at the outset of the offer that are objectively verifiable and outside of the control of the Fund or its agents or affiliates. Shareholders may withdraw their written tenders within the timeframe discussed in the applicable tender offer documentation if the tender has not yet been accepted by the Fund for payment. Once the tender has been accepted for payment, the Fund will repurchase the Shares out of the Fund’s net assets and remit the repurchase price to Shareholders, less any applicable early repurchase fee, as set forth in the documentation for the applicable tender offer.

The Fund intends to comply with an exemption provided under FINRA Rule 5110(h) that requires the Fund to make at least two repurchase offers per calendar year. However, there may be quarters in which no repurchase offer is made, and it is possible that no future repurchase offers will be conducted by the Fund at all. If a repurchase offer is not made, Shareholders may not be able to sell their Shares as there is currently no secondary market for the Shares and it is unlikely that a secondary market for the Shares will develop. If a secondary market does develop, Shareholders may be able to sell their Shares only at substantial discounts from NAV. If the Fund does conduct repurchase offers, it may be required to borrow or sell its more liquid, higher quality portfolio securities to purchase Shares that are tendered, which may increase risks for remaining Shareholders and increase fund expenses as a percent of assets. In some instances, the Fund may have to sell, distribute or otherwise dispose of investments (including pursuant to one or more secondary transactions) at a disadvantageous time for a price that is less than the price that could have been obtained if the investments were held for a longer period of time. The Fund is designed primarily for long-term investors and an investment in the Fund’s Shares should be considered illiquid.

The Fund will assume all fees and expenses related to a repurchase of Shares. If a Shareholder tenders a number of Shares that would cause the aggregate NAV of the Shareholder’s holdings to fall below the required minimum, the Fund reserves the right to reduce the amount to be repurchased from the Shareholder so that the required minimum balance is maintained. The Fund may also repurchase all of such a Shareholder’s Shares in the Fund. The Fund or the Adviser may waive the minimum account balance from time to time.

Subject to the considerations described above, the aggregate value of Shares to be repurchased at any time will be determined by the Board in its sole discretion, and such amount may be stated as a percentage of the value of the Fund’s outstanding Shares. Therefore, the Fund may determine not to conduct a repurchase offer at a time that the Fund normally conducts a repurchase offer. The Fund may also elect to repurchase less than the full amount that a Shareholder requests to be repurchased. If a repurchase offer is oversubscribed by Shareholders who tender Shares, the Fund may extend the repurchase offer, repurchase a pro rata portion of the Shares tendered, or take any other action permitted by applicable law. The Fund may cause the repurchase of a Shareholder’s Shares if, among other reasons, the Fund determines that such repurchase would be in the interest of the Fund. These circumstances may include, for example, where, due to the death of a shareholder, Shares have been transferred by operation of law to a transferee who does not satisfy the Fund’s investor eligibility requirements.

The Fund generally expects to repurchase its Shares with cash, although it reserves the ability to issue payment for the repurchase of Shares through a distribution of its portfolio securities. The Fund does not generally expect to distribute securities as payment for repurchased Shares. Payments in cash for repurchased Shares may require the Fund to liquidate certain Fund investments earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover. The Fund also may need to maintain higher levels of cash or borrow money to pay repurchase requests in cash. Such a practice could increase the Fund’s operating expenses and impact the ability of the Fund to achieve its investment objective.

In certain circumstances the Board may determine not to conduct a repurchase offer, or to conduct a repurchase offer of less than 5% of the Fund’s net assets. In particular (but without limiting the wide discretion of the Board), during periods of financial market stress, the Board may determine that some or all of the Fund’s investments cannot be liquidated at their fair value, making a determination not to conduct repurchase offers more likely.

Other than the early repurchase fee, the Fund does not presently intend to impose any charges on the repurchase of Shares.

A Shareholder who tenders some but not all of its Shares for repurchase will be required to maintain a minimum account balance of $10,000. Such minimum ownership requirement may be waived by the Board, in its sole discretion. If such requirement is not waived by the Board, the Fund may redeem all of the Shareholder’s Shares. To the extent a Shareholder seeks to tender all of the Shares they own and the Fund repurchases less than the full amount of Shares that the Shareholder requests to have repurchased, the Shareholder may maintain a balance of Shares of less than $10,000 following such Share repurchase. The Fund may also repurchase all of such a Shareholder’s Shares in the Fund. The Fund or the Adviser may waive the minimum account balance from time to time.

In the event that the Adviser or any of its affiliates holds Shares in its capacity as a Shareholder, such Shares may be tendered for repurchase in connection with any repurchase offer made by the Fund, without notice to the other Shareholders.

The repurchase of Shares is subject to regulatory requirements imposed by the SEC. The Fund’s repurchase procedures are intended to comply with such requirements. However, in the event that the Board determines that modification of the repurchase procedures described above is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure the Fund’s compliance with applicable regulations or as the Board in its sole discretion deems appropriate.

Certain ERISA Considerations

Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of any “benefit plan investor” (within the meaning of ERISA) investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA and Section 4975 of the Code. Thus, the Adviser will not be a “fiduciary” within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any “benefit plan investor” (within the meaning of ERISA) that becomes a Shareholder, by reason of the Adviser’s authority with respect to the Fund. For a discussion of certain risks and considerations relating to an investment in the Fund, see “Certain ERISA Considerations” in the SAI.

The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult their legal advisers regarding the consequences under ERISA and Section 4975 of the Code of an investment in the Fund.

Distributions

The Fund intends to qualify annually as a RIC under the Code and intends to distribute at least 90% of its investment company taxable income to its Shareholders. For any distribution, the Fund will calculate each Shareholder’s specific distribution amount for the period using record and declaration dates. From time to time, the Fund may also pay special interim distributions in the form of cash or Shares at the discretion of the Board.

The Fund cannot guarantee that it will make distributions. The Fund may finance its cash distributions to Shareholders from any sources of funds available to the Fund, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets (including fund investments), non-capital gains proceeds from the sale of assets (including fund investments), dividends or other distributions paid to the Fund on account of preferred and common equity investments by the Fund in Portfolio Funds and/or Co-Investments and expense reimbursements from the Adviser. The Fund has not established limits on the amount of funds the Fund may use from available sources to make distributions. The repayment of any amounts owed to the Adviser or its affiliates will reduce future distributions to which you would otherwise be entitled.

Each year a statement on IRS Form 1099-DIV (or successor form), identifying the character (e.g., as ordinary dividend income, qualified dividend income or long-term capital gain) of the distributions, will be mailed to Shareholders. The Fund’s distributions may exceed the Fund’s earnings, especially during the period before the Fund has substantially invested the proceeds from this offering. As a result, a portion of the distributions the Fund makes may represent a return of capital for U.S. federal tax purposes. A return of capital generally is a return of your investment rather than a return of earnings or gains derived from the Fund’s investment activities and will be made after deduction of the fees and expenses payable in connection with the offering, including any fees payable to the Adviser. See “Material U.S. Federal Income Tax Considerations” for more information. There can be no assurance that the Fund will be able to pay distributions at a specific rate or at all.

Shareholders will automatically have all distributions reinvested in Shares of the Fund issued by the Fund in accordance with the Fund’s dividend reinvestment plan unless an election is made to receive cash. See “Dividend Reinvestment Plan.”

Dividend Reinvestment Plan

The Fund will operate under a DRIP administered by the Administrator. Pursuant to the DRIP, the Fund’s distributions, net of any applicable U.S. withholding tax, are reinvested in the same class of Shares of the Fund. The Fund expects to coordinate distribution payment dates so that the same NAV that is used for the monthly closing date immediately preceding such distribution payment date will be used to calculate the purchase NAV for purchasers under the DRIP. Shares issued pursuant to the DRIP will have the same voting rights as the Fund’s Shares acquired by subscription to the Fund.

Shareholders automatically participate in the DRIP, unless and until an election is made to withdraw from the plan on behalf of such participating Shareholder. A Shareholder who does not wish to have distributions automatically reinvested may terminate participation in the DRIP at any time by written instructions to that effect to the Administrator. Shareholders who elect not to participate in the DRIP will receive all distributions in cash paid to the Shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee). Such written instructions must be received by the Administrator 30 days prior to the record date of the distribution or the Shareholder will receive such distribution in Shares through the DRIP. Under the DRIP, the Fund’s distributions to Shareholders are automatically reinvested in full and fractional Shares as described below.

When the Fund declares a distribution, the Administrator, on the Shareholder’s behalf, will receive additional authorized Shares from the Fund either newly issued or repurchased from Shareholders by the Fund and held as treasury stock. The number of Shares to be received when distributions are reinvested will be determined by dividing the amount of the distribution by the Fund’s NAV per Share for the relevant class of Shares.

The Administrator will maintain all Shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by Shareholders for personal and tax records. The Administrator will hold Shares in the account of the Shareholders in non-certificated form in the name of the participant, and each Shareholder’s proxy, if any, will include those Shares purchased pursuant to the DRIP. The Administrator will distribute all proxy solicitation materials, if any, to participating Shareholders.

In the case of Shareholders, such as banks, brokers or nominees, that hold Shares for others who are beneficial owners participating under the DRIP, the Administrator will administer the DRIP on the basis of the number of Shares certified from time to time by the record Shareholder as representing the total amount of Shares registered in the Shareholder’s name and held for the account of beneficial owners participating under the DRIP.

Neither The Administrator nor the Fund will have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the DRIP, nor will they have any duties, responsibilities or liabilities except such as expressly set forth herein. In addition, neither of them will be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which Shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.

The automatic reinvestment of dividends will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such dividends. The Fund may elect to make non-cash distributions to Shareholders. Such distributions are not subject to the DRIP, and all Shareholders, regardless of whether or not they are participants in the DRIP, will receive such distributions in additional Shares of the Fund.

The Fund reserves the right to amend or terminate the DRIP. There is no direct service charge to participants with regard to purchases under the DRIP; however, the Fund reserves the right to amend the DRIP to include a service charge payable by the participants.

All correspondence concerning the DRIP should be directed to State Street Transfer Agency, 1776 Heritage Drive, North Quincy, MA 02171 c/o Mailstop: JAB0321. Certain transactions can be performed by calling the toll free number 1-877-463-2189.

Description of Shares

The Fund is a newly organized Delaware statutory trust formed on July 30, 2024. The Fund currently offers three classes of Shares: Class I Shares, Class S Shares and Class D Shares. The Fund has received exemptive relief from the SEC that permits the Fund to issue multiple classes of Shares with different asset-based Distribution and Servicing Fees and early withdrawal fees, as applicable. An investment in any Share class of the Fund represents an investment in the same assets of the Fund. However, the minimum investment amounts and ongoing fees and expenses for each Share class are expected to be different. The estimated fees and expenses for each class of Shares of the Fund are set forth in “Summary of Fees and Expenses.”

Shares of each class of the Fund represent an equal pro rata interest in the Fund and, generally, have identical voting, distribution, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (i) each class has a different designation; (ii) each class of Shares bears any class-specific expenses; and (iii) each class will have separate voting rights on any matter submitted to Shareholders in which the interests of one class differ from the interests of any other class, and will have exclusive voting rights on any matter submitted to Shareholders that relates solely to that class.

Any additional offerings of classes of Shares will require approval by the Board. Any additional offering of classes of Shares will also be subject to the requirements of the 1940 Act, which provides that such Shares may not be issued at a price below the then-current NAV, except in connection with an offering to existing holders of Shares or with the consent of a majority of the Fund’s Shareholders.

The following table shows the amounts of Shares that have been authorized and outstanding as of April 1, 2025:

Share Class	Amount Authorized	Amount Outstanding
Class I Shares	Unlimited	20,000
Class S Shares	Unlimited	0
Class D Shares	Unlimited	0

There is currently no market for the Shares, and the Fund does not expect that a market for the Shares will develop in the foreseeable future.

Certain Provisions in Declaration of Trust

An investor in the Fund will be a Shareholder and his or her rights in the Fund will be established and governed by the Declaration of Trust. A prospective investor and his or her advisers should carefully review the Declaration of Trust as each Shareholder will agree to be bound by its terms and conditions. The following is a summary description of additional items and of select provisions of the Declaration of Trust that may not be described elsewhere in this Prospectus. The description of such items and provisions is not definitive and reference should be made to the complete text of the Declaration of Trust.

Shareholders; Additional Classes of Shares

Persons who purchase Shares will be Shareholders of the Fund. The Adviser may invest in the Fund as a Shareholder.

In addition, to the extent permitted by the 1940 Act and subject to the Fund’s exemptive relief from the SEC, the Fund reserves the right to issue additional classes of Shares in the future subject to fees, charges, repurchase rights, and other characteristics different from those of the Shares offered in this Prospectus.

Liability of Shareholders

Under the Declaration of Trust, no Shareholder will be subject to any personal liability whatsoever to any Person (as defined in the Declaration of Trust) in connection with the trust property or the acts, obligations or affairs of the Fund, and the Board may reduce any amount payable by the Fund to a Shareholder in respect of a repurchase of Shares, in accordance with the Declaration of Trust in certain circumstances.

Anti-Takeover Provisions

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The trustees are elected for indefinite terms and do not stand for reelection. A trustee may be removed from office (i) at any meeting of Shareholders by a vote of not less than two-thirds of the outstanding voting Shares, or (ii) without cause only by a written instrument signed or adopted by all of the remaining trustees. The Declaration of Trust also gives Shareholders a right to bring a derivative action on behalf of the Fund if certain conditions are met. The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s assets, or liquidation.

Limitation of Liability; Indemnification

The Declaration of Trust provides that the trustee and former trustees of the Board and officers and former officers of the Fund will not be liable to the Fund or any of the Shareholders for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office or as otherwise required by applicable law. The Declaration of Trust also contains provisions for the indemnification, to the extent permitted by law, of the trustee and former trustees of the Board and officers and former officers of the Fund (as well as certain other related parties) by the Fund (but not by the Shareholders individually) against all claims, losses, liabilities, damages, costs, or expenses, including any legal fees and expenses, reasonably incurred or paid by them in connection with any proceeding in which they become involved as a party or otherwise on behalf of the Fund. None of these persons will be personally liable to any Shareholder for the repayment of any positive balance in the Shareholder’s capital account or for contributions by the Shareholder to the capital of the Fund or by reason of any change in the federal or state income tax laws applicable to the Fund or its investors. The rights of indemnification and exculpation provided under the Declaration of Trust will not be construed so as to limit liability or provide for indemnification of the trustee and former trustees of the Board, officers and former officers of the Fund, and the other persons entitled to such indemnification for any liability (including liability under applicable federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of the Declaration of Trust to the extent permitted by law.

Derivative Actions and Exclusive Jurisdiction

The Declaration of Trust provides that a Shareholder may not bring a derivative action on behalf of the Fund unless: (i) the Shareholder makes a pre-suit demand upon the trustees to bring the subject action (unless an effort to cause the trustees to bring such an action is not likely to succeed as determined under the terms of the Declaration of Trust); (ii) Shareholders eligible to bring such derivative action who collectively hold Shares representing ten percent (10%) or more of the all Shares of the Fund issued and outstanding or ten percent (10%) of the outstanding class of Shares to which such action relates, join in the request for the trustees to commence such action (the “10% Threshold”); and (iii) the trustees are afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The trustee will be entitled to retain counsel or other advisers in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Fund for the expense of any such advisors in the event that the trustee determine not to bring such action (the “Shareholder Undertaking”). The provisions of the Declaration of Trust regarding the 10% Threshold and the Shareholder Undertaking do not apply to claims arising under the federal securities laws.

Under the Declaration of Trust, actions by Shareholders against the Fund asserting a claim governed by Delaware law or the Fund’s organizational documents must be brought in the Court of Chancery of the State of Delaware or any other court in the State of Delaware with subject matter jurisdiction. Shareholders also waive the right to jury trial to the extent permitted by law. This exclusive jurisdiction provision may make it more expensive for a Shareholder to bring a suit but does not apply to claims arising under the federal securities laws.

Amendment of the Declaration of Trust

The Declaration of Trust may generally be amended, in whole or in part, with the approval of a majority of the Board (including a majority of the Independent Trustees, if required by the 1940 Act) and without the approval of the Shareholders unless the approval of Shareholders is required under 1940 Act.

Term, Dissolution, and Liquidation

The Fund will be dissolved upon the affirmative vote to dissolve the Fund by a majority of the Shares outstanding or a vote of the trustees of the Board without need for a Shareholder vote.

Upon the dissolution of the Fund, the trustees of the Board are charged with winding up the affairs of the Fund and liquidating its assets. Upon the liquidation of the Fund, after establishment of appropriate reserves for contingencies in such amounts as the Board deems appropriate in its sole discretion, the Fund’s assets will be distributed: (i) first to satisfy all claims and obligations, including all contingent, conditional or unmatured claims and obligations of the Fund (other than debts to Shareholders); and (ii) next to the Shareholders proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in cash or in kind according to the Shareholders respective rights.

The Board may, in its sole discretion, and if determined to be in the best interests of the Shareholders, distribute the assets of the Fund into and through a liquidating trust to effect the liquidation of the Fund. The use of a liquidating trust would be subject to the regulatory requirements of the 1940 Act and applicable Delaware law, and could result in additional expenses to the Shareholders.

Material U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain material U.S. federal income tax considerations applicable to the Fund, to its qualification and taxation as a RIC for U.S. federal income tax purposes under Subchapter M of the Code and to an investment in the Fund’s Shares, and to the acquisition, ownership, and disposition of the Fund’s Shares.

This discussion does not purport to be a complete description of the tax considerations applicable to the Fund or its Shareholders. In particular, this discussion does not address certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including Shareholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, Shareholders that are treated as partnerships for U.S. federal income tax purposes, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, pension plans and trusts, financial institutions, persons that hold the Fund’s Shares as part of a straddle or a hedging or conversion transaction, real estate investment trusts, RICs, U.S. persons with a functional currency other than the U.S. dollar, persons who have ceased to be U.S. citizens or to be taxed as residents of the United States, controlled foreign corporations (“CFCs”), and passive foreign investment companies (“PFICs”). This discussion does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax nor does it discuss the special treatment under U.S. federal income tax laws that could result if the Fund invests in tax-exempt securities or certain other investment assets or realizes such income through investments in Portfolio Funds that are treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships), or are otherwise treated as disregarded from the Fund for U.S. federal income tax purposes. This discussion is limited to Shareholders that hold the Fund’s Shares as capital assets (within the meaning of the Code), and does not address owners of a Shareholder. This discussion is based upon the Code, U.S. Treasury regulations, published rulings and court decisions, each as of the date of this Prospectus and all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. The Fund has not sought, and will not seek any ruling from the IRS regarding any matter discussed herein, and this discussion is not binding on the IRS. Accordingly, there can be no assurance that the IRS would not assert, and that a court would not sustain, a position contrary to any of the tax consequences discussed herein.

For purposes of this discussion, a “U.S. Shareholder” is a beneficial owner of the Fund’s Shares that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	a trust, if a court within the United States has primary supervision over its administration and one or more U.S. persons (as defined in the Code) have the authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes; or

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds the Fund’s Shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Prospective beneficial owners of the Fund’s Shares that are partnerships or partners in such partnerships should consult their own tax advisers with respect to the purchase, ownership and disposition of the Fund’s Shares.

Tax matters are complicated and the tax consequences to a Shareholder of an investment in the Fund’s Shares will depend on the facts of such Shareholder’s particular situation. Shareholders are strongly encouraged to consult their own tax adviser regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition (including by reason of a repurchase) of the Fund’s Shares, as well as the effect of state, local and foreign tax laws, and the effect of any possible changes in tax laws.

Election to be Taxed as a Regulated Investment Company

The Fund intends to elect to be treated, and intends to operate in a manner so as to continuously qualify annually thereafter, as a RIC under the Code. The Fund intends to make a timely election to be treated as a corporation for U.S. federal income tax purposes in order to make a valid RIC election. As a RIC, the Fund generally will not pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that the Fund timely distributes (or is deemed to timely distribute) to its Shareholders as dividends. Instead, dividends the Fund distributes (or is deemed to timely distribute) to Shareholders generally will be taxable to Shareholders, and any net operating losses, foreign tax credits and most other tax attributes generally will not pass through to Shareholders. The Fund will be subject to U.S. federal corporate-level income tax on any undistributed income and gains. To qualify as a RIC, the Fund must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, the Fund must distribute to its Shareholders, for each taxable year, at least 90% of its investment company taxable income (which generally is the Fund’s net ordinary taxable income and realized net short-term capital gains in excess of realized net long-term capital losses, determined without regard to the dividends paid deduction) (the “Annual Distribution Requirement”) for any taxable year. The following discussion assumes that the Fund qualifies as a RIC.

Qualification and Taxation as a Regulated Investment Company

If the Fund (1) qualifies as a RIC and (2) satisfies the Annual Distribution Requirement, then the Fund will not be subject to U.S. federal income tax on the portion of its investment company taxable income and net capital gain (realized net long-term capital gain in excess of realized net short term capital loss) that the Fund timely distributes (or is deemed to timely distribute) to Shareholders. The Fund will be subject to U.S. federal income tax at the regular corporate rate on any of its income or capital gains not distributed (or deemed distributed) to its Shareholders.

If the Fund fails to distribute in a timely manner an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of its net capital gain income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in the preceding years (to the extent that income tax was not imposed on such amounts) less certain over-distributions in prior years (together, the “Excise Tax Distribution Requirements”), the Fund will be subject to a 4% nondeductible federal excise tax on the portion of the undistributed amounts of such income that are less than the amounts required to be distributed based on the Excise Tax Distribution Requirements. For this purpose, however, any ordinary income or capital gain net income retained by the Fund that is subject to corporate income tax for the tax year ending in that calendar year will be considered to have been distributed by year end (or earlier if estimated taxes are paid). In order to meet the Excise Tax Distribution Requirement for a particular year, the Fund will need to receive certain information from the Portfolio Funds, which it may not timely receive, in which case the Fund will need to estimate the amount of distributions it needs to make to meet the Excise Tax Distribution Requirement. If the Fund underestimates that amount, it will be subject to the excise tax. In addition, the Fund may choose to retain its net capital gains or any investment company taxable income, and pay the associated U.S. federal corporate income tax, including the U.S. federal excise tax, thereon. In either event described in the preceding two sentences, the Fund will only pay the excise tax on the amount by which the Fund does not meet the Excise Tax Distribution Requirements.

To qualify as a RIC for U.S. federal income tax purposes, the Fund generally must, among other things:

●	elect to be treated and qualify as a registered management company under the 1940 Act at all times during each taxable year;

●	derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, gains from the sale of stock, securities, or foreign currencies (including certain deemed inclusions) derived with respect to the Fund’s business of investing in such stock, securities, foreign currencies or other income, or (b) net income derived from an interest in a qualified publicly traded partnership (“QPTP”) (collectively, the “90% Gross Income Test”); and

●	diversify its holdings so that at the end of each quarter of the taxable year:

o	at least 50% of the value of its assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs and other securities that, with respect to any issuer, do not represent more than 5% of the value of the Fund’s assets or more than 10% of the outstanding voting securities of that issuer; and

o	no more than 25% of the value of its assets is invested in the securities, other than U.S. government securities or securities of other RICs, of (i) one issuer, (ii) or of two or more issuers that are controlled, as determined under the Code, by the Fund and that are engaged in the same or similar or related trades or businesses or (iii) securities of one or more QPTPs (collectively, the “Diversification Tests”).

The Fund has an opt-out DRIP. The tax consequences to Shareholders of participating in the DRIP are discussed below – “Taxation of U.S. Shareholders.”

The Fund may have investments, either directly or through the Portfolio Funds, that require income to be included in investment company taxable income in a year prior to the year in which the Fund or the Portfolio Funds actually receive a corresponding amount of cash in respect of such income. For example, if the Portfolio Funds hold, directly or indirectly, corporate stock with respect to which Section 305 of the Code requires inclusion in income of amounts of deemed dividends even if no cash distribution is made, the Fund must include in its taxable income in each year the full amount of its applicable share of these deemed dividends. Additionally, if the Fund holds, directly or indirectly through the Portfolio Funds, debt obligations that are treated under applicable U.S. federal income tax rules as OID (such as debt instruments with PIK interest or, in certain cases, that have increasing interest rates or are issued with warrants), the Fund must include in its taxable income in each year a portion of the OID that accrues over the life of the obligation, regardless of whether the Fund receives cash representing such income in the same taxable year. The Fund may also have to include in its taxable income other amounts that it has not yet received in cash but has been allocated by the Portfolio Funds, including as described below under the heading “Non-U.S. Investments, including PFICs and CFCs” and in certain situations where the Fund owns, directly or indirectly, an interest in a partnership that does not have a Section 754 election in effect.

A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If the Fund’s deductible expenses in a given year exceed its investment company taxable income, the Fund will have a net operating loss for that year. A RIC is not able to offset its investment company taxable income with net operating losses on either a carryforward or carryback basis, and net operating losses generally will not pass through to Shareholders. In addition, expenses may be used only to offset investment company taxable income, and may not be used to offset net capital gain. A RIC may not use any net capital losses (i.e., realized capital losses in excess of realized capital gains) to offset its investment company taxable income, but may carry forward those losses, and use them to offset future capital gains, indefinitely. Further, a RIC’s deduction of net business interest expense is limited to 30% of its “adjusted taxable income” plus “floor plan financing interest expense.” It is not expected that any portion of any underwriting or similar fee will be deductible for U.S. federal income tax purposes to the Fund or the Shareholders. Due to these limits on the deductibility of expenses, net capital losses and business interest expenses, the Fund may, for U.S. federal income tax purposes, have aggregate taxable income for several years that the Fund is required to distribute and that is taxable to Shareholders even if this income is greater than the aggregate net income the Fund actually earned during those years.

In order to enable the Fund to make distributions to Shareholders that will be sufficient to enable the Fund to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements in the event that the circumstances described in the preceding two paragraphs apply, the Fund may need to liquidate or sell some of its assets at times or at prices that the Fund would not consider advantageous, the Fund may need to raise additional equity or debt capital, the Fund may need to take out loans, or the Fund may need to forego new investment opportunities or otherwise take actions that are disadvantageous to the Fund’s business (or be unable to take actions that are advantageous to its business). Even if the Fund is authorized to borrow and to sell assets in order to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements, under the 1940 Act, the Fund generally is not permitted to make distributions to its Shareholders while its debt obligations and senior securities are outstanding unless certain “asset coverage” tests or other financial covenants are met.

If the Fund is unable to obtain cash from other sources to enable the Fund to satisfy the Annual Distribution Requirement, the Fund may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable state and local taxes). Although the Fund expects to operate in a manner so as to qualify continuously as a RIC, the Fund may decide in the future to be taxed as a “C” corporation, even if the Fund would otherwise qualify as a RIC, if the Fund determines that such treatment as a C corporation for a particular year would be in the Fund’s best interest.

An entity that is properly classified as a partnership, rather than an association or publicly traded partnership taxable as a corporation, is not itself subject to U.S. federal income tax. Instead, each partner of the partnership must take into account its distributive share of the partnership’s income, gains, losses, deductions and credits (including all such items allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner’s taxable year, without regard to whether such partner has received or will receive corresponding cash distributions from the partnership. For the purpose of determining whether the Fund satisfies the 90% Gross Income Test and the Diversification Tests, the character of the Fund’s distributive share of items of income, gain, losses, deductions and credits derived through any investments in companies that are treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships), such as the Portfolio Funds, or are otherwise treated as disregarded from the Fund for U.S. federal income tax purposes, generally will be determined as if the Fund realized these tax items directly. In order to meet the 90% Gross Income Test, the Fund may structure its investments in a way that could increase the taxes imposed thereon or in respect thereof. For example, the Fund may elect to hold such investments through a subsidiary U.S. or non-U.S. corporation (or other entity treated as such for U.S. tax purposes). In such a case, any income from such investments should not adversely affect the Fund’s ability to meet the 90% Gross Income Test, although such income may be subject to U.S. or non-U.S. tax depending on the circumstances, which the Fund would indirectly bear through its ownership of such subsidiary corporation.

Further, for purposes of calculating the value of the Fund’s investment in the securities of an issuer for purposes of determining the 25% requirement of the Diversification Tests, the Fund’s proper proportion of any investment in the securities of that issuer that are held by a member of the Fund’s “controlled group” must be aggregated with the Fund’s investment in that issuer. A controlled group is one or more chains of corporations connected through stock ownership with the Fund if (a) at least 20% of the total combined voting power of all classes of voting stock of each of the corporations is owned directly by one or more of the other corporations, and (b) the Fund directly owns at least 20% or more of the combined voting stock of at least one of the other corporations.

Failure to Qualify as a Regulated Investment Company

If the Fund, otherwise qualifying as a RIC, fails to satisfy the 90% Gross Income Test for any taxable year or the Diversification Tests for any quarter of a taxable year, the Fund may continue to be taxed as a RIC for the relevant taxable year if certain relief provisions of the Code apply (which might, among other things, require the Fund to pay certain corporate-level U.S. federal taxes or to dispose of certain assets). If the Fund fails to qualify as a RIC for more than two consecutive taxable years and then seeks to re-qualify as a RIC, the Fund would generally be required to recognize gain to the extent of any unrealized appreciation in its assets unless the Fund elects to pay U.S. corporate income tax on any such unrealized appreciation during the succeeding 5-year period.

If the Fund fails to qualify for treatment as a RIC in any taxable year and is not eligible for relief provisions, the Fund would be subject to U.S. federal income tax on all of its taxable income at the regular corporate U.S. federal income tax rate and would be subject to any applicable state and local taxes, regardless of whether the Fund makes any distributions to Shareholders. Additionally, the Fund would not be able to deduct distributions to its Shareholders, nor would distributions to Shareholders be required to be made for U.S. federal income tax purposes. Any distributions the Fund makes generally would be taxable to Shareholders as ordinary dividend income and, subject to certain limitations under the Code, would be eligible for the current maximum rate applicable to qualifying dividend income of individuals and other non-corporate U.S. Shareholders, to the extent of the Fund’s current or accumulated earnings and profits. Subject to certain limitations under the Code, U.S. Shareholders that are corporations for U.S. federal income tax purposes would be eligible for the dividends-received deduction. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the holder’s adjusted tax basis in the Fund’s Shares, and any remaining distributions would be treated as capital gain.

The remainder of this discussion assumes that the Fund will continuously qualify as a RIC for each taxable year.

The Fund’s Investments—General

Certain of the Fund’s investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (3) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (4) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (5) cause it to recognize income or gain without receipt of a corresponding cash payment, (6) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (7) adversely alter the characterization of certain complex financial transactions and (8) produce income that will not be qualifying income for purposes of the 90% Gross Income Test. The Fund intends to monitor its transactions and may make certain tax elections in order to mitigate the effects of these provisions; however, no assurance can be given that the Fund will be eligible for any such tax elections or that any elections it makes will fully mitigate the effects of these provisions.

Unless otherwise indicated, references in this discussion to the Fund’s investments, activities, income, gain and loss, include both the Co-Investments, activities, income, gain and loss of the Fund, as well as those indirectly attributable to the Fund as a result of the Fund’s investment in any Portfolio Fund (or other entity) that is properly classified as a partnership or disregarded entity for U.S. federal income tax purposes (and not an association or publicly traded partnership taxable as a corporation).

A Portfolio Fund in which the Fund invests may face financial difficulties that require the Fund or the Portfolio Fund to work-out, modify or otherwise restructure its investment in Portfolio Fund. Any such transaction could, depending upon the specific terms of the transaction, cause the Fund to recognize taxable income without a corresponding receipt of cash, which could affect its ability to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements or result in unusable capital losses and future non-cash income. Any such transaction could also result in the Fund receiving assets that give rise to non-qualifying income for purposes of the 90% Gross Income Test.

Securities and other financial assets

Gain or loss recognized by the Fund from securities and other financial assets acquired by it, as well as any loss attributable to the lapse of options, warrants, or other financial assets taxed as options generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term depending on how long the Fund held a particular security or other financial asset.

Non-U.S. Investments, including PFICs and CFCs

The Fund’s investment in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. Shareholders generally will not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by the Fund.

If the Fund purchases shares in a PFIC, the Fund may be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if the Fund distributes such income as a taxable dividend to Shareholders. Additional charges in the nature of interest generally will be imposed on the Fund in respect of deferred taxes arising from any such excess distribution or gain. If the Fund invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, the Fund will be required to include in gross income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Any inclusions in the Fund’s gross income resulting from the QEF election will be considered qualifying income for the purposes of the 90% Gross Income Test. Alternatively, the Fund may elect to mark-to-market at the end of each taxable year its shares in such PFIC, where applicable. In such case the Fund will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in its income. The Fund’s ability to make either election will depend on factors beyond the Fund’s control, and is subject to restrictions which may limit the availability of the benefit of these elections. Under either election, the Fund may be required to recognize in any year income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether the Fund satisfies the Excise Tax Distribution Requirements. See “—Qualification and Taxation as a Regulated Investment Company” above.

If the Fund holds more than 10% of the shares in a foreign corporation that is treated as a CFC, the Fund may be treated as receiving a deemed distribution (taxable as ordinary income or, if eligible, the preferential rates that apply to “qualified dividend income”) each year from such foreign corporation in an amount equal to its pro rata share of the foreign corporation’s income for the tax year (including both ordinary earnings and capital gains), whether or not the foreign corporation makes an actual distribution during such year. This deemed distribution is required to be included in the income of a U.S. shareholder of a CFC. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. shareholders. A “U.S. shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined value or voting power of all classes of shares of a corporation. If the Fund is treated as receiving a deemed distribution from a CFC, the Fund will be required to include such distribution in its investment company taxable income regardless of whether the Fund receives any actual distributions from such CFC, and the Fund must distribute such income to satisfy the Annual Distribution Requirement and the Excise Tax Distribution Requirement. Income inclusions from a foreign corporation that is a CFC are “good income” for purposes of the 90% Gross Income Test regardless of whether the Fund receives timely distributions of such income from the foreign corporation.

Non-U.S. Currency

The Fund’s functional currency is the U.S. dollar for U.S. federal income tax purposes. Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income, expenses or other liabilities denominated in a currency other than the U.S. dollar and the time it actually collects such income or pay such expenses or liabilities may be treated as ordinary income or loss by the Fund. Similarly, gains or losses on foreign currency forward contracts, the disposition of debt denominated in a foreign currency and other financial transactions denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, may also be treated as ordinary income or loss.

Taxation of U.S. Shareholders

The following discussion generally describes certain material U.S. federal income tax consequences of an investment in the Fund’s Shares beneficially owned by U.S. Shareholders (as defined above). If you are not a U.S. Shareholder this section does not apply to you. Whether an investment in the Fund is appropriate for a U.S. Shareholder will depend upon that person’s particular circumstances. An investment in the Fund by a U.S. Shareholder may have adverse tax consequences. U.S. Shareholders should consult their own tax advisers about the U.S. tax consequences of investing in the Fund.

The Fund will ordinarily declare and pay dividends from its net investment income and distribute net realized capital gains, if any, twice a year. The Fund, however, may make distributions on a more frequent basis to comply with the distribution requirements of the Code, in all events in a manner consistent with the provisions of 1940 Act.

Distributions on, and Sale or Other Disposition of, the Fund’s Shares

Distributions by the Fund generally are taxable to U.S. Shareholders as ordinary income or capital gains. Distributions of the Fund’s investment company taxable income, determined without regard to the deduction for dividends paid, will be taxable as ordinary income to U.S. Shareholders to the extent of the Fund’s current or accumulated earnings and profits, whether paid in cash or reinvested in additional Shares. To the extent such distributions the Fund pays to non-corporate U.S. Shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions generally are taxable to U.S. Shareholders at the preferential rates applicable to long-term capital gains. Distributions of the Fund’s net capital gains (which generally are the Fund’s realized net long-term capital gains in excess of realized net short-term capital losses) that are properly reported by the Fund as “capital gain dividends” will be taxable to a U.S. Shareholder as long-term capital gains that are currently taxable at reduced rates in the case of non-corporate taxpayers, regardless of the U.S. Shareholder’s holding period for his, her or its Shares and regardless of whether paid in cash or reinvested in additional Shares. Distributions in excess of the Fund’s earnings and profits first will reduce a U.S. Shareholder’s adjusted tax basis in such U.S. Shareholder’s Shares and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. Shareholder.

The Fund generally expects to make distributions in cash but retains the discretionary ability to make distributions of securities in kind. Shareholders should consult their own tax advisers as to the possibility of the Fund distributing securities in kind, as well as the specific tax consequences of owning and disposing any securities actually distributed in kind by the Fund.

The Fund may retain some or all of its realized net long-term capital gains in excess of realized net short-term capital losses and designate the retained net capital gains as a “deemed distribution.” In that case, among other consequences, the Fund will pay tax on the retained amount and each Shareholder will be required to include its share of the deemed distribution in income as if it had been actually distributed to the Shareholder, and such Shareholder will be entitled to claim a credit equal to its allocable share of the tax paid thereon by the Fund for U.S. federal income tax purposes. The amount of tax that individual Shareholders will be treated as having paid and for which they will receive a credit may exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. Shareholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a U.S. Shareholder’s liability for U.S. federal income tax. A U.S. Shareholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form to claim a refund with respect to the allocable share of the taxes that the Fund has paid. For U.S. federal income tax purposes, the tax basis of Shares owned by a Shareholder will be increased by an amount equal to the excess of the amount of undistributed capital gains included in the Shareholder’s gross income over the tax deemed paid by the Shareholder as described in this paragraph. To utilize the deemed distribution approach, the Fund must provide written notice to Shareholders prior to the expiration of 60 days after the close of the relevant taxable year. The Fund cannot treat any of its investment company taxable income as a “deemed distribution.” the Fund may also make actual distributions to its Shareholders of some or all of realized net long-term capital gains in excess of realized net short-term capital losses.

U.S. Shareholders who have not “opted-out” of the Fund’s DRIP will have their cash dividends and distributions net of any applicable U.S. withholding tax, including any amounts withheld for which a refund is available by filing a U.S. federal income tax return automatically reinvested in additional Shares, rather than receiving cash dividends and distributions. Any dividends or distributions reinvested under the plan will nevertheless remain taxable to U.S. Shareholders. A U.S. Shareholder will have an adjusted basis in the additional Shares purchased through the DRIP equal to the dollar amount that would have been received if the U.S. Shareholder had received the dividend or distribution in cash, unless the Fund were to issue new Shares that are trading at or above NAV, in which case, the U.S. Shareholder’s basis in the new Shares would generally be equal to their fair market value. The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the U.S. Shareholder’s account.

The Fund expects to be treated as a “publicly offered regulated investment company.” As a “publicly offered regulated investment company,” in addition to the Fund’s DRIP, the Fund may choose to pay a majority of a required dividend in Shares rather than cash. In order for the distribution to qualify for the Annual Distribution Requirement, the dividend must be payable at the election of each Shareholder in cash or Shares (or a combination of the two), but may have a “cash cap” that limits the total amount of cash paid to not less than 20% of the entire distribution. If Shareholders in the aggregate elect to receive an amount of cash greater than the Fund’s cash cap, then each Shareholder who elected to receive cash will receive a pro rata share of the cash and the rest of their distribution in Shares of the Fund. The value of the portion of the distribution made in Shares will be equal to the amount of cash for which the Shares is substituted, and the Fund’s U.S. Shareholders will be subject to tax on such amount as though they had received cash.

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gains dividends paid for that year, the Fund may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If the Fund makes such an election, a U.S. Shareholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by the Fund in October, November or December of any calendar year, payable to Shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by the Fund’s Shareholders on December 31 of the year in which the dividend was declared.

If a U.S. Shareholder receives Shares in the Fund shortly before the record date of a distribution, the value of the Shares will include the value of the distribution and such U.S. Shareholder will be subject to tax on the distribution even though it economically represents a return of its investment.

A U.S. Shareholder generally will recognize taxable gain or loss if the U.S. Shareholder redeems, sells or otherwise disposes of its Shares in the Fund. The amount of gain or loss will be measured by the difference between a U.S. Shareholder’s adjusted tax basis in the Shares sold, redeemed or otherwise disposed of and the amount realized. Any gain or loss arising from such sale, redemption or other disposition generally will be treated as long-term capital gain or loss if the U.S. Shareholder has held his, her or its Shares for more than one year. Otherwise, such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale, redemption or other disposition of the Fund’s Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such Shares.

In general, U.S. Shareholders that are individuals, trusts or estates are taxed at preferential rates on their net capital gain. Such rates are lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. Shareholders currently are subject to U.S. federal income tax on net capital gain and ordinary income at the same maximum rate. A non-corporate U.S. Shareholders with net capital losses for a year (i.e., capital loss in excess of capital gain) generally may deduct up to $3,000 of such losses against its ordinary income each year; any net capital losses of a non-corporate U.S. Shareholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. Shareholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

The Fund will furnish to its Shareholders as soon as practicable after the end of each taxable year information on Form 1099-DIV to assist Shareholders in preparing their tax returns. In addition, the U.S. federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the preferential rates applicable to long-term capital gains). Distributions by the Fund out of current or accumulated earnings and profits also generally will not be eligible for the 20% pass through deduction under Section 199A of the Code. Distributions may also be subject to additional state, local and non-U.S. taxes depending on a U.S. Shareholder’s particular situation.

Income from Repurchases of Shares

In General. A U.S. Shareholder who participates in a repurchase of Shares will, depending on such U.S. Shareholder’s particular circumstances, and as set forth further under “Sale or Exchange Treatment” and “Distribution Treatment,” be treated either as recognizing gain or loss from the disposition of its Shares or as receiving a distribution from the Fund with respect to its Shares. Under each of these approaches, a U.S. Shareholder’s realized income and gain (if any) would be calculated differently. Under the “sale or exchange” approach, a U.S. Shareholder generally would be allowed to recognize a taxable loss (if the repurchase proceeds are less than the U.S. Shareholder’s adjusted tax basis in the Shares tendered and repurchased).

Sale or Exchange Treatment. In general, the tender and repurchase of the Fund’s Shares should be treated as a sale or exchange of the Shares by a U.S. Shareholder if the receipt of cash:

●	results in a “complete termination” of such U.S. Shareholder’s ownership of Shares in the Fund;

●	results in a “substantially disproportionate” redemption with respect to such U.S. Shareholder; or

●	is “not essentially equivalent to a dividend” with respect to the U.S. Shareholder.

In applying each of the tests described above, a U.S. Shareholder must take account of Shares that such U.S. Shareholder constructively owns under detailed attribution rules set forth in the Code, which generally treat the U.S. Shareholder as owning Shares owned by certain related individuals and entities, and Shares that the U.S. Shareholder has the right to acquire by exercise of an option, warrant or right of conversion. U.S. Shareholders should consult their tax Advisers regarding the application of the constructive ownership rules to their particular circumstances.

A sale of Shares pursuant to a repurchase of Shares by the Fund generally will result in a “complete termination” if either (i) the U.S. Shareholder owns none of the Fund’s Shares, either actually or constructively, after the Shares are sold pursuant to a repurchase, or (ii) the U.S. Shareholder does not actually own any of the Fund’s Shares immediately after the sale of Shares pursuant to a repurchase and, with respect to Shares constructively owned, is eligible to waive, and effectively waives, constructive ownership of all such Shares. U.S. Shareholders wishing to satisfy the “complete termination” test through waiver of attribution should consult their tax Advisers.

A sale of Shares pursuant to a repurchase of Shares by the Fund will result in a “substantially disproportionate” redemption with respect to a U.S. Shareholder if the percentage of the then outstanding Shares actually and constructively owned by such U.S. Shareholder immediately after the sale is less than 80% of the percentage of the Shares actually and constructively owned by such U.S. Shareholder immediately before the sale. If a sale of Shares pursuant to a repurchase fails to satisfy the “substantially disproportionate” test, the U.S. Shareholder may nonetheless satisfy the “not essentially equivalent to a dividend” test.

If a U.S. Shareholder satisfies any of the tests described above, the U.S. Shareholder will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and such U.S. Shareholder’s tax basis in the repurchased Shares. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period of the Shares exceeds one year as of the date of the repurchase. Specified limitations apply to the deductibility of capital losses by U.S. Shareholders. However, if a U.S. Shareholder’s tendered and repurchased Shares have previously paid a long-term capital gain distribution (including, for this purpose, amounts credited as an undistributed capital gain) and such Shares were held for six months or less, any loss realized will be treated as a long-term capital loss to the extent that it offsets the long-term capital gain distribution.

Distribution Treatment. If a U.S. Shareholder does not satisfy any of the tests described above, and therefore does not qualify for sale or exchange treatment, the U.S. Shareholder may be treated as having received, in whole or in part, a taxable dividend, a tax-free return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the U.S. Shareholder’s tax basis in the relevant Shares. The amount of any distribution in excess of the Fund’s current and accumulated earnings and profits, if any, would be treated as a non-taxable return of investment to the extent, generally, of the U.S. Shareholder’s basis in the Shares remaining. If the portion not treated as a dividend exceeds the U.S. Shareholder’s basis in the Shares remaining, any such excess will be treated as capital gain from the sale or exchange of the remaining Shares. Any such gain will be capital gain and will be long-term capital gain if the holding period of the Shares exceeds one year as of the date of the exchange. If the tendering U.S. Shareholder’s tax basis in the Shares tendered and repurchased exceeds the total of any dividend and return of capital distribution with respect to those Shares, the excess amount of basis from the tendered and repurchased Shares will be reallocated pro rata among the bases of such U.S. Shareholder’s remaining Shares.

Provided certain holding period and other requirements are satisfied, certain non-corporate U.S. Shareholders generally will be subject to U.S. federal income tax at a maximum rate of 20% on amounts treated as a dividend paid by the Fund to an individual in a particular taxable year that is attributable to qualified dividend income received by the Fund for that taxable year. Such a dividend will be taxed in its entirety, without reduction for the U.S. Shareholder’s tax basis of the repurchased Shares. To the extent that a tender and repurchase of a U.S. Shareholder’s Shares is treated as the receipt by the U.S. Shareholder of a dividend, the U.S. Shareholder’s remaining adjusted basis (reduced by the amount, if any, treated as a return of capital) in the tendered and repurchased Shares will be added to any Shares retained by the U.S. Shareholder.

If the sale of Shares pursuant to a repurchase of Shares by the Fund is treated as a dividend to a U.S. Shareholder rather than as an exchange, the other Shareholders, including any non-tendering Shareholders, could be deemed to have received a taxable stock distribution if such Shareholder’s interest in the Fund increases as a result of the repurchase. This deemed dividend would be treated as a dividend to the extent of current or accumulated earnings and profits allocable to it. A proportionate increase in a U.S. Shareholder’s interest in the Fund will not be treated as a taxable distribution of Shares if the distribution qualifies as an isolated redemption of Shares as described in Treasury regulations. All Shareholders are urged to consult their tax advisors about the possibility of deemed distributions resulting from a repurchase of Shares by the Fund.

Taxation of Tax-Exempt Investors

Under current law, the Fund generally serves to prevent the attribution to Shareholders of unrelated business taxable income (“UBTI”) from being realized by its tax-exempt Shareholders (including, among others, individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities). Notwithstanding the foregoing, a tax-exempt Shareholder could realize UBTI by virtue of its investment in Shares if such tax-exempt Shareholder borrows to acquire its Shares.

Taxation of Non-U.S. Shareholders

A “Non-U.S. Shareholder” generally is a beneficial owner of Shares that is not a U.S. Shareholder or an entity treated as a partnership for U.S. federal income tax purposes. This includes nonresident alien individuals, foreign trusts or estates and foreign corporations. Whether an investment in Shares is appropriate for a Non-U.S. Shareholder will depend upon that person’s particular circumstances. An investment in Shares may have adverse tax consequences as compared to a direct investment in the assets in which the Fund will invest. Non-U.S. Shareholders should consult their tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in Shares, including applicable tax reporting requirements.

Distributions of “investment company taxable income” to Non-U.S. Shareholders (other than U.S.-source interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally will be free of withholding as discussed in the following paragraph) will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of the Fund’s current and accumulated earnings and profits unless the distributions are effectively connected with a U.S. trade or business of a Non-U.S. Shareholder. If the distributions are effectively connected with a U.S. trade or business of a Non-U.S. Shareholder, and, if required by an applicable income tax treaty, attributable to a permanent establishment in the United States, the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. Shareholders, and the Fund will not be required to withhold U.S. federal tax if the Non-U.S. Shareholder complies with applicable certification and disclosure requirements. Special certification requirements apply to a Non-U.S. Shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their tax advisers.

Properly designated dividends received by a Non-U.S. Shareholder are generally exempt from U.S. federal withholding tax when they (i) are paid in respect of the Fund’s “qualified net interest income” (generally, the Fund’s U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the Fund is at least a 10% Shareholder, reduced by expenses that are allocable to such income), or (ii) are paid in connection with the Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gain over its long-term capital loss for such taxable year). In order to qualify for this exemption from withholding, a Non-U.S. Shareholder must comply with applicable certification requirements relating to its Non-U.S. status (including, in general, furnishing an IRS Form W-8BEN (for individuals), IRS Form W-8BEN-E (for entities) or an acceptable substitute or successor form). In certain circumstances, it may not be possible to determine whether withholding is required on a particular distribution at the time the distribution is made, in which case the Fund may withhold from the distribution, and the Non-U.S. Shareholder may be required to file a U.S. federal income tax return in order to obtain a refund of any excess withholding, and the amount of any withholding will not be treated as reinvested. Also, in the case of Shares held through an intermediary, the intermediary may withhold even if the Fund designates the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. Shareholders should contact their tax advisors and intermediaries with respect to the application of these rules to their accounts.

Actual or deemed distributions of the Fund’s net capital gains to a Non-U.S. Shareholder, and gains realized by a Non-U.S. Shareholder upon the sale or repurchase of Shares, will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. Shareholder in the United States,) or, in the case of an individual, the Non-U.S. Shareholder was present in the United States for 183 days or more during the taxable year and certain other conditions are met.

If the Fund distributes its net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the non-U.S. Shareholder’s allocable share of the corporate-level tax the Fund pays on the capital gains deemed to have been distributed; however, in order to obtain the refund, the Non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

For corporate Non-U.S. Shareholders, distributions (both cash and in Shares), and gains realized upon the sale or repurchase of Shares that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).

A Non-U.S. Shareholder may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the Non-U.S. Shareholder provides the Fund or the Administrator with an IRS Form W-8BEN, IRS Form W-8BEN-E or an acceptable substitute form or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Shareholder or otherwise establishes an exemption from backup withholding.

Pursuant to U.S. withholding provisions commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), payments of most types of income from sources within the United States (as determined under applicable U.S. federal income tax principles), such as interest and dividends, to a foreign financial institution, investment funds, and other non-U.S. persons generally will be subject to a 30% U.S. federal withholding tax, unless certain information reporting and other applicable requirements are satisfied. Any Non-U.S. Shareholder that either does not provide the relevant information or is otherwise not compliant with FATCA may be subject to this withholding tax on certain distributions from the Fund. Any taxes required to be withheld under these rules must be withheld even if the relevant income is otherwise exempt (in whole or in part) from withholding of U.S. federal income tax, including under an income tax treaty between the United States and the beneficial owner’s country of tax residence. Each Non-U.S. Shareholder should consult its tax adviser regarding the possible implications of this withholding tax (and the reporting obligations that will apply to such Non-U.S. Shareholder, which may include providing certain information in respect of such Non-U.S. Shareholder’s beneficial owners).

Tax Shelter Reporting Regulations

Under U.S. Treasury regulations, if a U.S. Shareholder recognizes a loss with respect to Shares of the Fund in excess of $2 million or more for a non-corporate U.S. Shareholder or $10 million or more for a corporate U.S. Shareholder in any single taxable year, such Shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of “portfolio securities” in many cases are excepted from this reporting requirement, but, under current guidance, equity owners of a RIC are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. Shareholders should consult their tax advisor to determine the applicability of these regulations in light of their individual circumstances.

Net Investment Income Tax

An additional 3.8% surtax applies to the net investment income of non-corporate U.S. Shareholders (other than certain trusts) on the lesser of (i) the U.S. Shareholder’s “net investment income” for a taxable year and (ii) the excess of the U.S. Shareholder’s modified adjusted gross income for the taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” generally includes interest and taxable distributions and deemed distributions paid with respect to Shares, and net gain attributable to the disposition of Shares (in each case, unless the Shares are held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to these distributions or this net gain.

Information Reporting and Backup Withholding

The Fund may be required to withhold, for U.S. federal income taxes, a portion of all taxable distributions payable U.S. Shareholders (a) who fail to provide the Fund with their correct taxpayer identification numbers (TINs) or who otherwise fail to make required certifications or (b) with respect to whom the IRS notifies the Fund that this U.S. Shareholder is subject to backup withholding. Certain U.S. Shareholders specified in the Code and the Treasury regulations promulgated thereunder are exempt from backup withholding but may be required to provide documentation to establish their exempt status. Backup withholding is not an additional tax. Any amounts withheld will be allowed as a refund or a credit against the U.S. Shareholder’s U.S. federal income tax liability if the appropriate information is timely provided to the IRS. Failure by a U.S. Shareholder to furnish a certified TIN to the Fund could subject the U.S. Shareholder to a penalty imposed by the IRS.

ALL SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE U.S. FEDERAL INCOME AND WITHHOLDING TAX CONSEQUENCES, AND STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES, OF AN INVESTMENT IN THE FUND’S SHARES.

Custodian

State Street Bank and Trust Company serves as the custodian of the assets of the Fund and may maintain custody of such assets with U.S. and non-U.S. sub-custodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the 1940 Act and the rules thereunder. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. sub-custodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is One Congress Street, Suite 1, Boston, Massachusetts 02114.

Administration and Accounting Services

The Fund has entered into an Administration Agreement with State Street Bank and Trust Company under which the Administrator performs certain administration and accounting services for the Fund, including, among other things: customary fund accounting services, including computing the Fund’s NAVs and maintaining books, records and other documents relating to the Fund’s financial and portfolio transactions, and customary fund administration services, including assisting the Fund with regulatory filings, tax compliance and other oversight activities. In consideration for these services, the Fund pays the Administrator tiered fees based on the average monthly NAV of the Fund, subject to a minimum annual fee, as well as certain other fixed, per-account or transactional fees. The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund.

The Administrator’s principal business address is One Congress Street, Suite 1, Boston, Massachusetts 02114.

Transfer Agent and Dividend Paying Agent

State Street Bank and Trust Company, whose principal business address is One Congress Street, Suite 1, Boston, Massachusetts 02114, serves as the Fund’s transfer agent with respect to the Shares and dividend paying agent.

Fiscal Year; Reports to Shareholders

The Fund’s fiscal year is the 12-month period ending on March 31. The Fund’s taxable year is the 12-month period ending on September 30.

The Fund will provide Shareholders with an audited annual report and an unaudited semi-annual report within 60 days after the close of the reporting period for which the report is being made, or as otherwise required by 1940 Act. Shareholders will also receive quarterly commentary regarding the Fund’s operations and investments.

The Fund will furnish to Shareholders as soon as practicable after the end of each taxable year information on Form 1099 to assist Shareholders in preparing their tax returns.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP serves as the independent registered public accounting firm of the Fund. Its principal business address is 300 Madison Avenue, New York, New York 10017-6204.

Legal Counsel

Simpson Thacher & Bartlett LLP, 855 Boylston Street, Boston, MA 02116, serves as legal counsel to the Fund. No attorney-client relationship exists, however, between Simpson Thacher & Bartlett LLP and any other person solely by reason of such other person investing in the Fund.

COLLER PRIVATE CREDIT SECONDARIES

(CollerCredit)

Class I Shares
Class S Shares
Class D Shares

July 1, 2025

Coller Private Credit Secondaries (the “Fund” or “CollerCredit”) is a non-diversified, closed-end management investment company with no operating history. This Statement of Additional Information (“SAI”) relating to the common shares of beneficial interest (the “Shares”) does not constitute a prospectus, but should be read in conjunction with the Prospectus relating thereto dated July 1, 2025. This SAI, which is not a prospectus, does not include all information that a prospective investor should consider before purchasing Shares, and investors should obtain and read the Prospectus prior to purchasing such Shares. A copy of the Prospectus may be obtained without charge by calling (212) 644-8500, by writing to the Fund at 950 Third Avenue, New York, New York 10022 or CC.PrivateWealth@CollerCapital.com, or by visiting www.pwss.collercapital.com. You may also obtain a copy of the Prospectus on the SEC’s website at http://www.sec.gov. Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the Prospectus.

References to the Investment Company Act of 1940, as amended (the “1940 Act”), or other applicable law, will include any rules promulgated thereunder and any guidance, interpretations or modifications by the U.S. Securities and Exchange Commission (the “SEC”), SEC staff or other authority with appropriate jurisdiction, including court interpretations, and exemptive, no-action or other relief or permission from the SEC, SEC staff or other authority.

i

Additional Investment Policies

The investment objective and the principal investment strategies of the Fund, as well as the principal risks associated with such investment strategies, are set forth in the Prospectus. The following disclosure supplements the disclosure set forth under the captions “Investment Objective and Strategy” and “Risks” in the Prospectus and does not, by itself, present a complete or accurate explanation of the matters discussed. Prospective investors also should refer to “Investment Objective and Strategy” and “Risks” in the Prospectus for a complete presentation of the matters disclosed below.

Fundamental Policies

The following restrictions are the Fund’s only fundamental policies—that is, policies that cannot be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities (a “1940 Act Vote”). For the purposes of the foregoing, a “majority of the Fund’s outstanding voting securities” means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares. The other policies and investment restrictions are not fundamental polices of the Fund and may be changed by the Fund’s Board without shareholder approval and on prior notice to Shareholders. If a percentage restriction set forth below is adhered to at the time a transaction is effected, later changes in percentage resulting from any cause other than actions by the Fund will not be considered a violation. Under its fundamental restrictions:

1.	Underwriting: The Fund may not engage in the business of underwriting the securities of other issuers except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

2.	Lending: The Fund may lend money or other assets to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

3.	Senior Securities: The Fund may not issue senior securities except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

4.	Borrowing: The Fund may borrow money to the extent permitted by (i) the 1940 Act , or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

5.	Real Estate: The Fund may not purchase or sell real estate except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

6.	Commodities: The Fund may purchase or sell commodities or contracts related to commodities to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

7.	Concentration: Except as permitted by exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction, the Fund may not make any investment if, as a result, the Fund’s investments will be concentrated in any one industry.

Additional Information About the Investment Policies and Limitations

The following notations are not considered to be part of the Fund’s fundamental restrictions and are subject to change without shareholder approval. Certain of the Fund’s fundamental policies set forth above permit the Fund to make investments or engage in transactions to the extent permitted by the 1940 Act or any applicable law, rule, order or interpretation, or prohibit transactions except to the extent permitted by the 1940 Act or any applicable law, rule, order or interpretation. To the extent the 1940 Act or the rules, orders, or interpretations thereunder may, in the future, be amended or otherwise revised to provide greater flexibility, or to the extent the SEC may in the future grant exemptive relief providing greater flexibility, the Fund will be able to use that flexibility without seeking shareholder approval of its fundamental policies.

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With respect to the fundamental policy relating to underwriting set forth above, the 1940 Act does not prohibit a fund from engaging in the underwriting business or from underwriting the securities of other issuers. A fund engaging in transactions involving the acquisition or disposition of portfolio securities may be considered to be an underwriter under the 1933 Act. Under the 1933 Act, an underwriter may be liable for material omissions or misstatements in an issuer’s registration statement or prospectus. Securities purchased from an issuer and not registered for sale under the 1933 Act are considered restricted securities. There may be a limited market for these securities. If these securities are registered under the 1933 Act, they may then be eligible for sale but participating in the sale may subject the seller to underwriter liability. These risks could apply to a fund investing in restricted securities. Although it is not believed that the application of the 1933 Act provisions described above would cause the Fund to be engaged in the business of underwriting, the policy above will be interpreted not to prevent the Fund from engaging in transactions involving the acquisition or disposition of portfolio securities, regardless of whether the Fund may be considered to be an underwriter under the 1933 Act.

With respect to the fundamental policy relating to lending set forth above, the 1940 Act does not prohibit a fund from making loans; however, SEC staff interpretations currently prohibit funds from lending more than one-third of their total assets, except through the purchase of debt obligations or the use of repurchase agreements. (A repurchase agreement is an agreement to purchase a security, coupled with an agreement to sell that security back to the original seller on an agreed-upon date at a price that reflects current interest rates. The SEC frequently treats repurchase agreements as loans.) the Fund also will be permitted by this policy to make loans of money, including to other funds. The policy above will be interpreted not to prevent the Fund from purchasing or investing in debt obligations and loans. In addition, collateral arrangements with respect to options, forward currency and futures transactions and other derivative instruments, as well as delays in the settlement of securities transactions, will not be considered loans.

With respect to the fundamental policy relating to issuing senior securities set forth above, “senior securities” are defined as any bond, debenture, note, or similar obligation or instrument constituting a security and evidencing indebtedness, and any stock of a class having priority over any other class as to distribution of assets or payment of dividends. Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed.

With respect to the fundamental policy relating to borrowing money set forth above, the 1940 Act requires the Fund to maintain at all times an asset coverage of at least 300% of the amount of its borrowings. For the purpose of borrowing money, “asset coverage” means the ratio that the value of the Fund’s total assets, minus liabilities other than borrowings, bears to the aggregate amount of all borrowings. Certain trading practices and investments may be considered to be borrowings and thus subject to the 1940 Act restrictions. On the other hand, certain practices and investments may involve leverage but are not considered to be borrowings under the 1940 Act, such as the purchasing of securities on a when-issued or delayed delivery basis, entering into reverse repurchase agreements, credit default swaps or futures contracts, engaging in short sales and writing options on portfolio securities, so long as the Fund complies with an applicable exemption in Rule 18f-4. Borrowing money to increase portfolio holdings is known as “leveraging.” Borrowing, especially when used for leverage, may cause the value of the Shares to be more volatile than if the Fund did not borrow. This is because borrowing tends to magnify the effect of any increase or decrease in the value of the Fund’s portfolio holdings. Borrowed money thus creates an opportunity for greater gains, but also greater losses. To repay borrowings, the Fund may have to sell securities at a time and at a price that is unfavorable to the Fund. There also are costs associated with borrowing money, and these costs would offset and could eliminate the Fund’s net investment income in any given period. The policy above will be interpreted to permit the Fund to engage in trading practices and investments that may be considered to be borrowing to the extent permitted by the 1940 Act. Short-term credits necessary for the settlement of securities transactions and arrangements with respect to securities lending will not be considered to be borrowings under the policy. Practices and investments that may involve leverage but are not considered to be borrowings are not subject to the policy.

With respect to the fundamental policy relating to real estate set forth above, the 1940 Act does not prohibit a fund from owning real estate. Investing in real estate may involve risks, including that real estate is generally considered illiquid and may be difficult to value and sell. Owners of real estate may be subject to various liabilities, including environmental liabilities. The policy above will be interpreted not to prevent the Fund from investing in real estate-related companies, companies whose businesses consist in whole or in part of investing in real estate, instruments (like mortgages) that are secured by real estate or interests therein, or real estate investment trust securities.

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With respect to the fundamental policy relating to commodities set forth above, the 1940 Act does not prohibit a fund from owning commodities, whether physical commodities and contracts related to physical commodities (such as oil or grains and related futures contracts), or financial commodities and contracts related to financial commodities (such as currencies and, possibly, currency futures). If the Fund were to invest in a physical commodity or a physical commodity-related instrument, the Fund would be subject to the additional risks of the particular physical commodity and its related market. The value of commodities and commodity-related instruments may be extremely volatile and may be affected either directly or indirectly by a variety of factors. There also may be storage charges and risks of loss associated with physical commodities. The policy above will be interpreted to permit investments in exchange traded funds that invest in physical and/or financial commodities.

With respect to the fundamental policy relating to concentration set forth above, the 1940 Act does not define what constitutes “concentration” in an industry or groups of industries. According to present interpretation by the SEC, investment of 25% or more of a fund’s total assets in one or more issuers conducting their principal activities in the same industry or group of industries constitutes concentration. It is possible that interpretations of concentration could change in the future. A fund that invests a significant percentage of its total assets in a single industry may be particularly susceptible to adverse events affecting that industry and may be more risky than a fund that does not concentrate in an industry. The policy above will be interpreted to refer to concentration as that term may be interpreted from time to time. In addition, the term industry will be interpreted to include a related group of industries. The policy also will be interpreted to permit investment without limit in the following: securities of the U.S. government and its agencies or instrumentalities (including, for the avoidance of doubt, U.S. agency mortgage-backed securities); securities of state, territory, possession or municipal governments and their authorities, agencies, instrumentalities or political subdivisions; securities of foreign governments; and repurchase agreements collateralized by any such obligations. Accordingly, issuers of the foregoing securities will not be considered to be members of any industry. Municipal securities backed only by the assets and revenues of non-governmental issuers and issued to finance a particular project, the payment of principal and interest for which is derived solely from the specific project, will be considered for purposes of the Fund’s fundamental policy relating to concentration to be in the industry associated with the project. There is no limit on investments in issuers domiciled in a single jurisdiction provided that the Fund does not invest greater than 25% in a particular industry. Finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents. The Fund has been advised by the staff of the SEC that the staff currently views securities issued by a foreign government to be in a single industry for purposes of calculating applicable limits on concentration. With respect to the Fund’s industry classifications, the Fund currently utilizes any one or more of the industry sub-classifications used by one or more widely recognized market indexes or rating group indexes, and/or as defined by the Adviser. In the absence of such classification or if the Adviser determines in good faith based on its own information that the economic characteristics affecting a particular issuer make it more appropriate to be considered engaged in a different industry, the Adviser may classify an issuer accordingly. Accordingly, the composition of an industry or group of industries may change from time to time. The policy also will be interpreted to give broad authority to the Fund as to how to classify issuers within or among industries. The investment restrictions and other policies described herein do not apply to Portfolio Funds. The Fund will, however, consider the investments held by Portfolio Funds, to the extent known, in determining whether its investments are concentrated in any particular industry or groups of industries.

The percentage limitations contained in the fundamental policies apply at the time of purchase of securities. Unless otherwise required by the 1940 Act (as is the case with borrowing), a later change in percentage resulting from changes in the value of the Fund’s assets or in total or net assets of the Fund will not be considered a violation of the restriction and the sale of securities will not be required.

The Fund’s fundamental policies are written and will be interpreted broadly. For example, the policies will be interpreted to refer to the 1940 Act and the related rules as they are in effect from time to time, and to interpretations and modifications of or relating to the 1940 Act by the SEC and others as they are given from time to time. When a policy provides that an investment practice may be conducted as permitted by the 1940 Act, the policy will be interpreted to mean either that the 1940 Act expressly permits the practice or that the 1940 Act does not prohibit the practice.

Non-Fundamental Policies

The Fund’s investment objective is non-fundamental and may be changed with the approval of the Fund’s Board and without Shareholder approval upon 60 days’ prior notice to Shareholders.

The Fund’s policy to invest, under normal circumstances, at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in Private Credit Investments acquired through Secondary Transactions (as defined in the Prospectus) is non-fundamental and may be changed by the Fund’s Board and without Shareholder approval, upon 60 days’ prior written notice to Shareholders.

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Investment Practices, Techniques and Risks

The following information supplements the discussion of the Fund’s investment objective, policies, techniques and risks that are described in the Prospectus. The Fund may invest in the following instruments and use the following investment techniques, subject to any limitations set forth in the Prospectus. There is no guarantee the Fund will buy all of the types of securities or use any or all of the investment techniques described herein.

Cash Equivalents and Short-Term Debt Securities. For temporary defensive purposes, the Fund may invest up to 100% of its assets in cash equivalents and short-term debt securities. Short-term debt securities are defined to include, without limitation, the following:

●	U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities. U.S. government securities include securities issued by: (a) the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration and Government National Mortgage Association, the securities of which are supported by the full faith and credit of the United States; (b) the Federal Home Loan Banks, Federal Intermediate Credit Banks and Tennessee Valley Authority, the securities of which are supported by the right of the agency to borrow from the U.S. Treasury; (c) the Federal National Mortgage Association, the securities of which are supported by the discretionary authority of the U.S. government to purchase certain obligations of the agency or instrumentality; and (d) the Student Loan Marketing Association, the securities of which are supported only by its credit. While the U.S. government provides financial support to such U.S. government-sponsored agencies or instrumentalities, no assurance can be given that it always will do so since it is not so obligated by law. The U.S. government, its agencies and instrumentalities do not guarantee the market value of their securities. Consequently, the value of such securities may fluctuate.

●	Certificates of deposit issued against funds deposited in a bank or a savings and loan association. Such certificates are for a definite period of time, earn a specified rate of return and are normally negotiable. The issuer of a certificate of deposit agrees to pay the amount deposited plus interest to the bearer of the certificate on the date specified thereon. Certificates of deposit purchased by the Fund may not be fully insured by the Federal Deposit Insurance Corporation.

●	Repurchase agreements, which involve purchases of debt securities.

●	Commercial paper, which consists of short-term unsecured promissory notes, including variable rate master demand notes issued by corporations to finance their current operations. Master demand notes are direct lending arrangements between the Fund and a corporation. There is no secondary market for such notes. However, they are redeemable by the Fund at any time. The Adviser will consider the financial condition of the corporation (e.g., earning power, cash flow and other liquidity ratios) and will continuously monitor the corporation’s ability to meet all of its financial obligations, because the Fund’s liquidity might be impaired if the corporation were unable to pay principal and interest on demand. Investments in commercial paper will be limited to commercial paper rated in the highest categories by a major rating agency and which mature within one year of the date of purchase or carry a variable or floating rate of interest.

Liquid Assets. To manage the liquidity of its investment portfolio, the Fund also invests a portion of its assets in a portfolio of Liquid Assets. The Fund may invest in other liquid fixed income securities and other credit instruments from time to time.

Yield and Ratings Risk. The yields on debt obligations are dependent on a variety of factors, including general market conditions, conditions in the particular market for the obligation, the financial condition of the issuer, the size of the offering, the maturity of the obligation and the ratings of the issue. The ratings of Moody’s, S&P and Fitch, which are described in Appendix A to the SAI, represent their respective opinions as to the quality of the obligations they undertake to rate. Ratings, however, are general and are not absolute standards of quality. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. Subsequent to its purchase by the Fund, a rated security may cease to be rated. The Adviser will consider such an event in determining whether the Fund should continue to hold the security.

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U.S. Debt Securities Risk. U.S. debt securities generally involve lower levels of credit risk than other types of fixed income securities of similar maturities, although, as a result, the yields available from U.S. debt securities are generally lower than the yields available from such other securities. Like other fixed income securities, the values of U.S. debt securities change as interest rates fluctuate. Any downgrades by rating agencies could increase volatility in both stock and bond markets, result in higher interest rates and higher Treasury yields and increase borrowing costs generally. These events could have significant adverse effects on the economy generally and could result in significant adverse impacts on securities issuers and the Fund. The Adviser cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets or on the Fund’s portfolio.

Corporate Bonds Risk. The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates. The market value of intermediate and longer term corporate bonds is generally more sensitive to changes in interest rates than is the market value of shorter term corporate bonds. The market value of a corporate bond also may be affected by factors directly related to the issuer, such as investors’ perceptions of the creditworthiness of the issuer, the issuer’s financial performance, perceptions of the issuer in the market place, performance of management of the issuer, the issuer’s capital structure and use of financial leverage and demand for the issuer’s goods and services. Certain risks associated with investments in corporate bonds are described elsewhere in the Prospectus in further detail, including under “—Fixed-Income Securities Risks—Credit Risk,” “—Fixed-Income Securities Risks—Interest Rate Risk,” and “—Fixed-Income Securities Risks—Prepayment Risk.” There is a risk that the issuers of corporate bonds may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate bonds of below investment grade quality are often high risk and have speculative characteristics and may be particularly susceptible to adverse issuer-specific developments. Corporate bonds of below investment grade quality are subject to the risks described herein under “—Below Investment Grade Securities Risk.”

Below Investment Grade Securities Risk. The Fund may invest in securities that are rated, at the time of investment, below investment grade quality (rated Ba/BB or below, or judged to be of comparable quality by the Adviser), which are commonly referred to as “high yield” or “junk” bonds and are regarded as predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due. The value of high yield, lower quality bonds is affected by the creditworthiness of the issuers of the securities and by general economic and specific industry conditions. Issuers of high yield bonds are not perceived to be as strong financially as those with higher credit ratings. These issuers are more vulnerable to financial setbacks and recession than more creditworthy issuers, which may impair their ability to make interest and principal payments. Lower grade securities may be particularly susceptible to economic downturns. It is likely that an economic recession could severely disrupt the market for such securities and may have an adverse impact on the value of such securities. In addition, it is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities.

Lower grade securities, though often high yielding, are characterized by high risk. They may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated securities. The secondary market for lower grade securities may be less liquid than that for higher rated securities. Adverse conditions could make it difficult at times for the Fund to sell certain securities or could result in lower prices than those used in calculating the Fund’s net asset value (“NAV”). Because of the substantial risks associated with investments in lower grade securities, you could lose money on your investment in the Fund, both in the short-term and the long-term.

The prices of fixed-income securities generally are inversely related to interest rate changes; however, below investment grade securities historically have been somewhat less sensitive to interest rate changes than higher quality securities of comparable maturity because credit quality is also a significant factor in the valuation of lower grade securities. On the other hand, an increased rate environment results in increased borrowing costs generally, which may impair the credit quality of low-grade issuers and thus have a more significant effect on the value of some lower grade securities. In addition, a low rate environment may result in traditional investment grade oriented investors being forced to accept more risk in order to maintain income. In a rising rate environment, buyers of lower grade securities may exit the market and reduce demand for lower grade securities, potentially resulting in greater price volatility.

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The ratings of Moody’s, S&P, Fitch and other rating agencies represent their opinions as to the quality of the obligations which they undertake to rate. Ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Although these ratings may be an initial criterion for selection of portfolio investments, the Adviser also will independently evaluate these securities and the ability of the issuers of such securities to pay interest and principal. To the extent that the Fund invests in lower grade securities that have not been rated by a rating agency, the Fund’s ability to achieve its investment objective will be more dependent on the Adviser’s credit analysis than would be the case when the Fund invests in rated securities.

The Fund may invest in securities rated in the lower rating categories (rated as low as D, or unrated but judged to be of comparable quality by the Adviser). For these securities, the risks associated with below investment grade instruments are more pronounced.

Bank Loans Risk. The market for bank loans may not be highly liquid and the Fund may have difficulty selling them. These investments are subject to both interest rate risk and credit risk, and the risk of non-payment of scheduled interest or principal. These investments expose the Fund to the credit risk of both the financial institution and the underlying borrower.

Inflation Risk. Inflation may adversely affect the business, results of operations and financial condition of the portfolio companies in which Portfolio Funds may invest.

Inflationary pressures may increase the costs of labor, energy and raw materials, and may adversely affect consumer spending, economic growth, and portfolio companies’ operations. If portfolio companies are unable to pass increases in their costs of operations along to their customers, it could adversely affect their operating results and impact their ability to pay interest and principal on their loans, particularly as interest rates rise in response to inflation. In addition, any decreases in portfolio companies’ operating results due to inflation could adversely impact the fair value of those investments. Any decreases in the fair value of those investments could result in future realized or unrealized losses and therefore reduce the Fund’s NAV. While the U.S. and other developed economies have experienced higher-than-normal inflation rates, it remains uncertain whether substantial inflation in the U.S. and other developed economies will be sustained over an extended period of time or have a significant effect on the U.S. or other economies.

Inflation may affect the Fund’s investments adversely in a number of ways, including those noted above. During periods of rising inflation, interest and dividend rates of any instruments the Fund or entities related to portfolio investments may have issued could increase, which would tend to reduce returns to investors in the Fund. Inflationary expectations or periods of rising inflation could also be accompanied by the rising prices of commodities which may be critical to the operation of certain portfolio companies. Portfolio companies may have fixed income streams and, therefore, be unable to pay higher dividends. The market value of such investments may decline in times of higher inflation. Some of the Fund’s investments may have income linked to inflation through contractual rights or other means. However, as inflation may affect both income and expenses, any increase in income may not be sufficient to cover increases in expenses.

Governmental efforts to curb inflation often have negative effects on the level of economic activity. In an attempt to stabilize inflation, certain countries have imposed wage and price controls at times. Past governmental efforts to curb inflation have also involved more drastic economic measures that have had a materially adverse effect on the level of economic activity in the countries where such measures were employed. There can be no assurance that continued and more wide-spread inflation in the U.S. and/or other economies will not become a serious problem in the future and have a material adverse impact on the Fund’s returns.

Risks of Loan Assignments and Participations. As the assignee of a loan, the Fund typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral. Because assignments may be arranged through private negotiations between potential assignees and potential assignors, the rights and obligations acquired by the Fund as the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. In addition, if the loan is foreclosed, the Fund could become part owner of any collateral and could bear the costs and liabilities of owning and disposing of the collateral. The Fund may be required to pass along to a purchaser that buys a loan from the Fund by way of assignment a portion of any fees to which the Fund is entitled under the loan. In connection with purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the loan, nor any rights of set-off against the borrower, and the Fund may not directly benefit from any collateral supporting the loan in which it has purchased the participation. As a result, the Fund will be subject to the credit risk of both the borrower and the lender that is selling the participation. In the event of the insolvency of the lender selling a participation, the Fund may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and the borrower.

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Loan Interests Risk. Loan interests generally are subject to restrictions on transfer, and the Fund may be unable to sell its loan interests at a time when it may otherwise be desirable to do so or may be able to sell them promptly only at prices that are less than what the Fund regards as their fair market value. Accordingly, loan interests may at times be illiquid. Loan interests may be difficult to value and may have extended settlement periods (the settlement cycle for many bank loans exceeds 7 days). Extended settlement periods may result in cash not being immediately available to the Fund. As a result, during periods of unusually heavy redemptions, the Fund may have to sell other investments or borrow money to meet its obligations. A significant portion of floating rate loans may be “covenant lite” loans that may contain fewer or less restrictive constraints on the borrower and/or may contain other characteristics that would be favorable to the borrower, limiting the ability of lenders to take legal action to protect their interests in certain situations. Interests in loans made to finance highly leveraged companies or to finance corporate acquisitions or other transactions may be especially vulnerable to adverse changes in economic or market conditions. Interests in secured loans have the benefit of collateral and, typically, of restrictive covenants limiting the ability of the borrower to further encumber its assets. There is a risk that the value of any collateral securing a loan in which the Fund has an interest may decline and that the collateral may not be sufficient to cover the amount owed on the loan. In the event the borrower defaults, the Fund’s access to the collateral may be limited or delayed by bankruptcy or other insolvency laws. Further, in the event of a default, second or lower lien secured loans, and unsecured loans, will generally be paid only if the value of the collateral exceeds the amount of the borrower’s obligations to the senior secured lenders, and the remaining collateral may not be sufficient to cover the full amount owed on the loan in which the Fund has an interest. Further, there is a risk that a court could take action with respect to a loan that is adverse to the holders of the loan and the Fund may need to retain legal counsel to enforce its rights in any resulting event of default, bankruptcy, or similar situation. Interests in loans expose the Fund to the credit risk of the underlying borrower and may expose the Fund to the credit risk of the lender.

The Fund may acquire a loan interest by obtaining an assignment of all or a portion of the interests in a particular loan that are held by an original lender or a prior assignee. As an assignee, the Fund normally will succeed to all rights and obligations of its assignor with respect to the portion of the loan that is being assigned. However, the rights and obligations acquired by the purchaser of a loan assignment may differ from, and be more limited than, those held by the original lenders or the assignor. Alternatively, the Fund may acquire a participation in a loan interest that is held by another party. When the Fund’s loan interest is a participation, the Fund may have less control over the exercise of remedies than the party selling the participation interest, and the Fund normally would not have any direct rights against the borrower. It is possible that the Fund could be held liable, or may be called upon to fulfill other obligations, with respect to loans in which it receives an assignment in whole or in part, or in which it owns a participation. The potential for such liability is greater for an assignee than for a participant.

Defaulted Debt Securities and Other Securities of Distressed Companies. The Fund may invest in low grade or unrated debt securities (i.e., “high yield” or “junk” bonds or leveraged loans) or investments in securities of distressed companies. Such investments involve substantial risks. For example, high yield bonds are regarded as being predominantly speculative as to the issuer’s ability to make payments of principal and interest. Issuers of high yield debt may be highly leveraged and may not have available to them more traditional methods of financing. Therefore, the risks associated with acquiring the securities of such issuers generally are greater than is the case with higher rated securities. In addition, the risk of loss due to default by the issuer is significantly greater for the holders of high yield bonds because such securities may be unsecured and may be subordinated to other creditors of the issuer. Similar risks apply to other private debt securities. Successful investing in distressed companies involves substantial time, effort and expertise, as compared to other types of investments. Information necessary to properly evaluate a distress situation may be difficult to obtain or be unavailable and the risks attendant to a restructuring or reorganization may not necessarily be identifiable or susceptible to considered analysis at the time of investment.

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Derivatives. A derivative is generally a financial contract the value of which depends on, or is derived from, changes in the value of one or more “reference instruments,” such as underlying assets (including securities), reference rates, indices or events. Derivatives may relate to stocks, bonds, credit, interest rates, commodities, currencies or currency exchange rates, or related indices. A derivative may also contain leverage to magnify the exposure to the reference instrument. Derivatives may be traded on organized exchanges and/or through clearing organizations, or in private transactions with other parties in the over-the-counter (“OTC”) market with a single dealer or a prime broker acting as an intermediary with respect to an executing dealer. Derivatives may be used for hedging purposes and non-hedging (or speculative) purposes. Some derivatives require one or more parties to post “margin,” which means that a party must deposit assets with, or for the benefit of, a third party, such as a futures commission merchant, in order to initiate and maintain the derivatives position.

Use of derivatives is a highly specialized activity that can involve investment techniques and risks different from, and in some respects greater than, those associated with investing in more traditional investments, such as stocks and bonds. Derivatives can be highly complex and highly volatile and may perform in unanticipated ways. Derivatives can create leverage, which can magnify the impact of a decline in the value of the reference instrument underlying the derivative, and the Fund could lose more than the amount it invests. Derivatives can have the potential for unlimited losses, for example, where the Fund may be called upon to deliver a security it does not own. Derivatives may at times be highly illiquid, and the Fund may not be able to close out or sell a derivative at a particular time or at an anticipated price. Derivatives can be difficult to value and valuation may be more difficult in times of market turmoil. Derivatives may involve risks different from, and possibly greater than, the risks associated with investing directly in the reference instrument. Suitable derivatives may not be available in all circumstances, and there can be no assurance that the Fund will use derivatives to reduce exposure to other risks when that might have been beneficial. Derivatives may involve fees, commissions, or other costs that may reduce the Fund’s gains or exacerbate losses from the derivatives. Certain aspects of the regulatory treatment of derivative instruments, including federal income tax, are currently unclear and may be affected by changes in legislation, regulations, or other legally binding authority.

Derivatives involve risks different from the risks associated with investing directly in securities and other traditional investments. There are risks that apply generally to derivatives transactions, including:

●	Correlation risk, which is the risk that changes in the value of a derivative will not match the changes in the value of the portfolio holdings that are being hedged or of the particular market or security to which the Fund seeks exposure. There are a number of factors which may prevent a derivative instrument from achieving the desired correlation (or inverse correlation) with an underlying asset, rate or index, such as the impact of fees, expenses and transaction costs, the timing of pricing, and disruptions or illiquidity in the markets for such derivative instrument.

●	Counterparty risk, which is the risk that the other party to the derivative will fail to make required payments or otherwise comply with the terms of the derivative. Counterparty risk may arise because of market activities and developments, the counterparty’s financial condition (including financial difficulties, bankruptcy, or insolvency), or other reasons. Not all derivative transactions require a counterparty to post collateral, which may expose the Fund to greater losses in the event of a default by a counterparty. Counterparty risk is generally thought to be greater with OTC derivatives than with derivatives that are exchange traded or centrally cleared. However, derivatives that are traded on organized exchanges and/or through clearing organizations involve the possibility that the futures commission merchant or clearing organization will default in the performance of its obligations.

●	Credit risk, which is the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations.

●	Currency risk, which is the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

●	Illiquidity risk, which is the risk that certain securities or instruments may be difficult or impossible to sell at the time or at the price desired by the counterparty in connection with payments of margin, collateral, or settlement payments. There can be no assurance that the Fund will be able to unwind or offset a derivative at its desired price, in a secondary market or otherwise. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, the liquidity of a secondary market in an exchange-traded derivative contract may be adversely affected by “daily price fluctuation limits” established by the exchanges which limit the amount of fluctuation in an exchange-traded contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open positions. Prices have in the past moved beyond the daily limit on a number of consecutive trading days. If it is not possible to close an open derivative position entered into by the Fund, the Fund would continue to be required to make daily cash payments of variation margin in the event of adverse price movements. In such a situation, if the Fund has insufficient cash, it may have to sell portfolio securities to meet daily variation margin requirements at a time when it may be disadvantageous to do so.

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●	Index risk, which is if the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Fund could receive lower interest payments or experience a reduction in the value of the derivative to below the price that the Fund paid for such derivative.

●	Legal risk, which is the risk of insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract.

●	Leverage risk, which is the risk that the Fund’s derivatives transactions can magnify the Fund’s gains and losses. Relatively small market movements may result in large changes in the value of a derivatives position and can result in losses that greatly exceed the amount originally invested.

●	Market risk, which is the risk that changes in the value of one or more markets or changes with respect to the value of the underlying asset will adversely affect the value of a derivative. In the event of an adverse movement, the Fund may be required to pay substantial additional margin to maintain its position or the Fund’s returns may be adversely affected.

●	Operational risk, which is the risk related to potential operational issues, including documentation issues, settlement issues, systems failures, inadequate controls and human error.

●	Valuation risk, which is the risk that valuation sources for a derivative will not be readily available in the market. This is possible especially in times of market distress, since many market participants may be reluctant to purchase complex instruments or quote prices for them.

●	Volatility risk, which is the risk that the value of derivatives will fluctuate significantly within a short time period.

Ongoing changes to regulation of the derivatives markets and potential changes in the regulation of funds using derivative instruments could limit the Fund’s ability to pursue its investment strategies. New regulation of derivatives may make them more costly, or may otherwise adversely affect their liquidity, value or performance.

The Fund relies on certain exemptions in Rule 18f-4 to enter into derivatives transactions and certain other transactions notwithstanding the restrictions on the issuance of “senior securities” under Section 18 of the 1940 Act. Under Rule 18f-4, “derivatives transactions” include the following: (1) any swap, security-based swap, futures contract, forward contract, option (excluding purchased options), any combination of the foregoing, or any similar instrument, under which the Fund is or may be required to make any payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination, whether as margin or settlement payment or otherwise; (2) any short sale borrowing; and (3) if the Fund relies on the exemption in Rule 18f-4(d)(1)(ii), reverse repurchase agreements and similar financing transactions. The Fund will rely on a separate exemption in Rule 18f-4(e) when entering into unfunded commitment agreements (e.g., capital commitments to invest equity in Portfolio Funds that can be drawn at the discretion of the Portfolio Fund’s general partner). To rely on the unfunded commitment agreements exemption, the Fund must reasonably believe, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as they come due. The Fund will rely on another exemption in Rule 18f-4(f) when purchasing when-issued or forward-settling securities (e.g., firm and standby commitments, including to-be-announced (“TBA”) commitments, and dollar rolls) and non-standard settlement cycle securities, if certain conditions are met. When the Fund enters into a Secondary Transaction to purchase interests in underlying Portfolio Funds, the Fund will treat the date of the transfer agreement to purchase the interest in a specific Portfolio Fund as the trade date for determining whether the purchase of the Portfolio Fund qualifies for the exemption for non-standard settlement cycle securities transactions.

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The Fund intends to operate as a “limited derivatives user” for purposes of the derivatives transactions exemption in Rule 18f-4. To qualify as a limited derivatives user, the Fund’s “derivatives exposure” is limited to 10% of its net assets subject to exclusions for certain currency or interest rate hedging transactions (as calculated in accordance with Rule 18f-4). If the Fund fails to qualify as a “limited derivatives user” as defined in Rule 18f-4 and seeks to enter into derivatives transactions, the Fund will be required to establish a comprehensive derivatives risk management program, to comply with certain value-at-risk based leverage limits, to appoint a derivatives risk manager and to provide additional disclosure both publicly and to the SEC regarding its derivatives positions.

Options. The Fund may purchase put and call options on currencies or securities. A put option gives the purchaser the right to compel the writer of the option to purchase from the option holder an underlying currency or security or its equivalent at a specified price at any time during the option period. In contrast, a call option gives the purchaser the right to buy the underlying currency or security covered by the option or its equivalent from the writer of the option at the stated exercise price. As a holder of a put option, the Fund will have the right to sell the currencies or securities underlying the option and as the holder of a call option, the Fund will have the right to purchase the currencies or securities underlying the option, in each case at their exercise price at any time prior to the option’s expiration date. The Fund may terminate its option positions prior to their expiration by entering into closing transactions. The ability of the Fund to enter into a closing sale transaction depends on the existence of a liquid secondary market. There can be no assurance that a closing purchase or sale transaction can be effected when the Fund so desires.

The hours of trading for options may not conform to the hours during which the underlying securities are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the options markets. The purchase of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. The purchase of options involves the risk that the premium and transaction costs paid by the Fund in purchasing an option will be lost as a result of unanticipated movements in prices of the securities on which the option is based. Imperfect correlation between the options and securities markets may detract from the effectiveness of attempted hedging. Options transactions may result in significantly higher transaction costs and portfolio turnover for the Fund.

Some, but not all, of the Fund’s options may be traded and listed on an exchange. There is no assurance that a liquid secondary market on an options exchange will exist for any particular option at any particular time, and for some options no secondary market on an exchange or elsewhere may exist. If the Fund is unable to effect a closing sale transaction with respect to options on securities that it has purchased, it would have to exercise the option to realize any profit and would incur transaction costs upon the purchase and sale of the underlying securities.

Futures Contracts. The Fund may enter into securities-related futures contracts, including security futures contracts. The Fund will not enter into futures contracts that are prohibited under the Commodity Exchange Act, as amended (the “CEA”), and will, to the extent required by regulatory authorities, enter only into futures contracts that are traded on exchanges and are standardized as to maturity date and underlying financial instrument. A security futures contract is a legally binding agreement between two parties to purchase or sell in the future a specific quantity of a security or of the component securities of a narrow-based security index, at a certain price. A person who buys a security futures contract enters into a contract to purchase an underlying security and is said to be “long” the contract. A person who sells a security futures contract enters into a contract to sell the underlying security and is said to be “short” the contract. The price at which the contract trades (the “contract price”) is determined by relative buying and selling interest on a regulated exchange.

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An open position, either a long or short position, is typically closed or liquidated by entering into an offsetting transaction (i.e., an equal and opposite transaction to the one that opened the position) prior to the contract expiration. Traditionally, most futures contracts are liquidated prior to expiration through an offsetting transaction and, thus, holders do not incur a settlement obligation. If the offsetting purchase price is less than the original sale price, a gain will be realized; if it is more, a loss will be realized. Conversely, if the offsetting sale price is more than the original purchase price, a gain will be realized; if it is less, a loss will be realized. The transaction costs must also be included in these calculations. However, there can be no assurance that the Fund will be able to enter into an offsetting transaction with respect to a particular futures contract at a particular time. If the Fund is not able to enter into an offsetting transaction, the Fund will continue to be required to maintain the margin deposits on the futures contract and the Fund may not be able to realize a gain in the value of its future position or prevent losses from mounting. This inability to liquidate could occur, for example, if trading is halted due to unusual trading activity in either the security futures contract or the underlying security; if trading is halted due to recent news events involving the issuer of the underlying security; if systems failures occur on an exchange or at the firm carrying the position; or, if the position is on an illiquid market. Even if the Fund can liquidate its position, it may be forced to do so at a price that involves a large loss. Because of the low margin deposits required, futures contracts trading involves an extremely high degree of leverage. As a result, a relatively small price movement in a futures contract may result in an immediate and substantial loss or gain to the investor.

There can be no assurance that a liquid market will exist at a time when the Fund seeks to close out a futures contract position. The Fund would continue to be required to meet margin requirements until the position is closed, possibly resulting in a decline in the Fund’s NAV. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.

Security futures contracts that are not liquidated prior to expiration must be settled in accordance with the terms of the contract. Depending on the terms of the contract, some security futures contracts are settled by physical delivery of the underlying security. Settlement with physical delivery may involve additional costs. Depending on the terms of the contract, other security futures contracts are settled through cash settlement. In this case, the underlying security is not delivered. Instead, any positions in such security futures contracts that are open at the end of the last trading day are settled through a final cash payment based on a final settlement price determined by the exchange or clearing organization. Once this payment is made, neither party has any further obligations on the contract.

In addition, the value of a position in security futures contracts could be affected if trading is halted in either the security futures contract or the underlying security. In certain circumstances, regulated exchanges are required by law to halt trading in security futures contracts. The regulated exchanges may also have discretion under their rules to halt trading in other circumstances, such as when the exchange determines that the halt would be advisable in maintaining a fair and orderly market. A trading halt, either by a regulated exchange that trades security futures or an exchange trading the underlying security or instrument, could prevent the Fund from liquidating a position in security futures contracts in a timely manner, which could expose the Fund to a loss.

Each regulated exchange trading a security futures contract may also open and close for trading at different times than other regulated exchanges trading security futures contracts or markets trading the underlying security or securities. Trading in security futures contracts prior to the opening or after the close of the primary market for the underlying security may be less liquid than trading during regular market hours.

Swap Agreements. The Fund or a Portfolio Fund may enter into swap agreements. In a standard “swap” transaction, two parties agree to exchange the returns, differentials in rates of return or some other amount earned or realized on the “notional amount” of predetermined investments or instruments, which may be adjusted for an interest factor. Some swaps are structured to include exposure to a variety of different types of investments or market factors, such as interest rates, commodity prices, non-U.S. currency rates, mortgage securities, corporate borrowing rates, security prices, indexes or inflation rates. Swap agreements may be negotiated bilaterally and traded OTC between two parties or, in some instances, must be transacted through a futures commission merchant and cleared through a clearinghouse that serves as a central counterparty. Certain risks are reduced (but not eliminated) if a fund invests in cleared swaps. Certain standardized swaps, including certain credit default swaps, are subject to mandatory clearing, and more are expected to be in the future. The counterparty risk for cleared derivatives is generally lower than for uncleared derivatives, but cleared contracts are not risk-free.

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Swap agreements may increase or decrease the overall volatility of the Fund’s investments and the price of its Shares. The performance of swap agreements may be affected by a change in the specific interest rate, currency or other factors that determine the amounts of payments due to and from the Fund. If a swap agreement calls for payments by the Fund, the Fund must be prepared to make such payments when due. In addition, if the counterparty’s creditworthiness declines, the value of a swap agreement would likely decline, potentially resulting in losses.

Generally, swap agreements have fixed maturity dates that are agreed upon by the parties to the swap. The agreement can be terminated before the maturity date only under limited circumstances, such as default by or insolvency of one of the parties and can be transferred by a party only with the prior written consent of the other party. The Fund may be able to eliminate its exposure under a swap agreement either by assignment or other disposition, or by entering into an offsetting swap agreement with the same party or a similarly creditworthy party. If the counterparty is unable to meet its obligations under the contract, declares bankruptcy, defaults or becomes insolvent, it is possible that the Fund may not be able to recover the money it expected to receive under the contract.

A swap agreement can be a form of leverage, which can magnify the Fund’s gains or losses. The use of swaps can cause the Fund to be subject to additional regulatory requirements, which may generate additional the Fund expenses. The Fund monitors any swaps with a view towards ensuring that the Fund remains in compliance with all applicable regulatory, investment and tax requirements.

Interest Rate, Mortgage and Credit Swaps

The Fund or a Portfolio Fund may enter into interest rate swaps. Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. Mortgage swaps are similar to interest rate swaps in that they represent commitments to pay and receive interest. The notional principal amount, however, is tied to a reference pool or pools of mortgages. Credit swaps involve the receipt of floating or fixed note payments in exchange for assuming potential credit losses on an underlying security. Credit swaps give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive a payment from the other party, upon the occurrence of specified credit events.

Equity Index Swaps

The Fund or a Portfolio Fund may enter into equity index swaps. Equity index swaps involve the exchange by the Fund or a Portfolio Fund with another party of cash flows based upon the performance of an index or a portion of an index of securities that usually includes dividends. The Fund or a Portfolio Fund may purchase cash-settled options on equity index swaps. A cash-settled option on a swap gives the purchaser the right, but not the obligation, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date. These options typically are purchased in privately negotiated transactions from financial institutions, including securities brokerage firms.

Currency Swaps

The Fund or a Portfolio Fund may enter into currency swaps for both hedging and non-hedging purposes. Currency swaps involve the exchange of rights to make or receive payments in specified foreign currencies. Currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for another designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. The use of currency swaps is a highly specialized activity that involves special investment techniques and risks. Incorrect forecasts of market values and currency exchange rates can materially adversely affect the Fund’s or the Portfolio Fund’s performance. If there is a default by the other party to such a transaction, the Portfolio Fund will have contractual remedies pursuant to the agreements related to the transaction.

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Total Return Swaps

The Fund or a Portfolio Fund may enter into total return swaps. In a total return swap, one party pays a rate of interest in exchange for the total rate of return on another investment. For example, if a Portfolio Fund wished to invest in a senior loan, it could instead enter into a total return swap and receive the total return of the senior loan, less the “funding cost,” which would be a floating interest rate payment to the counterparty.

Swaptions

The Fund or a Portfolio Fund may also purchase and write (sell) options contracts on swaps, commonly referred to as “swaptions.” A swaption is an option to enter into a swap agreement. Like other types of options, the buyer of a swaption pays a non-refundable premium for the option and obtains the right, but not the obligation, to enter into an underlying swap on agreed-upon terms. The seller of a swaption, in exchange for the premium, becomes obligated (if the option is exercised) to enter into an underlying swap on agreed-upon terms.

General Limitations on Certain Futures, Options and Swap Transactions. The Adviser with respect to the Fund intends to file a notice of eligibility for an exclusion from the definition of the term “commodity pool operator” with the U.S. Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association (the “NFA”), which regulate trading in the futures markets. Pursuant to CFTC Regulation 4.5, the Adviser and the Fund expect not to be subject to regulation as a commodity pool or commodity pool operator under the CEA. If the Adviser or the Fund becomes subject to these requirements, as well as related NFA rules, the Fund may incur additional compliance and other expenses.

Convertible Securities. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock or other equity security of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a dividend that is paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to nonconvertible income securities in that they ordinarily provide a stable stream of income with generally higher yields than those of common stocks of the same or similar issuers, but lower yields than comparable nonconvertible securities. The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security’s investment value. Convertible securities rank senior to common stock in a corporation’s capital structure but are usually subordinated to comparable nonconvertible securities. Convertible securities may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument.

Many convertible securities have credit ratings that are below investment grade and are subject to the same risks as an investment in lower-rated debt securities (commonly known as “junk bonds”). Lower-rated debt securities involve greater risks than investment grade debt securities. Lower-rated debt securities may fluctuate more widely in price and yield and may fall in price during times when the economy is weak or is expected to become weak. The credit rating of a company’s convertible securities is generally lower than that of its non-convertible debt securities. Convertible securities are normally considered “junior” securities—that is, the company usually must pay interest on its non-convertible debt securities before it can make payments on its convertible securities. If the issuer stops paying interest or principal, convertible securities may become worthless and the Fund could lose its entire investment.

Zero Coupon and Paid-In-Kind (“PIK”) Bonds. The Fund may invest in zero coupon or PIK bonds. Because investors in zero coupon or PIK bonds receive no cash prior to the maturity or cash payment date applicable thereto, an investment in such securities generally has a greater potential for complete loss of principal and/or return than an investment in debt securities that make periodic interest payments. Such investments are more vulnerable to the creditworthiness of the issuer and any other parties upon which performance relies.

Stressed and Distressed Investments. The Fund may invest in securities and other obligations of companies that involve significant financial or business distress, including companies involved in bankruptcy or other reorganization and liquidation proceedings. These securities may present a substantial risk of default, including the loss of the entire investment, or may be in default. Distressed securities include loans, bonds and notes, many of which are not publicly traded, and may involve a substantial degree of risk. In certain periods, there may be little or no liquidity in the markets for distressed securities meaning that the Fund may be unable to exit its position.

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The Fund may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal of or interest on its portfolio holdings. In any investment opportunity involving any such type, there exists the risk that the contemplated transaction either will be unsuccessful, will take considerable time or will result in a distribution of cash or new securities, the value of which may be less than the purchase price paid by the Fund for the securities or other financial instruments in respect of which such distribution is received. Similarly, if an anticipated transaction does not in fact occur, the Fund may be required to sell its investment at a loss. The consummation of such transactions can be prevented or delayed by a variety of factors, including, but not limited to: (i) intervention of a regulatory agency; (ii) market conditions resulting in material changes in securities prices; (iii) compliance with any applicable bankruptcy, insolvency or securities laws; and/or (iv) the inability to obtain adequate financing. Because there is substantial uncertainty concerning the outcome of transactions involving financially troubled companies in which the Fund invests, there is a potential risk of loss by the Fund of its entire investment in such companies.

Equity Securities. Equity securities in which the Fund may invest include common stocks, preferred stocks, convertible securities, limited partnership interests and warrants. This may include the equity securities of private credit sponsors. Common stocks and preferred stocks represent shares of ownership in a corporation. Preferred stocks usually have specific dividends and rank after bonds and before common stock in claims on assets of the corporation should it be dissolved. Increases and decreases in earnings are usually reflected in a corporation’s stock price. Convertible securities are debt or preferred equity securities convertible into common stock. Usually, convertible securities pay dividends or interest at rates higher than common stock, but lower than other securities. Convertible securities usually participate to some extent in the appreciation or depreciation of the underlying stock into which they are convertible.

Preferred securities, which are a form of hybrid security (i.e., a security with both debt and equity characteristics), may pay fixed or adjustable rates of return. Preferred securities are subject to issuer-specific and market risks applicable generally to equity securities, however, unlike common stocks, participation in the growth of an issuer may be limited. Distributions on preferred securities are generally payable at the discretion of the issuer’s board and after the company makes required payments to holders of its bonds and other debt securities. For this reason, the value of preferred securities will usually react more strongly than bonds and other debt securities to actual or perceived changes in the company’s financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred securities of larger companies. Preferred securities may be less liquid than common stocks. Preferred securities may include provisions that permit the issuer, at its discretion, to defer or omit distributions for a stated period without any adverse consequences to the issuer. Preferred shareholders may have certain rights if distributions are not paid but generally have no legal recourse against the issuer and may suffer a loss of value if distributions are not paid. Generally, preferred shareholders have no voting rights with respect to the issuer unless distributions to preferred shareholders have not been paid for a stated period, at which time the preferred shareholders may elect a number of Trustees to the issuer’s board. Generally, once all the distributions have been paid to preferred shareholders, the preferred shareholders no longer have voting rights.

Warrants are options to buy a stated number of shares of common stock at a specified price anytime during the life of the warrants. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle their holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of investments. In addition, the value of a warrant or right does not necessarily change with the value of the underlying securities. The Fund could lose the value of a warrant or right if the right to subscribe to additional Shares is not exercised prior to the warrant’s or right’s expiration date. The market for warrants and rights may be very limited and there may at times not be a liquid secondary market for warrants and rights.

Limited Partnership Interests. Private credit funds, often organized as limited partnerships, are the most common vehicles for making Private Credit Investments. When making investments through Secondary Transactions in such Portfolio Funds, the Fund will typically agree to purchase an investor’s existing limited partnership interest in a Portfolio Fund, typically at a discount to NAV, and take on existing obligations to fund future capital calls. Due to the illiquidity of the market for limited partnership interests and/or other types of interests or positions in Portfolio Funds, an investor can sometimes purchase a secondary investment at a discount to an Portfolio Fund’s NAV. Securities issued by private partnerships tend to be more illiquid, and highly speculative. Limited partnership and/or other interests or positions in Portfolio Funds have not been and will not be registered under the 1933 Act or any other securities laws in any jurisdiction.

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Securities of other Investment Companies. The Fund may invest, subject to applicable regulatory limits, in the securities of other investment companies, including open-end management companies, closed-end management companies (including BDCs) and unit investment trusts. The Fund also may invest in ETFs, as described in additional detail under “ETFs and Other Exchange-Traded Investment Vehicles” below. Under the 1940 Act, subject to the Fund’s own more restrictive limitations, if any, the Fund’s investment in securities issued by other investment companies, subject to certain exceptions, currently is limited to: (1) 3% of the total voting stock of any one investment company; (2) 5% of the Fund’s total assets with respect to any one investment company; and (3) 10% of the Fund’s total assets in the aggregate (such limits do not apply to investments in money market funds). Exemptions in the 1940 Act or the rules thereunder may allow the Fund to invest in another investment company in excess of these limits. In particular, Rule 12d1-4 under the 1940 Act allows the Fund to acquire the securities of another investment company, including ETFs, in excess of the limitations imposed by Section 12 of the 1940 Act, subject to certain limitations and conditions on the Fund and the Adviser, including limits on control and voting of acquired funds’ shares, evaluations and findings by the Adviser and limits on most three-tier fund structures.

When investing in the securities of other investment companies, the Fund will be indirectly exposed to all the risks of such investment companies’ portfolio securities. In addition, as a shareholder in an investment company, the Fund would indirectly bear its pro rata share of that investment company’s advisory fees, incentive fees and other operating expenses. Fees and expenses incurred indirectly by the Fund as a result of its investment in shares of one or more other investment companies generally are referred to as “acquired fund fees and expenses” and may appear as a separate line item in the Fund’s prospectus fee table. For certain investment companies, such as BDCs, these expenses may be significant. In addition, the shares of closed-end management companies may involve the payment of substantial premiums above, while the sale of such securities may be made at substantial discounts from, the value of such issuer’s portfolio securities. Historically, shares of closed-end funds, including BDCs, have frequently traded at a discount to their NAV, which discounts have, on occasion, been substantial and lasted for sustained periods of time.

Certain money market funds that operate in accordance with Rule 2a-7 under the 1940 Act float their NAV while others seek to reserve the value of investments at a stable NAV (typically $1.00 per share). An investment in a money market fund, even an investment in a fund seeking to maintain a stable NAV per share, is not guaranteed, and it is possible for the Fund to lose money by investing in these and other types of money market funds. If the liquidity of a money market fund’s portfolio deteriorates below certain levels, the money market fund may suspend redemptions (i.e., impose a redemption gate) and thereby prevent the Fund from selling its investment in the money market fund or impose a fee of up to 2% on amounts the Fund redeems from the money market fund (i.e., impose a liquidity fee).

ETFs and Other Exchange-Traded Investment Vehicles. The Fund may invest, subject to applicable regulatory limits, in the securities of ETFs and other pooled investment vehicles that are traded on an exchange and that hold a portfolio of securities or other financial instruments (collectively, “exchange-traded investment vehicles”). When investing in the securities of exchange-traded investment vehicles, the Fund will be indirectly exposed to all the risks of the portfolio securities or other financial instruments they hold. The performance of an exchange-traded investment vehicle will be reduced by transaction and other expenses, including fees paid by the exchange-traded investment vehicle to service providers. ETFs are investment companies that are registered as open-end management companies or unit investment trusts. The limits that apply to the Fund’s investment in securities of other investment companies generally apply also to the Fund’s investment in securities of ETFs.

Shares of exchange-traded investment vehicles are listed and traded in the secondary market. Many exchange-traded investment vehicles are passively managed and seek to provide returns that track the price and yield performance of a particular index or otherwise provide exposure to an asset class (e.g., currencies or commodities). Although such exchange-traded investment vehicles may invest in other instruments, they largely hold the securities (e.g., common stocks) of the relevant index or financial instruments that provide exposure to the relevant asset class. The share price of an exchange-traded investment vehicle may not track its specified market index, if any, and may trade below its NAV. An active secondary market in the shares of an exchange-traded investment vehicle may not develop or be maintained and may be halted or interrupted due to actions by its listing exchange, unusual market conditions, or other reasons. There can be no assurance that the shares of an exchange-traded investment vehicle will continue to be listed on an active exchange.

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Repurchase Agreements. The Fund may invest in repurchase agreements. A repurchase agreement is a contractual agreement whereby the seller of securities agrees to repurchase the same security at a specified price on a future date agreed upon by the parties. The agreed-upon repurchase price determines the yield during the Fund’s holding period. Repurchase agreements are considered to be loans collateralized by the underlying security that is the subject of the repurchase contract. The Fund will only enter into repurchase agreements with registered securities dealers or domestic banks that, in the opinion of the Adviser, present minimal credit risk. The risk to the Fund is limited to the ability of the issuer to pay the agreed-upon repurchase price on the delivery date; however, although the value of the underlying collateral at the time the transaction is entered into always equals or exceeds the agreed-upon repurchase price, if the value of the collateral declines there is a risk of loss of both principal and interest. In the event of default, the collateral may be sold but the Fund might incur a loss if the value of the collateral declines, and might incur disposition costs or experience delays in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by the Fund may be delayed or limited. The Adviser will monitor the value of the collateral at the time the transaction is entered into and at all times subsequent during the term of the repurchase agreement in an effort to determine that such value always equals or exceeds the agreed-upon repurchase price. In the event the value of the collateral declines below the repurchase price, the Adviser will demand additional collateral from the issuer to increase the value of the collateral to at least that of the repurchase price, including interest.

Reverse Repurchase Agreements. The Fund may enter into reverse repurchase agreements with respect to its portfolio investments subject to its investment restrictions. Reverse repurchase agreements involve the sale of securities held by the Fund with an agreement by the Fund to repurchase the securities at an agreed upon price, date and interest payment. If the Fund enters in reverse repurchase agreements and similar financing transactions in reliance on the exemption in Rule 18f-4(d), the Fund may either (i) maintain asset coverage of at least 300% with respect to such transactions and any other borrowings in the aggregate, or (ii) treat such transactions as “derivatives transactions” and comply with Rule 18f-4 with respect to such transactions. The use by the Fund of reverse repurchase agreements involves many of the same risks of leverage since the proceeds derived from such reverse repurchase agreements may be invested in additional securities. Reverse repurchase agreements involve the risk that the market value of the securities acquired in connection with the reverse repurchase agreement may decline below the price of the securities the Fund has sold but is obligated to repurchase. Also, reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale by the Fund in connection with the reverse repurchase agreement may decline in price.

If the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund’s obligation to repurchase the securities, and the Fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Also, the Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the securities subject to such agreement.

Restricted Securities and Rule 144A Securities. The Fund may invest in “restricted securities,” which generally are securities that may be resold to the public only pursuant to an effective registration statement under the Securities Act or an exemption from registration. Regulation S under the Securities Act is an exemption from registration that permits, under certain circumstances, the resale of restricted securities in offshore transactions, subject to certain conditions, and Rule 144A under the Securities Act is an exemption that permits the resale of certain restricted securities to qualified institutional buyers. Since its adoption by the SEC in 1990, Rule 144A has facilitated trading of restricted securities among qualified institutional investors. To the extent restricted securities held by the Fund qualify under Rule 144A and an institutional market develops for those securities, the Fund expects that it will be able to dispose of the securities without registering the resale of such securities under the Securities Act. However, to the extent that a robust market for such 144A securities does not develop, or a market develops but experiences periods of illiquidity, investments in Rule 144A securities could increase the level of the Fund’s illiquidity.

Where an exemption from registration under the Securities Act is unavailable, or where an institutional market is limited, the Fund may, in certain circumstances, be permitted to require the issuer of restricted securities held by the Fund to file a registration statement to register the resale of such securities under the Securities Act. In such case, the Fund will typically be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Fund may be permitted to resell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, or the value of the security were to decline, the Fund might obtain a less favorable price than prevailed when it decided to sell. Restricted securities for which no market exists are priced by a method that the Portfolio Fund Managers believe accurately reflects fair value.

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Special Purpose Acquisition Companies. The Fund may invest in stock, warrants or other securities of special purpose acquisition companies (“SPACs”) or similar special purpose entities that pool funds to seek potential acquisition opportunities. Unless and until an acquisition is completed, a SPAC or similar entity generally maintains assets (less a portion retained to cover expenses) in a trust account comprised of U.S. Government securities, money market instruments, and cash. If an acquisition is not completed within a pre-established period of time, the invested funds are returned to the entity’s shareholders.

Because SPACs and similar entities are essentially blank-check companies without an operating history or ongoing business other than seeking acquisitions, the value of their securities is particularly dependent on the ability of the entity’s management to identify and complete a profitable acquisition. SPACs may allow shareholders to redeem their pro rata investment immediately after the SPAC announces a proposed acquisition, which may prevent the entity’s management from completing the transaction. Some SPACs may pursue acquisitions only within certain industries or regions, which may increase the volatility of their prices. In addition, SPACs may trade in the over-the-counter market and, accordingly, may be considered illiquid and/or be subject to restrictions on resale.

Private Investments in Public Equity. The Fund may invest in securities issued in private investments in public equity transactions, commonly referred to as “PIPEs.” A PIPE investment involves the sale of equity securities, or securities convertible into equity securities, in a private placement transaction by an issuer that already has outstanding, publicly traded equity securities of the same class.

Shares acquired in PIPEs are commonly sold at a discount to the current market value per share of the issuer’s publicly traded securities. Securities acquired in PIPEs generally are not registered with the SEC until after a certain period of time from the date the private sale is completed, which may be months and perhaps longer. PIPEs may contain provisions that require the issuer to pay penalties to the holder if the securities are not registered within a specified period. Until the public registration process is completed, securities acquired in PIPEs are restricted and, like investments in other types of restricted securities, may be illiquid. Any number of factors may prevent or delay a proposed registration. Prior to or in the absence of registration, it may be possible for securities acquired in PIPEs to be resold in transactions exempt from registration under the Securities Act. There is no guarantee, however, that an active trading market for such securities will exist at the time of disposition, and the lack of such a market could hurt the market value of the Fund’s investments. Even if the securities acquired in PIPEs become registered, or the Fund is able to sell the securities through an exempt transaction, the Fund may not be able to sell all the securities it holds on short notice and the sale could impact the market price of the securities.

Structured Solutions. The Fund also may gain exposure to Portfolio Funds involving Secondary Investments structured as a preferred equity investment (“Structured Solutions”). Structured Solutions, which are self-originated transactions between the Fund and a Portfolio Fund’s general partner, in which the Fund will invest cash into an existing Portfolio Fund in exchange for newly-issued interests in the Portfolio Fund (i.e., the “preferred equity”). Structured Solutions are intended to provide for strong risk-adjusted return with meaningful downside protection.

Emerging Markets Investments Risk. The Fund may invest in non-U.S. securities of issuers in so-called “emerging markets” (or lesser developed countries, including countries that may be considered “frontier” markets). Such investments are particularly speculative and entail all of the risks of investing in Non-U.S. Securities but to a heightened degree. “Emerging market” countries generally include every nation in the world except developed countries, that is, the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. Investments in the securities of issuers domiciled in countries with emerging capital markets involve certain additional risks that do not generally apply to investments in securities of issuers in more developed capital markets, such as (i) low or non-existent trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets; (ii) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments; (iii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. Governmental laws or restrictions applicable to such investments; (iv) national policies that may limit the Fund’s investment opportunities such as restrictions on investment in issuers or industries deemed sensitive to national interests; and (v) the lack or relatively early development of legal structures governing private and foreign investments and private property.

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Foreign investment in certain emerging market countries may be restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment in certain emerging market issuers and increase the costs and expenses of the Fund. Certain emerging market countries require governmental approval prior to investments by foreign persons in a particular issuer, limit the amount of investment by foreign persons in a particular issuer, limit the investment by foreign persons only to a specific class of securities of an issuer that may have less advantageous rights than the classes available for purchase by domiciliaries of the countries and/or impose additional taxes on foreign investors.

Emerging markets are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. In certain countries with emerging capital markets, reporting standards vary widely.

Many emerging markets have histories of political instability and abrupt changes in policies and these countries may lack the social, political and economic stability characteristic of more developed countries. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries, including expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that the Fund could lose the entire value of its investments in the affected market. Some countries have pervasiveness of corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. National policies that may limit the Fund’s investment opportunities include restrictions on investment in issuers or industries deemed sensitive to national interests. In such a dynamic environment, there can be no assurances that any or all of these capital markets will continue to present viable investment opportunities for the Fund.

Emerging markets may also have differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. Governmental laws or restrictions applicable to such investments. Sometimes, they may lack or be in the relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because the Fund will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost.

The Fund would absorb any loss resulting from such registration problems and may have no successful claim for compensation. In addition, communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.

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Management of the Fund

Further Information Regarding Management of the Fund

Information regarding the Trustees and Officers of the Fund, including brief biographical information, is set forth below.

Board of Trustees

The Trustees of the Fund, their ages, addresses, positions held, lengths of time served, their principal business occupations during the past five years, the number of portfolios in the Fund Complex overseen by each Trustee and other Trusteeships, if any, held by the Trustees, are shown below. The Trustees have been divided into two groups—Interested Trustees and Independent Trustees. As set forth in the Fund’s Declaration of Trust, each Trustee’s term of office shall continue until his or her death, resignation or removal. The address of each Trustee is care of the Secretary of the Fund at 950 Third Avenue, New York, New York 10022.

Name, Position(s) Held with Registrant and Year of Birth*	Length of Time Served	Principal Occupation During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee**	Other Directorships Held by Trustee During Past 5 Years

Independent Trustees

Dominic Jerome Garcia 1978	Since inception	Chief Pension Investment Strategist, CBRE Global Investors (2021 - Present); Advisory Board of Milken Institute for Public Finance (2021 - Present); Chief Investment Officer, New Mexico Public Employees Retirement Association (2017 - 2021); Senior Alpha Manager, State of Wisconsin Investment Board (2008 - 2017); Research Advisory Board Member, University of North Carolina Keenan Institute of Private Markets and the University of Chicago Harris Center for Municipal Finance (2020 - Present); Trustee, United World College-USA the Santa Fe Preparatory School endowment and the Santa Fe Community Foundation impact investment committee (2020 - Present).	2	Cliffwater Corporate Lending Fund; Cliffwater Enhanced Lending Fund

Ramona Heine 1977	Since inception	Co-Founder and Chief Executive Officer, Heine & Kim Fiduciary Partners LLC (provides independent fund director and fiduciary services to funds and asset managers) (2018 - Present); Chief of Staff Products and Solutions and Managing Director, UBS Asset Management (2015 - 2018).	2	Cantor Fitzgerald Infrastructure Fund; Cantor Select Portfolios Trust, for all its series

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Name, Position(s) Held with Registrant and Year of Birth*	Length of Time Served	Principal Occupation During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee**	Other Directorships Held by Trustee During Past 5 Years

David Sung 1953	Since inception	Retired. Partner, Ernst & Young LLP (1995-2014).	2	Ironwood Institutional Multi-Strategy Fund; Ironwood Multi-Strategy Fund; Hartford Mutual Funds

Interested Trustees***

Helen Lamb 1976	Since inception	Chief Operating Officer, Coller Capital (2008 - Present).	2	None

Richard Jason Alexander Elmhirst 1967	Since inception	Partner and Head of Coller Capital Private Wealth Secondaries Solutions, Coller Capital (2022 - Present); US Wealth Management (1996 - 2021).	2	None

*	Each of the Independent Trustees serves on the Board’s Audit and Governance Committees.
**	“Fund Complex” comprises registered investment companies for which the Adviser or an affiliate of the Adviser serves as investment adviser.
***	“Interested person,” as defined in the 1940 Act, of the Fund. Helen Lamb and Richard Jason Alexander Elmhirst are interested persons of the Fund due to their affiliation with the Adviser.

Executive Officers

Certain biographical and other information relating to the officers of the Fund who are not Trustees, is set forth below, including their ages, addresses, positions held, lengths of time served and their principal business occupations during the past five years.

Name, Position(s) held with Registrant, Year of Birth and Address*	Length of Time Served	Principal Occupation During Past 5 Years
Richard Jason Alexander Elmhirst President 1967	Since inception	Partner and Head of Coller Capital Private Wealth Secondaries Solutions, Coller Capital (2022 – Present); Managing Director and Head of Private Markets Content, UBS Wealth Management (1996 – 2021).

Eli Bauernfreund Vice President 1986	Since inception	Principal, Product & Fund Structuring, Coller Capital (2015 – Present).

Josh Schnurman Treasurer 1977	Since inception	Fund Controller Private Wealth, Coller Capital (2023 - Present); Managing Director, DV Asset Management (2022); Head of US Product Strategy, Development and Management, Aegon Asset Management (2016 – 2022).

Radin Ahmadian Secretary 1994	Since inception	US Legal Counsel Private Wealth Secondaries Solutions (2023 - Present); Associate Attorney, Dechert LLP (2018 - 2023).

Alex Bo Martin Wahlloef Malinconico Chief Operating Officer 1979	Since inception	Chief Operating Officer, Coller Capital Private Wealth Secondaries Solutions (2023 – Present); Morgan Stanley Investment Banking (2012 – 2023).

Brenna Fudjack Chief Compliance Officer 1986	Since inception	Deputy Chief Compliance Officer, Paralel Technologies LLC (2023 – Present); Advisory Manager, Deloitte & Touche LLP (2022 –2023); Director of Compliance, Perella Weinberg Partners Capital Management (2018 –2022).

*	The address of each officer is care of the Secretary of the Fund at 950 Third Avenue, New York, New York 10022.

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Biographical Information and Discussion of Experience and Qualifications of Trustees

The following is a summary of the experience, qualifications, attributes and skills of each Trustee that support the conclusion, as of the date of this SAI, that each Trustee should serve as a Trustee of the Fund.

Independent Trustees

Dominic Garcia. Mr. Garcia has over 18 years of experience in asset and pension management. Prior to joining CBRE Investment Management, Dominic was the Chief Investment Officer at New Mexico PERA, where he oversaw an investment portfolio of more than $16bn. Previously, Dominic was Senior Funds Alpha Manager at the State of Wisconsin Investment Board, where he managed and oversaw multi-asset portfolios, including launching risk parity, hedge funds, and portable alpha strategies. Dominic graduated from the University of New Mexico with a BA in Political Science and Spanish and a Master of Public Policy in Public Finance at the University of Chicago.

Ramona Heine. Ms. Heine is a founder and shareholder of Heine & Kim Fiduciary Partners LLC, a professional director services business. She currently serves as a trustee for Cantor Fitzgerald Sustainable Infrastructure Fund and is also a director of several public and private US-based investment funds and Cayman domiciled funds managed by global banks and specialized hedge fund management companies. She also serves as a non-executive director on the international corporate board of MUFG Investor Services. Ms. Heine is a CFA Charterholder who holds a post-graduate degree from Frankfurt School of Finance and Management, Germany.

David Sung. Mr. Sung serves as a Trustee of Ironwood Institutional Multi-Strategy Fund, LLC and Ironwood Multi-Strategy Fund, LLC. David also serves as Director for the +80-fund complex of Hartford Mutual Funds, as well as 7 other companies. Mr. Sung previously occupied the position of Partner at Spicer & Oppenheimer, Partner at Ernst & Young LLP and Audit Partner at Coopers & Lybrand LLP. David Sung received an undergraduate degree from the University of San Francisco.

Interested Trustees

Helen Lamb. Ms. Lamb is the Chief Operating Officer of Coller Capital and is based in the Firm’s London office. Prior to joining Coller Capital in 2008, Ms. Lamb was the Head of Consumer and Retail M&A at Dresdner Kleinwort. Previously, she worked as an Executive Director in the UK M&A team at Lehman Brothers. Ms. Lamb began her career at HSBC Investment Bank. Ms. Lamb has a BA (Hons) in Philosophy, Politics and Economics from the University of Oxford.

Richard Jason Alexander Elmhirst. Mr. Elmhirst is a Partner and Head of Coller Capital Private Wealth Secondaries Solutions. He is based in the Firm’s London office. Prior to joining Coller Capital in April 2022, Mr. Elmhirst spent 25 years at UBS where he led the Private Markets effort within UBS Global Wealth Management, based in London. As part of this role, Mr. Elmhirst founded and chaired the investment committee for the UBS Multi Vintage Private Fund product, at the time a $2.0 billion discretionary investment program investing in primaries, secondaries and co-investments in both private equity and private credit globally. Prior to that Mr. Elmhirst co-founded and co-led the Private Funds Group within UBS Investment Bank, based in New York, at the time, one of the leading private equity institutional placement agents and secondary advisors. He previously worked at Freshfields in London where he qualified as a solicitor working in the Tax Team with a focus on collective investment funds. Mr. Elmhirst has a degree in law (LLB) from the University of Bristol.

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Trustee Share Ownership

For each Trustee, the dollar range of equity securities beneficially owned by the Trustee in the Fund and in the Family of Investment Companies Overseen by the Trustee as of April 1, 2025, is set forth in the table below.

Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Independent Trustees:
Dominic Garcia	None	None
Ramona Heine	None	Over $100,000
David Sung	None	None

Interested Trustees:
Helen Lamb	None	None
Richard Jason Alexander Elmhirst	None	Over $100,000

As the Fund is newly offered, as of April 1, 2025, none of the Trustees or officers of the Fund, as a group, owned any Shares of the Fund.

As to each Independent Trustee and his or her immediate family members, no person owned beneficially or of record securities of an investment adviser or principal underwriter of the Fund, or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with an investment adviser or principal underwriter of the Fund.

Trustee Compensation

the Fund’s Independent Trustees are entitled to receive annual cash retainer fees and annual fees for serving as a committee chairperson. These Trustees are Dominic Garcia, Ramona Heine and David Sung. Amounts payable under the arrangement are determined and paid quarterly in arrears as follows:

Fee	Amount
Annual Cash Retainer	$50,000
Annual Board Chair Retainer	$10,000
Annual Audit Committee Chair Retainer	$10,000
Annual Nominating and Governance Committee Chair Retainer	$10,000

The Fund also reimburses each of the Trustees for all reasonable and authorized business expenses in accordance with the Fund’s policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a board meeting.

The Fund will not pay compensation to Trustees who also serve in an executive officer capacity for the Fund or the Adviser.

Compensation of the Portfolio Manager

The Adviser’s philosophy on compensation is to provide senior professionals incentives that are tied to both short-term and long-term performance of Coller Capital. All investment professionals are salaried. Further, all investment professionals are eligible for a short-term incentive bonus each year that is discretionary and based upon the professional’s performance, as well as the performance of the business. For their services to the Fund, the portfolio managers receive a salary, a discretionary bonus, and certain retirement benefits from the Adviser or its affiliates. Additionally, each of the portfolio managers have equity interests in the Adviser and its subsidiaries and indirectly benefit from the success of the Fund based on their ownership interest.

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Other Accounts Managed by the Portfolio Manager

The following table lists the number and types of accounts, other than the Fund, managed by the Fund’s primary portfolio managers and assets under management in those accounts as of December 31, 2024.

Type of Account	Number of Accounts Managed	Total Assets Managed	Number of Accounts Managed for which Advisory Fee is Performance- Based	Assets Managed for which Advisory Fee is Performance- Based
Steven Stolk
Registered Investment Companies	1	$348.6 million	0	$0
Other Pooled Investment Vehicles	6	$3.4 billion	2	$2.8 billion
Other Accounts	4	$767.8 million	1	$229.5 million

Michael Schad
Registered Investment Companies	c	$0	0	$0
Other Pooled Investment Vehicles	6	$3.4 billion	2	$2.8 billion
Other Accounts	4	$767.8 million	1	$229.5 million

Ed Goldstein
Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	6	$3.4 billion	2	$2.8 billion
Other Accounts	4	$767.8 million	1	$229.5 million

Richard Jason Alexander Elmhirst
Registered Investment Companies	1	$348.6 million	0	$0
Other Pooled Investment Vehicles	2	$785.9 million	0	$0
Other Accounts	0	$0	0	$0

As the Fund has not yet commenced investment operations, none of the Fund’s primary portfolio managers owned Shares as of the date of this SAI.

Codes of Ethics

The Fund, the Adviser and the Distributor, have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restrict certain personal securities transactions. Personnel subject to these codes may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Fund, so long as such investments are made in accordance with the applicable code’s requirements. The codes of ethics are included as exhibits to the registration statement of which this Statement of Additional Information forms a part. In addition, the codes of ethics are available on the EDGAR database on the SEC’s website at http://www.sec.gov. Shareholders may also obtain copies of each code of ethics, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

Proxy Voting Policies

The Fund’s investments do not typically convey traditional voting rights, and the occurrence of corporate governance or other consent or voting matters for this type of investment is substantially less than that encountered in connection with registered equity securities. On occasion, however, the Fund may receive notices or proposals from a Portfolio Fund or a Co-Investment fund vehicle seeking the consent of or voting by holders, and may also vote on matters relating to the other private credit investments. The Board has delegated the voting of proxies for the securities held in the Fund’s investment portfolio to the Adviser pursuant to the Adviser’s proxy voting policies and procedures. Under these policies, the Adviser will vote proxies, amendments, consents or resolutions related to the Fund securities in the best interests of the Fund and its Shareholders. The Adviser’s proxy voting procedures are included in Appendix B of this SAI. Information regarding how the Adviser voted proxies related to the Fund’s portfolio holdings during the 12-month period ending March 31, 2025 will be available, without charge, upon request by calling collect (212) 644-8500, and on the SEC’s website at www.sec.gov.

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Portfolio Transactions

Investment Decisions and Portfolio Transactions

Pursuant to the Investment Advisory Agreement, the Adviser determines, subject to the general supervision of the Board and in accordance with the Fund’s investment objective and restrictions, which securities are to be purchased and sold by the Fund and which brokers are to be eligible to execute its portfolio transactions. The Adviser operates independently in providing services to its clients. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved. Thus, for example, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. In some instances, one client may sell a particular security to another client. It also happens that two or more clients may simultaneously buy or sell the same security, in which event each day’s transactions in such security are, insofar as possible, averaged as to price and allocated between such clients in a manner which in the opinion of the Adviser is equitable to each and in accordance with the amount being purchased or sold by each. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients.

On behalf of the Fund, the Adviser places orders for all purchases and sales of portfolio securities, enters into repurchase agreements, and may enter into reverse repurchase agreements and execute loans of portfolio securities on behalf of the Fund unless otherwise prohibited. See “Investment Strategies and Policies.” In some instances, the Fund will acquire interests in a Portfolio Fund directly from the Portfolio Fund (or indirectly through a blocker that holds interests in the Portfolio Fund), and such purchases by the Fund, if any, may be, but are generally not, subject to transaction expenses. Nevertheless, the Fund anticipates that some of its portfolio transactions (including investments in Portfolio Funds by the Fund) may be subject to expenses.

On those occasions when the Adviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other customers, including other funds, the Adviser, to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction will be made by the Adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to its customers, including the Fund. In some instances, the allocation procedure might not permit the Fund to participate in the benefits of the aggregated trade.

Best Execution; Soft Dollars

Because the Adviser expects that most of the Fund’s purchases of securities will be made directly in privately negotiated transactions, the Adviser expects to engage in transactions using a broker on a more limited basis in the normal course of business. Subject to policies established by the Board, the Adviser is primarily responsible for the execution of the publicly traded securities portion of the Fund’s portfolio transactions and the allocation of brokerage. In selecting brokers or dealers to execute portfolio transactions, the Adviser seeks to obtain the best price and most favorable execution for the Fund, taking into account a variety of factors including: (i) the size, nature and character of the security or instrument being traded and the markets in which it is purchased or sold; (ii) the desired timing of the transaction; (iii) the Adviser’s knowledge of the expected commission rates and spreads currently available; (iv) the activity existing and expected in the market for the particular security or instrument, including any anticipated execution difficulties; (v) the full range of brokerage services provided; (vi) the broker’s or dealer’s capital; (vii) the quality of research and research services provided; (viii) the reasonableness of the commission, dealer spread or its equivalent for the specific transaction; and (ix) the Adviser’s knowledge of any actual or apparent operational problems of a broker or dealer. The Adviser may participate in client commission arrangements under which the Adviser may execute transactions through a broker-dealer and request that the broker-dealer allocate a portion of the commissions or commission credits to another firm that provides research to the Adviser. The Adviser believes that research services obtained through soft dollar or commission sharing arrangements enhance its investment decision-making capabilities, thereby increasing the prospects for higher investment returns. The Adviser will engage only in soft dollar or commission sharing transactions that comply with the requirements of Section 28(e). The Adviser regularly evaluates the soft dollar products and services utilized, as well as the overall soft dollar and commission sharing arrangements to ensure that trades are executed by firms that are regarded as best able to execute trades for client accounts, while at the same time providing access to the research and other services the Adviser views as impactful to its trading results.

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The Adviser intends to comply with Section 28(e) of the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”), except with respect to securities transactions for which Section 28(e) is unavailable. Under Section 28(e), the Adviser’s use of the Fund’s commission dollars to acquire research products and services is not a breach of its fiduciary duty to the Fund —even if the brokerage commissions paid are higher than the lowest available—so long as (among certain other requirements) the Adviser determines that the commissions are reasonable compensation for both the brokerage services and the research acquired. For these purposes, “research” means services or products used to provide lawful and appropriate assistance to the Adviser in making investment decisions for its clients. The types of research the Adviser may acquire include: reports or other information about particular companies or industries; economic surveys and analyzes; recommendations as to specific securities; financial publications; portfolio evaluation services; financial database software and services; computerized news, pricing and order-entry services; and other products or services that may enhance the Adviser’s investment decision-making. The “safe harbor” under Section 28(e) applies to the use of the Fund’s “soft dollars” even when the research acquired is used in making investment decisions for clients. Therefore, under Section 28(e), research obtained with soft dollars generated by the Fund could be used by the Adviser or its affiliates to benefit accounts other than the Fund. Conversely, the research information provided to the Adviser by brokers through which other clients of the Adviser or its affiliates effect securities transactions could be used by the Adviser or its affiliates in providing services to the Fund. Additionally, when the Adviser uses client brokerage commissions to obtain research or other services, the Adviser receives a benefit because it does not have to produce or pay for the research, products or services itself. As a result, the Adviser has an incentive to select a particular broker-dealer in order to obtain the research, products or other services from that broker-dealer, rather than to obtain the lowest price for execution. The safe harbor is not available where transactions are effected on a principal basis with a mark-up or mark-down paid to the broker-dealer and is not available for services or products that do not constitute research.

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Certain ERISA Considerations

Each prospective investor that is, or is acting on behalf of, any (i) “employee benefit plan” (within the meaning of Section 3(3) of ERISA) subject to Title I of the U.S Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) “plan” described in Section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), subject to Section 4975 of the Code (including, without limitation, an individual retirement account (an “IRA”) and a “Keogh” plan), (iii) plan, account or other arrangement that is subject to provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Other Plan Laws”), or (iv) entity whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii) or (iii), pursuant to ERISA or otherwise (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to herein as a “Plan”), must independently determine that our Shares are an appropriate investment, taking into account its obligations under ERISA, the Code and applicable Other Plan Laws.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan which is a “benefit plan investor” (defined below) (a “Benefit Plan Investor”) and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. The term Benefit Plan Investor is defined under ERISA to include any (a) “employee benefit plan” (as defined in section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, (b) “plan” as defined in section 4975(e)(1) of the Code subject to Section 4975 of the Code, and (c) entity whose underlying assets include plan assets by reason of such an employee benefit plan’s or plan’s investment in the entity (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA).

In contemplating an investment in the Fund, each fiduciary of a Plan who is responsible for making such an investment should carefully consider, taking into account the facts and circumstances of the Plan, whether such investment is consistent with the applicable provisions of ERISA, the Code and any Other Plan Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Other Plan Laws. Furthermore, absent an exemption, the fiduciaries of a Plan should not invest in the Fund with the assets of any Plan if the Fund, the Adviser or any of their respective affiliates is a fiduciary with respect to such assets of the Plan.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan Investor that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of a Benefit Plan Investor that proposes to purchase or hold any Shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between a Benefit Plan Investor and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any plan assets. Depending on the satisfaction of certain conditions which may include the identity of the Benefit Plan Investor fiduciary making the decision to acquire or hold the Shares on behalf of a Benefit Plan Investor, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the Shares.

It is also possible that one of these exemptions could apply to some aspect of the acquisition or holding of such Shares, but not apply to some other aspect of such acquisition or holding. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of a Benefit Plan Investor considering acquiring and/or holding our Shares in reliance on these or any other exemption should carefully review the exemption in consultation with their legal advisors to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

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Plan Asset Issues

An additional issue concerns the extent to which the Fund or all or a portion of the Fund’s assets could themselves be treated as subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of the Code. Under ERISA and the regulations promulgated thereunder by the U.S. Department of Labor (the “DOL”), as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), when a Benefit Plan Investor acquires an equity interest of an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the 1940 Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that equity participation in the entity by Benefit Plan Investors is not “significant” (each within the meaning of the Plan Asset Regulations). Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of any Benefit Plan Investor investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, the Adviser will be considered a “fiduciary” (within the meaning of ERISA or the Code) subject to the fiduciary responsibility or prohibited transactions of Title I of ERISA or the Code by reason of the Adviser’s authority with respect to the Fund.

Other Plans

Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) may not be subject to the fiduciary responsibility or prohibited transaction rules of ERISA or Section 4975 of the Code, but may be subject to Other Plan Laws which may affect their investment in our Shares. Fiduciaries of any such Plans should consult with their legal advisors in connection with an investment in any class of our Shares.

Representation

By acquiring Shares, each Shareholder will be deemed to have represented and warranted that (a) either (i) the Shareholder is not, and is not investing on behalf of, any Plan or (ii) the purchase and holding of the Shares by such Shareholder will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Other Plan Laws and (b) and each person causing such Benefit Plan to invest in the Fund) the Shareholder and each fiduciary responsible for such Plan’s investment in the Fund (including in its individual or corporate capacity, as may be applicable), are aware of and understand the Fund’s investment objective, policies and strategies, that the decision to invest Plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA, the Code and Other Plan Laws, as applicable to the Plan.

In addition, by acquiring Shares of the Fund, each Shareholder acknowledges and agrees that: (i) any information provided by the Fund, the Adviser or any of their respective affiliates (including information set forth in the Prospectus and this SAI) is not a recommendation to invest in the Fund and that none of the Fund, the Adviser or any of their respective affiliates is undertaking to provide any investment advice to the Shareholder (impartial or otherwise), or to give advice to the Shareholder in a fiduciary capacity in connection with an investment in the Fund and, accordingly, no part of any compensation received by the Adviser or any of its affiliates is for the provision of investment advice to the Shareholder; and (ii) the Adviser and its affiliates have a financial interest in the Shareholder’s investment in the Fund on account of the fees and other compensation they expect to receive from the Fund as disclosed in this SAI, the Prospectus, the Declaration of Trust and the other documents governing the Fund.

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Reporting of Indirect Compensation

Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to file annual reports (Form 5500) with the DOL regarding their assets, liabilities and expenses. To facilitate compliance with these requirements it is noted that the descriptions contained in this SAI and in the Prospectus of fees and compensation, including the Advisory Fee, the Incentive Fee and the Distribution and Servicing Fee, to the extent they constitute reportable indirect compensation, such descriptions are intended to satisfy the disclosure requirements for the alternative reporting option for “eligible indirect compensation,” as defined for purposes of Schedule C to Form 5500.

Each Plan investor is advised to contact its own legal and financial advisors and other fiduciaries unrelated to Coller Capital, the Adviser, the Fund and any of their respective affiliates about whether an investment in our Shares, or any decision to continue to hold, transfer or provide any consent with respect to any such Shares, may be appropriate for the Plan’s circumstances. Prospective investors should not construe the contents of this this SAI, the Prospectus or any communications from Coller Capital, the Advisor, the Fund, or any of our or their respective affiliates as a recommendation with respect to our Shares that is based on any prospective investor’s particular needs or individual circumstances, and neither this SAI or the Prospectus nor any such communications should be relied upon by any prospective investor as intended to advance such prospective investor’s best interest.

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Control Persons and Principal Shareholders

Shareholders who beneficially own more than 25% of the outstanding voting securities of the Fund may be deemed to be a “control person” of the Fund for purposes of the 1940 Act. As of April 1, 2025, the Fund had not commenced investment operations and the only Shares of the Fund were owned by an affiliate of the Adviser.

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Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Coller Private Credit Secondaries

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of Coller Private Credit Secondaries (the "Fund") as of February 20, 2025 and the related statement of operations for the period from February 19, 2025 (funding date) through February 20, 2025, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of February 20, 2025 and the results of its operations for the period from February 19, 2025 (funding date) through February 20, 2025 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, New York

May 9, 2025

We have served as the auditor of one or more investment companies in the Coller Capital Complex since 2023.

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Coller Private Credit Secondaries

STATEMENT OF ASSETS AND LIABILITIES

		February 20, 2025
Assets:	Notes
Cash		$100,000
Due from Adviser		173,889
Deferred offering costs		331,711
Total Assets		605,600
Liabilities:
Accrued organizational costs		173,889
Accrued offering costs		331,711
Total Liabilities		505,600
Commitments and contingent liabilities	5	—
Net Assets		$100,000
Components of Net Assets:
Paid-in capital		$100,000

Class I Shares issued and outstanding		20,000
Offering price and net asset value per share		$5.00

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Coller Private Credit Secondaries

STATEMENT OF OPERATIONS

For the Period from February 19, 2025 (Funding Date) through February 20, 2025
Expenses:
Organizational costs	$173,889
Total Expenses	$173,889
Less: Reimbursement from Adviser	(173,889)
Net Expenses	$—
Net Investment Income/(Loss)	$—

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Coller Private Credit Secondaries

NOTES TO FINANCIAL STATEMENTS

February 20, 2025

1. Organization

Coller Private Credit Secondaries (the “Fund” or “CollerCredit”) is a newly organized Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company with no operating history. Coller Private Market Secondaries Advisors, LLC, an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), serves as the Fund’s investment adviser (the “Adviser”) and is responsible for making investment decisions for the Fund’s portfolio. Investments in the Fund may be made only by eligible investors who are “accredited investors” as defined in Section 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

The Fund’s investment objective is to provide long-term investment returns.

In pursuing its investment objective, the Fund intends to invest primarily in an actively managed portfolio of credit assets, which include any direct or indirect investments in predominantly privately issued instruments evidencing debt or related to debt, including loans, bonds, debt-related securities (including preferred equity securities), structured credit and equity products and related instruments, including any debt or equity tranche of collateralized loans, bonds, or other obligations, and equity, usually, but not exclusively, related to debt such as warrants or equity tied to a debt instrument (e.g. as a means of compensation alongside interest), or emanating from debt (e.g. post-restructuring equity or warrant positions), in each case in respect of (i) senior and subordinated credit strategies or assets; or (ii) performing, opportunistic, distressed or other special situations related strategies or assets.

The Fund’s investment exposure to credit assets is implemented through a variety of investment types that include: (i) investments in existing or newly formed private funds managed by unaffiliated asset managers (“Portfolio Funds”); (ii) investments in credit assets issued by private companies (“Direct Investments”); and (iii) investments alongside Portfolio Funds in credit assets issued by private companies (“Co-Investments” and, collectively with Portfolio Funds and Direct Investments, “Private Credit Investments”). The Fund’s investments will primarily be acquired through privately negotiated transactions from sponsors of or investors in existing Private Credit Investments, either directly from such third-parties or indirectly through special purpose vehicles (“SPVs”) (such transactions, “Secondary Transactions”). The Fund may also make primary commitments to, or investments in, newly formed Private Credit Investments either directly or indirectly through co-investment or SPVs (“Primary Commitments”).

To manage the liquidity of its investment portfolio, the Fund also invests a portion of its assets in a portfolio of short-term debt securities, money market instruments, cash and/or cash equivalents (“Liquid Assets”).

The Fund will offer three separate classes of Shares designated as Class I, Class S and Class D Shares. The Shares will generally be offered on the first Business Day of each month at the net asset value (“NAV”) per Share on that day.

The Adviser is an indirect, wholly owned subsidiary of CICAP Limited, a private limited company registered in England and Wales (“CICAP” and, together with its direct and indirect subsidiaries, “Coller Capital”). The Adviser intends to leverage Coller Capital’s global investment platform in its capacity as investment adviser for the Fund, including its broad-based origination, investment expertise and long-standing counterparty relationships.

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The business operations of the Fund are managed and supervised under the direction of the Fund’s Board of Trustees (the “Board”), subject to the laws of the State of Delaware and the Fund’s Declaration and Agreement of Trust. The Board has overall responsibility for the management and supervision of the business operations of the Fund.

The Fund has not had any operations other than the sale and issuance of 20,000 Class I Shares to Coller Capital at an aggregate purchase price of $100,000 made on February 19, 2024 (the “Funding Date”). A Statement of Changes in Net Assets and Financial Highlights are not disclosed within the financial statements as the Fund has not commenced operations as of the date of these financial statements.

2.     Significant Accounting Policies

The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements.

a.  Estimates. The Fund’s financial statements follows the accounting and reporting guidelines provided for investment companies and are prepared in accordance with accounting principles generally accepted in the United States of America which require the use of management estimates that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

b.  Federal Income Taxes. The Fund intends to meet the requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies, and to distribute substantially all of its net investment income and any net realized capital gains to its shareholders annually and to meet certain diversification and income requirements with respect to investment companies.

The Fund intends to make distributions on an annual basis in aggregate amounts representing substantially all of the Fund’s investment company taxable income (including realized short-term capital gains), if any, earned during the year. Distributions may also include net capital gains, if any.

Because the Fund intends to qualify annually as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), the Fund intends to distribute at least 90% of its investment company taxable income to its Shareholders. Nevertheless, there can be no assurance that the Fund will pay distributions to Shareholders at any particular rate.

c.  Organizational and Offering Costs. The Fund will bear certain of its organizational and initial offering costs in connection with this offering. The Fund has incurred certain organizational and initial offering costs of $505,600.

These costs will be paid by the Adviser on behalf of the Fund. Such costs incurred by the Fund are subject to recoupment by the Adviser in accordance with the Expense Limitation Agreement (as defined below). The Fund’s initial offering costs, whether paid by the Adviser or the Fund, are being capitalized and amortized over the 12-month period beginning at the commencement of operations. The Fund’s organizational costs are expensed as incurred.

3.  Advisory Fee and Other Transactions with Affiliates

a.  Advisory Fee. In consideration of the advisory services provided by the Adviser, the Fund accrues monthly and pays quarterly the Adviser a fee at an annual rate of 1.00% based on the greater of (i) the Fund’s NAV and (ii) the Fund’s NAV less cash and cash equivalents plus the total of all commitments made by the Fund that have not yet been drawn for investment (the “Advisory Fee”). The Advisory Fee will be computed as of the last day of each month, and will be due and payable quarterly in arrears within five Business Days after the completion of the NAV computation for each quarter. In no event will the Advisory Fee exceed 2.00% as a percentage of the Fund’s NAV. For the purposes of calculating the Advisory Fee, a “commitment” is defined as a contractual obligation to acquire an interest in, or provide the total commitment amount over time to, a Portfolio Fund, when called by the Portfolio Fund. During any given fiscal year, the basis for the Advisory Fee could be larger than the Fund’s NAV due to unfunded commitments to invest in Private Credit Investments.

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For purposes of determining the Advisory Fee payable to the Adviser for any quarter, the Fund’s net asset will be calculated monthly prior to the inclusion of any amounts of the Advisory Fee or Incentive Fee (defined below) payable to the Adviser or to any purchases or repurchases of Shares of the Fund or any distributions by the Fund for that month, including, without limitation, the Advisory Fee and Incentive Fee payable to the Adviser. The Advisory Fee is paid to the Adviser quarterly out of the Fund’s assets, and therefore decreases the net profits or increases the net losses of the Fund.

The services of all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser. The Fund bears all other costs and expenses of its operations and transactions as set forth in its Investment Advisory Agreement with the Adviser (the “Investment Advisory Agreement”).

In addition to the fees and expenses to be paid by the Fund under the Investment Advisory Agreement, the Adviser and its affiliates will be entitled to reimbursement by the Fund of the Adviser’s and its affiliates’ cost of providing the Fund with certain non-advisory services. If persons associated with the Adviser or any of its affiliates, including persons who are officers of the Fund, provide accounting, legal, clerical, compliance or administrative and similar oversight services to the Fund at the request of the Fund, the Fund will reimburse the Adviser and its affiliates for their costs in providing such accounting, legal, clerical, compliance or administrative and similar oversight services to the Fund (which costs may include an allocation of overhead including rent and the allocable portion of the salaries and benefits of the relevant persons and their respective staffs, including travel expenses), using a methodology for determining costs approved by the Board.

The Adviser has contractually agreed to reduce its Advisory Fee to an annual rate of 0.5% until the six-month anniversary of the Fund’s Commencement of Operations (the “Advisory Fee Waiver Agreement”). The reduction of the Advisory Fee under the Advisory Fee Waiver Agreement is not subject to recoupment by the Adviser under the Expense Limitation Agreement.

b.  Expense and Reimbursement. Pursuant to an expense limitation agreement (the “Expense Limitation Agreement”), the Adviser has agreed to waive fees that it would otherwise be paid, and/or to assume expenses of the Fund, if required to ensure that certain annual operating expenses (excluding the Advisory Fee (as defined below) and any Distribution and Servicing Fee, interest, taxes, brokerage commissions, acquired fund fees and expenses, dividend and interest expenses relating to short sales, borrowing costs, merger or reorganization expenses, shareholder meetings expenses, litigation expenses, expenses associated with the acquisition and disposition of investments (including interest and structuring costs for borrowings and line(s) of credit) and extraordinary expenses, if any; collectively, the “Excluded Expenses”) do not exceed 0.75% per annum (excluding Excluded Expenses) of the Fund’s average monthly net assets of each class of Shares. With respect to each class of Shares, the Fund agrees to repay the Adviser any fees waived under the Expense Limitation Agreement or any other expenses the Adviser reimburses in excess of the Expense Limitation Agreement for such class of Shares, provided the repayments do not cause the Fund’s Other Expenses for that class of Shares to exceed the expense limitation in place at the time the fees were waived and/or the expenses were reimbursed, or the expense limitation in place at the time the Fund repays the Adviser, whichever is lower. Any such repayments must be made within three years after the month in which the Adviser incurred the expense. The Expense Limitation Agreement will have a term ending one year from the date the Fund commences operations, and the Adviser may extend the term for a period of one year on an annual basis. The Adviser may not terminate the Expense Limitation Agreement during its initial one-year term.

c.  Incentive Fee. In addition to the Advisory Fee, the Adviser will be entitled to receive an incentive fee equal to 12.5% of the Fund’s pre-incentive fee net investment income for each calendar quarter subject to a 5.0% annualized hurdle rate, with a 100% catch up (the “Incentive Fee”). “Pre-incentive fee net investment income” means interest income, dividend income, income generated from original issue discounts, payment-in-kind income, and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees or income that the Fund receives from Private Credit Investments and Investment Funds) earned or accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter (excluding the Incentive Fee and any distribution and/or shareholder servicing fees). Pre-incentive fee net investment income does not include any component of capital gains or capital appreciation. The Adviser is not entitled to any incentive fee based on the capital gains or capital appreciation of the Fund or its investments.

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d.  Distribution and Servicing Fee. Class S and Class D Shares are subject to an ongoing distribution and shareholder servicing fee (the “Distribution and Servicing Fee”) to compensate financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of Shareholders who own Class S or Class D Shares of the Fund. Although the Fund is not an open-end investment company, it will comply with the terms of Rule 12b-1 as a condition of the SEC exemptive relief, which permits the Fund to have, among other things, a multi-class structure and Distribution and Servicing Fees. Accordingly, the Fund has adopted a distribution and servicing plan for its Class S Shares and Class D Shares (the “Distribution and Servicing Plan”) and pays the Distribution and Servicing Fee with respect to its Class S and Class D Shares. The Distribution and Servicing Plan operates in a manner consistent with Rule 12b-1 under the 1940 Act. Class S Shares and Class D Shares pay a Distribution and Servicing Fee to the Distributor at an annual rate of 0.85% and 0.25%, respectively, based on the net assets of the Fund attributable to such class (i.e., a proportionate share of the Fund’s aggregate net assets). For purposes of determining the Distribution and Servicing Fee, NAV will be calculated prior to any reduction for any fees and expenses, including, without limitation, the Distribution and Servicing Fee payable.

Class I Shares are not subject to a Distribution and Servicing Fee.

The Adviser, or its affiliates, may pay additional compensation out of its own resources (i.e., not the Fund assets) to certain selling agents or financial intermediaries in connection with the sale of the Shares. The additional compensation may differ among brokers or dealers in amount or in the method of calculation. Payments of additional compensation may be fixed dollar amounts or, based on the aggregate value of outstanding Shares held by Shareholders introduced by the broker or dealer, or determined in some other manner. Receiving additional compensation by a selling broker or dealer may create actual or potential conflicts of interest between an investor and its broker or dealer recommending the Fund over other potential investments.

e. Administrative Fees. The Fund has retained State Street Bank and Trust Company (the “Administrator”) to provide it with certain administrative services, including fund administration, fund accounting and transfer agency services. The Fund compensates the Administrator for these services and reimburses the Administrator for certain out-of-pocket expenses (the “Administration Fee”). The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund.

4. Capital Shares

Shares will generally be offered for purchase as of the first Business Day of each calendar month (the “Offering Date”), except that Shares may be offered more or less frequently as determined by the Board in its sole discretion.

Shares are not listed on any securities exchange, and it is not anticipated that a secondary market for Shares will develop. Shares are subject to limitations on transferability, and liquidity will be provided only through limited repurchase offers.

No person who is admitted as a shareholder of the Fund (a “Shareholder”) will have the right to require the Fund to redeem its Shares. At the sole discretion of the Board, the Fund may from time to time provide Shareholders with a limited degree of liquidity by offering to repurchase Shares pursuant to written tenders by Shareholders. Repurchase offers, if any, will be made to all holders of Shares.

The Adviser currently expects to recommend to the Board that, under normal market circumstances, the Fund conduct repurchase offers in respect of no more than 5% of the Fund’s net assets on a quarterly basis. The Adviser currently expects to recommend to the Board that the Fund conducts its first repurchase offer following the third full quarter of Fund operations (or such earlier or later date as the Board may determine). However, in any given quarter, the Fund may or may not conduct a repurchase offer. In determining whether the Fund should offer to repurchase Shares, the Board will consider the recommendations of the Adviser as to the timing of such an offer, as well as a variety of operational, business, and economic factors. Each repurchase offer would be made and Shareholders would be notified in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the 1940 Act, either by publication or mailing or both.

5. Commitments and contingent liabilities

The Fund indemnifies its officers and Trustees for certain liabilities that may arise from the performance of their duties to the Fund. Additionally, in the normal course of business, the Fund may enter into contracts with service providers that contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund which cannot be predicted with any certainty. However, the Fund expects the risk of loss due to these warranties and indemnities to be remote.

6. Subsequent Events

Management has evaluated the events and transactions subsequent to seed date through the date the financial statements were issued and has determined that there were no material events that would require disclosure in the Fund’s financial statements.

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Privacy Policy

1. Our Commitment to Your Privacy

This Privacy Notice is intended for individual investors. This Privacy Notice sets out how the Fund and Coller Private Market Secondaries Advisors, LLC, the Fund’s adviser (“Coller”), will process your personal information.

Where your details are provided to Coller as a consequence of your investment in the Fund, then Coller, acting as a data controller, may itself or through a third party, process your personal information. When processing such personal information, there may also be times where Coller will act as a data controller.

We are sensitive to the privacy concerns of our investors. We have a long-standing policy of protecting the confidentiality and security of information we collect about our investors. We are providing this Privacy Notice to investors who are individuals (whether they invest directly in their own names or through qualifying entities) to help them better understand why and how we collect certain personal information, how we protect the information, and under what circumstances we may share or otherwise use the information.

If you are not an individual investor, please provide this Privacy Notice to any and all individuals who have personal data provided about them in connection with your investment (for example, directors, officers, employees and/or beneficial owners).

We will only use such personal information as is set out in this Privacy Notice. This Privacy Notice should be read in conjunction with the Global Privacy Notice of State Street Bank and Trust Company, whose entities serve as Administrator, Transfer Agent and Custodian of and provide other services to the Fund. The Global Privacy Notice of State Street Bank and Trust Company can be accessed at https://www.statestreet.com/disclosures-and-disclaimers/privacy.

2. Sources of Non-Public Information

In connection with forming, managing and operating the Fund for our investors, we collect and maintain non-public personal information (such as addresses, social security numbers, and information about assets, income and sources of wealth) from the following sources:

●	information we or our representatives receive from you in information set out in any subscription agreements, investor questionnaires, applications or such other forms and documents as we may request to be completed in relation to the management or administration of any investment in the Fund, and any personal data provided by you by way of correspondence with us by phone, e-mail or otherwise;
●	client due diligence documentation we obtain or hold as part of our regulatory obligations;
●	information we obtain or hold about your transactions with us or others;
●	information we receive from you or third-party sources, which may include, among others:
o	entities in which you or someone connected with you has an interest;
o	your legal and/or financial advisors;
o	other financial institutions who hold and process your personal data to satisfy their own regulatory requirements;
●	credit reference agencies and financial crime databases; or information captured on websites or portals operated by or for us or our affiliates, including registration information and any information captured via ‘cookies’ and IP addresses.

Lawful Grounds for Processing

Coller is entitled to hold and process your personal data on the following lawful grounds:

●	the processing is necessary for the legitimate interests of Coller or the Fund, provided your interests and fundamental rights do not override those interests;
●	in the case of individual investors, the processing is necessary to comply with our respective contractual duties to you under the terms of our subscription agreement with you or any supplemental agreement;
●	to comply with the legal and regulatory obligations of Coller or the Fund;
●	on exceptional occasions, where we have obtained your consent; or
●	on rare occasions, where holding and processing your personal data is needed in the public interest.

Some of the grounds for processing described above will overlap and there may be several grounds which justify our use of your personal data.

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3. Inaccurate or Amended Information

Please let us know as soon as possible if any of your personal data (including correspondence details) changes. Failure to provide accurate information or to update information may have a detrimental impact upon your investment or your returns from it. Failure to provide any information that is required for anti-money laundering or financial crime purposes, pursuant to automatic exchange of information agreements, or due to other legal requirements means that Coller may not, or may no longer, be able to accept you as an investor in the Fund.

4. Purposes of Processing

Information may be processed by Coller (or any of their affiliates, agents, employees, delegates or sub-contractors) where necessary to comply with Coller’s legal obligations, as needed for Coller’s legitimate interests, or where the processing is in the public interest.

We will only use your non-public personal information for the purposes for which we collected it unless we reasonably consider that we need to use it for another reason and that reason is compatible with the original purpose. If we need to use your non-public personal information for an unrelated purpose, we will notify you and we will explain the legal basis which allows us to do so. Please note that we may process your personal information without your knowledge or consent, in compliance with the above rules, where doing so is required or permitted by law or regulation.

Coller will not make decisions about you based on automated processing of your personal information.

5.  Recipients of Data and International Transfers of Data

Coller will not disclose any non-public information about you, except to affiliates, relevant parties associated with portfolio investments and third party service providers for everyday business purposes (such as to process transactions, maintain accounts, respond to court orders or legal investigations) or as permitted by law or regulation. In particular, Coller may disclose your personal information, as follows:

●	to the Fund’s service providers or Coller’s affiliates and third-party service providers in order to store or process data for the above-mentioned purposes.

6.  Retention of Information

Coller will retain your personal information for as long as required in order for them to perform the aforementioned services or carry out the purposes for which the information was collected, depending on the legal basis for which the information in question was obtained or whether additional legal or regulatory obligations mandate that Coller retains your personal information.

7.  Former Investors

Coller maintains non-public personal information of former investors and applies the same policies and procedures that apply to current investors.

8. Information Security

Coller considers the protection of non-public information to be a sound business practice, and to that end it employs physical, electronic and procedural safeguards to protect your non-public personal information in its possession or under our control from unauthorized access and use, including security measures required to ensure compliance with laws and regulations.

Coller will endeavor to store your personal data securely in accordance with accepted market standards and may do so either electronically or manually.

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While Coller has taken reasonable care to ensure the implementation of appropriate technical and security measures, it cannot guarantee the security of your personal data (including in respect of any transmission over the internet, via email or via its websites). To the full extent permitted by law, Coller does not accept any liability for any errors in data transmission, machine, software or operating error or any other cause.

9.  Your Rights

You have, in certain circumstances, the following rights in relation to your personal information:

●	the right to access and port your personal information; and
●	the right to rectify your personal information.

Where you have provided your consent to processing for the purposes indicated above, you may withdraw your consent at any time (or otherwise exercise your aforementioned rights in relation to your personal information) by contacting Coller (see contact details below).

Where Coller (or any of their affiliates, agents, employees, delegates or sub-contractors) requires your personal information to comply with anti-money laundering or other legal or regulatory requirements, failure to provide this information means that Coller may not (or no longer) be able to accept you as an investor in the Fund.

10. Changes to this Privacy Notice

Coller reserves the right to change Coller Capital’s Data Protection Policy, any other relevant policies or procedures, or this Privacy Notice, at any time without notice, in which case the date of this Privacy Notice will be revised. The examples contained within this Privacy Notice are illustrations only and are not intended to be exclusive or exhaustive.

This Privacy Notice complies with the privacy provisions of the U.S. Gramm-Leach-Bliley Act. You may have additional rights in respect of data protection under other U.S. or foreign laws (including those of states or other subdivisions) that may apply to you.

11. How to Contact Us

If you have any questions concerning this Privacy Notice or the policies or procedures referred to above, or use of your personal data, our retention procedures or our security processes, please contact Coller’s Legal and Compliance Department at cclegal-notices@collercapital.com.

This Privacy Notice was issued on December 14, 2023.

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Addendum for California Investors

This notice supplements the Privacy Notice set forth above with respect to specific rights granted under the California Consumer Privacy Act of 2018 (CCPA) to natural person California residents and provides information regarding how such California residents can exercise their rights under the CCPA. This supplement is only relevant to you if you are a resident of California as determined in accordance with the CCPA. Information required to be disclosed to California residents under the CCPA regarding the collection of their personal information that is not set forth in this CCPA supplement is otherwise set forth above in the Privacy Notice. To the extent there is any conflict with the privacy requirements under the Gramm-Leach-Bliley Act and/or Regulation S-P, those requirements shall apply.

Categories of Personal Information We Collect: We have collected some or all of the following categories of personal information from individuals within the last twelve (12) months:

●	name(s); date of birth; identification, such as passport; social security number; national ID or insurance number, tax identification number; copy of passport; nationality; signatures;
●	address; telephone number; email address;
●	business activities; financial expertise including educational qualifications and investment experience; value of financial portfolio; ability to bear losses; nature of past or current employment within or outside the financial sector; and
●	Internet or other electronic network activity information, such as information regarding your use of the Coller Capital website, Fund data rooms and investor reporting portal (e.g., cookies, browsing history and/or search history), as well as information you provide to us when you correspond with us in relation to inquiries.

Within the last twelve (12) months, we have shared personal information collected by us with affiliates and third-party service providers as set forth in the Privacy Notice above, and we collect personal information from the sources set forth in the Privacy Notice above.

Purposes for Collecting Personal Information: We may collect or share the personal information we collect about you for one or more of the following business or commercial purposes:

●	KYC - confirming your identity and screening against government, supranational bodies or sanctions lists or performing other on-boarding due diligence;
●	performing our contractual obligations, including managing the assets of the Fund, providing periodic and annual reporting, responding to your queries, keeping you apprised of co-investment opportunities, and any other matters of legitimate interest to investors, including other investment opportunities;
●	legal compliance - detecting, investigating and preventing breaches and criminal offences, in accordance with applicable law;
●	legal proceedings; and
●	improving our products and services.

We do not sell any of the personal information we collect about you to third parties.

Deletion Rights: You have the right to request that we delete any of your personal information that we retain, subject to certain exceptions, including, but not limited to, our compliance with U.S., State, local and non-U.S. laws, rules and regulations.

Disclosure and Access Rights: You have the right to request that we disclose to you certain information regarding our collection, use, disclosure and sale of personal information specific to you over the last twelve (12) months. Such information includes:

●	the categories of personal information we collected about you;
●	the categories of sources from which the personal information is collected;
●	our business or commercial purpose for collecting such personal information;
●	categories of third parties with whom we share the personal information;
●	the specific pieces of personal information we have collected about you; and
●	whether we disclosed your personal information to a third party, and if so, the categories of personal information that each recipient obtained.

No Discrimination: We will not discriminate against you for exercising your rights under the CCPA, including by denying service, suggesting that you will receive, or charging, different rates for services or suggesting that you will receive, or providing, a different level or quality of service to you.

How to Exercise Your Rights: To exercise any of your rights under the CCPA, or to access this notice in an alternative format, please contact Coller’s Legal and Compliance Department at cclegal-notices@collercapital.com.

We will contact you to confirm receipt of your request under the CCPA and request any additional information necessary to verify your request. We verify requests by matching information provided in connection with your request to information contained in our records. Depending on the sensitivity of the request and the varying levels of risk in responding to the request (for example, the risk of responding to a fraudulent or malicious request), we may request your investor portal access credentials in order to verify your request. You may designate an authorized agent to make a request under the CCPA on your behalf, provided that you provide a signed agreement verifying such authorized agent’s authority to make requests on your behalf, and we may verify such authorized person’s identity using the procedures above.

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Appendix A – Securities Rating Descriptions

Long-Term and Short-Term Debt Securities Rating Descriptions

S&P Global Ratings — Long-Term Issue Credit Ratings*:

The following descriptions have been published by Standard & Poor’s Financial Services LLC.

AAA – An obligation rated ‘AAA’ has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.

AA – An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

A – An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB – An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

BB, B, CCC, CC, and C – Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

BB – An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

B – An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

CCC – An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

CC – An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred, but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

C – An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

D – An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five Business Days, in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to “D” if it is subject to a distressed debt restructuring.

NR – This indicates that no rating has been requested, or that there is insufficient information on which to base a rating, or that S&P Global Ratings does not rate a particular obligation as a matter of policy.

* The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

Moody’s Investors Service, Inc. (“Moody’s”) — Global Long-Term Rating Scale:

The following descriptions have been published by Moody’s Investors Service, Inc.

Aaa – Obligations rated Aaa are judged to be of the highest quality, with minimal risk.

Aa – Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A – Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa – Obligations rated Baa are subject to moderate credit risk. They are considered medium-grade and as such may possess speculative characteristics.

Ba – Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B – Obligations rated B are considered speculative and are subject to high credit risk.

Caa – Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca – Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery in principal and interest.

C – Obligations rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal and interest.

Note:  Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*

Fitch Ratings (“Fitch”) — Corporate Finance Obligations — Long-Term Rating Scale:

The following descriptions have been published by Fitch, Inc. and Fitch Ratings Ltd. and its subsidiaries.

AAA – Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA – Very high credit quality. ‘AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A – High credit quality. ‘A’ ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB – Good credit quality. ‘BBB’ ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB – Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B – Highly speculative. ‘B’ ratings indicate that material credit risk is present. For performing obligations, default risk is commensurate with an Issuer Default Risk (“IDR”) in the ranges ‘BB’ to ‘C’. For issuers with an IDR below ‘B’, the overall credit risk of this obligation is moderated by the expected level of recoveries should a default occur. For issuers with an IDR above ‘B’, the overall credit risk of this obligation is exacerbated by the expected low level of recoveries should a default occur. For non-performing obligations, the obligation or issuer is in default, or has deferred payment, but the rated obligation is expected to have extremely high recovery rates consistent with a Recovery Rating of ‘RR1’.

* By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

CCC – Substantial credit risk. ‘CCC’ ratings indicate that substantial credit risk is present. For performing obligations, default risk is commensurate with an IDR in the ranges ‘B’ to ‘C’. For issuers with an IDR below ‘CCC’, the overall credit risk of this obligation is moderated by the expected level of recoveries should a default occur. For issuers with an IDR above ‘CCC’, the overall credit risk of this obligation is exacerbated by the expected low level of recoveries should a default occur. For non-performing obligations, the obligation or issuer is in default, or has deferred payment, but the rated obligation is expected to have a superior recovery rate consistent with a Recovery Rating of ‘RR2’.

CC – Very high levels of credit risk. ‘CC’ ratings indicate very high levels of credit risk. For performing obligations, default risk is commensurate with an IDR in the ranges ‘B’ to ‘C’. For issuers with an IDR below ‘CC’, the overall credit risk of this obligation is moderated by the expected level of recoveries should a default occur. For issuers with an IDR above ‘CC’, the overall credit risk of this obligation is exacerbated by the expected low level of recoveries should a default occur. For non-performing obligations, the obligation or issuer is in default, or has deferred payment, but the rated obligation is expected to have a good recovery rate consistent with a Recovery Rating of ‘RR3’.

C – Exceptionally high levels of credit risk. ‘C’ indicates exceptionally high levels of credit risk. For performing obligations, default risk is commensurate with an IDR in the ranges ‘B’ to ‘C’. The overall credit risk of this obligation is exacerbated by the expected low level of recoveries should a default occur. For non-performing obligations, the obligation or issuer is in default, or has deferred payment, and the rated obligation is expected to have an average, below-average or poor recovery rate consistent with a Recovery Rating of ‘RR4’, ‘RR5’ or ‘RR6’.

Defaulted obligations typically are not assigned ‘RD’ or ‘D’ ratings, but are instead rated in the ‘B’ to ‘C’ rating categories, depending upon their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

Note: The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ obligation rating category, or to corporate finance obligation ratings in the categories below ‘CCC’.

The subscript ‘emr’ is appended to a rating to denote embedded market risk which is beyond the scope of the rating. The designation is intended to make clear that the rating solely addresses the counterparty risk of the issuing bank. It is not meant to indicate any limitation in the analysis of the counterparty risk, which in all other respects follows published Fitch criteria for analyzing the issuing financial institution. Fitch does not rate these instruments where the principal is to any degree subject to market risk.

S&P Global Ratings — Short-Term Issue Credit Ratings:

The following descriptions have been published by Standard & Poor’s Financial Services LLC.

A-1 – A short-term obligation rated ‘A-1’ is rated in the highest category by S&P Global Ratings. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2 – A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3 – A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B – A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.

C – A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D – A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non- hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period. However, any stated grace period longer than five Business Days will be treated as five Business Days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short- term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+’ or ‘A-1+/A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+’).

Moody’s — Global Short-Term Rating Scale:

The following descriptions have been published by Moody’s Investors Service, Inc.

P-1 – Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2 – Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3 – Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short- term obligations.

NP – Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Fitch — Short-Term Ratings Assigned to Issuers or Obligations in Corporate, Public and Structured Finance:

The following descriptions have been published by Fitch Inc. and Fitch Ratings Ltd. and its subsidiaries.

F1 – Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2 – Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3 – Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B – Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C – High short-term default risk. Default is a real possibility.

RD – Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D – Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

Appendix B – Proxy Voting Policies and Procedures

Background

Under the Advisers Act, an adviser is a fiduciary that owes each of its clients a duty of care and loyalty with respect to advisory services undertaken on the client’s behalf, including proxy voting. SEC Rule 206(4)-6 of the Advisers Act requires each registered investment adviser that exercises proxy voting authority with respect to client securities to:

●     Adopt and implement written policies and procedures reasonably designed to ensure that the adviser votes client securities in the clients’ best interests. Such policies and procedures must address the manner in which the adviser will resolve material conflicts of interest that can arise during the proxy voting process;

●     Disclose on Form ADV Part 2A, prospectus or other documents as applicable, to clients how they may obtain information from the adviser about how the adviser voted with respect to their securities; and

●      Describe to clients the adviser’s proxy voting policies and procedures and, upon request, furnish a copy of the policies and procedures.

Additionally, Rule 204-2 imposes recordkeeping requirements on investment advisers that execute proxy voting authority, as described in the Maintenance of Books and Records section of this Manual.

Policies and Procedures

Proxy Voting

Proxies must be voted with diligence, care, and loyalty. CPMSA votes each proxy in accordance with its fiduciary duty to act in the best interest of its Clients. CPMSA generally seeks to vote proxies in a way that maximizes the value of Clients’ assets. CPMSA documents and may abide by specific proxy voting instructions conveyed by a Client with respect to that Client’s securities. Supervised persons deviating from a client imposed voting directive(s) should provide the CCO with a written explanation for the reason to deviate, as well as a representation that CPMSA and its supervised persons are not conflicted. The CCO coordinates CPMSA’s proxy voting process.

Rule 204-2 under the Advisers Act requires CPMSA to maintain certain books and records associated with its proxy voting policies and procedures. CPMSA’s recordkeeping obligations are described in the Maintenance of Books and Records section of this Manual. The CCO ensures that CPMSA complies with all applicable recordkeeping requirements associated with proxy voting.

When we act as investment adviser or sub-adviser to a RIC Client and the RIC delegates proxy voting authority to CPMSA, we vote the RIC’s proxies in the best interests of the RIC in accordance with the RIC’s governing documents and/or Statement of Additional Information (“SAI”) as applicable.

CPMSA considers whether CPMSA is subject to potential material conflicts of interest in connection with proxy votes. Employees must notify the CCO if they are aware of potential conflict of interest associated with a proxy vote. It is impossible to anticipate all material conflicts of interest that could arise in connection with proxy voting. The following examples are meant to help Employees identify potential conflicts:

●	CPMSA provides investment advice to a publicly traded company (an “Issuer”) and receives a proxy solicitation from that Issuer, or from a competitor of that Issuer;

●	CPMSA provides investment advice to an officer or director of an Issuer and receives a proxy solicitation from that Issuer, or from a competitor of that Issuer;

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●	CPMSA or an affiliate has a financial interest in the outcome of a proxy vote, such as when CPMSA is asked to vote on a change in Rule 12b-1 fees paid by a mutual fund to investment advisers, including CPMSA;

●	An issuer or some other third party offers CPMSA or a supervised person compensation in exchange for voting a proxy in a particular way;

●	A supervised person, or a member of their household, has a personal or business relationship with an Issuer and CPMSA receives a proxy solicitation from that Issuer; and

●	CPMSA or its supervised persons have a short position in an Issuer, but CPMSA’s Clients have a long position in the same Issuer and CPMSA receives a proxy solicitation from the Issuer.

If CPMSA identifies a material conflict of interest in connection with a proxy solicitation, CPMSA abides by the following procedures: One or more of the following methods may be used to resolve the conflict:

●	Voting in accordance with the recommendation of another independent third party/fiduciary;
●	Disclosing the conflict to the Client and obtaining consent before voting;
●	Suggesting to the Client that it engage another party to vote the proxy on its behalf;
●	In the case of a conflict of interest resulting from a particular supervised person’s personal relationships, removing such supervised person from the decision-making process with respect to such proxy vote;
●	Any other method as is deemed appropriate under the particular facts and circumstances, given the nature of the conflict, including abstaining from voting;
●	or not voting the proxy

If no material conflict of interest is identified:

●	CPMSA is responsible for periodically ensuring that CPMSA’s proxy voting policies and procedures and the actual voting is consistent with CPMSA’s fiduciary duty to vote in the best interest of our Clients.

●	While CPMSA uses its best effort not to neglect its proxy voting responsibilities, CPMSA may abstain from voting when it is in the Clients’ best interests. For example, CPMSA may be unable to vote securities that have been lent by the custodian. Also, proxy voting on certain foreign securities may be subject to “share-blocking,” which limits the ability to sell the affected security during a “frozen” period which can last for several weeks. CPMSA believes that the potential consequences of being unable to sell a security usually outweigh the benefits of participating in a proxy vote, so CPMSA generally abstains from voting when share-blocking is applied. CPMSA prepares and maintains memoranda describing the rationale for any instance in which CPMSA does not vote a Client’s proxy.

●	CPMSA retains the following information in connection with each proxy vote:

o	the Issuer’s name;
o	the security’s ticker symbol or CUSIP, as applicable;
o	the shareholder meeting date;
o	the number of shares that CPMSA cast or instructed to be cast;
o	the number of shares loaned and not recalled (if subject to Form N-PX);
o	a brief identification of the matter voted on;
o	whether the matter was proposed by the Issuer or a security-holder; and
o	how CPMSA cast its vote (for, against, or abstain)

●	When CPMSA votes differently for more than one Client CPMSA maintains documentation describing the reasons for each vote (e.g., CPMSA believes that voting with management is in Clients’ best interests, but one Client gave specific instructions to vote against management).

●	Any attempt to influence the proxy voting process by Issuers or others not identified in these policies and procedures should be promptly reported to the CCO. Similarly, any Client’s attempt to influence proxy voting with respect to other Clients’ securities should be promptly reported to the CCO.

The CCO will conduct a review of the Form ADV 2A, no less than annually, to ensure that the proxy voting disclosure is consistent with the procedures herein.

Proxies received after a Client terminates its advisory relationship with CPMSA are not voted.

Voting Proxies for Loaned Securities

Neither CPMSA nor a Proxy Voting Service are able to vote proxies for securities loaned out by a Client. When CPMSA is aware of a material vote on behalf of a registered fund and CPMSA has the ability to call back loans, and is aware of the securities on loan by the custodian, CPMSA may attempt to call back the loan and vote the proxies when time permits.

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